Filed Pursuant to Rule 424(b)(5)
Registration No. 333-206684 and 333-206684-11

PROSPECTUS

$1,066,290,000

Santander Drive Auto Receivables Trust 2018-5

Issuing Entity

Central Index Key Number: 0001753581

Santander Drive Auto Receivables LLC	Santander Consumer USA Inc.
Depositor	Sponsor and Servicer
Central Index Key Number: 0001383094	Central Index Key Number: 0001540151

You should carefully read the risk factors set forth under “Risk Factors” beginning on page 13 of this prospectus.

The notes are asset backed securities. The notes will be the obligation solely of the issuing entity and will not be obligations of or guaranteed by Santander Consumer USA Inc., Santander Drive Auto Receivables LLC, the underwriters or any of their affiliates.

Santander Drive Auto Receivables Trust 2018-5 will issue the following asset-backed notes:

	Principal Balance	Interest Rate	Final Scheduled Payment Date	Price to Public(4)	Underwriting Discount	Proceeds to the Depositor
Class A-1 Notes	$219,000,000	2.62927%	November 15, 2019	100.00000%	0.100%	99.90000%
Class A-2-A Notes	220,000,000	2.97%	July 15, 2021	99.99679%	0.150%	99.84679%
Class A-2-B Notes	60,000,000	LIBOR + 0.23%(2)	July 15, 2021	100.00000%	0.150%	99.85000%
Class A-3 Notes	109,140,000	3.19%	March 15, 2022	99.98704%	0.200%	99.78704%
Class B Notes	137,380,000	3.52%	December 15, 2022	99.99633%	0.250%	99.74633%
Class C Notes	169,520,000	3.81%	December 16, 2024	99.98396%	0.350%	99.63396%
Class D Notes	151,250,000	4.19%	December 16, 2024	99.98016%	0.400%	99.58016%
Class E Notes(1)	115,330,000	0.00%(3)	March 16, 2026

Total	$1,181,620,000			$ 1,066,206,552.60	$ 2,399,050.00	$ 1,063,807,502.60

(1)

The Class E notes are not being offered hereby and are anticipated to be either privately placed or retained by the depositor or another affiliate of SC, but will be entitled to certain payments as described herein.

(2)

If the sum of LIBOR + 0.23% is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2-B notes for such interest accrual period will be deemed to be 0.00%. For a description of how interest will be calculated on the Class A-2-B notes, see “The Notes—Payments of Interest” in this prospectus.

(3)

Interest on the Class E notes will accrue at 0.00% through and including the interest accrual period for the twenty-fourth payment date following the closing date. For each interest accrual period following the interest accrual period for such twenty-fourth payment date, (i) if on the twenty-fourth payment date the targeted overcollateralization amount has been reached, interest on the Class E notes will accrue at 5.18%, or (ii) if on the twenty-fourth payment date the targeted overcollateralization amount has not been reached, interest on the Class E notes will accrue at 0.00%.

(4)	Plus accrued interest, if any, from the closing date.
•

The notes are payable solely from the assets of the issuing entity, which consist primarily of receivables, which are motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks and vans, substantially all of which are the obligations of “sub-prime” credit quality obligors, and funds on deposit in the reserve account.

•	The issuing entity will pay interest on and principal of the notes on the 15th day of each month, or, if the 15th is not a business day, the next business day, starting on November 15, 2018.
•

Credit enhancement for the notes will consist of overcollateralization, a reserve account funded with an initial amount of not less than 1.00% of the pool balance as of the cut-off date, excess interest on the receivables, and, in the case of each class of the offered notes, the subordination of certain payments to the noteholders of less senior classes of notes.

•	The issuing entity will also issue non-interest bearing certificates representing the equity interest in the issuing entity, which are not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

UNDERWRITERS

RBC Capital Markets	J.P. Morgan	SOCIETE GENERALE

Solely with respect to the Class A notes:

BMO Capital Markets	Deutsche Bank Securities	Santander

The date of this prospectus is October 16, 2018.

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(continued)

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WHERE TO FIND INFORMATION IN THIS PROSPECTUS

This prospectus provides information about the issuing entity, Santander Drive Auto Receivables Trust 2018-5, including terms and conditions that apply to the notes offered by this prospectus.

You should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the notes offered hereby in any jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus is accurate on any date other than the date stated on the cover.

We have started with two introductory sections in this prospectus describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

•

Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus to captions in these materials where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus. You can also find a listing of the pages where the principal terms are defined under “Index” beginning on page I-1 of this prospectus.

If you have received a copy of this prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus from the depositor or from the underwriters upon request.

In this prospectus, the terms “we,” “us” and “our” refer to Santander Drive Auto Receivables LLC.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly reports containing information concerning the issuing entity, the notes and the receivables will be prepared by Santander Consumer USA Inc. (“SC”), and sent on behalf of the issuing entity to the indenture trustee, which will forward the same to Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”).

The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at www.ctslink.com. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (866) 846-4526. The indenture trustee will notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. SC, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the Securities and Exchange Commission (the “SEC”) all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Santander Drive Auto Receivables Trust 2018-5” and file number 333-206684-11. The issuing entity incorporates by reference any current reports on Form 8-K filed after the date of this prospectus by or on behalf of the issuing entity before the termination of the offering of the notes. The issuing entity’s annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on SC’s website because those reports are made available to the public on the SEC website as described above.

The depositor has filed with the SEC a Registration Statement on Form SF-3 that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. The Registration Statement is available for inspection without charge at the public reference facilities maintained at the SEC’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

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NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”), OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), OR TO PERSONS WHO FALL WITHIN ARTICLE 49(2)(A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE IN THE UNITED KINGDOM FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSE OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW). THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC (AS AMENDED, THE “INSURANCE MEDIATION DIRECTIVE”), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS DIRECTIVE.

CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EUROPEAN ECONOMIC AREA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE ONLY TO A QUALIFIED INVESTOR (AS SUCH TERM IS DEFINED IN THE PROSPECTUS DIRECTIVE, A “QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN A RELEVANT MEMBER STATE OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES OTHER THAN TO QUALIFIED INVESTORS. THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF CANADA

THE NOTES MAY BE SOLD ONLY TO PURCHASERS IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPALS THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE NOTES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 (OR, IN THE CASE OF SECURITIES ISSUED OR GUARANTEED BY THE GOVERNMENT OF A NON-CANADIAN JURISDICTION, SECTION 3A.4) OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THE NOTES MAY NOT BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE APPLICABLE LAWS AND REGULATIONS OF SOUTH KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT (“FSCMA”), THE FOREIGN EXCHANGE TRANSACTION LAW (“FETL”) AND THEIR SUBORDINATE DECREES AND REGULATIONS THEREUNDER. THE NOTES MAY NOT BE RE-SOLD TO ANY RESIDENT OF KOREA UNLESS THE PURCHASER OF THE NOTES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS FOR SUCH PURCHASE OF NOTES (INCLUDING BUT NOT LIMITED TO GOVERNMENT APPROVAL OR REPORTING REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS). THE NOTES HAVE NOT BEEN OFFERED OR SOLD BY WAY OF PUBLIC OFFERING UNDER THE FSCMA, NOR REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING. NONE OF THE NOTES HAS BEEN OR WILL BE LISTED ON THE KOREA EXCHANGE. IN THE CASE OF A TRANSFER OF THE NOTES TO ANY PERSON IN KOREA DURING A PERIOD ENDING ONE YEAR FROM THE ISSUANCE DATE, A HOLDER OF THE NOTES MAY TRANSFER THE NOTES ONLY BY TRANSFERRING SUCH HOLDER’S ENTIRE HOLDINGS OF NOTES TO ONLY “ACCREDITED INVESTORS” IN KOREA AS REFERRED TO IN ARTICLE 11(1) OF THE ENFORCEMENT DECREE OF THE FSCMA.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus to understand all the terms of this offering.

(1)	The Class E notes and the certificates are not being offered hereby.

(1)	For further detail, see “The Notes—Payments of Principal” and “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus.

SUMMARY OF TERMS

This summary provides an overview of selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus to understand all of the terms of this offering.

THE PARTIES

Issuing Entity

Santander Drive Auto Receivables Trust 2018-5, a Delaware statutory trust, will be the “issuing entity” of the notes. The principal assets of the issuing entity will be a pool of receivables, which are motor vehicle retail installment sale contracts and/or installment loans secured by new and used automobiles, light-duty trucks and vans.

Depositor

Santander Drive Auto Receivables LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of SC, is the “depositor.” The depositor will sell the receivables to the issuing entity.

You may contact the depositor by mail at 1601 Elm Street, Suite 800, Dallas, Texas 75201, or by calling (214) 292-1930.

Sponsor

Santander Consumer USA Inc., an Illinois corporation known as “SC”, is the “sponsor” of the transaction described in this prospectus.

Servicer

SC, or the “servicer,” will service the receivables held by the issuing entity and the servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 3.00%; (2) one-twelfth; and (3) the pool balance as of the first day of the related collection period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees and investment earnings (net of investment losses and expenses) from amounts on deposit in the collection account and the reserve account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date prior to payments to the noteholders from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

Originator

SC is the “originator” of the receivables. SC, as “seller,” will sell all of the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity.

Administrator

SC will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity.

Trustees

Wilmington Trust, National Association, a national banking association, will be the “owner trustee.”

Wells Fargo Bank, National Association, a national banking association, will be the “indenture trustee.”

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will be the “asset representations reviewer.”

THE OFFERED NOTES

The issuing entity will issue and offer the following notes:

Class	Initial Note Principal Balance	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$219,000,000	2.62927%	November 15, 2019
Class A-2-A Notes	220,000,000	2.97%	July 15, 2021
Class A-2-B Notes	60,000,000	LIBOR + 0.23%(1)	July 15, 2021
Class A-3 Notes	109,140,000	3.19%	March 15, 2022
Class B Notes	137,380,000	3.52%	December 15, 2022
Class C Notes	169,520,000	3.81%	December 16, 2024
Class D Notes	151,250,000	4.19%	December 16, 2024

(1)	If the sum of LIBOR + 0.23% is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2-B notes for such interest accrual period will be deemed to be 0.00%.

The Class A-2-A notes and the Class A-2-B notes are sometimes together referred to as the “Class A-2 notes.” The Class A-2-A notes rank pari passu with the Class A-2-B notes.

The interest rate for each class of notes will be a fixed rate or a combination of a fixed and floating rate if that class has both a fixed rate tranche and a floating rate tranche. For example, the Class A-2 notes are divided into fixed and floating rate tranches, and the Class A-2-A notes are the fixed rate notes and the Class A-2-B notes are the floating rate notes. We refer in this prospectus to notes that bear interest at a floating rate as “floating rate notes,” and to notes that bear interest at a fixed rate as “fixed rate notes.”

For a description of how interest will be calculated on the floating rate notes, see “The Notes—Payments of Interest” in this prospectus.

The issuing entity will also issue $115,330,000 of Class E asset-backed notes, which are not being offered by this prospectus. Interest on the Class E notes will accrue at 0.00% through and including the interest accrual period for the twenty-fourth payment date following the closing date. For each interest accrual period following the interest accrual period for such twenty-fourth payment date, (i) if on the twenty-fourth payment date the targeted overcollateralization amount has been reached, interest on the Class E notes will accrue at 5.18%, or (ii) if on the twenty-fourth payment date the targeted overcollateralization amount has not been reached, interest on the Class E notes will accrue at 0.00%. The final scheduled payment date for the Class E notes is March 16, 2026. The Class E notes are not being publicly registered and are anticipated to be either privately placed or retained by the depositor or another affiliate of SC. Information about the Class E notes is set forth herein solely to provide a better understanding of the Class A notes, the Class B notes, the Class C notes and the Class D notes. We refer to the Class A-1 notes, the Class A-2 notes and the Class A-3 notes as the “Class A notes.” We refer to the Class A notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes, collectively, as the “notes.” The Class A notes, the Class B notes, the Class C notes and the Class D notes, which we refer to as the “offered notes,” are the only securities that are being offered by this prospectus.

The offered notes are issuable in a minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof. The Class E notes are issuable in a minimum denomination of $3,000,000 and in integral multiples of $1,000 in excess thereof. See “The Notes—Delivery of the Notes” in this prospectus.

The issuing entity expects to issue the notes on or about October 24, 2018, which we refer to as the “closing date.”

THE CERTIFICATES

On the closing date, the issuing entity will issue subordinated and non-interest bearing “certificates” in a nominal aggregate principal amount of $100,000, which represent the equity interest in the issuing entity and are not offered hereby. The holders of the certificates, or “certificateholders”, will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date. The certificates will initially be held by the depositor, but the depositor may transfer all or a portion of the certificates to one of its affiliates or sell all or a portion of the certificates on or after the closing date. However, the portion of the certificates retained by the depositor to satisfy U.S. and EU credit risk retention rules will not be sold or transferred except as permitted under those rules. See “—Credit Risk Retention” and “—EU Risk Retention”.

INTEREST AND PRINCIPAL

To the extent of funds available, the issuing entity will pay interest and principal on the notes monthly, on the 15th day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date.” The first payment date is November 15, 2018. On each payment date, payments on the notes will be made to holders of record as of the close of business on the business day immediately preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”

Interest Payments

Interest on the Class A-1 notes and the Class A-2-B notes will accrue from and including the prior payment date (or with respect to the first payment date, from and including the closing date) to but excluding the following payment date and will be due and payable on each payment date.

Interest on the Class A-2-A notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will accrue from and including the 15th day of the calendar month preceding a payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the 15th day of the month in which the payment date occurs and will be due and payable on each payment date.

Interest due and accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate (to the extent lawful).

The issuing entity will pay interest on the Class A-1 notes and the Class A-2-B notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes and the Class A-2-B notes, as applicable, will be the product of: (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

If the sum of LIBOR and the applicable spread set forth on the front cover of this prospectus is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2-B notes for such interest accrual period will be deemed to be 0.00%. See “The Notes—Payments of Interest” in this prospectus.

The issuing entity will pay interest on the Class A-2-A notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2-A notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will be the product of (i) the outstanding principal balance of the related class of notes, (ii) the related interest rate and (iii) 30 (or, in the case of the first payment date, the number of days from and including the closing date to but excluding the 15th day of the month in which the first payment date occurs (assuming a 30-day calendar month)), divided by 360. Interest payments on all Class A notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes. Interest payments on the Class C notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes and the Class B notes. Interest payments on the Class D notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes, the Class B notes and the Class C notes. Interest payments on the Class E notes will be subordinated to interest payments and, in specified circumstances, principal payments on the Class A notes, the Class B notes, the Class C notes and the Class D notes.

A failure to pay the interest due on the notes of the Controlling Class (i.e., the senior most class of notes outstanding, with the Class A notes being the most senior and the Class E notes being the most junior) on any payment date that continues for a period of five business days or more will result in an event of default.

Principal Payments

The issuing entity will generally pay principal sequentially to the earliest maturing class of notes monthly on each payment date in accordance with the payment priorities described below under “—Priority of Payments.”

The issuing entity will make principal payments of the notes based on the amount of collections and defaults on the receivables during the prior collection period. This prospectus describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

On each payment date, prior to the acceleration of the notes following an event of default, which is described below under “—Payment of Principal and Interest after an Event of Default,” the issuing entity will distribute funds available to pay principal of the notes as follows:

(1)	first, to the Class A-1 noteholders until the Class A-1 notes are paid in full;

(2)	second, to the Class A-2-A noteholders and the Class A-2-B noteholders, ratably, until the Class A-2-A notes and the Class A-2-B notes are paid in full;

(3)	third, to the Class A-3 noteholders until the Class A-3 notes are paid in full;

(4)	fourth, to the Class B noteholders until the Class B notes are paid in full;

(5)	fifth, to the Class C noteholders until the Class C notes are paid in full;

(6)	sixth, to the Class D noteholders until the Class D notes are paid in full; and

(7)	seventh, to the Class E noteholders until the Class E notes are paid in full.

All unpaid principal of a class of notes will be due on the final scheduled payment date for that class.

Payment of Principal and Interest after an Event of Default

After an event of default under the indenture occurs and the notes are accelerated, the priority of payments of principal and interest will change from the description in “—Interest Payments” above,“—Principal Payments” above and “—Priority of Payments” below. The priority of payments of principal and interest after an event of default under the indenture and acceleration of the notes will depend on the nature of the event of default.

On each payment date after an event of default under the indenture occurs and the notes are accelerated (as a result of a payment default or a bankruptcy event relating to the issuing entity), after payment of certain amounts to the trustees, the servicer and the asset representations reviewer, interest on the Class A notes will be paid ratably to each class of Class A notes and then principal payments will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of each class of the Class A-2 notes and the Class A-3 notes will receive principal payments, ratably, based on the outstanding principal balance of each remaining class of Class A notes until each such class of notes is paid in full. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes. After interest on and principal of all of the Class B notes are paid in full, interest and principal payments will be made to noteholders of the Class C notes. After interest on and principal of all of the Class C notes are paid in full, interest and principal payments will be made to noteholders of the Class D notes. After interest on and principal of all of the Class D notes are paid in full, interest and principal payments will be made to noteholders of the Class E notes.

On each payment date after an event of default under the indenture occurs and the notes are accelerated as a result of the issuing entity’s breach of a covenant (other than a payment default), representation or warranty, after payment of certain amounts to the trustees, the servicer and the asset representations reviewer, interest on the Class A notes will be paid ratably to each class of Class A notes followed by interest on the Class B notes, the Class C notes, the Class D notes and the Class E notes, sequentially. Principal payments will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of each class of the Class A-2 notes and the Class A-3 notes will receive principal payments, ratably, based on the outstanding principal balance of each class of Class A-2 notes and the Class A-3 notes until each such class is paid in full. Next, the Class B noteholders will receive principal payments until the Class B notes are paid in full. After the Class B notes are paid in full, principal payments will be made to the Class C noteholders until the Class C notes are paid in full. After the Class C notes are paid in full, principal payments will be made to the Class D noteholders until the Class D notes are paid in full. After the Class D notes are paid in full, principal payments will be made to the Class E noteholders until the Class E notes are paid in full. Payments of the foregoing amounts will be made from available funds and other amounts, including all amounts held on deposit in the reserve account.

See “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments.”

Optional Redemption of the Notes

The servicer will have the right at its option to exercise a “clean-up call” to purchase the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if the following conditions are satisfied: (a) as of the last day of the related collection period, the pool balance has declined to 10% or less of the pool balance as of the cut-off date and (b) the purchase price (as defined below) and the available funds for such payment date would be sufficient to pay (i) the servicing fee for such payment date and all unpaid servicing fees for prior periods, (ii) all fees, expenses and indemnities owed to the indenture trustee and the owner trustee and not previously paid, (iii) interest then due on the notes and (iv) the aggregate unpaid note balance of all of the outstanding notes. We use the term “pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than defaulted receivables) owned by the issuing entity on such date. If the servicer purchases the receivables and other issuing entity property (other than the reserve account), the purchase price will equal the greater of (a) the unpaid principal balance of all the notes plus accrued and unpaid interest on the notes at the applicable interest rate up to but excluding that payment date (after giving effect to all distributions to be made on that payment date) and (b) the fair market value of the receivables and the other issuing entity property (other than the reserve account). It is expected that at the time this option becomes available to the servicer, only the Class E notes will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts on deposit in the reserve account and remaining available funds after the payments under clauses first through twelfth set forth in “—Priority of Payments” below would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee not later than 5 days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v)  the CUSIP numbers (if applicable) for the notes.

EVENTS OF DEFAULT

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five business days or more;

•	a default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•	any failure by the issuing entity to duly observe or perform in any respect any of its covenants or agreements in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with), which failure materially and adversely affects the rights of the noteholders, and which continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class;

•	any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary assets of the issuing entity will be a pool of motor vehicle retail installment sale contracts and/or installment loans secured by new and used automobiles, light-duty trucks and vans. We refer to these contracts and loans as “receivables,” to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts and loans as “obligors.”

Substantially all of the receivables were underwritten in accordance with the originator’s underwriting criteria for “sub-prime” receivables. The receivables identified on the schedule of receivables delivered by SC on the closing date will be transferred to the depositor by SC and then transferred by the depositor to the issuing entity. The issuing entity will grant a security interest in the receivables and the other issuing entity property to the indenture trustee on behalf of the noteholders.

The “issuing entity property” will include the following:

•	the receivables, including collections on the receivables received after September 30, 2018, which we refer to as the “cut-off date”;

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;
•	all receivable files relating to the original motor vehicle retail installment sale contracts and/or installment loans evidencing the receivables;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	any other property securing the receivables;

•	rights to amounts on deposit in the reserve account and the collection account and any other accounts established pursuant to the indenture or sale and servicing agreement (other than the certificate distribution account) and permitted investments of those accounts;

•	rights under the sale and servicing agreement, the administration agreement and the purchase agreement; and

•	the proceeds of any and all of the above.

Receivable Representations and Warranties

SC will make certain representations and warranties regarding the characteristics of the receivables as of the cut-off date. Breach of these representations may, subject to certain conditions, result in SC being obligated to repurchase the related receivable. See “The Transfer Agreements and the Administration Agreement—Representations and Warranties.” This repurchase obligation will constitute the sole remedy available to the noteholders or the issuing entity for any uncured breach by SC of those representations and warranties.

If the depositor, the issuing entity, the owner trustee (in its discretion or at the direction of the certificateholder) or the indenture trustee (in its discretion or at the direction of a noteholder) requests that the sponsor repurchase any receivable due to a breach of a representation or warranty as described above, and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the sponsor, the requesting party will have the right to refer the matter, at its discretion, to either mediation or third-party arbitration. The terms of the mediation or arbitration, as applicable, are described under “The Transfer Agreements and the Administration Agreement—Requests to Repurchase and Dispute Resolution” in this prospectus.

Review of Asset Representations

As more fully described in “The Transfer Agreements and the Administration Agreement—Asset Representations Review” in this prospectus, if the aggregate amount of delinquent receivables exceeds a specified threshold, then investors holding at least 5% of the aggregate outstanding principal amount of the notes may elect to initiate a vote to determine whether the asset representations reviewer will conduct a review. If investors representing at least a majority of the voting investors vote in favor of directing a review, then the asset representations reviewer will perform a review of specified delinquent receivables for compliance with the representations and warranties made by SC. See “The Transfer Agreements and the Administration Agreement—Asset Representations Review” in this prospectus.

STATISTICAL INFORMATION

The statistical information in this prospectus is based on the pool of receivables as of the cut-off date.

Substantially all of the receivables are the obligations of obligors with credit histories that are below prime or otherwise considered “sub-prime.”

As of the close of business on the cut-off date, the receivables in the pool had an aggregate initial principal balance of $1,260,396,692.75 and had:

•	a weighted average contract rate of approximately 15.52%;

•	a weighted average original term of approximately 71 months;

•	a weighted average remaining term of approximately 65 months;

•	a weighted average loan-to-value ratio of approximately 107.33%;

•	a weighted average loss forecasting score of approximately 550;

•	a minimum non-zero FICO® score at origination of 374;

•	a maximum non-zero FICO® score at origination of 897; and
•	a non-zero weighted average FICO® score at origination of approximately 617.

For more information about the characteristics of the receivables in the pool as of the cut-off date, see “The Receivables Pool” in this prospectus. In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus relating to the receivables, as described under “The Receivables Pool—Review of Pool Assets” in this prospectus.

As described under “The Originator—Credit Risk Management and Underwriting”, SC’s overall underwriting policy is based upon an extensive risk-based tiered system which culminates in a proprietary platform that analyzes the credit profile of the borrower and deal structure in a series of auto decisioning metrics and operating limits. Under SC’s credit risk management operating policy and credit risk management auto standard as in effect on the cut-off date, credit analysts, senior credit analysts and credit managers may approve applications that fall within the applicable operating limits (formerly known as credit underwriting policy parameters) and also have discretion under SC’s origination guidelines, subject to certain policy limits (also referred to as global limits), to approve contracts beyond the operating limits. Policy limits are credit factors such as maximum loan-to-value and maximum term outlined below under “The Originator—Credit Risk Management and Underwriting – Credit Risk Management Overview.” Under some circumstances, contracts may be approved that are outside of both the operating limits and the policy limits. Such approvals must be rendered by the director of credit or an officer of SC who is senior to the director of credit. Under SC’s current credit risk management auto standard, any contract which exceeded a policy limit (as then in effect) at origination is considered an exception to SC’s underwriting guidelines. From time to time, SC may revise the policy limits by adding or removing policy limit categories and/or revising the applicable policy limit threshold at which an exception occurs. As of the cut-off date, 779 of the receivables, having an aggregate initial principal balance of $8,945,411.46 (approximately 0.71% of the principal balance of receivables in the pool), had exceptions to SC’s policy limits. For purposes of the foregoing calculations, a receivable originated on or prior to August 31, 2017 with an exception to SC’s policy limits (as such policy limits are in effect as of the cut-off date) is included as an exception even if that receivable was underwritten and originated prior to implementation of the current credit risk management operating policy and the August 31, 2017 modifications to the credit risk management auto standard. See “The Receivables Pool—Exceptions to Underwriting Criteria” in this prospectus.

In addition to the purchase of receivables from the issuing entity in connection with the servicer’s exercise of its “clean-up call” option as described above under “—Interest and Principal—Optional Redemption of the Notes,” receivables may be purchased from the issuing entity by the sponsor, in connection with the breach of certain representations and warranties concerning the characteristics of the receivables, and by the servicer, in connection with the breach of certain servicing covenants, as described under “The Transfer Agreements and the Administration Agreement—Collection, Extensions and Modifications of Receivables” in this prospectus.

PRIORITY OF PAYMENTS

Prior to the acceleration of the notes following an event of default, on each payment date, the indenture trustee will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account to the extent described in “The Transfer Agreements and the Administration Agreement—Reserve Account” in this prospectus) in the following amounts and order of priority:

•	first, to the indenture trustee and the owner trustee, any accrued and unpaid fees, reasonable expenses and indemnification amounts and, to the asset representations reviewer, any accrued and unpaid fees, reasonable expenses and indemnification amounts to the extent not previously paid by the sponsor; provided, that such fees, expenses and indemnification amounts payable pursuant to this clause first may not exceed, in the aggregate, $300,000 per annum;

•	second, to the servicer, the servicing fee (including servicing fees not previously paid);

•	third, to the Class A noteholders, interest on the Class A notes, pro rata;

•	fourth, to the noteholders, the First Allocation of Principal;

•	fifth, to the Class B noteholders, interest on the Class B notes;
•	sixth, to the noteholders, the Second Allocation of Principal;

•	seventh, to the Class C noteholders, interest on the Class C notes;

•	eighth, to the noteholders, the Third Allocation of Principal;

•	ninth, to the Class D noteholders, interest on the Class D notes;

•	tenth, to the noteholders, the Fourth Allocation of Principal;

•	eleventh, to the Class E noteholders, interest on the Class E notes;

•	twelfth, to the noteholders, the Fifth Allocation of Principal;

•	thirteenth, to the reserve account, an amount required to cause the amount of cash on deposit in the reserve account to equal the Specified Reserve Account Balance;

•	fourteenth, to the noteholders, the Regular Allocation of Principal; and

•	fifteenth, any funds remaining, to the certificateholders, pro rata based on the percentage interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to the certificateholders.

The First Allocation of Principal, Second Allocation of Principal, Third Allocation of Principal, Fourth Allocation of Principal, Fifth Allocation of Principal and Regular Allocation of Principal will be paid to the holders of the notes as described under “The Notes—Payments of Principal” in this prospectus.

CREDIT ENHANCEMENT

Credit enhancement provides protection for the notes against losses and delays in payment on the receivables or other shortfalls of cash flow. The credit enhancement for the notes will be the reserve account, overcollateralization, the excess interest on the receivables and, in the case of the Class A notes, the Class B notes, the Class C notes and the Class D notes, subordination of certain payments as described below. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date. See also “The Transfer Agreements and the Administration Agreement—Overcollateralization” and “—Excess Interest” in this prospectus.

The credit enhancement for the notes will be as follows:

Class A notes:	Subordination of payments on the Class B notes, the Class C notes, the Class D notes and the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class B notes:	Subordination of payments on the Class C notes, the Class D notes and the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class C notes:	Subordination of payments on the Class D notes and the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class D notes:	Subordination of payments on the Class E notes, overcollateralization, the reserve account and excess interest on the receivables.

Class E notes:	Overcollateralization, the reserve account and excess interest on the receivables.

Subordination of Payments on the Class B Notes

As long as the Class A notes remain outstanding, payments of interest on any payment date on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including principal payments of the Class A notes in specified circumstances), and payments of principal of the Class B notes will be subordinated to all payments of principal of and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “—Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Subordination of Payments on the Class C Notes

As long as the Class A notes and the Class B notes remain outstanding, payments of interest on any payment date on the Class C notes will be subordinated to payments of interest on the Class A notes and the Class B notes and certain other payments on that payment date (including principal payments of the Class A notes and the Class B notes in specified circumstances), and payments of principal of the Class C notes will be subordinated to all payments of principal of and interest on the Class A notes and the Class B notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “—Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Subordination of Payments on the Class D Notes

As long as the Class A notes, the Class B notes and the Class C notes remain outstanding, payments of interest on any payment date on the Class D notes will be subordinated to payments of interest on the Class A notes, the Class B notes and the Class C notes and certain other payments on that payment date (including principal payments of the Class A notes, the Class B notes and the Class C notes in specified circumstances), and payments of principal of the Class D notes will be subordinated to all payments of principal of and interest on the Class A notes, the Class B notes and the Class C notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “—Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Subordination of Payments on the Class E Notes

As long as the Class A notes, the Class B notes, the Class C notes and the Class D notes remain outstanding, payments of interest on any payment date on the Class E notes will be subordinated to payments of interest on the Class A notes, the Class B notes, the Class C notes and the Class D notes and certain other payments on that payment date (including principal payments of the Class A notes, the Class B notes, the Class C notes and the Class D notes in specified circumstances), and payments of principal of the Class E notes will be subordinated to all payments of principal of and interest on the Class A notes, the Class B notes, the Class C notes and the Class D notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, the priority of these payments will change. For a description of these changes in priority, see “—Interest and Principal—Payment of Principal and Interest after an Event of Default” above and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration.”

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the outstanding principal balance of the notes. The initial overcollateralization level on the closing date will be approximately 6.25% of the pool balance as of the cut-off date and is expected to build to a targeted overcollateralization level on each payment date equal to the greater of (a)(i) if a portion of the principal balance of the Class A-2 notes is allocated to the Class A-2-B notes, (x) for each payment date on or prior to the payment date on which the Class A-2-B notes are paid in full, 12.25% of the pool balance as of the last day of the related collection period and (y) for each payment date after the payment date on which the Class A-2-B notes are paid in full, 11.25% of the pool balance as of the last day of the related collection period or (ii) if no portion of the principal balance of the Class A-2 notes is allocated to the Class A-2-B notes, 11.25% of the pool balance as of the last day of the related collection period and (b) 1.50% of the pool balance as of the cut-off date. See “The Transfer Agreements and the Administration Agreement—Overcollateralization” in this prospectus.

Reserve Account

On the closing date, the reserve account will initially be funded by a deposit of proceeds from the sale of the offered notes in an amount not less than 1.00% of the pool balance as of the cut-off date.

On each payment date, after giving effect to any withdrawals from the reserve account, if the amount of cash on deposit in the reserve account is less than the specified reserve account balance, the deficiency will be funded by the deposit of available funds to the reserve account in accordance with the priority of payments described above. The “specified reserve account balance” will be, on any payment date, an amount not less than 1.00% of the pool balance as of the cut-off date.

On each payment date, the indenture trustee will withdraw funds from the reserve account to cover any shortfalls in the amounts required to be paid on that payment date with respect to clauses first through twelfth of the priority of payments described above.

On each payment date, after giving effect to any withdrawals from the reserve account on such payment date, any amounts of cash on deposit in the reserve account in excess of the specified reserve account balance for that payment date will constitute available funds and will be distributed in accordance with the priority of payments. See “The Transfer Agreements and the Administration Agreement—Reserve Account.”

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, trustee fees, expenses and indemnity amounts, asset representations reviewer fees, expenses and indemnity amounts (to the extent not otherwise paid by the sponsor), amounts required to be deposited in the reserve account, if any, and interest on the notes each month, there is expected to be “excess interest.” Any excess interest will be applied on each payment date as an additional source of available funds for distribution in accordance with “Priority of Payments” above.

TAX STATUS

On the closing date, Mayer Brown LLP, special federal tax counsel to the depositor, will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that, for United States federal income tax purposes, the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation, and the offered notes (other than notes, if any, owned by: (i) the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes, (ii) a member of an expanded group (as defined in Treasury Regulation Section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity (or a person considered to be the same person as the issuing entity for United States federal income tax purposes), (iii) a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (iv) a disregarded entity owned directly or indirectly by a person described in preceding clause (ii) or (iii)) will be treated as debt for United States federal income tax purposes.

Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the United States federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material Federal Income Tax Consequences” in this prospectus.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the considerations described in “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus, the offered notes may be purchased by employee benefit plans and other retirement accounts. An employee benefit plan, any other retirement plan and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the offered notes.

See “Certain Considerations for ERISA and Other U.S. Benefit Plans” in this prospectus.

MONEY MARKET INVESTMENT

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class  A-1 notes, you or your advisor should consider these requirements before making a purchase.

CREDIT RISK RETENTION

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), SC is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. SC intends to satisfy this obligation through the retention by one or more of its majority-owned affiliates (which for EU risk retention purposes will be a wholly-owned special purpose subsidiary of SC) of an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity.

The retained eligible horizontal residual interest will take the form of the issuing entity’s certificates. SC expects the entire portion of the issuing entity’s certificates and the notes to have a fair value of approximately $1,240,791,019 and the issuing entity’s certificates to have a fair value of approximately $70,390,628, which is approximately 5.67% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity. The portion of the issuing entity’s certificates being retained to satisfy the requirements of Regulation RR is expected to be approximately 88.14% Percentage Interest in the issuing entity’s certificates, which SC expects to have a fair value of approximately $62,039,551, which is expected to be at least 5% of the expected fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity. SC will recalculate the fair value of the notes and the issuing entity’s certificates following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described below under “The Sponsor—Credit Risk Retention.” For a description of the valuation methodology used to calculate the fair values of the notes and certificates and of the eligible horizontal residual interest set forth in the second preceding sentence, see “The Sponsor—Credit Risk Retention” in this prospectus. The material terms of the notes are described in this prospectus under “The Notes,” and the material terms of the certificates are described in this prospectus under “The Sponsor—Credit Risk Retention.”

SC does not intend to transfer or hedge the portion of its retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR. See “The Sponsor—Credit Risk Retention” in this prospectus.

EU RISK RETENTION

SC, as “originator,” will agree to retain a material net economic interest of not less than 5% in the securitization transaction described in this prospectus, in the form of retention of a first loss tranche in accordance with the text of option (d) of each of Article 405(1) of the EU CRR, Article 51(1) of the AIFM Regulation and Article 254(2) of the Solvency II Regulation, by holding all the membership interest in the depositor (or one or more other wholly-owned special purpose subsidiaries of SC), which in turn will retain a portion of the aggregate Percentage Interests in the certificates to be issued by the issuing entity, such portion representing at least 5% of the aggregate nominal value of the receivables in the pool. Each prospective investor is required to independently assess and determine the sufficiency of the information described above and in this prospectus generally for the purposes of complying with the EU credit risk retention rules referred to above and any corresponding national measures which may be relevant and none of SC, the depositor, the issuing entity, the underwriters, the indenture trustee, their respective affiliates or any other party to the transactions described in this prospectus makes any representation that the information described above or in this prospectus generally is sufficient in all circumstances for such purposes. See “The Sponsor – EU Risk Retention” and “Legal Investment – Requirements for Certain European Regulated Investors and Affiliates” in this prospectus.

CERTAIN VOLCKER RULE CONSIDERATIONS

The issuing entity will rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

RATINGS

The depositor expects that the offered notes will receive credit ratings from two credit rating agencies hired by the sponsor to rate the offered notes (the “Hired Agencies”).

Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction or a particular class of notes may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus.

REGISTRATION UNDER THE SECURITIES ACT

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor has met the registrant requirements contained in General Instruction I.A.1 to Form SF-3.

CONFLICTS OF INTEREST

Our affiliate, Santander Investment Securities Inc., is participating in this offering as an underwriter. Accordingly, this offering is being conducted in compliance with the provisions of FINRA Rule 5121. Santander Investment Securities Inc. is not permitted to sell the notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the customer to which the account relates.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

The notes may not be a suitable investment for you.	The notes are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your notes.	Your notes are secured solely by the assets of the issuing entity. The sponsor, the servicer and the depositor are not obligated to make any payments to you on your notes and do not guarantee payments on the receivables. Further, neither the notes nor the receivables will be insured or guaranteed by the United States or any governmental entity. Distributions on any class of notes will depend solely on the amount and timing of payments and other collections in respect of the receivables and distributions from the reserve account. We cannot assure you that these amounts, together with other payments and collections in respect of the receivables, will be sufficient to make full and timely distributions on your notes. If delinquencies and losses create shortfalls which exceed the available credit enhancement, you may experience delays in payments due to you and you could suffer a loss.

Repurchase obligations are limited.	The sponsor will make limited representations and warranties regarding the characteristics of the receivables to be transferred to the issuing entity. The sponsor will be obligated to repurchase from the issuing entity (as assignee of the depositor) a receivable if there is a breach of the representations or warranties regarding the eligibility of such receivable (and such breach is not cured and materially and adversely affects the interest of the issuing entity or the noteholders in such receivable). Additionally, SC, as servicer, will be obligated to repurchase from the issuing entity a receivable for a breach of certain servicing covenants (and such breach is not cured and materially and adversely affects the interest of the issuing entity or the noteholders in such receivable). The sponsor will represent that, among other things, each receivable is secured by a financed vehicle and that each receivable has been originated or acquired by the sponsor in accordance with the sponsor’s customary origination practices. Additionally, the issuing entity, the depositor and the sponsor will make representations and warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory liens arising on or after the closing date which may have priority even over perfected security interests in the financed vehicles. However, the representations and warranties made by the sponsor and the depositor are not a guarantee of performance and do not protect the issuing entity from all risks that could impact the performance of the receivables. Further, the representations and warranties are made as of the cut-off date or closing date, as applicable, and are not ongoing representations or warranties with respect to the eligibility of the receivables. While the sponsor is obligated to repurchase any receivable if there is a breach of any of its representations and warranties or covenants regarding the eligibility of such receivable (but only if such breach is not cured and materially and adversely affects the interest of the issuing entity or the noteholders in such receivable), there can be no assurance given that each representation and warranty was true when made or that the sponsor will fulfill its obligation to repurchase or will be financially in a position to fund its repurchase obligation.

A receivables pool that includes substantially all receivables that are the obligations of sub-prime obligors will have higher default rates than obligations of prime obligors.	Substantially all of the receivables in the receivables pool are sub-prime receivables with obligors who do not qualify for conventional motor vehicle financing as a result of, among other things, a lack of or adverse credit history, low income levels and/or the inability to provide adequate down payments. While the originator’s underwriting guidelines were designed to establish that, notwithstanding such factors, the obligor would be a reasonable credit risk, the receivables pool will nonetheless experience higher default rates than a portfolio of obligations of prime obligors. In the event of such defaults, generally, the most practical alternative is repossession of the financed vehicle. As a result, losses on the receivables are anticipated from repossessions and foreclosure sales that do not yield sufficient proceeds to repay the receivables in full. See “Material Legal Aspects of the Receivables” in this prospectus.

Credit scores, loss forecasting scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables.	Information regarding credit scores for the obligors under the receivables in the pool as of the cut-off date obtained at the time of acquisition from the originating dealer of their contracts is presented in “The Receivables Pool” in this prospectus. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, information regarding the scores generated by SC’s proprietary loss forecasting scoring model for the receivables in the pool as of the cut-off date is also presented in “The Receivables Pool” in this prospectus. As discussed in “The Originator—Credit Risk Management and Underwriting—Underwriting Policy—Credit and Pricing,” the sponsor developed its scoring model to try to assess the probability that a receivable will default based on the sponsor’s proprietary methods. However, neither the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or the current loss forecasting score or actual performance of any motor vehicle receivable or that a particular credit score or loss forecasting score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Historical loss and delinquency information set forth in this prospectus under “The Receivables Pool” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus with respect to the sponsor’s managed portfolio of contracts will reflect actual experience with respect to the receivables in the receivables pool. The sponsor has experienced variability (including increases) in delinquencies and repossessions on its auto loan portfolio, which variability may continue. Additionally, the prices of used vehicles, including the prices at which the servicer is able to sell repossessed vehicles, are variable and can decline over periods of time, resulting in increased credit losses on defaulted receivables. There can be no assurance that the future delinquency rates, rates of repossession, recovery rates on repossessed vehicles or loss experience of the servicer with respect to the receivables will be better or worse than that set forth in the static pool information and historical delinquency and loss information contained in this prospectus.

Further, the servicer made certain changes to its delinquency policy with respect to receivables originated or acquired by SC on or after January 1, 2017. The servicer considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. Although we do not expect the change in the delinquency policy to have an impact on net loss experience, there can be no assurance that such change will not result in increased delinquencies on the receivables or impact the number of extensions granted on receivables. As a result there can be no assurance that the delinquency and credit loss experience presented in this prospectus with respect to the sponsor’s managed portfolio of auto receivables or the static pool information will reflect actual experience with respect to the receivables in the receivables pool.

The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the related receivables, which may result in losses.	There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal balance of the related receivable. For example, new vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal balance of a receivable will exceed the value of the related financed vehicle during the early years of a receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. Defaults during these earlier years are likely to result in losses because the proceeds of repossession of the related financed vehicle are less likely to pay the full amount of interest and principal owed on the related receivable. Further, the frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the related financed vehicle is less than the remaining principal balance of the receivable. See “The Receivables Pool—Pool Stratifications” in this prospectus for the percentage of receivables with original terms greater than 72 months. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables with a higher loan-to-value ratio and with respect to receivables secured by new vehicles because of the higher rate of depreciation described above and the decline in used vehicle prices. Furthermore, specific makes, models and vehicle types may experience a higher rate of depreciation and a greater than anticipated decline in used vehicle prices under certain market conditions including, but not limited to, the discontinuation of a brand by a manufacturer or the termination of dealer franchises by a manufacturer.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors, including the impact of vehicle recalls or the discontinuation of vehicle models or brands. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Further, the insolvency of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. An increase in the supply or a decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. In any of the foregoing cases, the delinquency, repossession and credit loss figures, shown in the tables appearing under “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables than would otherwise be the case.

You may experience reduced returns and delays on your notes resulting from a vehicle recall.	Obligors on receivables related to financed vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the receivables increases and the price at which the related vehicles may be sold declines or if a recall delays the timing of sales, you may experience losses with respect to your notes. If any of these events materially affect collections on the receivables, you may experience delays in payments or losses on your notes.

The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes.	The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, default, loss and repossession experience of the issuing entity with respect to the receivables of the obligors in such states. See “—The return on your notes may be reduced due to varying economic circumstances and/or an economic downturn.” As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction can be made and no assurance can be given as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

See “—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.”

As of the cut-off date, based on the states of residence of the obligors, approximately 17.44%, 10.08%, 8.91% and 5.71% of the principal balance of the receivables in the pool were located in Texas, Florida, California and Georgia, respectively.

No other state accounts for more than 5.00% of the principal balance of the receivables in the pool as of the cut-off date. The effect of economic factors, as described under “—The return on your notes may be reduced due to varying economic circumstances and/or an economic downturn” and the effect of natural disasters, such as hurricanes, fires and floods, on the performance of the receivables is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. Because of the concentration of the obligors in certain states, any adverse economic factors or natural disasters in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

The return on your notes may be reduced due to varying economic circumstances and/or an economic downturn.	A deterioration in economic conditions and certain economic factors, such as unemployment, interest rates, the price of gasoline, high energy prices, the rate of inflation and consumer perceptions of the economy, could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. The economic conditions could deteriorate in connection with an economic recession or could be due to events such as rising oil prices, housing price declines, terrorist events, extreme weather conditions or an increase of an obligor’s payment obligations under other indebtedness incurred by the obligor. As a result, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated.

In addition, a general economic downturn may adversely affect the performance of the receivables. During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. High unemployment and a general reduction in the availability of credit may lead to increased delinquencies and defaults by obligors. Further, these periods may also be accompanied by decreased consumer demand for light-duty trucks, SUVs or other vehicles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity.

You may receive payments on your notes earlier than you expected for various reasons, including the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

•  The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depend on the amount in which and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables. For example, the servicer may engage in marketing practices or promotions, including refinancing, which may indirectly result in faster than expected payments on the receivables. Additionally, if the sponsor or the servicer is required to repurchase receivables from the issuing entity because of a breach of an applicable representation, warranty or covenant as described under “The Transfer Agreements and the Administration Agreement—Collection, Extensions and Modifications of Receivables” and “The Transfer Agreements and the Administration Agreement—Representations and Warranties,” payment of principal on the notes will be accelerated.

•   You may be unable to reinvest distributions in comparable investments. The occurrence of an optional redemption event or events of default resulting in acceleration of the notes may result in repayment of the notes prior to the final scheduled payment date for one or more classes of notes. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•   An optional redemption of the notes will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” by the servicer, the issuing entity will redeem the notes then outstanding and you will receive the remaining principal amount of your notes plus accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the notes remained outstanding. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised. See “The Transfer Agreements and the Administration Agreement—Optional Redemption” in this prospectus.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated.	If an event of default under the indenture occurs and the notes are accelerated, the indenture trustee may liquidate the assets of the issuing entity. As a result:
• you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

• payments on your notes may be delayed until more senior classes of notes are repaid or until the liquidation of the assets is completed; and

•   your notes may be repaid earlier than scheduled, which will involve the prepayment risks described under “—Returns on your investments may be reduced by prepayments on the receivables, events of default, optional redemption of the notes or repurchases of receivables from the issuing entity” in this prospectus.

The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the notes in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the outstanding principal balance of the notes to be paid before the related final scheduled payment date will involve the prepayment risks described above.

There may be a conflict of interest among classes of notes.	As described elsewhere in this prospectus, the holders of the most senior class of notes then outstanding will make certain decisions with regard to treatment of defaults by the servicer, acceleration of payments on the notes following an event of a default under the indenture and certain other matters. For example, upon the occurrence of an event of default relating to a payment default or certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity, the holders of at least 66 2/3% of the Note Balance of the Controlling Class may consent to the sale of the receivables even if the proceeds from such a sale would not be sufficient to pay in full the principal of and accrued interest on all outstanding classes of notes. See “The Indenture—Rights Upon Event of Default” in this prospectus. Because the holders of different classes of notes may have varying interests when it comes to these matters, you may find that courses of action determined by other noteholders do not reflect your interests but that you are nonetheless bound by the decisions of these other noteholders.

The failure to pay interest on the subordinated classes of notes is not an event of default.	The indenture provides that failure to pay interest when due on the outstanding subordinated class or classes of notes — for example, for so long as any of the Class A notes are outstanding, the Class B notes, Class C notes, Class D notes and Class E notes — will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated classes of notes which are not the Controlling Class will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any remedial action under the indenture.

The failure to make principal payments on any notes will generally not result in an event of default under the indenture until the applicable final scheduled payment date.	The amount of principal required to be paid to investors prior to the applicable final scheduled payment date set forth in this prospectus generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled payment date or redemption date for the related class of notes.

Your share of possible losses may not be proportional.	Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity date may absorb more losses than a class of notes with an earlier maturity date.

Because the Class B notes, the Class C notes, the Class D notes and the Class E notes are subordinated to the Class A notes, payments on those classes are more sensitive to losses on the receivables.

Certain classes of notes are subordinated to other classes of notes, and any classes of notes having a later final scheduled payment date are more likely to suffer the consequences of delinquent payments and defaults on the receivables than the classes of notes having an earlier final scheduled payment date. See “—Your share of possible losses may not be proportional” above.

If the notes are accelerated following an event of default under the indenture (as a result of a payment default or a bankruptcy event relating to the issuing entity), interest on the Class A notes will be paid ratably and principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of each class of the Class A-2 notes and the Class A-3 notes will receive principal payments ratably until each such class is paid in full. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to the Class B noteholders. After interest on and principal of all of the Class B notes are paid in full, interest and principal payments will be made to the Class C noteholders. After interest on and principal of all of the Class C notes are paid in full, interest and principal payments will be made to the Class D noteholders. After interest on and principal of all of the Class D notes are paid in full, interest and principal payments will be made to the Class E noteholders. If the notes are accelerated following an event of default under the indenture as a result of the issuing entity’s breach of a representation, warranty or covenant (other than a payment default), interest on the Class A notes will be paid ratably followed by interest on the Class B notes, then interest on the Class C notes, then interest on the Class D notes and then interest on the Class E notes. Principal payments will then be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, principal will be paid ratably to each class of the Class A-2 notes and the Class A-3 notes until each such class is paid in full. Next, the Class B notes will receive principal payments until the Class B notes are paid in full. Next, the Class C notes will receive principal payments until the Class C notes are paid in full. Next, the Class D notes will receive principal payments until the Class D notes are paid in full. Next, the Class E notes will receive principal payments until the Class E notes are paid in full. Therefore, if there are insufficient amounts available to pay all classes of notes the amounts they are owed on any payment date or following an acceleration of the notes, delays in payments or losses will be suffered by the most junior outstanding class or classes of notes even as payment is made in full to more senior classes of notes.

Retention of some or all of one or more classes of notes by the depositor or an affiliate of the depositor may reduce the liquidity of the notes.	Some or all of one or more classes of notes may be retained by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes already in the market could be adversely affected. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

The issuing entity will issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise.	The receivables sold to the issuing entity on the closing date will bear interest at a fixed rate, while any floating rate notes will bear interest at a floating rate based on LIBOR plus an applicable spread. Even though the issuing entity may issue floating rate notes, it will not enter into any interest rate swaps or interest rate caps in connection with the issuance of the notes.
If the floating rate payable by the issuing entity increases to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the floating rate notes out of its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in market interest rates would reduce the amounts available for distribution to holders of all notes, not just the holders of the floating rate notes, and a decrease in market interest rates would increase the amounts available to the holders of all notes.

Negative LIBOR rates would reduce the rate of interest on the Class A-2-B notes.

The interest rate to be borne by the Class A-2-B notes is based on a spread over LIBOR – the London Interbank Offered Rate (and as further described in this prospectus) – which serves as a global benchmark for home mortgages, student loans and what various issuers pay to borrow money.

Changes in LIBOR will affect the rate at which the Class A-2-B notes accrue interest and the amount of interest payments on the Class A-2-B notes. To the extent that LIBOR decreases below 0.00% for any interest accrual period, the rate at which the Class A-2-B notes accrue interest for such interest accrual period will be reduced by the amount by which LIBOR is negative, provided that the interest rate on the Class A-2-B notes for any interest accrual period will not be less than 0.00%. A negative LIBOR rate could result in the interest rate applied to the Class A-2-B notes decreasing to 0.00% for the related interest accrual period.

Uncertainty about the future of the LIBOR industry may have an adverse impact on the Class A-2-B notes.

No assurance can be provided that LIBOR accurately represents the offered rate applicable to loans in U.S. dollars for a one-month period between leading European banks or that LIBOR’s prominence as a benchmark interest rate will be preserved. LIBOR rates (“ICE LIBOR”) are calculated and published for various currencies and periods by the benchmark’s administrator, ICE Benchmark Administration Limited (“IBA”), which is regulated for such purposes by the United Kingdom’s Financial Conduct Authority (the “UK FCA”).

It is uncertain whether ICE LIBOR will continue to be calculated and published on the same (or a similar) basis to that currently in effect, or at all. In particular, in a speech on July 27, 2017, Mr. Andrew Bailey, the Chief Executive of the UK FCA, indicated that the UK FCA expects, by no later than the end of 2021, to cease taking steps aimed at ensuring the continuing availability of ICE LIBOR in its current form. The announcement was stated to be aimed at encouraging market participants to use other benchmarks or reference rates in place of ICE LIBOR. On November 24, 2017, the UK FCA announced that the panel banks that submit information to IBA, as administrator of ICE LIBOR, have undertaken to continue to do so until the end of 2021. If IBA continues to calculate and publish ICE LIBOR up to the end of 2021, and if it does so after that time, there can be no certainty as to the basis on which it will do so. These UK FCA announcements and any change to the basis on which ICE LIBOR is calculated and published (or its ceasing to be published) could cause or contribute to market volatility and could affect the market value and/or liquidity of the Class A-2-B notes.

If a published LIBOR rate is unavailable at any time after the issuance date of the notes, the rate of interest on the Class A-2-B notes will be determined using the alternative methods stated in “The Notes—Payments of Interest.” These alternative methods may result in lower interest payments than would have been made if LIBOR were available in its current form. The alternative methods may also be subject to factors that make LIBOR impossible or impracticable to determine. If a published LIBOR rate is unavailable and banks are unwilling to provide quotations, the rate of interest on the Class A-2-B notes for a LIBOR determination date will be the same as on the preceding LIBOR determination date, and such rate could remain the rate of interest on the Class A-2-B notes for the remaining life of the Class A-2-B notes.

The issuing entity’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your notes.	Upon the origination of a receivable, the originator or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with the sale of receivables to the depositor, the originator will assign its security interests in the financed vehicles to the depositor, who will further assign them to the issuing entity. Finally, the issuing entity will pledge its interest in the financed vehicles as collateral for the notes. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuing entity as the new secured party. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. The sponsor or another entity may be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the name of the originator or an affiliate, as applicable, in the financed vehicle. The servicer, the originator or the sponsor may be required to purchase or repurchase, as applicable, any receivable sold to the issuing entity as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the interests of the issuing entity or the noteholders in the related receivable and are subject to the expiration of a cure period. If the issuing entity has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuing entity elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the notes.

Interests of other persons in the receivables and financed vehicles could be superior to the issuing entity’s interest, which may result in reduced payments on your notes.	The issuing entity could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. None of the servicer, the sponsor, or any other person will have any obligation to purchase or repurchase a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity. Generally, no action will be taken to perfect the rights of the issuing entity in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the notes. See “Material Legal Aspects of the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

The issuing entity’s interest in the receivables could be defeated because the contracts will not be delivered to the issuing entity.	The servicer, in its capacity as custodian, will maintain possession of the original contracts for each of the receivables, and the original contracts will not be segregated or marked as belonging to the issuing entity. If the servicer sells or pledges the receivables and delivers the original contracts for the receivables to another party, in violation of its contractual obligations, this party could acquire an interest in the receivables which may have priority over the issuing entity’s interest.

In addition, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer loses control over a contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract.

As a result of any of the above events, the issuing entity may not have a perfected security interest in certain receivables. The possibility that the issuing entity may not have a perfected security interest in the receivables may affect the issuing entity’s ability to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment and may incur losses on your investment in the notes.

Recent changes to U.S. federal tax law could adversely affect the business, financial condition and results of operations of SC, the depositor, the issuing entity or their affiliates.	New U.S. federal tax laws were recently enacted that provide for significant changes to U.S. federal tax law, some of which could have an adverse impact on the business, financial condition and results of operations of SC, the depositor, the issuing entity or their affiliates, or an adverse impact on you. The new rules are complex and lack developed administrative guidance; thus, the impact of certain aspects of its provisions on SC, the depositor, the issuing entity or their affiliates, or on you, is currently unclear. We urge you to consult your tax advisors regarding the possible effects of the new rules on your investment in the notes.

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.	On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. Although the Dodd-Frank Act itself became effective on July 22, 2010, many of its provisions had delayed implementation dates or required implementing regulations to be issued. Some of these regulations still have not been issued. In addition, there have been various proposals regarding repealing or modifying various provisions of the Dodd-Frank Act. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•  created a framework for the liquidation of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary is, among other things, in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

• created a new framework for the regulation of over-the-counter derivatives activities;

• expanded the regulatory oversight of securities and capital markets activities by the SEC; and

•   created the Consumer Financial Protection Bureau (the “CFPB”), an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates. See “Material Legal Aspects of the Receivables—Consumer Financial Protection Bureau” in this prospectus.

The Dodd-Frank Act also increased the regulation of the securitization markets. For example, it gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC, CFPB or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on loan pricing with respect to finance companies such as the sponsor. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. Some of these implementing rules still have not been issued. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to the sponsor or its nonbank affiliates, the issuing entity or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as further described under “Material Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power under OLA” in this prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

Failure to comply with consumer protection laws may result in losses on your investment.	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. Although the liability of the issuing entity to the obligor for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a receivable, such as the issuing entity, liable to the obligor for any violation by the lender. Under certain circumstances, the liability of the issuing entity to the obligor for violations of applicable federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. The sponsor may be obligated to repurchase from the issuing entity any receivable that fails to comply with federal and state consumer protection laws. To the extent that the sponsor fails to make such a repurchase, or to the extent that a court holds the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the issuing entity. For a discussion of federal and state consumer protection laws which may affect the receivables, you should refer to “Material Legal Aspects of the Receivables—Consumer Protection Law” in this prospectus.

The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your notes.	The Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation, together with the servicer’s policies developed to comply with such legislation as well as give additional benefits to active military personnel and, in some circumstances, their family members and certain other related parties (even where not required by law), could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and, in certain circumstances, for one year after the obligor’s period of active military duty. This legislation may thus result in delays and losses in payments to holders of the notes. See “Material Legal Aspects of the Receivables—Servicemembers Civil Relief Act” in this prospectus.

The application of the Military Lending Act to the receivables could impose additional compliance costs on or create operational constraints for the sponsor and could adversely impact the collection and enforcement of the receivables.	Final regulations implementing the Military Lending Act (the “MLA”) became effective on October 1, 2015, with compliance mandatory for creditors with respect to a consumer credit transaction or account for consumer credit consummated or established on or after October 3, 2016. The final regulations expanded specific protections provided to active-duty members of the military and certain family members (collectively, “covered borrowers”) and addresses a wider range of credit products than the previous MLA regulation. These protections include, but are not limited to: a limit on the Military Annual Percentage Rate of 36%, delivery of certain required disclosures before origination and a prohibition on arbitration agreements. The MLA provides creditors with two possible safe harbors for determining whether an applicant is a covered borrower. If consumer credit transactions with covered borrowers did not comply with certain requirements of the MLA provisions, the receivables from those transactions could be void and/or the creditor could be subject to civil liability, including damages, attorneys’ fees and court costs.

There is an exception from the final regulation for any credit transaction that is expressly intended to finance the purchase of a motor vehicle when the credit is secured by the property being purchased. On December 14, 2017, the Department of Defense (the “DoD”) issued interpretative guidance (the “Guidance”) regarding its final regulations implementing the MLA. The Guidance provides that a credit transaction that also finances a credit-related product or service rather than a product or service expressly related to the motor vehicle is not eligible for the exception noted above. For example, the Guidance provides that a credit transaction that includes financing for guaranteed auto protection or credit insurance premiums would not qualify for the exception. However, a credit transaction that includes financing for an extended warranty for the purchased vehicle (which secures the financing) would still qualify for the exception. According to the DoD, the Guidance does not change the regulation implementing the MLA, but merely states the DoD’s preexisting interpretation of an existing regulation. Therefore, according to the DoD, the Guidance was effective immediately upon publication in the Federal Register on December 14, 2017.

The DoD has recently submitted revisions to the Guidance for publication in the Federal Register; however, the content and effective date of these revisions is unknown at this time. Accordingly, to the extent that the Guidance was immediately effective and remains effective and credit transactions that also finance a credit-related product or service rather than a product or service expressly related to the motor vehicle are not eligible for the exemption even if originated prior to December 14, 2017, certain receivables could be covered by the MLA. To the extent that the MLA applies to the receivables and such receivables do not comply with the applicable requirements, this could result in an obligation of the sponsor to repurchase such receivables, thereby shortening the weighted average life of your notes, or may materially affect collections on such receivables and, in either event, you may experience delays in payments or losses on your notes. For a description of the impact of repurchases on the weighted average life of the notes, see “Maturity and Prepayment Considerations” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.

If an obligor sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the obligor’s obligations to repay amounts due on its receivable. As a result, that receivable would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources to cover the applicable default amount.

Bankruptcy of SC, the originator or the depositor could result in delays in payments or losses on your notes.	Following a bankruptcy or insolvency of SC, the originator or the depositor, a court could conclude that the receivables are owned by SC, the originator or the depositor, respectively, instead of the issuing entity. This conclusion could be because the court found that any transfer of the receivables was not a true sale or because the court found that the originator, the depositor or the issuing entity should be treated as the same entity as SC or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

•   the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in a bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

•   tax or government liens on SC’s, the originator’s or the depositor’s property (that arose prior to the transfer of the receivables to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes; or

•   the fact that the issuing entity and the indenture trustee may not have a perfected security interest in any cash collections of the receivables held by the servicer at the time that a bankruptcy proceeding begins.

Adverse events with respect to the servicer or its affiliates could affect the timing of payments on your notes or have other adverse effects on your notes.	Adverse events with respect to the servicer or any of its affiliates could result in servicing disruptions or affect the performance or market value of your notes and your ability to sell your notes in the secondary market. For example, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the receivables owned by the issuing entity, leading to increased delinquencies, defaults and losses on the receivables. Any such disruptions may cause you to experience delays in payments or losses on your notes.

Additionally, the success of your investment depends upon the ability of the servicer to store, retrieve, process and manage substantial amounts of information. If the servicer experiences any interruptions or losses in its information processing capabilities, its business, financial conditions and results of operations and, ultimately, your notes may suffer.

The sponsor is party to various lawsuits pending in federal and state courts alleging violations of state and federal consumer lending laws, including, without limitation, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Fair Credit Reporting Act, Section 5 of the Federal Trade Commission Act, the Telephone

Consumer Protection Act, the Truth in Lending Act, wrongful repossession laws, usury laws and laws related to unfair and deceptive acts or practices. For example, in January 2017, the Attorney General of Mississippi filed a lawsuit against the sponsor alleging claims under the Mississippi Consumer Protection Act. In general, these cases seek damages and equitable and/or other relief.

The sponsor is also party to, or is periodically otherwise involved in, reviews, investigations, examinations and proceedings (both formal and informal), and information-gathering requests, by government and self-regulatory agencies, including the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the CFPB, the U.S. Department of Justice (the “DOJ”), the SEC, the Federal Trade Commission (the “FTC”) and various state regulatory and enforcement agencies. Currently, such matters include, but are not limited to, a civil subpoena from the DOJ, under the Financial Institutions Reform, Recovery and Enforcement Act, requesting the production of documents and communications that, among other things, relate to the underwriting and securitization of nonprime auto loans since 2007, and from the SEC requesting the production of documents and communications that, among other things, relate to the underwriting and securitization of nonprime auto loans since 2013. The sponsor has responded to these requests within the deadlines specified in the subpoenas and has otherwise cooperated with the DOJ and SEC with respect to these matters.

The sponsor has received subpoenas and/or Civil Investigative Demands (“CIDs”) from the attorneys general of a number of states, which will serve as an executive committee on behalf of a group of state attorneys general. The subpoenas and/or CIDs from the executive committee states contain broad requests for information and the production of documents related to the sponsor’s underwriting, securitization, servicing and collection of nonprime auto loans. The sponsor has responded to these requests within the deadlines specified in the CIDs and has otherwise cooperated with the attorneys general with respect to this matter.

Investigations, litigation, regulatory proceedings and/or information-gathering requests that the sponsor or any of its subsidiaries or affiliates are involved in, or may become involved in, including those described above, have resulted in and may in the future result in (individually or in the aggregate) adverse consequences to the sponsor including, without limitation, adverse judgments, settlements, fines, penalties, injunctions, or other actions and may affect the ability of the sponsor or any of its subsidiaries or affiliates to perform their respective duties under the transaction documents.

In addition, because the largest shareholder of the sponsor’s parent, Santander Holdings USA, Inc., a Virginia corporation (“SHUSA”), is a bank holding company and because the sponsor provides third-party services to banks, the sponsor is subject to certain banking regulations, including oversight by the Federal Reserve, the Office of the Comptroller of the Currency, and the Bank of Spain. Such banking regulations could limit the activities and the types of businesses that the sponsor may conduct. The Federal Reserve has broad enforcement authority over bank holding companies and their subsidiaries. The Federal Reserve could exercise its power to restrict SHUSA from having a non-bank subsidiary that is engaged in any activity that, in the Federal Reserve’s opinion, is unauthorized or constitutes an unsafe or unsound business practice, and could exercise its power to restrict the sponsor from engaging in any such activity. The Federal Reserve may also impose substantial fines and other penalties for violations that the sponsor may commit. Additionally, the Federal Reserve has the authority to approve or disallow acquisitions that the sponsor may contemplate, which may limit the sponsor’s future growth plans. To the extent that the sponsor is subject to banking regulation, the sponsor could be at a competitive disadvantage because some of its competitors are not subject to these limitations.

Furthermore, if the servicer becomes the subject of an insolvency proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, the attempt could result in losses or delays in payments to you or an acceleration of the repayment of the notes. See “Bankruptcy of SC, the originator or the depositor could result in delays in payments or losses on your notes” above.

Risk of loss or delay in payment may result from delays in the transfer of servicing responsibilities due to the servicing fee structure.	Upon the occurrence of a servicer replacement event, the indenture trustee may or, at the direction of holders of notes evidencing not less than a majority of the outstanding principal amount of the notes of the Controlling Class, will terminate the servicer. In addition, the holders of notes evidencing not less than a majority of the outstanding principal amount of the notes of the Controlling Class have the ability to waive any servicer replacement event.

In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

• the cost of the transfer of servicing to the successor servicer; or

•   the ability of the successor servicer to perform the obligations and duties of the servicer under the sale and servicing agreement. Furthermore, there is no guarantee that a replacement servicer would be able to service the receivables with the same degree of skill as the servicer.

In addition, during the pendency of any servicing transfer or for some time thereafter, obligors may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in payments on the notes. Delays in payments on the notes and possible reductions in the amount of such payments could occur with respect to any cash collections held by the servicer at the time that the servicer becomes the subject of a bankruptcy or similar proceeding.

Because the servicing fee is structured as a percentage of the aggregate principal balance of the receivables, the fee the servicer receives each month will be reduced as the size of the pool of receivables decreases over time. At some point, the amount of the servicing fee payable to the servicer may be considered insufficient by a potential replacement servicer, if servicing responsibilities are required to be transferred at a time when much of the aggregate principal balance of the receivables has been repaid. Due to the reduction in servicing fee as described above, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in the disruption of normal servicing activities, increased delinquencies and/or defaults on the receivables and delays and/or reductions in the interest and principal payments on your notes.

Commingling of assets by the servicer could reduce or delay payments on the notes.	Subject to the satisfaction of the following conditions,
• no servicer replacement event exists under the transaction documents; and

• each other condition to making monthly or less frequent deposits as may be set forth in the transaction documents is satisfied;

the servicer will not be required to deposit collections into the collection account until the business day prior to the day on which the funds are needed to make the required distributions to noteholders as further described under “The Transfer Agreements and the Administration Agreement—Deposits to the Collection Account” in this prospectus. If such requirements are satisfied, the servicer will also deposit the aggregate purchase price of any receivables purchased by it into the collection account on the same date. Until these funds have been deposited into the collection account, the servicer may use and invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer were unable to remit such funds or if the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to noteholders may occur.

The servicer’s discretion over the servicing of the receivables may impact the amount and timing of funds available to make payments on the notes.	The servicer is obligated to service the receivables in accordance with its customary practices. The servicer has discretion in servicing the receivables including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures. In addition, the servicer may from time to time offer obligors a temporary reduction in payment and/or an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of each class of notes. However, the servicer must purchase the receivable from the issuing entity if any payment deferral of a receivable extends the term of the receivable beyond the last day of the collection period immediately prior to the final scheduled payment date for the Class E notes.

In addition, the servicer’s customary practices may change from time to time and those changes could reduce collections on the receivables. Although the servicer’s customary practices at any time will apply to all receivables serviced by the servicer, without regard to whether a receivable has been sold to the issuing entity, the servicer is not obligated to maximize collections from receivables. Consequently, the manner in which the servicer exercises its servicing discretion or changes its customary practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the notes.

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes.	Security ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency. The ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes as a result of losses on the related receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, there is no assurance that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your notes may be adversely affected.

It is possible that a rating agency not hired by the sponsor to rate the transaction or a particular class of notes may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. As of the date of this prospectus, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction or a particular class of notes. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor or any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your notes may be adversely affected.

Potential rating agency conflict of interest and regulatory scrutiny.	It may be perceived that the Hired Agencies have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the rating agencies for their rating services. Furthermore, the rating agencies have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

Financial market disruptions and the absence of a secondary market for the notes could limit your ability to resell your notes.	The securities will not be listed on any securities exchange. If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the notes. The underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes or otherwise make a market for any class of notes, and may stop making offers at any time. There is no assurance that a market for the offered notes will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.

Additionally, continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government bailout programs for financial institutions, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, government regulation, increased capital requirements for financial institutions, the lowering of ratings on certain asset-backed securities and other market disruptions, such as the current uncertainty surrounding the effect of the United Kingdom’s planned withdrawal from the European Union, have caused or may in the future cause a significant reduction in liquidity in the secondary market for asset-backed securities. Any of these events could affect the performance or market value of your notes and your ability to sell your notes in the secondary market. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes.

There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

Book-entry system for the notes may decrease liquidity and delay payment.	Because transactions in the notes generally can be effected only through DTC participants and indirect participants:

•   your ability to pledge your beneficial interest in notes to someone who does not participate in the DTC system, or to otherwise take action relating to your beneficial interest in notes, may be limited due to the lack of a physical note;

•   you may experience delays in your receipt of payments with respect to your beneficial interest in notes because payments will be made by the indenture trustee, to Cede, as nominee for DTC, rather than directly to you, and DTC will then credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants; and

•   you may experience delays in your receipt of payments with respect to your beneficial interest in notes in the event of misapplication of payments by DTC participants or indirect participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

See “The Notes—General”, “—Delivery of Notes” and “—Book-Entry Registration” in this prospectus.

If your notes are in book-entry form, your rights can only be exercised indirectly.	If your notes are initially issued in book-entry form, you will be required to hold your interest in your notes through DTC in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the notes within DTC, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. Notes initially issued in book-entry form will remain in book-entry form except in the limited circumstances described under the caption “The Notes—Definitive Notes” in this prospectus. Unless and until the notes cease to be held in book-entry form, the transaction parties will not recognize you as a holder of the notes.

As a result, you will only be able to exercise the rights as a noteholder indirectly through DTC (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to:

•	purchase the receivables from SC; and

•	make the initial deposit into the reserve account.

The depositor or its affiliates will also use a portion of the net proceeds of the offering of the notes to pay their respective debts, including warehouse debt secured by the receivables prior to their transfer to the issuing entity, and for general purposes. Any such debt may be owed to the owner trustee, the indenture trustee or to one or more of the underwriters or their affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines. Affiliates of the depositor currently obtain warehouse funding from one or more of the underwriters and from the indenture trustee (or from their respective affiliates), so a portion of the proceeds that are used to pay warehouse debt will be paid to the underwriters, the indenture trustee, and/or their respective affiliates.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Santander Drive Auto Receivables Trust 2018-5 is a statutory trust formed on July 27, 2018 under the laws of the State of Delaware for the purpose of owning receivables and issuing notes. The issuing entity will be operated pursuant to a trust agreement. SC will be the administrator of the issuing entity. The issuing entity will also issue one or more non-interest bearing certificates in a nominal aggregate principal amount of $100,000 representing the beneficial interest in the issuing entity, which are subordinated to the notes. Only the notes (other than the Class E notes) are being offered hereby, but the depositor may transfer all or a portion of the certificates to an affiliate or sell all or a portion of the certificates on or after the closing date. However, the portion of the certificates retained by the depositor to satisfy U.S. and EU credit risk retention rules will not be transferred or hedged except as permitted under those rules. See “The Sponsor—Credit Risk Retention” and “—EU Risk Retention.” On each payment date, the certificateholders will be entitled to any available funds remaining on that payment date after all deposits and distributions of higher priority have been made, as described in “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus.

The issuing entity will engage in only the following activities:

•	issuing the notes and the certificates;

•	making payments on the notes and distributions on the certificates;

•	selling, transferring and exchanging the notes and the certificates to the depositor;

•	acquiring, holding and managing the receivables and other assets of the issuing entity;

•	making deposits to and withdrawals, directly or indirectly, from the trust accounts;

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•	pledging the receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into and performing its obligations under the transfer agreements; and

•

taking any action necessary, suitable or convenient to fulfill the role of the issuing entity in connection with the foregoing activities or engaging in other activities as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificates.

The issuing entity’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust, National Association, as owner trustee, at the address listed in “The Trustees—The Owner Trustee” below. The issuing entity’s fiscal year ends on December 31st.

The issuing entity’s trust agreement, including its permissible activities, may be amended in accordance with the procedures described in “The Transfer Agreements and the Administration Agreement—Amendment Provisions” in this prospectus.

Capitalization and Liabilities of the Issuing Entity

The expected assets of the issuing entity as of the closing date will be as follows:

Receivables	$1,260,396,692.75
Reserve Account – Initial Balance(1)	$12,603,966.93

(1)	To be an amount not less than 1.00% of the Pool Balance as of the cut-off date.

The expected liabilities of the issuing entity as of the closing date will be as follows:

Class A-1 Asset Backed Notes	$219,000,000
Class A-2-A Asset Backed Notes	$220,000,000
Class A-2-B Asset Backed Notes	$60,000,000
Class A-3 Asset Backed Notes	$109,140,000
Class B Asset Backed Notes	$137,380,000
Class C Asset Backed Notes	$169,520,000
Class D Asset Backed Notes	$151,250,000
Class E Asset Backed Notes(1)	$115,330,000

Total	$1,181,620,000

(1)	The Class E notes are not being offered hereby.

The Issuing Entity Property

The notes will be collateralized by the issuing entity property. The primary assets of the issuing entity will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sale contracts and/or installment loans used to purchase motor vehicles or refinance existing contracts or loans secured by motor vehicles. Substantially all of the receivables are obligations of sub-prime credit quality obligors.

The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:

•	the receivables acquired by the issuing entity from the depositor on the closing date and payments made on the receivables after the cut-off date;

•	the security interests in the financed vehicles and all certificates of title to those financed vehicles;

•

all receivable files relating to the receivables including the related original motor vehicle retail installment sale contracts and/or installment loans and all certificates of title to the related financed vehicles;

•

rights to any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor providing coverage against theft of or loss or damage to the related financed vehicle, (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable or (3) refunds in connection with extended service agreements relating to receivables which become Defaulted Receivables after the cut-off date;

•	any other property securing the receivables;

•

rights to amounts on deposit in the reserve account, the collection account and any other account established pursuant to the indenture or sale and servicing agreement (other than the certificate distribution account) and all cash, investment property and other property from time to time credited thereto and all proceeds thereof;

•	rights under the sale and servicing agreement, the administration agreement and the purchase agreement; and

•	the proceeds of any and all of the above.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture. For a description of the sale and transfer of the issuing entity property as well as the creation, perfection and priority status of the security interest in that property in favor of the issuing entity, see “The Transfer Agreements and the Administration Agreement—Sale and Assignment of Receivables.”

Prior to formation, the issuing entity will have no assets or obligations. After formation, the issuing entity will not engage in any activity other than acquiring and holding the related receivables and the issuing entity property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus and in the trust agreement of the issuing entity. The issuing entity will not acquire any receivables or assets other than the issuing entity property.

THE TRUSTEES

The Owner Trustee

Wilmington Trust, National Association—also referred to herein as the “owner trustee”—is a national banking association. The owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890-0001. Wilmington Trust, National Association has served as owner trustee in numerous asset-backed securities transactions involving auto receivables.

Wilmington Trust, National Association is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust, National Association does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The owner trustee will be paid a fee, as described in “The Transfer Agreements and the Administration Agreement – Fees and Expenses” in this prospectus, and will be indemnified against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents, in each case by the issuing entity to the extent of Available Funds available therefor, as described in “The Transfer Agreements and the Administration Agreement – Priority of Payments” in this prospectus. To the extent these fees and indemnification amounts are not paid by the issuing entity, they will be payable by the servicer.

For a description of the roles and responsibilities of the owner trustee, see “—Role of the Owner Trustee and Indenture Trustee” and “The Transfer Agreements and the Administration Agreement—Indemnification of the Indenture Trustee and the Owner Trustee” in this prospectus.

Resignation or Removal of the Owner Trustee

The owner trustee may resign at any time, in which event the depositor and the administrator, acting jointly, will be obligated to appoint a successor owner trustee. The depositor and the administrator will remove the owner trustee if the owner trustee ceases to be eligible to continue as such under the trust agreement or if such owner trustee becomes insolvent or is otherwise incapable of acting. In such circumstances, the depositor and the administrator, acting jointly, will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee does not become effective until acceptance of the appointment by the successor owner trustee for such issuing entity and payment of all fees and expenses owed to the outgoing owner trustee.

The Indenture Trustee

Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, is the “indenture trustee” under the indenture for the benefit of the noteholders. Wells Fargo has served and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.

Wells Fargo is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wells Fargo does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as indenture trustee.

The corporate trust office for the indenture trustee is located at Wells Fargo Center, 600 S. 4th Street, MAC N9300-061, Minneapolis, MN 55479, Attention: Corporate Trust Services – Asset-Backed Administration, Santander Drive Auto Receivables Trust 2018-5.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and U.S. Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). In September 2017, Royal Park Investments SA/NV (“Royal Park”), one of the plaintiffs in the District Court cases against Wells Fargo, filed a putative class action complaint relating to two trusts seeking declaratory and injunctive relief and money damages based on Wells Fargo’s indemnification from trust funds for legal fees and expenses Wells Fargo incurs or has incurred in defending the District Court case filed by Royal Park. With respect to the foregoing litigations, Wells Fargo believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo or the RMBS trusts.

The indenture trustee will make each monthly statement available to the noteholders via the indenture trustee’s internet website at http://www.ctslink.com. For assistance with regard to this service, investors may call the indenture trustee’s corporate trust office at (866) 846-4526.

For a description of the roles and responsibilities of the indenture trustee, limitation of liability and indemnity provisions applicable to the indenture trustee, and provisions governing resignation and removal of the indenture trustee, see “The Indenture”, “The Transfer Agreements and the Administration Agreement” and —Role of the Owner Trustee and Indenture Trustee” in this prospectus.

Role of the Owner Trustee and Indenture Trustee

Neither the owner trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the sale and servicing agreement, trust agreement, administration agreement, indenture, asset representations review agreement, the securities or any receivables or related documents. As of the closing date, neither the owner trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the owner trustee and indenture trustee will be required to perform only those duties specifically required of them under the sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the sale and servicing agreement, trust agreement, administration agreement, or indenture, as applicable, and the making of payments or distributions to noteholders and certificateholders in the amounts specified in certificates provided by the servicer.

Neither the owner trustee nor the indenture trustee will be under any obligation to exercise any of the issuing entity’s powers or powers vested in it by the sale and servicing agreement, trust agreement or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the noteholders (other than requests, demands or directions relating to an asset representations review as described under “The Transfer Agreements and the Administration Agreement—Asset Representations Review” or to the investors’ rights to communicate with other investors described under “The Indenture—Noteholder Communication; List of Noteholders”), unless those noteholders have offered to the owner trustee or indenture trustee reasonable security or indemnity against the reasonable costs, expenses and liabilities which may be incurred therein or thereby.

The owner trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions or for the enforcement or conflict of interest matters, the owner trustee and indenture trustee, in some circumstances, acting jointly with the depositor or the administrator, respectively, will have the power to appoint co-trustees or separate trustees of all or any part of the issuing entity property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee or indenture trustee by the sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable, will be conferred or imposed upon the owner trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee or indenture trustee.

SC, the servicer and the depositor may maintain other banking relationships with the owner trustee and indenture trustee in the ordinary course of business.

The owner trustee and indenture trustee will be entitled to certain fees and indemnities described under “The Transfer Agreements and the Administration Agreement—Fees and Expenses” in this prospectus.

THE DE POSITOR

Santander Drive Auto Receivables LLC, a wholly-owned special purpose subsidiary of SC, is the depositor and was formed on February 23, 2006 as a Delaware limited liability company as Drive Auto Receivables LLC. On February 20, 2007, Drive Auto Receivables LLC changed its name to Santander Drive Auto Receivables LLC. The principal place of business of the depositor is at 1601 Elm Street, Suite 800, Dallas, Texas 75201. You may also reach the depositor by telephone at (214) 292-1930. The depositor was formed to purchase, accept capital contributions of or otherwise acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, hold, service, sell, assign, transfer, pledge, grant security interests in or otherwise exercise ownership rights with respect to receivables; to issue and sell one or more securities; to enter into and deliver any agreement which may be required or advisable to effect the administration or servicing of receivables or the issuance and sale of any securities, and to perform its obligations under each agreement to which it is a party; to establish any reserve account, spread account or other credit enhancement for the benefit of any securities issued by an issuing entity and to loan, transfer or otherwise invest any proceeds from receivables; to purchase financial guaranty insurance policies for the benefit of any security issued by an issuing entity, to enter into any interest rate or basic swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions relating to any receivables or for the benefit of any security issued by an issuing entity and to prepare and file registration statements, prospectuses relating to notes to be offered and sold. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. Since its inception, the depositor has been engaged in these activities solely as (i) the transferee of contracts from SC pursuant to contribution or purchase agreements, (ii) the transferor of contracts to securitization trusts pursuant to sale and servicing agreements, (iii) the depositor that may form various securitization trusts pursuant to trust agreements and (iv) the entity that executes underwriting agreements and purchase agreements in connection with issuances of asset-backed securities.

THE SPONSOR

Santander Consumer USA Inc., an Illinois corporation, is the sponsor, and will also serve as the originator, the servicer, the administrator and the custodian with respect to the receivables. The principal place of business of SC is 1601 Elm Street, Suite 800, Dallas, Texas 75201. You may also reach SC by telephone at (214) 634-1110. SC and its predecessors have been engaged in the securitization of motor vehicle retail installment sale contracts since the first quarter of 1998 and have sponsored over 50 securitizations of sub-prime auto contracts.

SC was incorporated on November 23, 1981 in the State of Illinois. SC is a wholly-owned subsidiary of Santander Consumer USA Holdings Inc., a Delaware corporation (“SC Holdings”). Shares of SC Holdings’ common stock are listed for trading on the New York Stock Exchange under the ticker symbol “SC”. SHUSA, a wholly-owned direct subsidiary of Banco Santander, S.A., is the majority shareholder of SC Holdings. In August 2017, the respective boards of directors of SC Holdings and SC (individually and collectively, the “Board”) appointed Scott Powell, a member of the Board and the President and Chief Executive Officer and a director of SHUSA, as President and Chief Executive Officer of SC Holdings and SC. On June 1, 2018, SC Holdings announced that it was in exploratory discussions with FCA US LLC (“FCA US”) regarding plans for FCA US’s U.S. operations. Specifically, SC Holdings disclosed that FCA US expressed its desire to establish a captive U.S. auto finance unit in the future, and indicated that acquiring a portion of SC’s origination and servicing operations is one option it will consider.

The sponsor is party to various lawsuits pending in federal and state courts alleging violations of state and federal consumer lending laws, including, without limitation, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Fair Credit Reporting Act, Section 5 of the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Truth in Lending Act, wrongful repossession laws, usury laws and laws related to unfair and deceptive acts or practices. For example, in January 2017, the Attorney General of Mississippi filed a lawsuit against the sponsor alleging claims under the Mississippi Consumer Protection Act. In general, these cases seek damages and equitable and/or other relief.

The sponsor is also party to, or is periodically otherwise involved in, reviews, investigations, examinations and proceedings (both formal and informal), and information-gathering requests, by government and self-regulatory agencies, including the Federal Reserve, the CFPB, the DOJ, the SEC, the FTC and various state regulatory and enforcement agencies. Currently, such matters include, but are not limited to, a civil subpoena from the DOJ, under the Financial Institutions Reform, Recovery and Enforcement Act, requesting the production of documents and communications that, among other things, relate to the underwriting and securitization of nonprime auto loans since 2007, and from the SEC requesting the production of documents and communications that, among other things, relate to the underwriting and securitization of nonprime auto loans since 2013. The sponsor has responded to these requests within the deadlines specified in the subpoenas and has otherwise cooperated with the DOJ and SEC with respect to these matters.

The sponsor has received subpoenas and/or CIDs from the attorneys general of a number of states, which will serve as an executive committee on behalf of a group of state attorneys general. The subpoenas and/or CIDs from the executive committee states contain broad requests for information and the production of documents related to the sponsor’s underwriting, securitization, servicing and collection of nonprime auto loans. The sponsor has responded to these requests within the deadlines specified in the CIDs and has otherwise cooperated with the attorneys general with respect to this matter.

Investigations, litigation, regulatory proceedings and/or information-gathering requests that the sponsor or any of its subsidiaries or affiliates are involved in, or may become involved in, including those described above, have resulted in and may in the future result in (individually or in the aggregate) adverse consequences to the sponsor including, without limitation, adverse judgments, settlements, fines, penalties, injunctions, or other actions and may affect the ability of the sponsor or any of its subsidiaries or affiliates to perform their respective duties under the transaction documents.

In March 2017, the sponsor and SHUSA entered into a written agreement (the “Written Agreement”) with the Federal Reserve Bank of Boston. Under the terms of the Written Agreement, the sponsor is required to enhance its compliance risk management program, and Board oversight of risk management and senior management oversight of risk management, and SHUSA is required to enhance its oversight of SC’s management and operations.

Additional information about SC Holdings, including information contained in required annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, is on file with the SEC under the name “Santander Consumer USA Holdings Inc.” and file number 001-36270.

No securitization sponsored by SC has defaulted or experienced an early amortization triggering event. In some previous transactions that were fully insured as to principal and interest by bond insurers, there have been instances in which one or more receivable performance thresholds (relating to net losses, extensions and/or delinquencies) and/or financial covenants that were negotiated privately with insurers were exceeded. All consequences of exceeding those thresholds have been waived and/or cured and/or the triggers or covenants have been modified, in each case by the applicable bond insurer.

One of the underwriters is an affiliate of the sponsor.

Credit Risk Retention

Pursuant to Regulation RR, SC is required to retain an economic interest in the credit risk of the receivables, either directly or through a majority-owned affiliate. SC intends to satisfy this obligation through the retention by one or more of its majority-owned affiliates (which for EU risk retention purposes will be a wholly-owned special purpose subsidiary of SC) of an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity. The retained eligible horizontal residual interest will take the form of the issuing entity’s certificates.

SC determined the fair value of the notes and the issuing entity’s certificates in accordance with a fair value measurement framework under generally accepted accounting principles.

In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in a fair value hierarchy with the following three levels, where Level 1 is the highest priority because it is the most objective and Level 3 is the lowest priority because it is the most subjective:

Level 1: Fair value is calculated using observable inputs that reflect quoted prices for identical assets or liabilities in active markets;

Level 2: Fair value is calculated using inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly; and

Level 3: Fair value is calculated using unobservable inputs, such as the sponsor’s data.

SC believes that the fair value of the notes should be categorized within Level 2 of the fair value hierarchy assessment, reflecting the use of inputs derived from prices for similar instruments. SC believes that the fair market value of the issuing entity’s certificates should be categorized within Level 3 of the fair value hierarchy assessment, reflecting the use of significant unobservable inputs on key assumptions, including historical default rates and adjustments to reflect prepayment rates based on available data from comparable securitization transactions of similar assets, discount rates reflective of recent historical equity yields, and recovery rates based on the average severity utilizing reported severity rates and loss severity utilizing available market data from a comparable securitized pool.

The fair value of each class of notes (except the Class E notes) is assumed to be substantially equal to the initial principal balance of that class as set forth on the cover of this prospectus. The fair value of the Class E notes is assumed to be calculated at a discount to par by discounting the Class E notes’ expected cash flow (using the assumptions as described under “Maturity and Prepayment Considerations” and assuming an ABS percentage of 1.50%) at a yield of 5.243%. Interest will accrue on the Class A notes, the Class B notes, the Class C notes and the Class D notes consistent with the following per annum coupon rates: Class A-1 notes, 2.62927%, Class A-2-A notes, 2.97%, Class A-2-B notes, LIBOR + 0.23%, Class A-3 notes, 3.19%, Class B notes, 3.52%, Class C notes, 3.81%, and Class D notes, 4.19% . With respect to the Class E notes, it is assumed that the targeted overcollateralization amount is reached as of the twenty-fourth payment date following the closing date and that interest will accrue at 0.00% per annum through and including the interest accrual period for the twenty-fourth payment date following the closing date, and at a rate of 5.18% per annum for each subsequent interest accrual period.

To calculate the fair value of the issuing entity’s certificates, SC used a discounted cash flow method which uses the forecasted cash flows payable to the certificates and discounts the value of those cash flows to a present value using a rate intended to reflect a hypothetical market yield of the certificates. SC used an internal model to project future interest and principal payments on the receivables to be transferred to the issuing entity, the interest and principal payments on each class of notes, the servicing fee, transaction fees and expenses and deposits necessary to fund the reserve account to an amount equal to the specified reserve account balance. The resulting net cash flows to the certificates are discounted to their present value using an expected market yield which takes into account the first loss exposure of the certificates and the credit risks of the receivables.

In connection with the discounted cash flow calculation with respect to the certificates described above, SC made the following additional assumptions:

• interest accrues on the notes at the rates described above and, in determining the payments on the Class A-2-B notes, one-month LIBOR is assumed to reset consistent with the applicable forward rate curve as of the cut-off date, or if such date is not a Business Day, the next Business Day;

• the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity;

• projected cash flows to the certificates are discounted at 14.00%;

• interest and principal payments on the receivables are calculated using the hypothetical pools, assumed cut-off dates and related pool characteristics described under “Maturity and Prepayment Considerations”;

• the receivables prepay in full at a 13.50% CRR based on amortization arising from prepayments, where “CRR” means the “Conditional Repayment Rate” and which represents the annualized expected rate of voluntary prepayment of principal as a percentage of the outstanding principal balance of the receivables and is one of the primary methodologies used to evaluate such expected voluntary prepayments; and

• cumulative net losses on the receivables from the cut-off date through maturity of the receivables, as a percentage of the initial pool balance, equal 17.00%, and from the cut-off date through the optional redemption of the notes, as a percentage of the initial pool balance, equal 15.84% and occur each month at the following rates:

Month	Cumulative Net Loss	Month	Cumulative Net Loss	Month	Cumulative Net Loss
1	0.00%	18	6.50%	35	13.27%
2	0.00%	19	6.99%	36	13.55%
3	0.00%	20	7.49%	37	13.83%
4	0.00%	21	7.98%	38	14.12%
5	0.77%	22	8.48%	39	14.40%
6	1.20%	23	8.98%	40	14.68%
7	1.62%	24	9.47%	41	14.71%
8	2.05%	25	9.97%	42	14.85%
9	2.47%	26	10.46%	43	14.99%
10	2.90%	27	10.96%	44	15.13%
11	3.32%	28	11.46%	45	15.27%
12	3.75%	29	11.57%	46	15.42%
13	4.17%	30	11.85%	47	15.56%
14	4.60%	31	12.13%	48	15.70%
15	5.02%	32	12.42%	49	15.84%
16	5.45%	33	12.70%
17	6.00%	34	12.98%

SC developed these inputs and assumptions by considering the following factors:

• Discount rate applicable to the certificate cash flows – estimated to reflect the credit exposure to the residual cash flows, and derived taking into account the following qualitative factors: (i) although there is not an actively traded market in asset-backed certificates, any available recent pricing of asset-backed certificates issued in similar securitization transactions backed by sub-prime motor vehicle receivables, (ii) the performance of prior securitized pools of receivables under the Santander Drive Auto Receivables Trust platform, (iii) structural features in the transaction that may impact the stability of certificate cash flows and (iv) the ratings assigned by the Hired Agencies to the most subordinate class of notes in the transaction;

• CRR – estimated considering the composition of the pool of receivables and the performance of securitized pools of receivables in previous securitization transactions sponsored by SC under the Santander Drive Auto Receivables Trust platform; and

• Cumulative net loss rate and cumulative net loss timing curve – developed considering SC’s internal loss expectations, the composition of the pool of receivables, the performance of prior securitized pools of receivables under the Santander Drive Auto Receivables Trust platform, trends in used vehicle values, economic conditions, and the cumulative net loss assumptions of the Hired Agencies. In determining the cumulative net loss rate and cumulative net loss timing curve, SC assumed:

•	a loss timing lag of 120 days, which is consistent with SC’s current charge-off policy whereby a receivable is charged-off at 120 days delinquent;

•

(i) a loss severity for each defaulted receivable of 55.00%, which is the average loss severity of prior securitized pools under the Santander Drive Auto Receivables Trust platform and considers trends in, and future estimates of, used vehicle values and (ii) a recovery in the month after the month of charge-off, which is consistent with SC’s timing experience for the lag time between charge-off of a receivable and receipt of the related liquidation proceeds; and

•

a loss timing curve based on the shape of historical securitization transactions sponsored by SC under the Santander Drive Auto Receivables Trust platform, and taking into account the composition of the underlying pool of receivables compared to other securitized pools under the

Santander Drive Auto Receivables Trust platform. See “The Receivables Pool—Information About Certain Previous Securitizations”.

Based upon the foregoing inputs and assumptions, SC expects the entire portion of the issuing entity’s certificates and the notes to have a fair value of approximately $1,240,791,019 and the issuing entity’s certificates to have a fair value of approximately $70,390,628, which is approximately 5.67% of the fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity. The portion of the issuing entity’s certificates being retained to satisfy the requirements of Regulation RR is expected to be approximately 88.14% Percentage Interest in the issuing entity’s certificates, which SC expects to have a fair value of approximately $62,039,551, which is expected to be at least 5% of the expected fair value, as of the closing date, of all of the notes and certificates to be issued by the issuing entity. The fair values disclosed above are based on the inputs and assumptions described above. Further, the actual characteristics of the receivables to be transferred to the issuing entity on the closing date differ from the assumptions described above and the actual performance of the receivables is likely to differ from the assumed performance (such as the amount of cumulative net losses on the receivables). Consequently, the present value of the projected cash flows on the certificates is expected to vary from the discounted actual cash flows on the certificates, and you should not assume that the fair value of the issuing entity’s certificates will be equal to or greater than the present value of the actual cash flows on the certificates.

SC will recalculate the fair value of the notes and the issuing entity’s certificates following the closing date to reflect the issuance of the notes and any material changes in the methodology or inputs and assumptions described above. The fair value of the certificates as a percentage of the sum of the fair value of the notes and the certificates and as a dollar amount, in each case, as of the closing date, will be included in the first periodic report on Form 10-D filed by the depositor after the closing date, together with a description of any material changes in the method or inputs and assumptions used to calculate the fair value. Because all of the issuing entity’s certificates are expected to be retained by the depositor or another majority-owned affiliate of SC on the closing date, the first periodic report on Form 10-D filed by the depositor after the closing date will also disclose the portion of the issuing entity’s certificates being retained to satisfy the requirements of Regulation RR.

As described under “The Transfer Agreements and the Administration Agreement—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” below, distributions to holders of the issuing entity’s certificates on any payment date are subordinated to all payments of principal and interest on the notes by the issuing entity. In accordance with the requirements for an “eligible horizontal residual interest” under Regulation RR, on any payment date on which the issuing entity has insufficient funds to make all of the distributions described under “The Transfer Agreements and the Administrative Agreement—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration”, any resulting shortfall will, through operation of the priority of payments, reduce amounts distributable to the holders of the certificates prior to any reduction in the amounts payable for interest on, or principal of, any class of notes. The material terms of the notes are described in this prospectus under “The Notes,” and the other material terms of the certificates are described in this prospectus under “Summary of Terms—The Certificates.”

SC does not intend to transfer or hedge the portion of the retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR. All or a portion of the retained eligible horizontal residual interest may be transferred on or after the closing date to any other majority-owned affiliate of SC that is also a wholly-owned special purpose subsidiary of SC.

EU Risk Retention

On the closing date, SC will covenant and agree, with reference to Article 405(1) of the EU CRR, Article 51(1) of the AIFM Regulation and Article 254(2) of the Solvency II Regulation (see “Legal Investment—Requirements for Certain European Regulated Investors and Affiliates” in this prospectus), in each case as in effect on the closing date, that:

(a) SC, as “originator” for the purposes of those EU Retention Rules, will retain upon issuance of the notes and on an ongoing basis a material net economic interest (the “Retained Interest” ) of not less than 5% in the securitization transaction described in this prospectus, in the form of retention of a first loss tranche in accordance with the text of option (d) of each of Article 405(1) of the EU CRR, Article 51(1) of the AIFM Regulation and

Article 254(2) of the Solvency II Regulation, by holding all the membership interest in the depositor (or one or more other wholly-owned special purpose subsidiaries of SC), which in turn will retain a portion of the aggregate Percentage Interests of the certificates to be issued by the issuing entity, such portion representing at least 5% of the aggregate nominal value of the receivables in the pool;

(b) SC will not (and will not permit the depositor or any of its other affiliates to) sell, hedge or otherwise mitigate its credit risk under or associated with the Retained Interest, except to the extent permitted in accordance with those EU Retention Rules;

(c) SC will not change the manner in which it retains the Retained Interest while any of the offered notes are outstanding, except under exceptional circumstances in accordance with those EU Retention Rules; and

(d) SC will provide ongoing confirmation of its continued compliance with its obligations in clauses (a), (b) and (c) in this paragraph (i) in or concurrently with the delivery of each monthly report to noteholders, (ii) on the occurrence of any event of default and (iii) from time to time upon request by any noteholder in connection with any material change in the performance of the receivables or the notes or any material breach of the transaction documents.

However, each prospective investor is required to independently assess and determine whether the agreement by SC to retain the Retained Interest as described above and in this prospectus generally and the information in this prospectus and the information to be provided in the monthly reports to noteholders are sufficient for the purposes of complying with the EU Retention Rules referred to above and any corresponding national measures which may be relevant and none of SC, the depositor, the issuing entity, the underwriters, the indenture trustee, their respective affiliates nor any other party to the transactions described in this prospectus makes any representation that such agreement and such information are sufficient in all circumstances for such purposes.

THE ORIGINATOR

All of the receivables were originated by SC. We use the term “originator” to refer to SC.

The following is a description of the origination, underwriting and servicing procedures used by SC with respect to the receivables originated by SC and transferred to the issuing entity.

The originator originated the receivables through a variety of origination channels across a wide spectrum of credit quality obligors ranging from prime credit obligors to sub-prime credit obligors. The sub-prime receivables, in general, are expected to have higher loss rates and delinquency rates than receivables that represent the obligations of prime credit obligors.

Receivables and Calculation Methods

Each receivable is a fully amortizing, fixed level monthly payment contract which will amortize the full amount of the receivable over its term, assuming that the obligor does not pay any installment after its due date. Each contract provides for the allocation of payments according to the “simple interest method” of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation, multiplied by the unpaid principal balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under which the obligation was made and the remainder of such payment is allocable to principal.

Under the simple interest method, payments on receivables are applied first to interest accrued through the date immediately preceding the date of payment and then to unpaid principal. Accordingly, if an obligor pays an installment before its due date, the portion of the payment allocable to interest for the payment period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an obligor pays an installment after its due date, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled.

The contract term is determined by a number of factors which may include the age and mileage of the financed vehicle. Interest rates may be determined on the basis of the credit quality of the obligor and/or the maximum rate which may be charged by law. From time to time following the origination of a receivable, the interest rate specified on the related contract may be decreased at the discretion of the originator after review of the original interest rate. Any such decrease is reflected in a customer adjustment letter sent to the obligor. Receivables that represent the obligations of sub-prime credit obligors tend to have higher interest rates than receivables that represent the obligations of prime credit obligors.

Receivable Origination Channels

SC primarily originated the receivables by purchasing motor vehicle installment sale contracts from dealers pursuant to a dealer agreement between SC and the dealer. In addition, SC originated some of the receivables (i) directly from the obligor through its direct lending platform and (ii) through pass-through arrangements in place with third parties.

Each dealer agreement, among other things, sets out the guidelines and procedures of the purchasing and origination process. These dealer agreements generally provide for the repurchase by the dealer of any receivable for its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the dealer relating to the receivable are breached. The representations and warranties typically relate to the origination of a receivable and the security interest in the related financed vehicle and not to the collectability of the receivable or the creditworthiness of the related obligor.

Under its direct lending platform, SC originates loans through applications submitted electronically over the internet. If an application is approved under SC’s credit guidelines, the applicant is provided a loan packet including a note and security agreement. The completed packet is submitted by the dealer (or, in some cases, by the obligor) and verified against SC’s credit and pricing guidelines prior to funding.

Under the pass-through arrangements, applications are directed to SC who may approve the application for funding. In most cases, these “pass-through” receivables are underwritten using the same processes and decision models as other types of receivables originated by SC, although the specific underwriting criteria and contract terms may vary among programs. In some cases, SC funds the loan to the related obligor directly, while in other cases, the related pass-through counterparty funds the loan at closing and sells it to SC the following day.

Credit Risk Management and Underwriting

Credit Risk Management Overview

SC is required to operate within sound, well-defined credit-underwriting criteria that are consistent with applicable regulatory and supervisory guidance. In addition, SC pursues strategic goals with respect to its commercial and consumer portfolio, including with respect to (1) types of loans, (2) limitations on undesirable loans, (3) growth of the loan portfolio, (4) loan profitability and (5) loan concentrations, each in line with SC’s risk tolerances.

In furtherance of these goals, SC has adopted a Credit Risk Management Operating Policy (the “CRM Policy”) that sets out the governance, principles, roles and responsibilities that support the identification, assessment, control, monitoring and reporting of credit risks within SC and its majority-owned subsidiaries. Under the CRM Policy, a senior management committee is charged with the oversight of SC’s credit risk management functions, including responsibility for establishing the overall credit policy that meets the risk appetite statement for each portfolio segment and achieves SC’s strategic objectives. A senior management committee is responsible for reviewing and approving the pricing policy, reviewing lending underwriting parameters and overall strategies and reviewing credit risk exception reporting and monitoring incidents and trends.

The CRM Policy provides the foundation for credit risk management. SC’s Credit Risk Management Auto Loan Standard (the “Auto Standard”) provides additional guidance in the credit risk management of underwriting and funding for the financing of vehicles. The Auto Standard establishes the core requirements and principles, responsibilities, processes and responsible parties for the underwriting, maintenance and monitoring of risks within the vehicle financing activities. SC is in the process of adopting and implementing a new Auto Loan Operating Policy (the “Auto Loan Policy”), which will supersede the CRM Policy and the Auto Standard and sets out the governance, principles, rules and responsibilities that support the identification, assessment, control, monitoring and reporting of credit risks with respect to auto loan underwriting and servicing activities. In addition, SC has adopted a Pricing Operating Policy (the “Pricing Policy”) to address pricing management, rate and structure limits, governance requirements, key roles and responsibilities and change authorities of SC, including with respect to the pricing of auto loans and other retail financial products. The CRM Policy, the Auto Standard and the Pricing Policy are all subject to revision from time to time.

The CRM Policy outlines “policy limits” (also referred to as “global limits”), which are credit factor limits related to: (1) maximum payment-to-income; (2) maximum debt-to-income; (3) maximum loan-to-value (“LTV”); (4) maximum term; (5) maximum age of the financed vehicle; (6) maximum loan amount; (7) maximum mileage; and (8) minimum amount financed. From time to time, SC may revise the policy limits by adding or removing policy limit categories and/or by revising the applicable policy limit threshold at which an exception occurs. Under the current Auto Standard, any contract which exceeded a policy limit (as then in effect) at origination is considered an exception to SC’s underwriting guidelines. The Auto Standard sets forth limits (based on dollar volume) for how many contracts may be approved relative to total funded contracts in excess of the policy limits during each calendar quarter. SC’s credit risk management group tracks and monitors policy limit exceptions and reports exceptions to a senior management committee on a periodic basis.

Underwriting Policy – Credit and Pricing

SC’s overall underwriting policy for its auto finance portfolio is based on a tiered, risk-based system. Each underwritten receivable is assigned a pricing tier based on the credit risk tier and deal structure that are reflected in the receivable characteristics. Credit decisions are based on multiple factors including, but not limited to: custom/FICO score, trade vs. no trade, mileage, payment-to-income ratio, LTV ratio, age of the vehicle and the length and depth of credit history. Several types of receivables are ineligible for origination by SC based on variables such as APR over a certain threshold and type of asset.

As part of its overall underwriting policy, SC sets contract pricing at levels designed to allow the organization to cover costs, generate an acceptable rate of return for every risk profile and meet its overall profit objectives. SC’s pricing models take into account known values for pricing (such as rate, discount and participation), costs of funds, expenses associated with contract origination and servicing and other factors. SC’s risk-based pricing program allows SC to underwrite receivables that meet minimum profit thresholds by considering various inputs including credit scores, deal structure, credit history, collateral quality and various expenses. Under the pricing model, SC has the flexibility to compensate for risk either by increasing the APR under a contract and/or by purchasing the contract from the dealer at a discount.

SC uses a proprietary platform that analyzes the credit profile of the borrower and the deal structure. The process also considers other aspects of the obligor’s profile as inputs to the credit underwriting model and related auto decisioning metrics. An application initially will be reviewed and evaluated through SC’s system-driven process based on the applicable origination channel, each of which has its own grid. These grids and the underlying model were developed utilizing a statistical analysis of consumer origination data, pooled data purchased from the national credit bureaus and subsequent portfolio performance for SC. While SC employs a credit scoring model in the underwriting process, credit scoring does not eliminate credit risk. In 2016, SC developed an enhancement to its credit scoring model, which was implemented in a phased approach and was fully employed in the origination process by the end of 2016. From time to time thereafter SC has further refined, and in the future may further refine, its credit scoring model.

SC also generates a proprietary loss forecasting score after each contract is funded. The proprietary loss forecasting score is used by SC to further assess the probability that a funded loan will default, and is based on the data used under SC’s credit scoring model as well as final loan structure, pricing terms, and additional risk factors and attributes that SC’s credit risk management department considered relevant in the development of SC’s proprietary loss forecasting model.

SC’s decision science group has responsibility for oversight, management and maintenance of SC’s underwriting guidelines and for recommending changes as appropriate to the Pricing Committee and a senior management committee. These underwriting guidelines were formerly known as “credit underwriting policies” and are now referred to as “operating limits”. The originations group is responsible for the interaction with dealerships and for approving applications for both indirect and direct originations, and is comprised of credit analysts, credit managers and directors. Once an application is approved by the originations group, the funding group coordinates the funding process with the dealers.

Underwriting Policy – Levels of Approval

Under the CRM Policy and the Auto Standard (each of which will be superseded by the Auto Loan Policy) as in effect on the cut-off date, applications may be approved by the originations group at different levels of authority:

Credit Analysts, Senior Credit Analysts and Credit Managers. Credit analysts, senior credit analysts and credit managers may approve applications that fall within the applicable operating limits and also have the authority to approve contracts outside of the operating limits through an override (including, with respect to credit analysts and senior analysts, by adjusting the price at which SC acquires a loan by reducing the APR under a contract). Although credit analysts, senior credit analysts and credit managers have the discretion to override the operating limits and approve contracts beyond the operating limit parameters, under the Auto Standard, neither credit analysts, senior credit analysts nor credit managers may approve contracts that exceed the policy limits. Beginning in April 2018, an override approval beyond the operating limits for seven identified parameters associated with an obligor’s capacity to repay a loan requires a manual justification by the credit analyst, senior credit analyst or credit manager, as applicable: maximum advanced MSRP, maximum loan-to-value, maximum payment-to-income, maximum debt-to-income, maximum loan size, minimum income and maximum payment. Credit analysts, senior credit analysts and credit managers are monitored and reviewed based on, among other factors, performance of the contracts they approved rather than on volume, which provides a strong incentive to carefully analyze any contracts which do not fit within the operating limits.

Director of Credit. The Director of Credit, or an officer of SC who is senior to the Director of Credit, may approve contracts that are outside of both the operating limits and the policy limits.

The levels of approval described above became effective in June 2018. Prior to June 2018, the most junior level of authority within the originations group, called credit buyers, only had authority to approve applications that fell within the applicable underwriting policy grids, although in limited circumstances and subject to parameters set forth in the Auto Standard, credit buyers could adjust the price at which SC acquired a loan by reducing the APR under a contract. The next level of approvers, called underwriters and credit managers, had the authority to approve contracts outside of the credit underwriting policy parameters set forth in the credit underwriting policy grids. As reflected above, effective in June 2018, the levels of approval were modified to reflect the addition of the new credit analyst role and the removal of the credit buyer and underwriter positions.

Prior to modifications to the Auto Standard effective August 31, 2017, for purposes of its asset-backed securities platforms (including the SDART platform), SC considered a contract to be an exception to its overall origination and underwriting criteria if the contract was approved by an underwriter with credit-related terms outside the credit underwriting policy parameters set forth in the credit underwriting policy grids and SC did not obtain the risk-adjusted pricing recommended by the system for such receivable. In the majority of cases, SC is able to obtain the recommended risk-adjusted pricing for receivables outside of the credit underwriting policy parameters. Under the pricing model, SC has the flexibility to compensate for risk either by increasing the APR under a contract and/or by purchasing the contract from the dealer at a discount. No receivables in the pool originated on or prior to August 31, 2017 were originated with credit-related terms outside the credit underwriting policy parameters set forth in the credit underwriting policy grids. Under SC’s Auto Standard, any contract which exceeded a policy limit (as then in effect) at origination is considered an exception to SC’s underwriting guidelines, regardless of whether SC was able to obtain the system-recommended pricing for that contract; the ability of SC to obtain the system-recommended pricing for a contract does not affect whether or not a policy limit has been exceeded (and therefore whether or not an exception exists).

Funding of Approved Contracts and Stipulations

Underwriting decisions are based on information provided to SC by the applicant and the dealer. However, SC may verify the identity, employment, income, residency and other applicant or vehicle information in accordance with SC’s origination guidelines either before the application is approved and/or before the contract is funded in connection with a stipulation. Stipulations are requirements placed on an approval that do not alter the underlying terms of the contract and are applied during the underwriting or funding process. Stipulations may vary depending on SC’s assessment of the overall risk a dealer presents to SC and its customers and may be waived in accordance with SC’s funding override procedures. SC periodically reviews and enhances its dealer management program. Additionally, on a monthly basis SC reviews qualitative and quantitative factors with respect to dealers to determine the overall risk presented to SC and its customers.

Contracting – Tangible and Electronic

Receivables contracts are originated in either tangible or electronic form. Approximately 5.81% of the receivables in the pool (by Pool Balance as of the cut-off date) were originated as electronic contracts.

In the case of dealer-originated receivables evidenced by tangible contracts, contract packages were sent by the dealers to SC. Key documentation was scanned to create electronic images and electronically forwarded to the originator’s centralized receivable processing department. The original documents were subsequently sent to an outsourced storage location and stored in a fire resistant vault. Upon electronic receipt of contract documentation, the receivable processing department reviewed the contract packages for proper documentation and regulatory compliance and completed the entry of information into SC’s loan accounting system.

In the case of receivables evidenced by electronic contracts, SC has contracted with a third party to facilitate the process of creating and storing those electronic contracts. The third party’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail industry. The third party’s system allows for the transmission, storage, access and administration of electronic contracts. Through use of the third party’s system, a dealer originates electronic retail installment contracts and then transfers these electronic contracts to SC.

The third-party system uses a combination of technological and administrative features that are designed to: (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable; (ii) manage access to and the expression of the authoritative copy; (iii) identify SC as the owner of record of the authoritative copy and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record. Once dealer-originated receivables were cleared for funding, the funds were transferred, electronically or via check, to the dealer. Upon funding of the receivable, SC acquired a perfected security interest in the motor vehicle that was financed.

THE SERVICER

SC will be the servicer for all of the receivables. We refer to SC as the “servicer.” SC (or its predecessor in interest) has been servicing sub-prime motor vehicle installment sale contracts since 1997. In addition, SC has acted as servicer for over 50 securitizations of sub-prime motor vehicle retail installment sale contracts sponsored by SC since the first quarter of 1998, as well as 15 acquired securitizations. SC also services contracts for third parties.

All servicing and processing for the receivables will be performed by the servicer.    The servicer will be responsible for billing, collecting, accounting and posting all payments received with respect to the receivables, responding to obligor inquiries, taking steps to maintain the security interest granted in the financed vehicles or other collateral, coordinating the ongoing liquidation of repossessed collateral, and generally monitoring each receivable and the related collateral. Information about the servicing practices of SC is set forth below under “Servicing By SC.”

The servicer will have the right to delegate, at any time without notice or consent, certain servicing and processing responsibilities of the receivables to other entities pursuant to the sale and servicing agreement. Such delegation will not release the servicer of its responsibility with respect to its duties under the sale and servicing agreement, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

See “The Transfer Agreements and the Administration Agreement” which describes other obligations of the servicer under the sale and servicing agreement.

SERVICING BY SC

Overview

SC’s servicing practices are closely integrated with the origination platform of SC. This results in the efficient exchange of information which aids both servicing and evaluation and modification of product design and underwriting criteria. As part of its risk management program, SC periodically performs comprehensive compliance risk assessments that identify products, services and customer types to determine risks associated with, among other things, consumer compliance laws, regulations and supervisory guidance. In connection with these risk assessments, SC may elect to modify its customary servicing practices or may enhance training and procedures related thereto, including by providing enhanced training to specific servicing personnel.

Collections

Collections are primarily performed at the servicing centers in North Richland Hills, Texas; Centennial, Colorado; and Mesa, Arizona. In addition, certain collections activities are performed on behalf of SC by its wholly-owned direct subsidiary in Puerto Rico. The servicing practices associated with sub-prime receivables vary depending on the behavioral score of the obligor and include: (i) attempting telephonic communication after a missed payment; (ii) making evening and weekend collection calls; and (iii) if the collection department is unsuccessful in contacting an obligor by phone, alternative methods of contact, such as location gathering via references, employers and landlords, physical letter delivery, credit bureaus or cross directories are pursued. SC uses monthly billing statements to serve as a reminder to obligors as well as an early warning mechanism in the event an obligor has failed to notify SC of an address change. Payment remittance channels include mail through SC’s lockbox service, overnight delivery services, a customer website, an interactive voice response system, third party payment processing services and verbally with SC’s customer service and collections staff. Debit and ACH payments are accepted through these payment avenues.

On a daily basis, SC’s integrated servicing system determines accounts eligible for treatment with its early stage, late stage, and loss prevention servicing practices based upon risk of the obligor and projected loss severity. Risk assessment directs several courses of action, including delaying collection activity based upon the likelihood of self-curing, directing an account to SC’s early stage delinquency management group or forwarding the account for accelerated/specialty treatment (i.e., bankruptcy, repossessions, impounded units, skip tracing, etc.). To assist in the servicing process, SC’s employees have the ability to access original contract documents through its imaging system, as well as the availability to offer a due date change, extension, temporary reduction in payments, and in rare cases, a hardship re-write.

The collection process is divided into stages. The number of days a receivable is delinquent enough to trigger any stage in the collection process varies depending on the behavioral and credit quality of the related obligor. The first stage in the collection process is early stage collections. SC utilizes outsourcing partners to assist in servicing receivables at the earliest stages of delinquency. SC’s outsourcing partners utilize the same platform, systems, and quality assurance metrics as its direct employees. SC’s early stage customers are generally in a pooled environment and contacted through its integrated telephony system where the call and customer information are delivered to employees simultaneously. The second stage in the collection process is late stage collections. Receivables within the second stage are worked by an advanced collection unit that provides light skip work, as well as enhanced negotiating skills. The objective of late stage collections is to reduce delinquency, mitigate loss and limit the number of receivables that roll to SC’s potential loss group. If the delinquency is not cured during the late stage collections process, repossession of the vehicle may be recommended. The potential loss group services receivables that move past the late stage collections process. Receivables within this stage are worked by SC’s most experienced employees. Potential loss employees utilize heavy skip tracing and negotiating skills to determine the “collectability” or location of the receivable.

At times, SC, in accordance with its servicing policies, offers payment extensions to obligors who have encountered temporary financial difficulty. SC currently utilizes an industry-standard extension policy. A collector must obtain a written or recorded acknowledgment from the obligor before granting an extension. No extensions may be granted until at least 6 months after the account was originated. Exceptions to the extension policy, including hardship re-writes, are limited and require management approval. Historically, SC used a proprietary score to assess the obligor’s capacity to make future payments in connection with determining eligibility for granting extensions; however, such score is no longer used by SC in connection with determining eligibility for granting extensions. SC may also temporarily reduce the monthly payment amount for certain obligors for a maximum of 6 months. This temporary reduction may only be granted after an obligor has made at least 6 payments and is only offered once during the life of a loan.

SC may also, in accordance with its servicing policies, extend the term of a receivable to the extent such receivable has a remaining balance that will not be paid off at maturity through the application of the contractual monthly payment amount due to a date which will permit the related obligor to continue to make their contractual monthly payment amount each month to repay the remaining balance of the receivable. Any such extensions will be granted within six months of the maturity date of the receivable.

Also, with respect to certain receivables, to the extent such a receivable has a remaining balance at maturity, if the related obligor continually makes its contractual monthly payment on the receivable, the maturity date will be automatically extended by one month each month until the related receivable is paid off in the ordinary course.

Charge-off Policy

Repossessions. Receivables related to repossessed vehicles are charged off in the month during which the earliest of any of the following occurs: (a) liquidation of the repossessed vehicle; (b) 91 days following the vehicle’s repossession date; and (c) the month in which the account becomes contractually delinquent greater than 4 months. The amount of the initial charge-off shall be equal to the then current outstanding receivable principal balance less the sum of the proceeds from the disposition of the vehicle, net of the costs incurred in repossession, storing and disposing of the vehicle. The initial charge-off may be adjusted for additional recoveries or charge-offs, to reflect the actual proceeds received from rebates or the cancellation of outstanding insurance policies and/or extended service contracts.

Bankruptcies. If a notice of bankruptcy with respect to a receivable is received, the receivable will be charged off (at the time described in the next sentence) in an amount equal to the current outstanding principal balance of the account. Pursuant to SC’s servicing practices in effect as of the date of this prospectus, the charge-off will be made upon the earlier to occur of (a) the month in which the account becomes contractually delinquent greater than 4 months or (b) receipt of notice of the results of the bankruptcy proceeding, indicating that a charge-off or adjustment for a “cram down” is appropriate. Any notice of the result of a bankruptcy proceeding received after the receivable is charged off will result in the reinstatement of the receivable under the new terms or the recovered vehicle being sold following repossession, as appropriate. The resulting collections will be treated as recoveries.

Skips. A “skip”, an account for which SC has been unsuccessful in locating either the obligor or the financed vehicle, is charged off in an amount equal to the then current outstanding principal balance of the receivable in the month the account becomes contractually delinquent greater than 4 months. If continued collection efforts result in subsequent contact with the obligor or the financed vehicle and the financed vehicle is repossessed and sold, then any proceeds from the disposition of the financed vehicle (net of the costs incurred in the repossessing, storing and disposing of the vehicle) and any rebates from the cancellation of any outstanding insurance policies or extended service contracts are recorded as recoveries.

Thefts or collisions. Theft or collision accounts are charged off in the month in which the account becomes contractually delinquent greater than 4 months. The charge-off is equal to the then current outstanding balance of the receivable. Insurance proceeds received after an account is charged off are recorded as recoveries.

Receivables are placed in “non-accrual” status when they are greater than 60 days delinquent. Accrued and unpaid interest is reversed at the time the receivable is placed in non-accrual status. Charged-off receivables are pursued for any deficiencies by SC until such time as it is judged that no further recoveries can be effected. SC has the ability to establish payment schedules for deficiencies and/or negotiate lump sum settlements of deficiencies. However, SC will be subject to certain limitations in the sale and servicing agreement with respect to any modifications of the receivables.

Repossessions

Repossessions are subject to prescribed legal procedures, which include peaceful repossession, one or more obligor notifications, a prescribed waiting period prior to disposition of the repossessed automobile and return of personal items to the obligor. Some jurisdictions provide the obligor with reinstatement or redemption rights. Repossessions are handled by independent repossession firms managed by “Repossessions Consolidator” companies contracted by SC. All repossessions, other than those relating to bankrupt accounts or previously charged off accounts, must be approved by a collections manager. Upon repossession and after any prescribed waiting period, the repossessed automobile is sold at auction. The proceeds from the sale of the automobile at auction, and any other recoveries, are credited against the balance of the receivable. Auction proceeds from sale of the repossessed vehicle and other recoveries are usually not sufficient to cover the outstanding balance of the receivable, and the resulting deficiency is charged off. The servicer pursues collection of deficiencies when it deems such action to be appropriate.

The decision to repossess a vehicle is influenced by many factors, such as previous receivable history, reasons for delinquency, and cooperation of the obligor. As part of the collection process, all practical means of contacting the obligor are attempted. If at any point a collector feels that there is little or no chance of establishing contact with the obligor, or that the obligor will not make the required payments, the collector will submit such receivable for repossession. The decision to repossess is based on an internal repossession score and will generally be made when the loan becomes approximately 90 days delinquent.

Once the decision to repossess a vehicle is made, the account is referred to an outside agency that handles the actual repossession. Most state laws require that the obligor be sent a “Notice of Intent to Sell,” which informs the obligor of the lender’s intent to sell the repossessed vehicle. The various states provide for a period of time, generally 10 to 20 days, during which the obligor may have the right, depending on the applicable statute, to either reinstate the receivable by making all past due payments and paying the repossession and storage expenses of the vehicle or by paying the receivable in full. If the obligor does not exercise his right to reinstate the receivable or redeem the vehicle, as provided by the applicable statute, the vehicle is sold at public auction or at a private sale. Prior to the sale, a repossessed vehicle undergoes evaluation and, if necessary, extensive reconditioning is performed in order to maximize recovery value. The vehicle is usually sold within 30 to 60 days after being repossessed. After the “Notice of Intent to Sell” expiration date, applications are made for rebates on any extended warranty or life, accident and health insurance policies that may have been financed as part of the vehicle purchase.

Perfection of Security Interests

Each contract contains a sale assignment with a clause granting the originator a security interest in the related financed vehicle. In each state in which the originator does business, a security interest is perfected by noting the secured party’s interest on the financed vehicle’s certificate of title. The originator or its predecessor in interest or affiliate, as applicable, is recorded as lienholder on the financed vehicle titles. The dealer is required to complete the title work and take all the steps required to perfect the originator’s security interest. The receivable is subject to repurchase by SC if the originator’s security interest is not perfected.

SC’s quality control procedures include a title tracking system used to review and track title processing by dealers and state authorities until such time as the certificate of title has been received.

Insurance

Initially, all of the receivables owned by the issuing entity are covered by physical damage insurance policies maintained by the obligors and the originator is named as loss payee. SC does not use force-placed insurance if an obligor fails to maintain any required insurance. Additionally, SC is not required to monitor whether obligors maintain insurance policies on the related vehicles. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary.

Prior Securitization Transactions

SC’s specific servicing policies and practices may change over time. None of the securitization transactions sponsored by SC have defaulted or experienced an early amortization triggering event. In some previous transactions that were fully insured as to principal and interest by bond insurers, there have been instances in which one or more receivable performance thresholds (relating to net losses, extensions and/or delinquencies) and/or financial covenants that were negotiated privately with insurers were exceeded. All consequences of exceeding those thresholds have been waived and/or cured and/or the triggers or covenants have been modified, in each case by the applicable bond insurer.

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company (“Clayton”), has been appointed as asset representations reviewer pursuant to an agreement between the sponsor, the servicer, the issuing entity and the asset representations reviewer. Clayton is a wholly-owned subsidiary of Radian Group, Inc. (NYSE: RDN) and, with its affiliates, has provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 200 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 12 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. The asset representations reviewer may not resign unless (a) the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee or any person (or an affiliate of any person) hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables, (b) upon determination that the performance of its duties under the asset representations review agreement is no longer permissible under applicable law or (c) if the asset representations reviewer does not receive payment in full of any amounts required to be paid to the asset representations reviewer for a period of 90 days after written notice of such failure is delivered by the asset representations reviewer to the issuing entity, the sponsor and the indenture trustee. Without limiting the foregoing, the asset representations reviewer must promptly resign if it is merged into or becomes an affiliate of the sponsor, the servicer, the depositor, the indenture trustee, the owner trustee, or any person (or an affiliate of any person) hired by the sponsor or an underwriter to perform pre-closing due diligence work on the receivables. Further, the indenture trustee may, or, at the direction of the noteholders evidencing a majority of the aggregate outstanding amount of the notes shall, terminate the rights and obligations of the asset representations reviewer upon the occurrence of one of the following events:

•	the asset representations reviewer becomes affiliated with (i) the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates or (ii) any person that was engaged by the sponsor or any underwriter to perform any due diligence on the receivables prior to the closing date;

•	the asset representations reviewer breaches any of its representations, warranties, covenants or obligations in the asset representations review agreement; or

•	a bankruptcy event with respect to the asset representations reviewer occurs.

Following the resignation or removal of the asset representations reviewer, (i) if the Delinquency Percentage has exceeded the Delinquency Trigger as of the most recent Payment Date, the indenture trustee (at the direction of the noteholders, provided, that if the indenture trustee has received conflicting or inconsistent requests from two or more groups of noteholders, each representing less than the majority of the Note Balance, the indenture trustee shall follow the direction of the noteholders representing the greater percentage of the Note Balance) and (ii) if the Delinquency Percentage has not exceeded the Delinquency Trigger as of the most recent Payment Date, the sponsor, will appoint a successor asset representations reviewer. If the asset representations reviewer has resigned or has been removed, replaced or substituted, or if a new asset representations reviewer has been appointed, then the depositor will specify on the Form 10-D filed after the Collection Period in which the event occurred the date of the event and the circumstances surrounding the resignation, removal, substitution or appointment, as applicable. The asset representations reviewer shall pay the expenses (including the fees and expenses of counsel) of transitioning the asset representations reviewer under the asset representations review agreement and preparing the successor asset representations reviewer to take on such obligations.

The asset representations reviewer will be responsible for reviewing the Subject Receivables (as defined under “The Transfer Agreements and the Administration Agreement—Asset Representations Review—Delinquency Trigger” below) for compliance with the representations and warranties made by the sponsor on the receivables if the conditions described below under “The Transfer Agreements and the Administration Agreement—Asset Representations Review” are satisfied. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “The Transfer Agreements and the Administration Agreement—Asset Representations Review—Fees and Expenses for Asset Review” below and will be indemnified as described under “The Transfer Agreements and the Administration Agreement—Asset Representations Review—Indemnification and Limitations of Liability of Asset Representations Reviewer” below. The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement, as described under “The Transfer Agreements and the Administration Agreement—Asset Representations Review” below.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The following parties are all affiliates and are all direct or indirect subsidiaries of Banco Santander, S.A.: the depositor, Santander Investment Securities Inc., as one of the underwriters and SC, as the originator, as servicer, as sponsor and as administrator. None of the indenture trustee, the owner trustee or the asset representations reviewer is an affiliate of any of the foregoing parties. Additionally, none of the indenture trustee, the owner trustee or the asset representations reviewer is an affiliate of one another.

THE RECEIVABLES POOL

The receivables consist of motor vehicle retail installment sale contracts and/or installment loans. These receivables are secured by a combination of new and used automobiles, light-duty trucks and vans manufactured by a number of motor vehicle manufacturers. The receivables to be transferred to the issuing entity have been originated by the originator. See “The Originator” in this prospectus.

Calculation Methods

Each of the receivables included in the issuing entity property will be a Simple Interest Receivable, with respect to which the allocation of each payment between interest and principal is calculated using the Simple Interest Method.

Characteristics of the Receivables

The characteristics set forth in this section are based on the pool of receivables to be sold to the issuing entity on the closing date.

As of the cut-off date, the receivables in the pool described in this prospectus had an aggregate principal balance of $1,260,396,692.75.

As of the cut-off date, each receivable in the pool:

•	had an original term to maturity not more than 75 months;

•	had a remaining term to maturity of at least 4 months and not more than 75 months;

•	was related to the purchase or refinancing of a new or used automobile, light-duty truck or van;

•	had a contract rate of not less than 0.00%;

•	had a remaining principal balance of at least $500.00;

•	was not more than 30 days past due;

•	was originated in the U.S. and was not identified on the records of the servicer as being subject to any pending bankruptcy proceeding; and

•	satisfied the other criteria set forth under “The Transfer Agreements and the Administration Agreement—Representations and Warranties” in this prospectus.

Each of the receivables were selected using selection procedures that were not known or intended by SC to be adverse to the issuing entity.

As of the cut-off date, receivables representing 100% of the Pool Balance were originated by SC. See “The Originator—Receivable Origination Channels” in this prospectus. All of the receivables are Simple Interest Receivables. See “—Calculation Methods” and “The Originator—Receivables and Calculation Methods” in this prospectus.

No expenses incurred in connection with the selection and acquisition of the receivables are to be payable from the offering proceeds.

There are no material direct or contingent claims that parties other than the secured parties under the indenture have regarding any receivables.

Exceptions to Underwriting Criteria

As described in “The Originator—Credit Risk Management and Underwriting”, SC’s overall underwriting policy is based upon an extensive risk-based tiered system which culminates in a proprietary platform that analyzes the credit profile of the borrower and deal structure in a series of auto decisioning metrics and operating limits. Credit analysts (previously known as underwriters), senior credit analysts and credit managers have the discretion under SC’s origination guidelines, subject to certain policy limits, to approve contracts beyond the operating limits. SC’s Director of Credit, or an officer of SC who is senior to the Director of Credit, may approve contracts that are outside of both the operating limits and the policy limits. Policy limits are credit factors outlined in the CRM Policy described above under “The Originator—Credit Risk Management and Underwriting – Credit Risk Management Overview”. Under SC’s current Auto Standard, any contract which exceeded a policy limit (as then in effect) at origination is considered an exception to SC’s underwriting guidelines.

As of the cut-off date, 779 of the receivables, having an aggregate initial principal balance of $8,945,411.46 (approximately 0.71% of the principal balance of receivables in the pool), had exceptions to SC’s policy limits:

Category of Policy Limit – One Exception Only	Number of Receivables	Aggregate Initial Principal Balance	Aggregate Initial Principal Balance
Max Payment-to-Income	35	$593,748.41	0.05%
Max Debt-to-Income	175	$3,110,801.35	0.25%
Max LTV	241	$3,195,522.64	0.25%
Max Age of Financed Vehicle	304	$1,890,668.77	0.15%
Min Loan Size	4	$17,877.99	0.00	%(1)
Max Mileage	4	$27,515.33	0.00	%(1)

Total	763	$8,836,134.49	0.70%

(1)	Less than 0.005% but greater than 0.00%.

Category of Policy Limit – More Than One Exception	Number of Receivables(1)	Aggregate Initial Principal Balance	Aggregate Initial Principal Balance
Both Max Debt-to-Income & Max LTV	2	$29,697.88	0.00	%(2)
Both Max Payment-to-Income & Max Debt-to-Income	4	$33,843.82	0.00	%(2)
Both Max Payment-to-Income & Max Age of Financed Vehicle	1	$7,122.71	0.00	%(2)
Both Max Debt-to-Income & Max Age of Financed Vehicle	2	$11,839.55	0.00	%(2)
Both Max LTV & Max Age of Financed Vehicle	7	$26,773.01	0.00	%(2)

Total	16	$109,276.97	0.01%

(1)	Each receivable is included in only one category.
(2)	Less than 0.005% but greater than 0.00%.

For purposes of the tables above, a receivable originated on or prior to August 31, 2017 with an exception to SC’s policy limits (as such policy limits are in effect as of the cut-off date) is included as an exception even if that receivable was underwritten and originated prior to the implementation of the CRM Policy and the August 31, 2017 modifications to the Auto Standard.

SC determined that the receivables with an exception to SC’s policy limits should be included in the pool, despite having an exception to the policy limits for the credit policies. SC elected to include those receivables because SC’s general practice is to securitize substantially all eligible assets in its portfolio using selection procedures that were not known or intended by SC to be adverse to the issuing entity, and the existence of an exception is not a selection criterion used to determine eligibility of a receivable for inclusion in the pool. In addition, the information relating to delinquency, repossession and credit loss experience set forth in “—Delinquencies, Repossessions and Credit Losses” and the securitized pool performance discussed in “—Information About Certain Previous Securitizations” is reflective of all receivables originated by SC.

As described above under “The Originator—Credit Risk Management and Underwriting—Underwriting Policy- Levels of Approval”, prior to modifications to the Auto Standard effective August 31, 2017, for purposes of its asset-backed securities platforms (including the SDART platform), SC considered a contract to be an exception to its overall origination and underwriting criteria if the contract was approved by an underwriter with credit-related terms outside the credit underwriting policy parameters set forth in the credit underwriting policy grids and SC did not obtain the risk-adjusted pricing recommended by the system for such receivable. Under the pricing model, SC has the flexibility to compensate for risk either by increasing the APR under a contract and/or by purchasing the contract from the dealer at a discount. No receivables in the pool originated on or prior to August 31, 2017 were originated with credit-related terms outside the credit underwriting policy parameters set forth in the credit underwriting policy grids.

Asset Level Information

The issuing entity has provided asset-level information regarding the receivables that will be owned by the issuing entity as of the closing date (the “asset-level data”) as an exhibit to an applicable Form ABS-EE filed by the issuing entity by the date of filing of this prospectus, which is hereby incorporated by reference. The asset-level data comprises each of the data points required with respect to automobile loans identified on Schedule AL to Regulation AB and generally includes, with respect to each receivable, the related asset number, the reporting period covered, general information about the receivable, information regarding the related financed vehicle, information about the related obligor, information about activity on the receivable and information about modifications of the receivable during the reporting period. In addition, the issuing entity will provide updated asset-level data with respect to the receivables each month as an exhibit to the monthly distribution reports filed with the SEC on Form 10-D.

Pool Stratifications

The composition, distribution by loan-to-value ratio, FICO® score, loss forecasting score, contract rate, geographic distribution by state of residence of the obligor, model year, original term to maturity, remaining term to maturity, original amount financed, current principal balance, vehicle make and original mileage of the receivables in the pool as of the cut-off date are set forth in the tables below.

Composition of the Pool of Receivables

As of the Cut-off Date

	New	Used	Total
Aggregate Outstanding Principal Balance	$654,122,731.32	$606,273,961.43	$1,260,396,692.75
Number of Receivables	26,112	38,983	65,095
Percentage of Aggregate Outstanding Principal Balance	51.90%	48.10%	100.00%
Average Outstanding Principal Balance	$25,050.66	$15,552.27	$19,362.42
Range of Outstanding Principal Balances	$525.79 to $103,310.97	$518.54 to $64,571.13	$518.54 to $103,310.97
Weighted Average Contract Rate(1)	13.73%	17.45%	15.52%
Range of Contract Rates	0.00% to 27.99%	0.00% to 30.00%	0.00% to 30.00%
Weighted Average Remaining Term(1)	67 months	63 months	65 months
Range of Remaining Terms(2)	4 months to 75 months	4 months to 75 months	4 months to 75 months
Weighted Average Original Term(1)	73 months	70 months	71 months
Range of Original Terms(2)	12 months to 75 months	12 months to 75 months	12 months to 75 months

(1)	Weighted by outstanding principal balance as of the cut-off date.
(2)

Characteristics in the table related to the term of the receivables may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how term is calculated for the securitized pool and how term is required to be calculated for asset-level data.

Distribution of the Pool of Receivables

By Loan-to-Value Ratio

As of the Cut-off Date

LTV Range(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Less than 100.00%	21,301	32.72%	$427,906,224.53	33.95%
100.00% - 109.99%	13,327	20.47	268,332,799.48	21.29
110.00% - 119.99%	12,898	19.81	239,459,050.50	19.00
120.00% - 129.99%	9,670	14.86	177,546,658.00	14.09
130.00% - 139.99%	6,770	10.40	123,671,281.55	9.81
140.00% - 149.99%	1,001	1.54	21,819,046.20	1.73
150.00% and greater	128	0.20	1,661,632.49	0.13

Total	65,095	100.00%	$1,260,396,692.75	100.00%

(1)

LTV for receivables originated by SC is calculated using total amount financed, which may include taxes, title fees and ancillary products, over the “value” of the financed vehicle. The “value” of the financed vehicle means, (i) with respect to new vehicles, either the invoice price or MSRP of the financed vehicle, (ii) with respect to used vehicles (other than as set forth in clause (iii)), the book value of the financed vehicle and (iii) with respect to used vehicles originated through pass-through arrangements in place with certain third parties, the sales prices of the financed vehicle. No assurance can be given that the “value” of the financed vehicle is reflective of the market value of the financed vehicle at any time.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By FICO® Score

As of the Cut-off Date

FICO® Score Range(1)	Percentage of Total Aggregate Outstanding Principal Balance(2)
1 – 500	3.17%
501 – 550	11.37
551 – 600	25.11
601 – 650	26.57
651 and higher	23.99
Null FICO® Score	9.80

Total	100.00%

(1)

FICO® is a federally registered trademark of Fair Isaac Corporation. The FICO® score information in the table above was obtained at origination of the applicable receivables and does not reflect the FICO® scores of the obligors as of the cut-off date. A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables. See “Risk Factors—Credit scores, loss forecasting scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Loss Forecasting Score

As of the Cut-off Date

SC Loss Forecasting Score Range(1)	Percentage of Total Aggregate Outstanding Principal Balance(2)
450 and lower	1.89%
451 – 500	26.03
501 – 550	28.43
551 – 600	22.40
601 – 650	12.46
651 – 700	4.96
701 – 750	2.44
751 and higher	1.39

Total	100.00%

(1)

The loss forecasting score is a proprietary score used by SC. Under SC’s scoring model, a loss forecasting score ranges from 1 to 999, with a score of 1 indicating a very high predicted likelihood of loss and a score of 999 indicating a very low predicted likelihood of loss. The range of scores for SC’s proprietary loss forecasting system is not comparable to a score from a credit bureau or a FICO® score. Further, a loss forecasting score may not be an accurate predictor of the likely risk or quality of the related receivable. See “Risk Factors—Credit scores, loss forecasting scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables” in this prospectus.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Contract Rate

As of the Cut-off Date

Contract Rate Range	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
Less than 0.001%	335	0.51%	$8,144,257.51	0.65%
0.001% - 1.000%	14	0.02	423,569.98	0.03
1.001% - 2.000%	187	0.29	3,077,061.63	0.24
2.001% - 3.000%	216	0.33	5,720,392.41	0.45
3.001% - 4.000%	561	0.86	13,065,268.88	1.04
4.001% - 5.000%	967	1.49	24,297,428.52	1.93
5.001% - 6.000%	1,183	1.82	27,577,603.42	2.19
6.001% - 7.000%	1,654	2.54	37,822,213.72	3.00
7.001% - 8.000%	1,693	2.60	37,365,506.71	2.96
8.001% - 9.000%	1,918	2.95	39,659,656.23	3.15
9.001% - 10.000%	1,909	2.93	41,457,534.27	3.29
10.001% - 11.000%	2,016	3.10	43,928,410.80	3.49
11.001% - 12.000%	2,549	3.92	54,436,475.11	4.32
12.001% - 13.000%	2,670	4.10	59,825,378.70	4.75
13.001% - 14.000%	2,827	4.34	62,466,210.40	4.96
14.001% - 15.000%	3,199	4.91	67,494,204.63	5.35
15.001% - 16.000%	3,232	4.97	66,548,303.56	5.28
16.001% - 17.000%	4,525	6.95	94,187,374.71	7.47
17.001% - 18.000%	8,499	13.06	168,345,121.75	13.36
18.001% - 19.000%	4,239	6.51	77,433,756.62	6.14
19.001% - 20.000%	3,557	5.46	63,859,745.04	5.07
20.001% - 21.000%	4,788	7.36	77,468,429.93	6.15
21.001% - 22.000%	2,667	4.10	42,782,229.19	3.39
22.001% - 23.000%	2,037	3.13	33,422,163.32	2.65
23.001% -24.000%	2,255	3.46	34,080,828.70	2.70
24.001% -25.000%	2,180	3.35	30,478,553.74	2.42
25.001% - 26.000%	1,455	2.24	19,303,763.36	1.53
26.001% - 27.000%	770	1.18	10,699,836.89	0.85
27.001% - 28.000%	982	1.51	14,935,665.49	1.18
28.001% - 29.000%	6	0.01	41,132.47	0.00	(2)
29.001% - 30.000%	5	0.01	48,615.06	0.00	(2)

Total	65,095	100.00%	$1,260,396,692.75	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	Less than 0.005% but greater than 0.00%.

Geographic Distribution of the Pool of Receivables

By State of Residence

As of the Cut-off Date

State of Residence(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Texas	10,069	15.47%	$219,780,659.47	17.44%
Florida	7,160	11.00	127,032,252.65	10.08
California	6,113	9.39	112,277,470.39	8.91
Georgia	3,552	5.46	71,965,553.82	5.71
Illinois	2,723	4.18	52,490,869.38	4.16
New York	2,229	3.42	42,915,952.88	3.40
North Carolina	2,165	3.33	40,308,961.28	3.20
Pennsylvania	2,166	3.33	40,230,178.15	3.19
Louisiana	1,515	2.33	30,118,240.19	2.39
Tennessee	1,559	2.39	29,561,343.95	2.35
Ohio	1,685	2.59	29,423,612.06	2.33
Arizona	1,414	2.17	27,842,217.76	2.21
Oklahoma	1,175	1.81	25,157,342.60	2.00
Alabama	1,341	2.06	24,881,925.31	1.97
Arkansas	1,192	1.83	24,766,056.87	1.96
Missouri	1,262	1.94	24,389,114.61	1.94
New Jersey	1,295	1.99	23,597,900.97	1.87
Maryland	1,192	1.83	23,461,612.20	1.86
South Carolina	1,336	2.05	23,268,674.86	1.85
Virginia	1,087	1.67	21,049,148.50	1.67
Mississippi	1,058	1.63	20,541,479.77	1.63
Kentucky	950	1.46	17,948,043.91	1.42
Nevada	900	1.38	17,682,937.51	1.40
Indiana	951	1.46	17,268,474.53	1.37
Massachusetts	1,052	1.62	17,208,838.30	1.37
Michigan	852	1.31	14,528,438.94	1.15
Wisconsin	718	1.10	13,574,855.64	1.08
New Mexico	626	0.96	12,668,502.35	1.01
Other(3)	5,758	8.85	114,456,033.90	9.08

Total	65,095	100.00%	$1,260,396,692.75	100.00%

(1)

Based on the state of residence of the obligor on the receivables. The state of residence of the obligor may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how the state of residence is populated for the securitized pool and how state of residence is required to be populated for asset-level data.

(2)	Sum of percentages may not equal 100% due to rounding.
(3)	“Other” represents those obligors whose state of residence comprises less than 1.00% of the aggregate outstanding principal balance of the receivables.

Distribution of the Pool of Receivables

By Model Year

As of the Cut-off Date

Model Year	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
2002	11	0.02%	$67,226.41	0.01%
2003	41	0.06	256,625.26	0.02
2004	87	0.13	571,979.19	0.05
2005	175	0.27	1,040,573.18	0.08
2006	344	0.53	2,049,748.29	0.16
2007	624	0.96	4,739,700.81	0.38
2008	914	1.40	6,913,257.28	0.55
2009	1,126	1.73	10,423,030.17	0.83
2010	2,374	3.65	22,920,320.14	1.82
2011	3,712	5.70	39,088,914.52	3.10
2012	4,512	6.93	48,888,036.31	3.88
2013	6,092	9.36	75,657,647.51	6.00
2014	7,233	11.11	105,802,789.99	8.39
2015	7,492	11.51	147,763,402.35	11.72
2016	4,605	7.07	92,162,274.35	7.31
2017	4,691	7.21	101,877,857.77	8.08
2018	17,650	27.11	504,019,315.22	39.99
2019	3,412	5.24	96,153,994.00	7.63

Total	65,095	100.00%	$1,260,396,692.75	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Original Term to Maturity

As of the Cut-off Date

Original Term to Maturity (Number of Months)(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
24 and less	109	0.17%	$868,910.55	0.07%
25 – 36	545	0.84	6,681,011.20	0.53
37 – 48	1,373	2.11	16,387,885.92	1.30
49 – 60	4,767	7.32	60,184,768.45	4.78
61 – 72	49,896	76.65	919,383,985.17	72.94
73 – 75	8,405	12.91	256,890,131.46	20.38

Total	65,095	100.00%	$1,260,396,692.75	100.00%

(1)

The original term to maturity of the receivables may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how the original term to maturity is calculated for the securitized pool and how original term to maturity is required to be calculated for asset-level data.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Remaining Term to Maturity

As of the Cut-off Date

Remaining Term to Maturity (Number of Months)(1)	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
1 – 6	470	0.72%	$1,086,437.39	0.09%
7 – 12	1,102	1.69	5,314,467.49	0.42
13 – 18	6,061	9.31	40,485,735.68	3.21
19 – 24	5,821	8.94	58,516,919.11	4.64
25 – 30	2,310	3.55	32,628,938.61	2.59
31 – 36	992	1.52	14,585,910.53	1.16
37 – 42	154	0.24	3,053,552.08	0.24
43 – 48	1,403	2.16	17,636,420.32	1.40
49 – 54	208	0.32	3,555,293.25	0.28
55 – 60	3,877	5.96	57,579,786.01	4.57
61 – 66	530	0.81	10,800,854.18	0.86
67 – 72	36,144	55.53	814,856,062.22	64.65
73 – 75	6,023	9.25	200,296,315.88	15.89

Total	65,095	100.00%	$1,260,396,692.75	100.00%

(1)

The remaining term to maturity of the receivables may differ from the asset-level data included as an exhibit to Form ABS-EE due to differences in how the remaining term to maturity is calculated for the securitized pool and how remaining term to maturity is required to be calculated for asset-level data.

(2)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Original Amount Financed

As of the Cut-off Date

Original Amount Financed	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$2,500.01 - $5,000.00	40	0.06%	$193,467.65	0.02%
$5,000.01 - $7,500.00	1,175	1.81	7,232,411.68	0.57
$7,500.01 - $10,000.00	2,611	4.01	21,317,809.41	1.69
$10,000.01 - $12,500.00	4,623	7.10	45,720,399.45	3.63
$12,500.01 - $15,000.00	6,721	10.32	77,138,723.16	6.12
$15,000.01 - $17,500.00	7,806	11.99	103,610,055.87	8.22
$17,500.01 - $20,000.00	7,302	11.22	113,216,379.31	8.98
$20,000.01 - $22,500.00	6,607	10.15	115,014,719.07	9.13
$22,500.01 - $25,000.00	6,099	9.37	121,691,334.90	9.66
$25,000.01 - $27,500.00	5,146	7.91	114,794,558.81	9.11
$27,500.01 - $30,000.00	3,917	6.02	96,838,935.48	7.68
$30,000.01 - $32,500.00	2,966	4.56	80,202,098.13	6.36
$32,500.01 - $35,000.00	2,486	3.82	73,314,669.13	5.82
$35,000.01 - $37,500.00	1,979	3.04	64,479,000.95	5.12
$37,500.01 - $40,000.00	1,661	2.55	57,608,623.58	4.57
$40,000.01 - $42,500.00	1,103	1.69	40,318,335.76	3.20
$42,500.01 - $45,000.00	834	1.28	31,761,341.77	2.52
$45,000.01 - $47,500.00	595	0.91	24,376,446.96	1.93
$47,500.01 - $50,000.00	396	0.61	17,572,684.50	1.39
$50,000.01 and greater	1,028	1.58	53,994,697.18	4.28

Total	65,095	100.00%	$1,260,396,692.75	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Current Principal Balance

As of the Cut-off Date

Current Principal Balance	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
$0.01 - $5,000.00	3,205	4.92%	$11,272,318.44	0.89%
$5,000.01 - $10,000.00	10,863	16.69	82,343,039.64	6.53
$10,000.01 - $15,000.00	12,264	18.84	153,634,130.97	12.19
$15,000.01 - $20,000.00	11,827	18.17	206,093,000.04	16.35
$20,000.01 - $25,000.00	9,358	14.38	210,009,963.58	16.66
$25,000.01 - $30,000.00	6,963	10.70	190,116,969.33	15.08
$30,000.01 - $35,000.00	4,359	6.70	141,080,570.45	11.19
$35,000.01 - $40,000.00	3,056	4.69	114,181,956.73	9.06
$40,000.01 - $45,000.00	1,547	2.38	65,290,849.87	5.18
$45,000.01 - $50,000.00	829	1.27	39,139,726.59	3.11
$50,000.01 and greater	824	1.27	47,234,167.11	3.75

Total	65,095	100.00%	$1,260,396,692.75	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Distribution of the Pool of Receivables

By Vehicle Make

As of the Cut-off Date

Vehicle Make	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
Dodge	12,230	18.79%	$312,992,645.13	24.83%
Jeep	8,231	12.64	197,063,410.77	15.64
Nissan	7,256	11.15	120,791,797.72	9.58
Chevrolet	6,766	10.39	118,945,442.71	9.44
Ford	5,576	8.57	97,067,346.32	7.70
Toyota	4,328	6.65	73,671,351.79	5.85
Kia	3,536	5.43	52,828,326.99	4.19
Chrysler	2,584	3.97	50,593,447.33	4.01
Hyundai	3,276	5.03	45,967,305.78	3.65
Honda	2,130	3.27	29,686,174.14	2.36
GMC	1,053	1.62	25,006,606.36	1.98
Mitsubishi	1,045	1.61	17,187,781.11	1.36
BMW	741	1.14	14,970,463.62	1.19
Mercedes-Benz	649	1.00	13,940,877.81	1.11
Volkswagen	1,026	1.58	12,848,920.11	1.02
Other(2)	4,668	7.17	76,834,795.06	6.10

Total	65,095	100.00%	$1,260,396,692.75	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.
(2)	“Other” represents other vehicle makes which individually comprise less than 1.00% of the aggregate outstanding principal balance of the receivables.

Distribution of the Pool of Receivables

By Original Mileage

As of the Cut-off Date

Original Mileage	Number of Receivables	Percentage of Total Number of Receivables(1)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(1)
1 - 5,000	26,684	40.99%	$664,549,727.55	52.73%
5,001 - 10,000	1,216	1.87	22,968,187.71	1.82
10,001 - 15,000	1,594	2.45	28,522,392.67	2.26
15,001 - 20,000	2,158	3.32	37,710,781.66	2.99
20,001 - 25,000	2,579	3.96	44,049,025.67	3.49
25,001 - 30,000	2,939	4.51	48,485,218.71	3.85
30,001 - 35,000	3,428	5.27	53,859,052.25	4.27
35,001 - 40,000	3,654	5.61	56,584,511.51	4.49
40,001 - 45,000	3,573	5.49	55,024,752.20	4.37
45,001 - 50,000	2,907	4.47	44,606,231.65	3.54
50,001 - 55,000	2,503	3.85	37,277,922.03	2.96
55,001 - 60,000	2,306	3.54	32,031,744.22	2.54
60,001 - 65,000	1,625	2.50	24,155,068.71	1.92
65,001 - 70,000	1,563	2.40	21,802,224.69	1.73
70,001 - 75,000	1,295	1.99	20,260,611.63	1.61
75,001 - 80,000	1,262	1.94	19,043,082.79	1.51
80,001 - 85,000	1,005	1.54	14,259,125.55	1.13
85,001 - 90,000	981	1.51	13,549,516.09	1.08
90,001 and greater	1,823	2.80	21,657,515.46	1.72

Total	65,095	100.00%	$1,260,396,692.75	100.00%

(1)	Sum of percentages may not equal 100% due to rounding.

Delinquencies, Repossessions and Credit Losses

The following tables provide information relating to delinquency, repossession and credit loss experience for each period indicated with respect to (i) auto receivables originated by SC and (ii) certain auto receivables owned and serviced by SC that, in each case, were classified by SC in its “sub-prime” category. SC’s classification of receivables in the “sub-prime” category of receivables is based on a number of factors and changes from time to time. As a result, there can be no assurance that the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables.

The information in the following tables includes the experience with respect to receivables originated by certain unaffiliated third parties, but the tables do not reflect delinquency, repossession and credit loss experience with respect to those third-party-originated receivables prior to the respective dates on which those receivables were converted to SC’s servicing system. The following statistics include receivables with a variety of payment and other characteristics that may not correspond to the receivables in the receivables pool. As a result, there can be no assurance that the delinquency, repossession and credit loss experience with respect to the receivables in the receivables pool will correspond to the delinquency, repossession and credit loss experience of the receivables servicing portfolio set forth in the following tables.

Delinquency Experience

	As of June 30,
	2018		2017
	Dollars	Percent	Dollars	Percent
Principal Amount of Receivables Outstanding	$25,461,661,719		$25,330,932,447
Delinquencies(1)(2)
31-60 days	$2,358,935,546	9.26%	$2,514,107,801	9.93%
61-90 days	$847,096,813	3.33%	$1,017,511,228	4.02%
91 days & over	$306,412,850	1.20%	$380,584,241	1.50%
Total 31+ Delinquencies(3)	$3,512,445,209	13.80%	$3,912,203,269	15.44%
Total 61+ Delinquencies(3)	$1,153,509,663	4.53%	$1,398,095,469	5.52%

	As of December 31,
	2017		2016		2015
	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principal Amount of Receivables Outstanding	$23,970,590,332		$25,246,746,803		$26,497,949,863
Delinquencies(1)(2)
31-60 days	$2,617,116,904	10.92%	$2,737,793,342	10.84%	$2,650,439,407	10.00%
61-90 days	$1,090,949,022	4.55%	$1,089,567,217	4.32%	$1,014,403,332	3.83%
91 days & over	$427,326,008	1.78%	$432,733,381	1.71%	$418,361,361	1.58%
Total 31+ Delinquencies(3)	$4,135,391,934	17.25%	$4,260,093,939	16.87%	$4,083,204,100	15.41%
Total 61+ Delinquencies(3)	$1,518,275,030	6.33%	$1,522,300,597	6.03%	$1,432,764,693	5.41%

	As of December 31,
	2014		2013
	Dollars	Percent	Dollars	Percent
Principal Amount of Receivables Outstanding	$22,861,655,852		$21,128,192,038
Delinquencies(1)(2)
31-60 days	$2,413,160,130	10.56%	$2,019,321,898	9.56%
61-90 days	$850,284,730	3.72%	$782,658,724	3.70%
91 days & over	$342,225,456	1.50%	$332,985,935	1.58%
Total 31+ Delinquencies(3)	$3,605,670,317	15.77%	$3,134,966,558	14.84%
Total 61+ Delinquencies(3)	$1,192,510,186	5.22%	$1,115,644,659	5.28%

(1)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due.

(2)	Delinquencies include bankruptcies and repossessions.
(3)	The sum of the delinquencies may not equal the Total 31+ Delinquencies and Total 61+ Delinquencies due to rounding.

Credit Loss Experience

	For the six months ended June 30,
	2018	2017
Principal Outstanding at Period End	$25,461,661,719	$25,330,932,447
Average Principal Outstanding During the Period	$24,565,012,967	$25,246,415,744
Number of Receivables Outstanding at Period End	1,677,643	1,667,637
Average Number of Receivables Outstanding During the Period	1,638,011	1,655,438
Number of Repossessions(1)	124,522	134,806
Number of Repossessions as a Percent of Average Number of Receivables Outstanding(2)	15.20%	16.29%
Net Losses(3)	$965,697,641	$1,122,516,368
Net Losses as a Percent of Average Principal Amount Outstanding(2)	7.86%	8.89%

	For the year ended December 31,
	2017	2016	2015
Principal Outstanding at Period End	$23,970,590,332	$25,246,746,803	$26,497,949,863
Average Principal Outstanding During the Period	$24,894,474,950	$26,045,121,008	$25,458,571,492
Number of Receivables Outstanding at Period End	1,609,279	1,644,006	1,692,896
Average Number of Receivables Outstanding During the Period	1,644,215	1,680,410	1,645,636
Number of Repossessions(1)	274,005	278,917	213,946
Number of Repossessions as a Percent of Average Number of Receivables Outstanding	16.66%	16.60%	13.00%
Net Losses(3)	$2,413,988,255	$2,455,011,311	$1,973,248,507
Net Losses as a Percent of Average Principal Amount Outstanding	9.70%	9.43%	7.75%

	For the year ended December 31,
	2014	2013
Principal Outstanding at Period End	$22,861,655,852	$21,128,192,038
Average Principal Outstanding During the Period	$22,498,585,884	$18,917,625,114
Number of Receivables Outstanding at Period End	1,520,903	1,523,138
Average Number of Receivables Outstanding During the Period	1,536,505	1,367,800
Number of Repossessions(1)	192,117	138,713
Number of Repossessions as a Percent of Average Number of Receivables Outstanding	12.50%	10.14%
Net Losses(3)	$1,662,659,655	$1,099,318,995
Net Losses as a Percent of Average Principal Amount Outstanding	7.39%	5.81%

(1)	Repossessions are net of redemptions and reinstatements. The number of repossessions includes repossessions from the outstanding portfolio and from accounts already charged-off.
(2)	The percentages for the six months ended June 30, 2017 and June 30, 2018 are annualized and are not necessarily indicative of a full year’s actual results.
(3)

“Net Losses” for any period are an amount equal to (i) the aggregate principal balance of receivables that became defaulted receivables plus all cram down losses minus (ii) insurance proceeds, sales proceeds and recoveries, net of auction, painting, repair and refurbishment expenses (but without taking into account any external costs associated with repossession expenses).

In addition to the payment and other characteristics of a pool of receivables, delinquencies, repossessions and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency, repossession and credit loss experience of the receivables may differ from those shown in the foregoing tables.

See “The Transfer Agreements and the Administration Agreement” in this prospectus for additional information regarding the servicer.

Delinquency Experience Regarding the Pool of Receivables

The following table sets forth the delinquency experience regarding the pool of receivables as of the cut-off date. The servicer considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. As of the cut-off date, none of the receivables in the pool were delinquent by more than 30 days.

Historical Delinquency Status	Number of Receivables	Percentage of Total Number of Receivables(2)	Aggregate Outstanding Principal Balance	Percentage of Total Aggregate Outstanding Principal Balance(2)
Delinquent no more than once for 30-59 days(1)	57,985	89.08%	$1,180,984,514.66	93.70%
Delinquent more than once for 30-59 days but never for 60 days or more	3,036	4.66	32,307,136.52	2.56
Delinquent at least once for 60 days or more	4,074	6.26	47,105,041.57	3.74

Total	65,095	100.00%	$1,260,396,692.75	100.00%

(1)	Delinquent no more than once for 30-59 days represent accounts that were never delinquent or were delinquent one time but never exceeded 59 days past due.
(2)	Sum of percentages may not equal 100% due to rounding.

Information About Certain Previous Securitizations

Appendix A to this prospectus (“Appendix A”) sets forth in tabular and graphical format static pool information regarding delinquencies, cumulative losses and prepayments for publicly securitized pools of receivables originated or acquired by SC, securitized through the “SDART” securitization platform and having a first payment date occurring before September 30, 2018. Appendix A does not include information regarding securitized pools of receivables originated by any unaffiliated third-party originator from whom SC acquired receivables, although Appendix A does include information regarding securitizations sponsored by SC which include receivables originated by those unaffiliated third-party originators. This static pool information is presented for the securitized pool in each public prior securitization sponsored by SC through the “SDART” securitization platform during at least the last five years. The term “securitized pool” refers to the securitized pool of receivables as of the related cut-off date.

Appendix A includes the following summary information for each of the securitized pools:

•	number of pool assets;

•	original pool balance;

•	average initial loan balance;

•	weighted average interest rate;

•	weighted average original term;

•	weighted average remaining term;

•	minimum FICO® score, maximum FICO® score and weighted average FICO® score;

•	weighted average loan-to-value ratio; and

•

distribution of receivables by product type (new/used); interest rate, geography, vehicle make, model year, original term, remaining term, amount financed, current principal balance and original mileage.

The foregoing characteristics for the pool of receivables to be acquired by the issuing entity on the closing date will not be identical to the characteristics of any prior securitized pool, and the characteristics of each prior securitized pool vary from securitization to securitization. SC’s practice is to select a securitized pool from substantially all available eligible assets in its portfolio using selection procedures that were not known or intended by SC to be adverse to the applicable issuing entity. However, the composition of the assets in the SC portfolio designated for the “SDART” securitization transactions has changed over time. This is because SC’s portfolio of retail installment sale contracts, from which the securitized pools are selected, changes over time. Despite these differences as identified in the summary information for the prior securitized pools, the prior securitized pools are generally comparable to the receivables in this securitization transaction, because although SC has periodically implemented updated credit risk management standards and policies, the underlying origination, credit underwriting and purchasing policies and servicing policies have been generally consistent over time.

Based on SC’s experience, the characteristics that are expected to most significantly influence the performance of a securitized pool of retail installment sale contracts are the FICO® scores, new/used percentages, loan-to-value ratios and whether the pool includes contracts with original terms greater than 60 months. A securitized pool with lower FICO® scores, higher loan-to-value ratios and a higher percentage of longer term contracts may not perform as well as a securitized pool with higher FICO® scores, lower loan-to-value ratios and/or a lower percentage of longer term contracts. Securitized pools generally will perform better during periods of economic growth than during periods of economic downturn or stagnant growth.

The pool of receivables to be acquired by the issuing entity on the closing date is expected to have substantially similar FICO® scores and loan-to-value ratios compared to most of the prior receivables securitization transactions set forth on Appendix A and a higher percentage of new vehicles and longer term contracts compared to some of the prior receivables securitization transactions set forth on Appendix A. Any difference in performance in the pool of receivables compared to prior securitized pools may be more influenced by general macroeconomic conditions than differences in these characteristics.

In addition, although the selection criteria used for the retail installment sale contracts in the prior securitized pools have changed over time, these changes do not diminish the general comparability of the prior securitized pools to the pool of receivables in this securitization transaction. Losses, prepayments and delinquencies for the pool of receivables in this securitization transaction may nonetheless differ from the information shown in Appendix A for prior securitized pools.

As a result of each of the foregoing, there can be no assurance that the performance of the prior receivables securitization transactions sponsored by SC will correspond to or be an accurate predictor of the performance of this receivables securitization transaction. We encourage investors to compare the summary characteristics of the pool of receivables set forth in this prospectus to the summary characteristics of each securitized pool set forth on Appendix A prior to making an investment decision. Additionally, to further understand how differing pool characteristics could impact performance, see “Risk Factors—Credit scores, loss forecasting scores and historical loss experience may not accurately predict the likelihood of delinquencies, defaults and losses on the receivables”, “Risk Factors—The rate of depreciation of certain financed vehicles could exceed the amortization of the outstanding principal amount of the related receivables, which may result in losses”, “Risk Factors—The geographic concentration of the obligors in the receivables pool and varying economic circumstances may increase the risk of losses or reduce the return on your notes” and “Risk Factors—The return on your notes may be reduced due to varying economic circumstances and/or an economic downturn”.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and the disclosure regarding the receivables required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, SC identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by SC senior management to ensure the accuracy of such descriptions. SC also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. SC officers also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

In addition, SC employees performed a review of the Rule 193 Information to confirm that the receivables in the pool satisfied the criteria set forth in the second paragraph under “The Receivables Pool—Characteristics of the Receivables” in this prospectus. Statistical information relating to the receivables was recalculated using data tapes containing information from SC’s information systems, which includes databases containing certain attributes of the receivables, as well as originations data. The review of Rule 193 Information relating to credit approvals and exceptions to credit policies consisted of the application of SC’s internal control procedures, which include regular quality assurance and information technology internal audits on origination, funding and data systems to ensure accuracy of data and that previously originated receivables complied with underwriting guidelines. In addition, 150 receivable files relating to the receivables were randomly selected in order to compare certain receivable characteristics selected by the depositor to the applicable information on the data tapes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the level of assistance provided by the third parties. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Repurchases and Replacements

No assets securitized by SC were the subject of a demand to repurchase or replace for breach of the representations and warranties during the three-year period ending August 31, 2018.

Please refer to the Form ABS-15G filed by SC on January 30, 2018 for additional information. The CIK number of SC is 0001540151.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of each class of notes will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle receivables included in the issuing entity property will be paid or distributed to the noteholders on the next payment date following the Collection Period in which they are received. To the extent that any receivable included in the issuing entity property is prepaid in full by the obligor, purchased by the servicer as a result of a breach of a covenant related to its servicing duties or as a result of a reduction in the contract rate of the receivable other than as required by applicable law (including, without limitation, the Servicemembers Civil Relief Act) or court order, each as described under “The Transfer Agreements and the Administration Agreement—Collection, Extensions and Modifications of Receivables,” or repurchased by SC as a result of a breach of a representation or warranty regarding the characteristics of a receivable to be transferred to the issuing entity as described under “The

Transfer Agreements and the Administration Agreement—Representations and Warranties” or otherwise, the actual weighted average life of the receivables included in the issuing entity property will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies or purchases made by the servicer as a result of a breach of a covenant made by it related to its servicing duties as described under “The Transfer Agreements and the Administration Agreement—Collection, Extensions and Modifications of Receivables.” In addition, early retirement of the notes may be effected if the servicer exercises its option to purchase the remaining receivables included in the issuing entity property when the outstanding balance of the receivables has declined to or below the percentage specified in “The Transfer Agreements and the Administration Agreement—Optional Redemption” in this prospectus.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

SC can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the issuing entity property in either stable or changing interest rate environments. Noteholders will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the issuing entity property.

The following information is provided solely to illustrate the effect of prepayments of the receivables on the unpaid principal balances of the notes and the weighted average life of each class of notes under the assumptions stated below and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on receivables can be measured against prepayment standards or models. The absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of receivables in a pool of receivables. ABS also assumes that all of the receivables in a pool are the same size, that all of those receivables amortize at the same rate and that for every month that any individual receivable is outstanding, payments on that particular receivable will either be made as scheduled or the receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, if a 1% ABS were used, that would mean that 100 receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of the Initial Note Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuing entity holds 7 pools of receivables with the following characteristics:

Pool	Aggregate Outstanding Principal Balance	Gross Contract Rate	Assumed Cut-off Date	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$6,400,904.88	14.935%	September 30, 2018	67	9
2	$99,002,654.79	15.144%	September 30, 2018	72	19
3	$47,214,849.14	14.424%	September 30, 2018	68	29
4	$20,689,972.40	15.286%	September 30, 2018	53	46
5	$61,135,079.26	15.121%	September 30, 2018	61	59
6	$825,656,916.40	16.238%	September 30, 2018	72	72
7	$200,296,315.88	13.157%	September 30, 2018	75	74

Total	$1,260,396,692.75

•

all prepayments on the receivables each month are made in full on the last day of each month (and include 30 days of interest) at the specified constant percentage of ABS commencing in October 2018 and there are no defaults, losses or repurchases;

•

interest accrues on the Class A notes, Class B notes, Class C notes and Class D notes at the following per annum fixed coupon rates: Class A-1 notes, 2.55465%; Class A-2-A notes, 3.15%; Class A-2-B notes, 2.63219%; Class A-3 notes, 3.39%; Class B notes, 3.68%; Class C notes, 3.88%; and Class D notes, 4.31%. With respect to the Class E notes, it is assumed that the targeted overcollateralization amount is reached as of the twenty-fourth payment date following the closing date such that interest accrues on the Class E notes at the following per annum fixed coupon rates: 0.00% through and including the interest accrual period for the twenty-fourth payment date following the closing date and 5.35% for each subsequent interest accrual period;

•	each scheduled payment on the receivables is made on the last day of each month commencing in October 2018, and each month has 30 days;

•

the initial Note Balance of each class of notes is equal to the applicable initial principal balance set forth on the front cover of this prospectus except that the initial principal balance of the Class A-2-A notes is $140,000,000 and the initial principal balance of the Class A-2-B notes is $140,000,000;

•	payments on the notes are paid in cash on each payment date commencing November 15, 2018 and on the 15th calendar day of each subsequent month whether or not that day is a Business Day;

•	the notes are purchased on the closing date of October 24, 2018;

•

the servicing fee will be 3.00% per annum, the indenture trustee fee, asset representations reviewer fee and owner trustee fee, in the aggregate, equal $16,666.67 monthly, and all other fees and expenses equal zero;

•	the Class A-1 notes and the Class A-2-B notes will be paid interest on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year;

•

the Class A-2-A notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will be paid interest on the basis of a 360-day year consisting of twelve 30-day months;

•

Available Funds from the receivables described above are distributed in accordance with the payment priorities described below under “The Transfer Agreements and the Administration Agreement—Priority of Payments,” and no event of default under the indenture occurs;

•	payments of principal on the notes are distributed in accordance with the payment priorities described below under “The Notes—Payments of Principal”;

•

the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity; and

•	investment income amounts equal zero.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial Note Balance of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related initial Note Balance of the note.

Percent of the Initial Note Balance at Various ABS Percentages

Class A-1 Notes

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2018	86.05%	84.55%	81.14%	75.72%	29.78%	5.61%
December 15, 2018	72.51%	69.55%	62.90%	52.45%	8.82%	0.00%
January 15, 2019	58.98%	54.63%	44.90%	29.81%	0.00%	0.00%
February 15, 2019	45.46%	39.78%	27.12%	7.80%	0.00%	0.00%
March 15, 2019	31.93%	24.97%	9.55%	0.00%	0.00%	0.00%
April 15, 2019	18.42%	10.51%	0.00%	0.00%	0.00%	0.00%
May 15, 2019	9.72%	1.33%	0.00%	0.00%	0.00%	0.00%
June 15, 2019	1.56%	0.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	0.33	0.30	0.25	0.20	0.09	0.06
Weighted Average Life (Years) to Maturity	0.33	0.30	0.25	0.20	0.09	0.06

Percent of the Initial Note Balance at Various ABS Percentages

Class A-2-A Notes and Class A-2-B Notes

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	86.09%
January 15, 2019	100.00%	100.00%	100.00%	100.00%	90.80%	68.09%
February 15, 2019	100.00%	100.00%	100.00%	100.00%	74.99%	50.37%
March 15, 2019	100.00%	100.00%	100.00%	89.38%	61.27%	37.42%
April 15, 2019	100.00%	100.00%	95.58%	76.95%	50.39%	24.70%
May 15, 2019	100.00%	100.00%	86.63%	65.78%	39.68%	12.14%
June 15, 2019	100.00%	93.85%	77.77%	54.98%	29.16%	0.00%
July 15, 2019	94.79%	86.66%	69.01%	44.56%	18.82%	0.00%
August 15, 2019	88.56%	79.69%	60.53%	34.47%	8.66%	0.00%
September 15, 2019	82.28%	72.71%	52.14%	24.72%	0.00%	0.00%
October 15, 2019	75.97%	65.73%	43.85%	15.31%	0.00%	0.00%
November 15, 2019	69.61%	58.75%	35.66%	6.24%	0.00%	0.00%
December 15, 2019	63.22%	51.76%	27.57%	0.00%	0.00%	0.00%
January 15, 2020	56.78%	44.77%	19.58%	0.00%	0.00%	0.00%
February 15, 2020	50.30%	37.78%	11.70%	0.00%	0.00%	0.00%
March 15, 2020	43.79%	30.79%	3.92%	0.00%	0.00%	0.00%
April 15, 2020	37.23%	23.79%	0.00%	0.00%	0.00%	0.00%
May 15, 2020	30.63%	16.80%	0.00%	0.00%	0.00%	0.00%
June 15, 2020	25.72%	11.40%	0.00%	0.00%	0.00%	0.00%
July 15, 2020	20.79%	5.99%	0.00%	0.00%	0.00%	0.00%
August 15, 2020	15.82%	0.58%	0.00%	0.00%	0.00%	0.00%
September 15, 2020	10.82%	0.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2020	5.79%	0.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2020	0.73%	0.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	1.37	1.21	0.96	0.74	0.54	0.37
Weighted Average Life (Years) to Maturity	1.37	1.21	0.96	0.74	0.54	0.37

Percent of the Initial Note Balance at Various ABS Percentages

Class A-3 Notes

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	99.36%
July 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	74.78%
August 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	43.53%
September 15, 2019	100.00%	100.00%	100.00%	100.00%	96.66%	12.74%
October 15, 2019	100.00%	100.00%	100.00%	100.00%	80.59%	0.00%
November 15, 2019	100.00%	100.00%	100.00%	100.00%	57.71%	0.00%
December 15, 2019	100.00%	100.00%	100.00%	94.19%	35.11%	0.00%
January 15, 2020	100.00%	100.00%	100.00%	80.82%	12.81%	0.00%
February 15, 2020	100.00%	100.00%	100.00%	60.66%	0.00%	0.00%
March 15, 2020	100.00%	100.00%	100.00%	40.78%	0.00%	0.00%
April 15, 2020	100.00%	100.00%	90.39%	21.21%	0.00%	0.00%
May 15, 2020	100.00%	100.00%	77.81%	1.92%	0.00%	0.00%
June 15, 2020	100.00%	100.00%	61.26%	0.00%	0.00%	0.00%
July 15, 2020	100.00%	100.00%	44.84%	0.00%	0.00%	0.00%
August 15, 2020	100.00%	100.00%	28.56%	0.00%	0.00%	0.00%
September 15, 2020	100.00%	87.61%	12.42%	0.00%	0.00%	0.00%
October 15, 2020	100.00%	80.53%	0.00%	0.00%	0.00%	0.00%
November 15, 2020	100.00%	66.46%	0.00%	0.00%	0.00%	0.00%
December 15, 2020	88.81%	52.38%	0.00%	0.00%	0.00%	0.00%
January 15, 2021	82.50%	38.29%	0.00%	0.00%	0.00%	0.00%
February 15, 2021	69.11%	24.19%	0.00%	0.00%	0.00%	0.00%
March 15, 2021	55.63%	10.08%	0.00%	0.00%	0.00%	0.00%
April 15, 2021	43.51%	0.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2021	31.31%	0.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2021	19.03%	0.00%	0.00%	0.00%	0.00%	0.00%
July 15, 2021	6.67%	0.00%	0.00%	0.00%	0.00%	0.00%
August 15, 2021	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	2.47	2.19	1.74	1.39	1.13	0.83
Weighted Average Life (Years) to Maturity	2.47	2.19	1.74	1.39	1.13	0.83

Percent of the Initial Note Balance at Various ABS Percentages

Class B Notes

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	86.04%
November 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	62.35%
December 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	39.04%
January 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	16.13%
February 15, 2020	100.00%	100.00%	100.00%	100.00%	92.70%	0.00%
March 15, 2020	100.00%	100.00%	100.00%	100.00%	75.46%	0.00%
April 15, 2020	100.00%	100.00%	100.00%	100.00%	58.46%	0.00%
May 15, 2020	100.00%	100.00%	100.00%	100.00%	41.72%	0.00%
June 15, 2020	100.00%	100.00%	100.00%	86.45%	25.24%	0.00%
July 15, 2020	100.00%	100.00%	100.00%	71.63%	9.02%	0.00%
August 15, 2020	100.00%	100.00%	100.00%	57.05%	0.00%	0.00%
September 15, 2020	100.00%	100.00%	100.00%	42.74%	0.00%	0.00%
October 15, 2020	100.00%	100.00%	97.16%	28.69%	0.00%	0.00%
November 15, 2020	100.00%	100.00%	84.57%	14.90%	0.00%	0.00%
December 15, 2020	100.00%	100.00%	72.10%	1.39%	0.00%	0.00%
January 15, 2021	100.00%	100.00%	59.75%	0.00%	0.00%	0.00%
February 15, 2021	100.00%	100.00%	47.53%	0.00%	0.00%	0.00%
March 15, 2021	100.00%	100.00%	35.43%	0.00%	0.00%	0.00%
April 15, 2021	100.00%	97.82%	24.11%	0.00%	0.00%	0.00%
May 15, 2021	100.00%	87.61%	12.88%	0.00%	0.00%	0.00%
June 15, 2021	100.00%	77.40%	1.76%	0.00%	0.00%	0.00%
July 15, 2021	100.00%	67.18%	0.00%	0.00%	0.00%	0.00%
August 15, 2021	95.41%	56.96%	0.00%	0.00%	0.00%	0.00%
September 15, 2021	85.46%	46.73%	0.00%	0.00%	0.00%	0.00%
October 15, 2021	75.45%	36.49%	0.00%	0.00%	0.00%	0.00%
November 15, 2021	65.36%	26.24%	0.00%	0.00%	0.00%	0.00%
December 15, 2021	55.21%	16.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2022	44.99%	5.74%	0.00%	0.00%	0.00%	0.00%
February 15, 2022	34.71%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2022	24.35%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2022	13.93%	0.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2022	3.44%	0.00%	0.00%	0.00%	0.00%	0.00%
June 15, 2022	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	3.22	2.91	2.34	1.89	1.56	1.14
Weighted Average Life (Years) to Maturity	3.22	2.91	2.34	1.89	1.56	1.14

Percent of the Initial Note Balance at Various ABS Percentages

Class C Notes

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	94.84%
March 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	76.94%
April 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	59.39%
May 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	42.18%
June 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	25.34%
July 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	8.86%
August 15, 2020	100.00%	100.00%	100.00%	100.00%	94.38%	0.00%
September 15, 2020	100.00%	100.00%	100.00%	100.00%	81.68%	0.00%
October 15, 2020	100.00%	100.00%	100.00%	100.00%	69.20%	0.00%
November 15, 2020	100.00%	100.00%	100.00%	100.00%	56.96%	0.00%
December 15, 2020	100.00%	100.00%	100.00%	100.00%	44.95%	0.00%
January 15, 2021	100.00%	100.00%	100.00%	90.41%	33.18%	0.00%
February 15, 2021	100.00%	100.00%	100.00%	79.93%	21.66%	0.00%
March 15, 2021	100.00%	100.00%	100.00%	69.67%	10.38%	0.00%
April 15, 2021	100.00%	100.00%	100.00%	59.57%	0.00%	0.00%
May 15, 2021	100.00%	100.00%	100.00%	49.65%	0.00%	0.00%
June 15, 2021	100.00%	100.00%	100.00%	39.90%	0.00%	0.00%
July 15, 2021	100.00%	100.00%	92.50%	30.33%	0.00%	0.00%
August 15, 2021	100.00%	100.00%	83.67%	20.95%	0.00%	0.00%
September 15, 2021	100.00%	100.00%	74.92%	11.75%	0.00%	0.00%
October 15, 2021	100.00%	100.00%	66.26%	2.74%	0.00%	0.00%
November 15, 2021	100.00%	100.00%	57.71%	0.00%	0.00%	0.00%
December 15, 2021	100.00%	100.00%	49.24%	0.00%	0.00%	0.00%
January 15, 2022	100.00%	100.00%	40.88%	0.00%	0.00%	0.00%
February 15, 2022	100.00%	96.34%	32.62%	0.00%	0.00%	0.00%
March 15, 2022	100.00%	88.03%	24.46%	0.00%	0.00%	0.00%
April 15, 2022	100.00%	79.71%	16.41%	0.00%	0.00%	0.00%
May 15, 2022	100.00%	71.39%	8.47%	0.00%	0.00%	0.00%
June 15, 2022	94.22%	63.07%	0.64%	0.00%	0.00%	0.00%
July 15, 2022	85.60%	54.75%	0.00%	0.00%	0.00%	0.00%
August 15, 2022	76.93%	46.43%	0.00%	0.00%	0.00%	0.00%
September 15, 2022	68.47%	38.35%	0.00%	0.00%	0.00%	0.00%
October 15, 2022	59.95%	30.27%	0.00%	0.00%	0.00%	0.00%
November 15, 2022	51.38%	22.19%	0.00%	0.00%	0.00%	0.00%
December 15, 2022	42.74%	14.12%	0.00%	0.00%	0.00%	0.00%
January 15, 2023	34.05%	6.04%	0.00%	0.00%	0.00%	0.00%
February 15, 2023	25.30%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2023	16.49%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2023	7.63%	0.00%	0.00%	0.00%	0.00%	0.00%
May 15, 2023	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
Weighted Average Life (Years) to Call	4.11	3.82	3.18	2.60	2.15	1.56
Weighted Average Life (Years) to Maturity	4.11	3.82	3.18	2.60	2.15	1.56

Percent of the Initial Note Balance at Various ABS Percentages

Class D Notes

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	91.87%
September 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	74.24%
October 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	57.04%
November 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	40.29%
December 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	23.99%
January 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	6.51%
February 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
March 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
April 15, 2021	100.00%	100.00%	100.00%	100.00%	99.29%	0.00%
May 15, 2021	100.00%	100.00%	100.00%	100.00%	87.24%	0.00%
June 15, 2021	100.00%	100.00%	100.00%	100.00%	75.49%	0.00%
July 15, 2021	100.00%	100.00%	100.00%	100.00%	64.05%	0.00%
August 15, 2021	100.00%	100.00%	100.00%	100.00%	52.91%	0.00%
September 15, 2021	100.00%	100.00%	100.00%	100.00%	42.09%	0.00%
October 15, 2021	100.00%	100.00%	100.00%	100.00%	31.60%	0.00%
November 15, 2021	100.00%	100.00%	100.00%	93.19%	21.33%	0.00%
December 15, 2021	100.00%	100.00%	100.00%	83.53%	10.26%	0.00%
January 15, 2022	100.00%	100.00%	100.00%	74.10%	0.00%	0.00%
February 15, 2022	100.00%	100.00%	100.00%	64.91%	0.00%	0.00%
March 15, 2022	100.00%	100.00%	100.00%	55.95%	0.00%	0.00%
April 15, 2022	100.00%	100.00%	100.00%	47.23%	0.00%	0.00%
May 15, 2022	100.00%	100.00%	100.00%	38.76%	0.00%	0.00%
June 15, 2022	100.00%	100.00%	100.00%	30.54%	0.00%	0.00%
July 15, 2022	100.00%	100.00%	92.07%	22.59%	0.00%	0.00%
August 15, 2022	100.00%	100.00%	83.56%	13.94%	0.00%	0.00%
September 15, 2022	100.00%	100.00%	75.35%	5.66%	0.00%	0.00%
October 15, 2022	100.00%	100.00%	67.27%	0.00%	0.00%	0.00%
November 15, 2022	100.00%	100.00%	59.33%	0.00%	0.00%	0.00%
December 15, 2022	100.00%	100.00%	51.53%	0.00%	0.00%	0.00%
January 15, 2023	100.00%	100.00%	43.87%	0.00%	0.00%	0.00%
February 15, 2023	100.00%	97.73%	36.35%	0.00%	0.00%	0.00%
March 15, 2023	100.00%	88.69%	28.98%	0.00%	0.00%	0.00%
April 15, 2023	100.00%	79.65%	21.68%	0.00%	0.00%	0.00%
May 15, 2023	98.54%	70.62%	13.72%	0.00%	0.00%	0.00%
June 15, 2023	88.46%	61.60%	5.94%	0.00%	0.00%	0.00%
July 15, 2023	78.32%	52.59%	0.00%	0.00%	0.00%	0.00%
August 15, 2023	68.11%	43.58%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
September 15, 2023	57.82%	34.59%	0.00%	0.00%	0.00%	0.00%
October 15, 2023	48.21%	26.21%	0.00%	0.00%	0.00%	0.00%
November 15, 2023	38.52%	17.26%	0.00%	0.00%	0.00%	0.00%
December 15, 2023	28.77%	7.84%	0.00%	0.00%	0.00%	0.00%
January 15, 2024	18.52%	0.00%	0.00%	0.00%	0.00%	0.00%
February 15, 2024	7.38%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2024	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	5.00	4.79	4.21	3.50	2.88	2.05
Weighted Average Life (Years) to Maturity	5.00	4.79	4.21	3.50	2.88	2.05

Percent of the Initial Note Balance at Various ABS Percentages

Class E Notes

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2018	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2019	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 15, 2020	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
March 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
April 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
May 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
June 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
July 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
August 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
September 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
October 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
November 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
December 15, 2021	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
January 15, 2022	100.00%	100.00%	100.00%	100.00%	99.45%	0.00%
February 15, 2022	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
March 15, 2022	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
April 15, 2022	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
May 15, 2022	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
June 15, 2022	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
July 15, 2022	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
August 15, 2022	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
September 15, 2022	100.00%	100.00%	100.00%	100.00%	0.00%	0.00%
October 15, 2022	100.00%	100.00%	100.00%	96.94%	0.00%	0.00%
November 15, 2022	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
December 15, 2022	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
January 15, 2023	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
February 15, 2023	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
March 15, 2023	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
April 15, 2023	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
May 15, 2023	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
June 15, 2023	100.00%	100.00%	100.00%	0.00%	0.00%	0.00%
July 15, 2023	100.00%	100.00%	97.82%	0.00%	0.00%	0.00%
August 15, 2023	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%

Payment Date	0.25%	0.50%	1.00%	1.50%	2.00%	3.00%
September 15, 2023	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
October 15, 2023	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
November 15, 2023	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
December 15, 2023	100.00%	100.00%	0.00%	0.00%	0.00%	0.00%
January 15, 2024	100.00%	97.95%	0.00%	0.00%	0.00%	0.00%
February 15, 2024	100.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 15, 2024	94.98%	0.00%	0.00%	0.00%	0.00%	0.00%
April 15, 2024	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (Years) to Call	5.47	5.31	4.81	4.06	3.31	2.31
Weighted Average Life (Years) to Maturity	5.68	5.59	5.23	4.46	3.60	2.49

THE NOTES

General

The issuing entity will issue the notes pursuant to the terms of the indenture, a form of which has been filed as an exhibit to the registration statement, to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders. We will file a copy of the finalized indenture with the SEC concurrently with or prior to the time we file this prospectus with the SEC. Each noteholder will have the right to receive payments made with respect to the receivables and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture and the sale and servicing agreement. Wells Fargo Bank, National Association will be the indenture trustee.

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.

All payments required to be made on the notes will be made monthly on each payment date, which will be the 15th day of each month or, if that day is not a Business Day, then the next Business Day beginning November 15, 2018.

For each class of book-entry notes, the “record date” for each payment date or redemption date is the close of business on the Business Day immediately preceding that payment date or redemption date. For notes issued as definitive notes, the record date for any payment date or redemption date is the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs. See “—Definitive Notes” below. No investor acquiring an interest in the notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “Note Owner” and together with noteholders, collectively “investors”) will be entitled to receive a certificate representing that owner’s note, except as set forth in “—Definitive Notes” below.

The initial Note Balance, interest rate and final scheduled payment date for each class of notes is set forth on the cover page to this prospectus.

Distributions to the certificateholders will be subordinated to distributions of principal of and interest on the notes to the extent described in “The Transfer Agreements and the Administration Agreement—Priority of Payments” in this prospectus.

Delivery of Notes

The offered notes will be issued in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof and the Class E notes are issuable in a minimum denomination of $3,000,000 and in integral multiples of $1,000 in excess thereof, subject, in each case, to certain exceptions set forth in the indenture. The notes will be issued on or about the closing date in book-entry form through the facilities of The Depository Trust Company, or “DTC” Clearstream and the Euroclear System against payment in immediately available funds.

Book-Entry Registration

Each class of notes offered will be available only in book-entry form except in the limited circumstances described under “—Definitive Notes” in this prospectus. All book-entry notes will be held by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

For notes held in book-entry form, actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Definitive Notes

The notes will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

•

the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the administrator or the indenture trustee, as applicable, is unable to locate a qualified successor;

•	the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•

after an event of default, beneficial owners representing in the aggregate at least a majority of the outstanding principal amount of all the notes, voting as a single class, advise the indenture trustee through DTC (or its successor) in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth in this prospectus and in the indenture. Payments or distributions on each payment date and on the final scheduled payment date, as specified in this prospectus, will be made to holders in whose names the definitive notes were registered on the Record Date. Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the indenture. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Notes Owned by Transaction Parties

In determining whether noteholders holding the requisite note balance have given any request, demand, authorization, direction, notice, consent, vote or waiver under any transaction document, notes owned by the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates will be disregarded and deemed not to be “outstanding” unless all of the notes are then owned by the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates, except that, in determining whether the indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only notes that a responsible officer of the indenture trustee knows to be so owned will be so disregarded. Notes that have been pledged in good faith may be regarded as “outstanding” if the pledgee of those notes establishes to the satisfaction of the indenture trustee that the pledgee has the right to act with respect to those notes and that the pledgee is not the issuing entity, the depositor, any certificateholder, the servicer, the administrator or any of their respective affiliates.

Access to Noteholder Lists

To the extent that definitive notes have been issued in the limited circumstances described under “—Definitive Notes” above, the note registrar will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

•	as of each Record Date, within five days of that Record Date; and

•	within 30 days after receipt by the note registrar of a written request from the owner trustee or indenture trustee for that list, as of not more than ten days before that list is furnished.

The indenture does not provide for the holding of annual or other meetings of noteholders.

Statements to Noteholders

On or prior to the second Business Day preceding each payment date, the servicer will provide to the indenture trustee and, on each payment date, the indenture trustee will forward or otherwise make available to each noteholder a statement (prepared by the servicer) setting forth for that payment date and the related Collection Period the following information (or such other substantially similar information so long as such information satisfies the requirements of Item 1121 of Regulation AB):

•	the amount of the distribution on or with respect to each class of notes allocable to principal;

•	the amount of the distribution on or with respect to each class of notes allocable to interest;

•

the Class A-1 Note Balance, the Class A-2-A Note Balance, the Class A-2-B Note Balance, the Class A-3 Note Balance, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance, and the Class E Note Balance, in each case after giving effect to payments on such payment date;

•

the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation Principal, the Fourth Allocation of Principal, the Fifth Allocation of Principal and the Regular Allocation of Principal for such payment date;

•	the Delinquency Percentage;

•	the aggregate principal balance of 60-Day Delinquent Receivables as of the end of the related Collection Period;

•	whether the Delinquency Percentage exceeds the Delinquency Trigger;

•	the aggregate servicing fee paid to the servicer with respect to the receivables, the amount of any unpaid servicing fees and the change in such amount from that of the prior payment date;

•

the amount of fees paid to the indenture trustee, the owner trustee and the asset representations reviewer, the amount of any unpaid fees to the indenture trustee, owner trustee and the asset representations reviewer and any changes in such amount from the prior payment date;

•

(i) the amount on deposit in the reserve account and the Specified Reserve Account Balance, each as of the beginning and end of the related Collection Period, (ii) the amount to be deposited in the reserve account in respect of such payment date, if any, (iii) the reserve account draw amount and the reserve account excess amount, if any, to be withdrawn from the reserve account on such payment date, (iv) the balance on deposit in the reserve account on such payment date after giving effect to such changes in such balance from the immediately preceding payment date;

•	the aggregate repurchase price with respect to repurchased receivables paid by the servicer or the sponsor with respect to the related Collection Period;

•	the number of receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period;

•	the aggregate outstanding principal balance of receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period;

•	the percentage of the total aggregate outstanding principal balance of receivables that are 31-60, 61-90, 91-120 and over 120 days delinquent as of the end of the related Collection Period;

•	the Pool Factor and the Note Factor; and

•	the Pool Balance.

The servicer may, in its sole discretion, elect to include the information specified in the twelfth, thirteenth and fourteenth bullet points above in 30-day increments beginning with 30-59 days delinquency in lieu of the increments set forth in the twelfth, thirteenth and fourteenth bullet points above.

The “Note Factor” will be, for any payment date, a six-digit decimal which the servicer will compute each month, equal to the outstanding balance for each class of notes at the end of the month as a fraction of the original balance of the corresponding class of notes as of the closing date. The Note Factor for each class of notes will be 1.000000 as of the closing date; thereafter, each Note Factor will decline to reflect reductions in the outstanding balance of each class of notes. As a noteholder, your share of the principal balance of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

The “Pool Factor” will be, for any payment date, a six-digit decimal, which the servicer will compute each month, equal to the Pool Balance as of the end of the month as a fraction of the original Pool Balance of receivables as of the cut-off date. The Pool Factor will be 1.000000 as of the closing date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a noteholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s note by the Pool Factor for that month.

DTC will supply these reports to noteholders of book-entry notes in accordance with its procedures. Since owners of beneficial interest in a global note will not be recognized as noteholders, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note as provided in this prospectus.

Within a reasonable period of time after the end of each calendar year during the term of the issuing entity, but not later than the latest date permitted by law, the indenture trustee and paying agent will furnish information required to complete United States federal and state income tax returns to each person who on any Record Date during the calendar year was a registered noteholder. See “Material Federal Income Tax Consequences” in this prospectus.

Payments of Interest

Interest on the Note Balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus and will be due and payable monthly on each payment date. Interest will accrue during each interest accrual period at the applicable interest rate (a) for the Class A-1 notes and the Class A-2-B notes from and including the prior payment date (or from and including the closing date in the case of the first interest accrual period) to but excluding the following payment date or (b) for each other class of notes, from and including the 15th day of the calendar month preceding a payment date (or from and including the closing date in the case of the first interest accrual period) to but excluding the 15th day of the month in which that payment date occurs. A failure to pay the interest due on the notes of the Controlling Class on any payment date that continues unremedied for a period of five Business Days or more will result in an event of default.

Interest will accrue and will be calculated on the various classes of notes as follows:

•

Actual/360. Interest on the Class A-1 notes and the Class A-2-B notes will be calculated on the basis of the actual days elapsed and a 360-day year. This means that the interest due on each payment date for the Class A-1 notes and the Class A-2-B notes will be the product of (i) the Note Balance of the related class of notes, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

•

30/360. Interest on the Class A-2-A notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will be calculated on the basis of a 360-day year of twelve 30-day months. This means that the interest due on each payment date for the Class A-2-A notes, the Class A-3 notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes will be the product of (i) the Note Balance of the related class of notes, (ii) the applicable interest rate and (iii) 30 (or, in the case of the first payment date, the number of days from and including the closing date to but excluding the 15th day of the month in which the first payment date occurs (assuming a 30-day calendar month)), divided by 360.

•

Interest Accrual Periods. Interest will accrue on the Note Balance of each class of notes (a) with respect to the Class A-1 notes and the Class A-2-B notes, from and including the prior payment date (or in the case of the first payment date, the closing date) to but excluding the following payment date or (b) with respect to each other class of notes, from and including the 15th day of the calendar month preceding a payment date (or in the case of the first payment date, the closing date) to but excluding the 15th day of the month in which that payment date occurs. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

Interest on the floating rate notes will be calculated based on LIBOR plus the applicable spread set forth on the cover page to this prospectus; provided that, if the sum of LIBOR and such spread is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2-B notes for such interest accrual period will be deemed to be 0.00%. For purposes of computing interest on the floating rate notes, the following terms have the following meanings:

“LIBOR” means, with respect to any interest period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Bloomberg Screen BTMM Page (or any successor page) as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first interest period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. dollars for a period that corresponds to the actual number of days in the first interest period. If the rates used to determine LIBOR do not appear on the Bloomberg Screen BTMM Page (or any successor page), the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal balance of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The indenture trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the indenture trustee (after consultation with the administrator), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity. The reference banks are the four major banks in the London interbank market selected by the indenture trustee (after consultation with the administrator). If the banks so selected by the indenture trustee (after consultation with the administrator) are not then providing such contemplated offered rates to leading European banks, then LIBOR for the applicable LIBOR Determination Date will be LIBOR in effect on the preceding LIBOR Determination Date.

“LIBOR Determination Date” means the second London Business Day prior to the closing date with respect to the first payment date and, as to each subsequent payment date, the second London Business Day prior to the immediately preceding payment date.

“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

No assurance can be given that the rate displayed on the Bloomberg Screen BTMM Page accurately represents the London interbank rate or the rate applicable to actual loans in U.S. dollars for a one-month period between leading European banks. All determinations of LIBOR by the indenture trustee, in the absence of manifest error, will be conclusive and binding on the noteholders.

For notes in book-entry form, interest on each note will be paid to noteholders of record of the notes as of the Business Day immediately preceding the payment date. For notes in definitive form, interest on each note will be paid to noteholders of record of the notes as of the close of business on the last Business Day of the calendar month preceding the related payment date. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the Note Balance of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

A failure to pay the interest due on the notes of the Controlling Class on any payment date that continues unremedied for a period of five Business Days or more, will result in an event of default. See “The Indenture—Events of Default.”

Payments of Principal

On each payment date prior to the acceleration of the notes following an event of default, certain amounts will be applied to make principal payments sequentially to the Class A-1 noteholders until the Class A-1 notes are paid in full, to the Class A-2-A noteholders and the Class A-2-B noteholders, ratably based on their respective Note Balances, until the Class A-2-A notes and the Class A-2-B notes are paid in full, to the Class A-3 noteholders until the Class A-3 notes are paid in full, to the Class B noteholders until the Class B notes are paid in full, to the Class C noteholders until the Class C notes are paid in full, to the Class D noteholders until the Class D notes are paid in full, and then to the Class E noteholders until the Class E notes are paid in full as set forth under “The Transfer Agreements and the Administration Agreement—Priority of Payments” below.

Failure to pay the Note Balance of any class of notes on its final scheduled payment date or a redemption date will be an event of default under the indenture. At any time after the notes have been accelerated following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full and then ratably to noteholders of each class of the Class A-2 notes and the Class A-3 notes, based on the Note Balance of each class of the Class A-2 notes and the Class A-3 notes, until each such class has been paid in full. Principal payments will then be made on the Class B notes until the Class B notes are paid in full, to the Class C notes until the Class C notes are paid in full, to the Class D notes until the Class D notes are paid in full, and then to the Class E notes until the Class E notes are paid in full. See “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration” in this prospectus.

To the extent not previously paid prior to those dates, the Note Balance of each class of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, the November 2019 payment date;

•	for the Class A-2-A notes and the Class A-2-B notes, the July 2021 payment date;

•	for the Class A-3 notes, the March 2022 payment date;

•	for the Class B notes, the December 2022 payment date;

•	for the Class C notes, the December 2024 payment date;

•	for the Class D notes, the December 2024 payment date; and

•	for the Class E notes, the March 2026 payment date.

THE TRANSFER AGREEMENTS AND THE ADMINISTRATION AGREEMENT

The following information summarizes material provisions of the “purchase agreement” entered into between SC and the depositor, the “sale and servicing agreement” entered into among the depositor, the servicer, the issuing entity and the indenture trustee and the “indenture” entered into between the issuing entity and the indenture trustee. We sometimes refer to these agreements collectively as the “transfer agreements.” This section also summarizes material provisions of the “administration agreement” entered into among the issuing entity, SC and the indenture trustee.

Forms of the transfer agreements and the administration agreement have been filed as exhibits to the registration statement of which this prospectus is a part. We will file a copy of the actual transfer agreements and the administration agreement with the SEC on Form 8-K concurrently with or prior to the time we file this prospectus with the SEC. This is not a complete description of the transfer agreements or the administration agreement, and the summaries of the transfer agreements and the administration agreement in this prospectus are subject to all of the provisions of the transfer agreements and the administration agreement.

Sale and Assignment of Receivables

Under the purchase agreement, on the closing date SC will sell, transfer, assign and otherwise convey to the depositor all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security relating to those receivables. The purchase agreement will create a first priority ownership/security interest in that property in favor of the depositor.

Under the sale and servicing agreement, on the closing date the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the receivables, Collections after the cut-off date, the receivable files and the related security and depositor’s rights under the purchase agreement relating to those receivables and related property. The sale and servicing agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee. The terms of the indenture will create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

This is not a complete description of the transfer agreements, and the summaries of the transfer agreements in this prospectus are subject to all of the provisions of the transfer agreements.

Representations and Warranties

SC, pursuant to the purchase agreement, will make certain representations and warranties regarding each receivable as of the cut-off date (the “Eligibility Representations”). The Eligibility Representations include, among other representations, representations regarding the economic terms of each receivable, the enforceability of the receivable against the related obligor, the security interest in the related financed vehicle, the origination and acquisition of the receivable in the ordinary course of business, the characterization of the receivable under the UCC, the validity of the transfer of the receivable to the issuing entity, the perfection and priority of the indenture trustee’s security interest in the receivable and the compliance of the origination of that receivable with applicable law.

If any party to the purchase agreement discovers or receives notice of a breach of any of the Eligibility Representations with respect to any receivable which materially and adversely affects the interests of the issuing entity or the noteholders in such receivable, the party discovering or receiving written notice of such breach will give prompt written notice of that breach to the other parties to the purchase agreement; provided, that (i) delivery of the monthly servicer’s certificate including notice of such breach will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach and (ii) the indenture trustee will be deemed to have knowledge of such breach only if a responsible officer has actual knowledge thereof, including without limitation upon receipt of written notice; provided, further, that the failure to give that notice will not affect any obligation of SC under the purchase agreement. If the breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, then SC will either (a) correct or cure that breach or (b) repurchase that receivable from the issuing entity, in either case on or before the Business Day before the payment date following the end of the Collection Period which includes the 60th day (or, if SC elects, an earlier date) after the date SC became aware or was notified of that breach. Such breach or failure will be deemed not to materially and adversely affect the interests of the issuing entity or the noteholders if it has not affected the ability of the issuing entity to receive and retain timely payment in full on such receivable. The owner trustee (in its discretion or at the direction of a certificateholder) or the indenture trustee (in its discretion or at the direction of an investor) may notify the sponsor of a breach by delivering written notice to the sponsor identifying the receivable and the related breach of an Eligibility Representation. Any such repurchase by the sponsor will be at a repurchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that repurchase, the sponsor will pay (or will cause to be paid) the repurchase price by depositing the repurchase price into the collection account on the date of repurchase or an earlier date, if elected by the sponsor. The repurchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the purchase agreement.

An investor wishing to direct the indenture trustee to request a repurchase as described above may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation, the identity of the related receivable and a reference to the indenture. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide a certification from the requesting investor that it is, in fact, a beneficial owner of notes, as well as any additional piece of documentation reasonably satisfactory to the indenture trustee, such as a trade confirmation, account statement, letter from a broker or dealer or another similar document (collectively, the “verification documents”). SC will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification.

Asset Representations Review

As discussed above under “—Representations and Warranties,” SC will make the Eligibility Representations regarding the receivables. The asset representations reviewer will be responsible for performing a review of certain receivables for compliance with the Eligibility Representations when the asset review conditions have been satisfied. In order for the asset review conditions to be satisfied, the following two events must have occurred:

•	The Delinquency Percentage for any payment date exceeds the Delinquency Trigger, as described below under “—Delinquency Trigger”; and

•	A majority of the voting investors have voted to direct a review of the applicable Subject Receivables pursuant to the process described below under “—Asset Review Voting”.

If the asset review conditions are satisfied (the first date on which the asset review conditions are satisfied is referred to as the “Review Satisfaction Date”), then the asset representations reviewer will perform an Asset Review as described under “—Asset Review” below.

Delinquency Trigger

On or prior to each determination date, the servicer will calculate the Delinquency Percentage for the related Collection Period. The “Delinquency Percentage” for each payment date and the related Collection Period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Principal Balance of all 60-Day Delinquent Receivables as of the last day of that Collection Period to (ii) the Pool Balance as of the last day of that Collection Period. “60-Day Delinquent Receivables” means, as of any date of determination, all receivables (other than repurchased receivables and Defaulted Receivables) that are 60 or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the servicer’s customary servicing practices. The “Delinquency Trigger” for any payment date and the related Collection Period is 24.00%.

The Delinquency Trigger was calculated as a multiple of 1.75 times the previous historical monthly peak Delinquency Percentage of SC’s public securitization transactions under the Santander Drive Auto Receivables Trust platform since 2007 through August 31, 2018, rounded to the nearest whole percentage. SC believes the Delinquency Trigger is appropriate based on its experience and observation of historical 60-Day Delinquent Receivables in its public securitization transactions over time. The Delinquency Trigger has been set at a level in excess of historical peak Delinquency Percentage to assure that the Delinquency Trigger is not exceeded due to events unrelated to SC’s underwriting, such as ordinary fluctuations in the economy, rising oil prices, housing price declines, terrorist events, extreme weather conditions or an increase of an obligor’s payment obligations under other indebtedness incurred by the obligor.

“Subject Receivables” means, for any Asset Review, all receivables which are 60-Day Delinquent Receivables as of the related Review Satisfaction Date.

Asset Review Voting

The monthly distribution report filed by the depositor on Form 10-D will disclose if the Delinquency Percentage on any payment date exceeds the Delinquency Trigger. If the Delinquency Percentage on any payment date exceeds the Delinquency Trigger, then investors holding at least 5% of the aggregate outstanding principal amount of the notes (the “Instituting Noteholders”) may then elect to initiate a vote to determine whether the asset representations reviewer will conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote within 90 days after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. If any of the Instituting Noteholders is not a noteholder as reflected on the note register, the indenture trustee may require that investor to provide verification documents to confirm that the investor is, in fact, a beneficial owner of notes.

If the Instituting Noteholders initiate a vote as described in the preceding paragraph, the indenture trustee will submit the matter to a vote of all noteholders through DTC and the depositor will include on Form 10-D that a vote has been called. Under the current voting procedures of DTC, DTC (as the holder of record for the notes) transfers the right to vote with respect to securities to the DTC participants that hold record date positions via an omnibus proxy. DTC notifies its participants holding positions in the security of their entitlement to vote. DTC participants are responsible for distribution of information to their customers, including any ultimate beneficial owners of interests in the securities. See “Risk Factors—If your notes are in book-entry form, your rights can only be exercised indirectly.” The indenture trustee may set a record date for purposes of determining the identity of investors entitled to vote in accordance with Section 316(c) of the Trust Indenture Act of 1939, as amended.

The vote will remain open until the 150th day after the filing of the Form 10-D disclosing that the Delinquency Percentage exceeds the Delinquency Trigger. The “Noteholder Direction” will be deemed to have occurred if investors representing at least a majority of the voting investors vote in favor of directing a review by the asset representations reviewer. SC, the depositor and the issuing entity are required under the transaction documents to cooperate with the indenture trustee to facilitate the voting process. Following the completion of the voting process, the next Form 10-D filed by the depositor will disclose whether or not a Noteholder Direction has occurred.

Within five Business Days of the Review Satisfaction Date, the indenture trustee will send a written notice to SC, the depositor, the servicer and the asset representations reviewer specifying that the asset review conditions have been satisfied, providing the applicable Review Satisfaction Date and directing the asset representations reviewer to conduct an asset review. Within ten Business Days of receipt of such notice, the servicer will provide the asset representations reviewer a list of the Subject Receivables.

Fees and Expenses for Asset Review

As described under “—Fees and Expenses”, the asset representations reviewer will be paid an annual fee of $5,000 by the sponsor in accordance with the asset representations review agreement. However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with an asset review of the Subject Receivables. Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee of $200 for each Subject Receivable plus reasonable out-of-pocket travel expenses. All fees payable to, and expenses incurred by, the asset representations reviewer in connection with the Asset Review (the “Review Expenses”) will be payable by the sponsor, and to the extent the Review Expenses remain unpaid after 90 days, they will be payable by the issuing entity out of amounts on deposit in the Collection Account as described under “—Priority of Payments” in this prospectus. In addition, if the asset representations reviewer participates in a dispute resolution proceeding and its reasonable out-of-pocket expenses and reasonable compensation for the time it incurs in participating in the proceeding are not paid by a party to the dispute resolution within 90 days of the end of the proceeding, the sponsor will reimburse the asset representations reviewer for such expenses.

Indemnification and Limitation of Liability of Asset Representations Reviewer

The sponsor will indemnify the asset representations reviewer for costs, expenses, losses, damages and liabilities resulting from the performance of the asset representations reviewer’s obligations under the asset representations review agreement, but excluding any cost, expense, loss, damage or liability resulting from the asset representations reviewer’s willful misconduct, bad faith or negligence or the asset representations reviewer’s breach of any of its representations, warranties or covenants in the asset representations review agreement. To the extent that any such indemnities are not otherwise satisfied, they will be paid from amounts on deposit in the Collection Account as described under “—Priority of Payments.”

To the fullest extent permitted by applicable law, the asset representations reviewer will not be under any liability to the issuing entity or any other person for any action taken or for refraining from the taking of an action under the asset representations review agreement, although the asset representations reviewer will not be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, breach of agreement or negligence in the performance of its duties.

Asset Review

The asset representations reviewer will perform a review of the Subject Receivables for compliance with the Eligibility Representations (an “Asset Review”) in accordance with the procedures set forth in the asset representations review agreement. These procedures will generally consist of a comparison of the Eligibility Representations to certain data points contained in the data tape, the original retail installment sale contract and certain other documents in the receivables file, and other records of the sponsor and the servicer with respect to that Subject Receivable. The review is not designed to determine why an obligor is delinquent or the creditworthiness of the obligor, either at the time of any Asset Review or at the time of origination of the related receivable. The Asset Review is also not designed to establish cause, materiality or recourse for any failure of a receivable to comply with the Eligibility Representations.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Receivables by the 60th day after the asset representations reviewer receives the applicable review materials for the Subject Receivables from the servicer. However, if review materials are inaccessible, clearly unidentifiable and/or illegible, the asset representations reviewer will request that the servicer provide an updated copy of that review material and the review period will be extended for an additional 30 days. The asset representations reviewer will be required to keep all information about the receivables obtained by it in confidence and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law. Upon completion of its review, the asset representations reviewer will provide a report to the indenture trustee, the issuing entity, the sponsor and the servicer of the findings and conclusions of the review of the Subject Receivables, and the depositor will file such report on the Form 10-D filed by the depositor with respect to the Collection Period in which the asset representations reviewer’s report is provided. The indenture trustee will have no obligation to forward the review report to any noteholder or to any other person.

The Asset Review will consist of performing specific tests for each Eligibility Representation and each Subject Receivable and determining whether each test was passed, failed or not able to be completed as a result of missing or incomplete review materials. If the servicer notifies the asset representations reviewer that a Subject Receivable was paid in full by or on behalf of the obligor or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of that receivable and the Asset Review of that receivable will be considered complete. If a Subject Receivable was included in a prior Asset Review, the asset representations reviewer will not conduct additional tests on any such duplicate Subject Receivable unless the asset representations reviewer was not able to complete the tests for that Subject Receivable as a result of missing or incomplete review materials. The asset representations reviewer will not be responsible for determining whether noncompliance with the representations and warranties constitutes a breach of the Eligibility Representations with respect to any Subject Receivable. If the asset representations reviewer determines that there was a “test fail” for a Subject Receivable, the sponsor will investigate whether the noncompliance of the Subject Receivable with an Eligibility Representation materially and adversely affects the interests of the issuing entity or the noteholders in the Subject Receivable such that the sponsor would be required to make a repurchase. In conducting this investigation, the sponsor will refer to the information available to it, including the asset representations reviewer’s report.

Requests to Repurchase and Dispute Resolution

An investor wishing to direct the indenture trustee to request a repurchase or to refer a repurchase dispute to mediation or arbitration may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation or the requested method of dispute resolution, as applicable. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. SC will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification. If the depositor, the issuing entity, the owner trustee (in its discretion or at the direction of a certificateholder) or the indenture trustee (in its discretion or at the direction of an investor) (each, a “requesting party”) requests that the sponsor repurchase any receivable due to a breach of an Eligibility Representation as described under “—Representations and Warranties” in this prospectus and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by the sponsor, the requesting party may refer the matter, at its discretion, to either mediation or arbitration; provided, however, (i) if the indenture trustee declines to act in accordance with this paragraph at the direction of an investor due to the failure of such investor to offer the indenture trustee reasonable security or indemnity satisfactory to the indenture trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such investor will be deemed to be a “requesting party” or (ii) if the owner trustee declines to act in accordance with this paragraph at the direction of a certificateholder due to the failure of such certificateholder to offer the owner trustee security or indemnity satisfactory to the owner trustee against the reasonable costs, expenses, disbursement, advances and liabilities that might be incurred by it, its agents and its counsel in connection with such act, such certificateholder will be deemed to be a “requesting party.” If both the owner trustee (on behalf of one or more certificateholders) and the indenture trustee (on behalf of one or more Note Owners or noteholders) are requesting parties, then the indenture trustee as requesting party shall have the right to make the selection of mediation or arbitration. If more than one Note Owner or noteholder has directed the indenture trustee in connection with a request to pursue dispute resolution, then the indenture trustee will act at the direction of the Note Owners or noteholders, as applicable, holding a majority of the outstanding aggregate principal amount of the notes held by such directing Note Owners or noteholders. If more than one certificateholder has directed the owner trustee in connection with a request to pursue dispute resolution, then the owner trustee will act at the direction of the certificateholder holding the majority of the voting interests of such directing certificateholders. An investor need not direct an Asset Review to be performed prior to submitting a repurchase request with respect to any receivable or using the dispute resolution proceedings with respect to that receivable. The failure of the investors to direct an Asset Review will not affect whether any investor can pursue dispute resolution. In addition, whether any individual investor voted affirmatively, negatively or abstained in the vote to cause an Asset Review will not affect whether that investor can use the dispute resolution proceeding. An investor also will be entitled to refer to dispute resolution a dispute related to any receivable, including any receivable that the asset representations reviewer did not review, any receivable that the asset representations reviewer reviewed and found to have failed a test and any receivable that the asset representations reviewer reviewed and determined that no tests were failed.

The sponsor will inform the requesting party in writing upon a determination by the sponsor that a receivable subject to a demand to repurchase will be repurchased and the monthly distribution report filed by the depositor on Form 10-D for the Collection Period in which such receivables were repurchased will include disclosure of such repurchase. A failure of the sponsor to inform the requesting party that a receivable subject to a demand will be repurchased within 180 days of the receipt of notice of the request shall be deemed to be a determination by the sponsor that no repurchase of that receivable due to a breach of an Eligibility Representation is required. The monthly distribution report filed by the depositor on Form 10-D for the Collection Period in which a repurchase demand is made and for each subsequent Collection Period until such repurchase demand is resolved or the related receivable is repurchased, will include disclosure regarding the date of the repurchase demand as well as the status of such repurchase demand for each applicable receivable. Additionally, SC will file Form ABS-15G disclosing the status of repurchase demands on a periodic basis as required by applicable law.

Although the indenture trustee and the owner trustee may request that the sponsor repurchase a receivable due to a breach of an Eligibility Representation, nothing in the transaction documents requires the indenture trustee or owner trustee to exercise this discretion, the transaction documents do not provide any requirements regarding what factors the indenture trustee or owner trustee, as applicable, should consider when determining whether to exercise its discretion to request a repurchase and neither the indenture trustee nor the owner trustee intends to exercise such discretion. Consequently, it is likely that the requesting party will be the indenture trustee or owner trustee acting at the direction of an investor. If the requesting party is the indenture trustee or owner trustee acting at the direction of an investor, then the indenture trustee or owner trustee, as requesting party, will continue to act at the direction of the investor in making all decisions related to a mediation or arbitration, as applicable.

If a Subject Receivable that was reviewed by the asset representations reviewer during an Asset Review is the subject of a dispute resolution proceeding, the asset representations reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses and reasonable compensation of the asset representations reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the arbitrator for the dispute resolution or as allocated as mutually agreed by the parties as part of a mediation, if such dispute resolution is an arbitration or mediation, respectively.

If the requesting party selects mediation, the mediation will be administered by a nationally recognized arbitration and mediation association selected by the requesting party. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

If the requesting party selects arbitration, the arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties (or, if the parties are unable to agree on an association, by the AAA). The arbitrator will be appointed from a list of neutrals maintained by the AAA. The arbitrator will make its final determination no later than 90 days after the appointment (or as soon as practicable thereafter). In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. No person may bring a putative or certified class action to arbitration.

Any mediation and arbitration described above will be held in New York, New York (or, such other location as the parties mutually agree upon) and will be subject to certain confidentiality restrictions (which will not limit disclosures required by applicable law) and additional terms set forth in the sale and servicing agreement. The requesting party will provide notice of its intention to refer the matter to mediation or arbitration, as applicable, to SC, with a copy to the depositor, the issuing entity, the owner trustee and the indenture trustee. Upon receipt of the notice of intent to refer the matter to mediation or arbitration, the depositor, the issuing entity, the owner trustee (acting at the direction of a certificateholder) and the indenture trustee (acting at the direction of a noteholder or Note Owner) shall advise the requesting party and SC of an intent to join in the mediation or arbitration, which shall result in their being joined as a requesting party in the proceeding.

A requesting party may not initiate a mediation or arbitration as described above with respect to a receivable that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that requesting party or another requesting party) but will have the right, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding, to join an existing mediation or arbitration with respect to that receivable if the mediation or arbitration has not yet concluded. In the case of any such joinder, if the initial requesting party is the indenture trustee (on behalf of one or more Note Owners or noteholders), any decisions related to the mediation or arbitration will be made by the indenture trustee at the written direction of the requesting party holding a majority of the note balance of all of the notes held by such directing noteholders and/or Note Owners. If the initial requesting party is the owner trustee (on behalf of one or more certificateholders), any decisions related to the mediation or arbitration will be made by the owner trustee at the written direction of the certificateholders holding the majority of the voting interests of the directing certificateholders.

Administration Agreement

SC will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement, the sale and servicing agreement, the indenture, the depository agreement and the trust agreement and administer and perform all of the duties and obligations of the issuing entity under the sale and servicing agreement, the indenture, the depository agreement and the trust agreement. However, except as otherwise provided in such documents, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such document. The administrator will monitor the performance of the issuing entity and will advise the issuing entity when action is necessary to comply with the issuing entity’s duties and obligations under such documents. In furtherance of these duties, the administrator will take all appropriate action that is the duty of the issuing entity to take pursuant to such documents. The administrator may, at any time without notice or consent, delegate any of its duties under the transaction documents to any of its affiliates and may delegate specific duties to sub-contractors or other professional service firms who are in the business of performing such duties, although the administrator will remain liable for the performance of any duties that it delegates to another entity.

As compensation for the performance of the administrator and as a reimbursement for its expenses, the administrator will be entitled to receive $2,500 annually, which shall be solely an obligation of the servicer and which shall not exceed the servicing fee for the related annual period.

Amendment Provisions

The trust agreement and the purchase agreement generally may be amended by the parties thereto without the consent of the noteholders or any other person; the sale and servicing agreement may be amended by the depositor and the servicer without the consent of the noteholders or any other person; and the administration agreement may be amended by the administrator without the consent of the noteholders or any other person, in each case, if one of the following requirements is met by the depositor, servicer or administrator as applicable:

(i)     an opinion of counsel to the effect that such amendment will not materially and adversely affect the interests of the noteholders is delivered to the indenture trustee; or

(ii)     the Rating Agency Condition is satisfied with respect to such amendment and the indenture trustee is so notified.

Any amendment to the transaction documents (excluding the indenture) also may be made by the parties thereto with the consent of the noteholders holding not less than a majority of the Note Balance of the Controlling Class; provided, that the sale and servicing agreement may not be so amended if that amendment would (i) reduce the interest rate or principal balance of any note or change or delay the final scheduled payment date of any note without the consent of the applicable noteholder or (ii) reduce the percentage of the aggregate outstanding principal balance of the notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding principal balance of the notes which were required to consent to such matter before giving effect to such amendment. The transaction documents may also be amended without the consent of the noteholders for the purpose of conforming the terms of the transaction documents to the description of such terms in this prospectus or, to the extent not contrary to this prospectus, to the description thereof in an offering memorandum with respect to any class of notes not offered by this prospectus or the certificates.

In addition, the trust agreement, the purchase agreement, the sale and servicing agreement and the administration agreement may only be amended if (a) the Majority Certificateholders or, if 100% of the aggregate Percentage Interests is then beneficially owned by SC and/or its affiliates, such person (or persons) consent to such amendment or (b) such amendment will not, as evidenced by an officer’s certificate or opinion of counsel delivered to the indenture trustee and the owner trustee, materially and adversely affect the interests of the certificateholders.

Accounts

The issuing entity will have the following bank accounts, which will be maintained at and in the name of the indenture trustee on behalf of the noteholders:

•	the collection account; and

•	the reserve account.

Upon the issuance of any definitive certificates in accordance with terms of the trust agreement, a certificate distribution account will be established for the benefit of the certificateholders. Neither the indenture trustee nor any noteholder will have any interest in or claim to the certificate distribution account or funds on deposit in that account.

Deposits to the Collection Account

Unless the monthly remittance condition described below is satisfied, SC will be required to remit Collections it receives on the receivables to the collection account within two Business Days after identification. However, if the monthly remittance condition is satisfied, SC may remit Collections for a Collection Period on the Business Day immediately preceding the payment date following such Collection Period. The “monthly remittance condition” will be satisfied if (a) SC or one of its affiliates is the servicer, (b) no event of default or servicer replacement event has occurred and is continuing, and (c) the servicer’s short-term unsecured debt is rated at least “F-1” by Fitch Ratings, Inc. (“Fitch”) and at least “A-1” by S&P Global Ratings (“S&P”). If the short term unsecured debt ratings of the servicer do not satisfy the levels specified in the preceding sentence but SC makes other arrangements and satisfies the Rating Agency Condition, SC may remit Collections on an alternative remittance schedule but not later than the Business Day prior to the related payment date. Pending deposit into the collection account, Collections may be commingled and used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

On or before each payment date, the servicer will instruct the indenture trustee to withdraw from the reserve account and deposit into the collection account an amount equal to the excess, if any, of (a) the amount required to be distributed pursuant to clauses first through twelfth in the payment waterfall described below under “—Priority of Payments” over (b)  the Available Funds then on deposit in the collection account for distribution on that payment date.

Reserve Account

The servicer will cause the reserve account to be established in the name of the indenture trustee for the benefit of the noteholders. To the extent that Collections on the receivables and amounts on deposit in the reserve account are insufficient, the noteholders will have no recourse to the assets of the depositor or servicer as a source of payment.

The reserve account will initially be funded on the closing date by a deposit of proceeds from the sale of the offered notes in an amount not less than 1.00% of the Pool Balance as of the cut-off date. The Specified Reserve Account Balance will be, on any payment date, an amount not less than 1.00% of the Pool Balance as of the cut-off date.

As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuing entity will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth below under “—Priority of Payments”.

Amounts on deposit in the collection account and the reserve account will be invested by the indenture trustee at the direction of the servicer. Eligible Investments are generally limited to obligations or securities that mature or are liquidated so that such funds will be available on or before the Business Day immediately preceding the next payment date. However, if the Rating Agency Condition is satisfied, funds in the collection account and the reserve account may be invested in securities that will not mature prior to the next payment date and that meet other investment criteria. The servicer will be entitled to receive all investment income (net of investment losses and expenses). See “—Servicing Compensation and Expenses” below.

The amount of funds on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through twelfth under “—Priority of Payments” below.

If the amount of funds on deposit in the reserve account on any payment date, after giving effect to all deposits to and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then such amounts in excess of the Specified Reserve Account Balance shall constitute Available Funds and the servicer will instruct the indenture trustee to distribute the amount of the excess as specified under “—Priority of Payments” below.

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s instructions), to the extent of Available Funds then on deposit in the collection account with respect to the Collection Period preceding such payment date and funds, if any, deposited into the collection account from the reserve account, in the following order of priority:

first, to the indenture trustee and the owner trustee, any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts with respect to prior periods) and, to the asset representations reviewer, any accrued and unpaid fees (including unpaid fees with respect to prior periods), reasonable expenses and indemnification amounts to the extent not previously paid by the sponsor; provided, however, that fees, expenses and indemnification amounts payable to the indenture trustee, the owner trustee and the asset representations reviewer pursuant to this clause first shall be limited to $300,000 per annum in the aggregate;

second, to the servicer, the servicing fee and all prior unpaid servicing fees;

third, to the noteholders of the Class A notes, pro rata, the accrued Class A note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on each class of the Class A notes at their respective interest rates on the Note Balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class A noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates for each class of Class A notes (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amount available will be applied to the payment of interest on the Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

fourth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the First Allocation of Principal;

fifth, to the noteholders of the Class B notes, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate (to the extent permitted by law);

sixth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Second Allocation of Principal;

seventh, to the noteholders of the Class C notes, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate (to the extent permitted by law);

eighth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Third Allocation of Principal;

ninth, to the noteholders of the Class D notes, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate (to the extent permitted by law);

tenth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Fourth Allocation of Principal;

eleventh, to the noteholders of the Class E notes, the accrued Class E note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class E notes at the Class E interest rate on the Class E Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class E noteholders on or prior to the preceding payment date, and (ii) the excess, if any, of the amount of interest due and payable to the Class E noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class E noteholders on those prior payment dates, plus interest on any such shortfall at the Class E interest rate (to the extent permitted by law);

twelfth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Fifth Allocation of Principal;

thirteenth, to the reserve account, an amount required to cause the amount of cash on deposit in the reserve account to equal the Specified Reserve Account Balance;

fourteenth, to the noteholders pursuant to the first paragraph of “The Notes—Payments of Principal” above, the Regular Allocation of Principal; and

fifteenth, to the certificateholders, pro rata, based on the Percentage Interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to the certificateholders, any funds remaining.

Upon and after any distribution to the certificateholders of any amounts, the noteholders will not have any rights in, or claims to, those amounts.

If the sum of the amounts required to be distributed pursuant to clauses first through twelfth above exceeds the sum of Available Funds for that payment date, the indenture trustee will withdraw from the reserve account and deposit in the collection account for distribution in accordance with the payment waterfall an amount equal to the lesser of the funds on deposit in the reserve account and the amount of such shortfall.

Overcollateralization

Overcollateralization is the amount by which the Pool Balance exceeds the outstanding principal balance of the notes. Overcollateralization means there will be additional receivables generating Collections that will be available to cover losses on the receivables and shortfalls due to any low annual percentage rate receivables. The initial amount of overcollateralization will be approximately 6.25% of the Pool Balance as of the cut-off date.

This transaction is structured to make principal payments on the notes in an amount greater than the decrease in the Pool Balance until a targeted level of overcollateralization is reached. After that point, principal payments on the notes will be made in an amount sufficient to maintain the targeted level of overcollateralization. The level of overcollateralization, as of each payment date, is required to increase to, and thereafter be maintained at, a target level of overcollateralization equal to the greater of (a)(i) if a portion of the principal balance of the Class A-2 notes is allocated to the Class A-2-B notes, (x) for each payment date on or prior to the payment date on which the Class A-2-B notes are paid in full, 12.25% of the Pool Balance as of the last day of the related Collection Period and (y) for each payment date after the payment date on which the Class A-2-B notes are paid in full, 11.25% of the Pool Balance as of the last day of the related Collection Period or (ii) if no portion of the principal balance of the Class A-2 notes is allocated to the Class A-2-B notes, 11.25% of the Pool Balance as of the last day of the related Collection Period and (b) 1.50% of the Pool Balance as of the cut-off date.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the servicing fee, trustee fees, expenses and indemnity amounts, asset representations reviewer fees, expenses and indemnity amounts (to the extent not otherwise paid by the sponsor), amounts required to be deposited in the reserve account, if any, and interest on the notes each month, there is expected to be excess interest. Any excess interest will be applied on each payment date as an additional source of Available Funds as described under “—Priority of Payments” above.

Optional Redemption

If the servicer exercises its optional clean-up call to purchase the receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date when the required conditions are satisfied, then the outstanding notes will be redeemed in whole, but not in part on such date. The servicer may exercise this option on any payment date when both of the following conditions are satisfied: (a) as of the last day of the related Collection Period, the Pool Balance has declined to 10% or less of the Pool Balance as of the cut-off date and (b) the purchase price (as described below) and the Available Funds for such payment date would be sufficient to pay (i) the servicing fee for such payment date and all unpaid servicing fees for prior periods, (ii) all fees, expenses and indemnities owed to the indenture trustee and the owner trustee and not previously paid, (iii) interest then due on the notes and (iv) the aggregate unpaid Note Balance of all of the outstanding notes. If the servicer purchases the receivables and other issuing entity property (other than the reserve account) on any payment date, the purchase price will equal the greater of (a) the unpaid principal balance of all the notes, plus accrued and unpaid interest on the notes at the applicable interest rate up to but excluding that payment date (after giving effect to all distributions made on that payment date) and (b) the fair market value of the receivables and the other issuing entity property (other than the reserve account). Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of amounts on deposit in the reserve account and remaining Available Funds after the payments under clauses first through twelfth set forth in “—Priority of Payments” above would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer. On such payment date, (a) the indenture trustee, upon written direction from the servicer, will transfer all amounts on deposit in the reserve account to the collection account and (b) the outstanding notes shall be redeemed in whole, but not in part.

It is expected that at the time this clean-up call option becomes available to the servicer, only the Class E notes will be outstanding.

Notice of redemption under the indenture shall be given by the indenture trustee at the written direction and expense of the servicer not later than 5 days prior to the applicable redemption date to each registered holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes.

Fees and Expenses

The fees and expenses (including indemnification amounts) paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration”.

Recipient	Fees and Expenses Payable*
Servicer	The servicing fee as described below under “—Servicing Compensation and Expenses”
Indenture Trustee	$5,000 per annum plus expenses**
Owner Trustee	$3,000 per annum plus expenses**
Asset Representations Reviewer	$5,000 per annum plus expenses and, in connection with an Asset Review, $200 per receivable reviewed as described above under “—Asset Representations Review – Fees and Expenses for Asset Review”***

*	The fees and expenses described above do not change upon an event of default although actual expenses incurred may be higher after an event of default.
**

The issuing entity has the primary obligation to pay the fees and expenses of the indenture trustee and the owner trustee. To the extent that such amounts are not otherwise satisfied by the issuing entity, such amounts will be paid by the servicer.

***	The sponsor has the primary obligation to pay the fees and expenses of the asset representations reviewer.

Indemnification of Indenture Trustee and the Owner Trustee

Under the indenture, the indenture trustee will be indemnified for any fees, costs, loss, liability, expense, tax, penalty or claim (including reasonable attorneys’ fees and expenses and court costs and any losses incurred in connection with a successful defense, in whole or in part, of any claim that Wells Fargo breached its standard of care, and legal fees and expenses incurred in actions against the indemnifying party) incurred by it in connection with the administration of the trust or trusts under the indenture or under any other transaction document or performance of any of its powers or duties under the indenture or the enforcement of its rights (including indemnification rights) under the transaction documents. Such amounts will be payable by the issuing entity from Available Funds available therefor as described above under “—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration,” and, to the extent not satisfied by the issuing entity, by the servicer. However, none of the administrator, the issuing entity, the depositor or the servicer will be liable for or required to indemnify the indenture trustee from and against any of the foregoing expenses arising or resulting from (i) the indenture trustee’s own willful misconduct, bad faith or negligence, (ii) the inaccuracy of certain of the indenture trustee’s representations and warranties or (iii) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the indenture trustee.

Under the trust agreement, the owner trustee will be indemnified from and against any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the owner trustee in any way relating to or arising out of the trust agreement, the other transaction documents, the issuing entity property, the administration of the issuing entity property or the action or inaction of the owner trustee. Such amounts will be payable by the issuing entity from Available Funds available therefor as described above under “—Priority of Payments” and “The Indenture—Priority of Payments Will Change Upon Events of Default that Result in Acceleration,” and, to the extent not satisfied by the issuing entity, by the servicer. However, neither the depositor nor the servicer will be liable for or required to indemnify the owner trustee from and against any of the foregoing expenses arising or resulting from (i) the owner trustee’s own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of certain of the owner trustee’s representations and warranties, (iii) liabilities arising from the failure of the owner trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee.

Collection and Other Servicing Procedures

SC will be the servicer. So long as SC is the servicer, it will also act as custodian of the receivables, and as the issuing entity’s and indenture trustee’s agent will maintain possession or control, as applicable, of the receivable files. The servicer may, in accordance with its customary servicing practices, (i) maintain all or a portion of the receivables files in electronic form (including the contracts giving rise to the receivables) and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees. The servicer shall maintain control of all electronic chattel paper evidencing a receivable. The servicer, among other things, will manage, service, administer and make collections on the receivables in accordance with its customary servicing practices in effect from time to time, using the same degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others, consistent with the sale and servicing agreement. The servicer is permitted to delegate some or all of its duties to another entity, including its affiliates and subsidiaries, although the servicer will remain liable for the performance of any duties that it delegates to another entity. See “The Transfer Agreements and the Administration Agreement” in this prospectus.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each Collection Period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth, (2) 3.00% and (3) the Pool Balance of the receivables as of the first day of the related Collection Period (or as of the cut-off date, in the case of the first payment date). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees. In addition, the servicer will be entitled to receive all investment earnings (net of investment losses and expenses) from the investment of funds on deposit in the collection account and the reserve account, if any. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the Collection Period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account. The servicer will pay all expenses (other than Liquidation Expenses) incurred by it in connection with its servicing activities (including any fees and expenses of sub-servicers to whom it has delegated servicing responsibilities) and will not be entitled to reimbursement of those expenses. The servicer will be entitled to retain an amount equal to any Liquidation Expenses incurred during a Collection Period from Liquidation Proceeds received during such Collection Period. The servicer will have no responsibility, however, to pay any losses with respect to the receivables or any losses in connection with the investment of funds on deposit in the collection account and the reserve account.

Collection, Extensions and Modifications of Receivables

The servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the receivables as and when the same become due in accordance with its customary servicing practices. Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates, deferrals, amendments, modifications, temporary reductions in payment or adjustments with respect to a receivable in accordance with its customary servicing practices; provided, however, that if the servicer (1) extends the date for final payment by the obligor of any receivable beyond the last day of the Collection Period immediately prior to the final scheduled payment date for the Class E notes, (2) reduces the contract rate of any receivable other than as required by applicable law or court order, at the direction of a regulatory authority or in accordance with regulatory guidance or if the related obligor is a servicemember in military service or is the spouse or a dependent of a servicemember or (3) reduces the outstanding principal balance of any receivable other than as required by applicable law or court order, in connection with a settlement in the event the receivable becomes a Defaulted Receivable or in connection with a Cram Down Loss relating to such receivable, at the direction of a regulatory authority or in accordance with regulatory guidance or if the related obligor is a servicemember in military service or is the spouse or a dependent of a servicemember, it will either correct such action or promptly purchase such receivable if such change in the receivable would materially and adversely affect the interests of the issuing entity or the noteholders in such receivable. The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. Subject to the purchase obligation described in the proviso above, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might result in a decrease in the aggregate amount of payments on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the servicer may refinance any receivable by accepting a new promissory note from the related obligor and depositing the full outstanding principal balance of such receivable into the collection account. The receivable created by such refinancing shall not be property of the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the cancellation of some or all of the amount of a receivable upon the death or disability of the related obligor or any casualty with respect to the financed vehicle.

Upon discovery of a breach of certain other servicing covenants set forth in the sale and servicing agreement which materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, the party discovering that breach will give prompt written notice of that breach to the other parties to the sale and servicing agreement; provided, that delivery of the monthly servicer’s certificate will be deemed to constitute prompt notice by the servicer and the issuing entity of that breach; provided, further, that the failure to give that notice will not affect any obligation of the servicer under the sale and servicing agreement. If the breach materially and adversely affects the interests of the issuing entity or the noteholders in the related receivable, then the servicer will either (a) correct or cure that breach or (b) purchase that receivable from the issuing entity, in either case on or before the payment date following the end of the Collection Period which includes the 60th day (or, if the servicer elects, an earlier date) after the date the servicer became aware or was notified of that breach. Such breach will be deemed not to materially and adversely affect such receivable if it has not affected the ability of the issuing entity to receive and retain timely payment in full on such receivable. Any such purchase by the servicer will be at a purchase price equal to the outstanding principal balance of that receivable plus unpaid accrued interest. In consideration for that purchase, the servicer will pay (or will cause to be paid) the purchase price by depositing the purchase price into the collection account on the date of purchase (or, if the servicer elects, an earlier date). The purchase obligation will constitute the sole remedy available to the issuing entity and the indenture trustee for a breach by the servicer of certain of its servicing covenants under the sale and servicing agreement.

Unless required by law or court order, the servicer will not release the financed vehicle securing each receivable from the security interest granted by such receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices or in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

Realization Upon Defaulted Receivables

On behalf of the issuing entity, the servicer will use commercially reasonable efforts, consistent with its customary servicing practices, to repossess or otherwise convert the ownership of and liquidate the financed vehicle securing any receivable as to which the servicer had determined eventual payment in full is unlikely unless it determines in its sole discretion that repossession will not increase the liquidation proceeds by an amount greater than the expense of such repossession or that the proceeds ultimately recoverable with respect to such receivable would be increased by forbearance. The servicer will follow such customary servicing practices as it deems necessary or advisable, which may include reasonable efforts to realize upon any recourse to any dealer and selling the financed vehicle at public or private sale. The foregoing will be subject to the provision that, in any case in which the financed vehicle has suffered damage, the servicer will not be required to expend funds in connection with the repair or the repossession of such financed vehicle unless it determines in its sole discretion that such repair and/or repossession will increase the liquidation proceeds by an amount greater than the amount of such expenses. The servicer, in its sole discretion, may in accordance with its customary servicing practices sell any receivable’s deficiency balance. To facilitate any such sale the servicer may, in accordance with its customary servicing practices, purchase from the issuing entity such deficiency balance for a purchase price equal to the proceeds received by the servicer in an arm’s-length transaction for the sale of such deficiency balance. Net proceeds of any such sale allocable to the receivable will constitute liquidation proceeds, and the sole right of the issuing entity and the indenture trustee, if any, with respect to any such sold receivables will be to receive such liquidation proceeds. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the issuing entity to evidence the sale of the financed vehicle at a public or private sale or the sale of the receivable to the servicer to facilitate a deficiency balance sale pursuant to the sale and servicing agreement, in each case, free from any lien or other interest of the issuing entity or the indenture trustee.

Servicer Replacement Events

The following events constitute “servicer replacement events” under the sale and servicing agreement:

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any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for five Business Days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing at least 25% of the Note Balance, voting together as a single class;

•

any failure by the servicer to duly observe or perform in any respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate Note Balance of all outstanding notes; provided, however, that no servicer replacement event will result from the breach by the servicer of any covenant for which the sole remedy for such breach is the purchase of the affected receivable under the sale and servicing agreement; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first two bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The servicer will give the issuing entity and the indenture trustee notice of any servicer replacement event under the sale and servicing agreement.

The existence or occurrence of any “material instance of noncompliance” (within the meaning of Item 1122 of Regulation AB) shall not create any presumption that any event under the first two bullet points above has occurred.

Resignation, Removal or Replacement of the Servicer

If a servicer replacement event has occurred and is unremedied, the indenture trustee, acting at the direction of noteholders representing at least a majority of the Note Balance of the Controlling Class, will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator and to the noteholders. Any successor servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

The servicer may not resign from its servicing obligations and duties unless it determines that the performance of its duties as servicer is no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s obligations. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except under limited circumstances in connection with a consolidation, merger, conveyance, transfer of substantially all of its assets or similar occurrence. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties (including, without limitation, its duties as custodian) to sub-contractors who are in the business of performing such duties. However, no delegation to affiliates or sub-contractors will release the servicer of its responsibility with respect to its duties, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the servicer’s receipt of notice of termination, the predecessor servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified therein, until receipt of that notice. If a successor servicer has not been appointed at the time when the predecessor servicer ceases to act as servicer of the receivables, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including its obligation to indemnify against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the issuing entity or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Servicer Replacement Events

Noteholders holding not less than a majority of the Note Balance of the Controlling Class may waive any servicer replacement event.

Evidence as to Compliance

The sale and servicing agreement provides that a registered public accounting firm (who may also render other services to the servicer or its affiliates) will annually furnish to the issuing entity, with a copy to the indenture trustee, an attestation report.

The sale and servicing agreement will also provide for delivery on or before March 30 of each calendar year, beginning March 30, 2019, of an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of performance under the sale and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer has fulfilled all its obligations under the sale and servicing agreement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

In addition, except as described below, the servicer and each other party that participates in the servicing function with respect to more than 5% of the receivables and other assets comprising the issuing entity will deliver annually to the issuing entity, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•

the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•

a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Further, except as described below, each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

An annual report on Form 10-K with respect to the issuing entity will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

The servicer will also give the issuing entity and the indenture trustee notice of any servicer replacement event under the sale and servicing agreement.

THE INDENTURE

The following summary describes the material terms of the indenture pursuant to which the notes will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture.

Material Covenants

The indenture provides that the issuing entity will not, among other things:

•

except as expressly permitted by the indenture, the sale and servicing agreement, the trust agreement, the administration agreement or the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the issuing entity or engage in any other activities other than financing, acquiring, owning, pledging and managing the receivables and other collateral;

•

claim any credit on or make any deduction from the principal and interest payable in respect of the notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	except as contemplated by the transaction documents, dissolve or liquidate in whole or in part;

•	merge or consolidate with, or transfer substantially all of its assets to, any other person;

•

permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under that indenture except as may be expressly permitted thereby;

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof;

•	permit the lien of the indenture to not constitute a valid first priority security interest (except certain permitted encumbrances) in the collateral; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

Noteholder Communication; List of Noteholders

Investors may send a request to the depositor at any time notifying the depositor that the investor would like to communicate with other investors with respect to an exercise of their rights under the terms of the transaction documents. If the requesting investor is not a noteholder as reflected on the note register, the depositor may require that the requesting investor provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. The depositor will disclose in each Form 10-D information regarding any request received during the related Collection Period from an investor to communicate with other investors related to the investors exercising their rights under the terms of the transaction documents. The disclosure in the Form 10-D regarding the request to communicate will include the name of the investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the investor, which states that the investor is interested in communicating with other investors with regard to the possible exercise of rights under the transaction documents and a description of the method other investors may use to contact the requesting investor. SC and the depositor will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the indenture trustee in connection with the preparation thereof.

With respect to the notes of the issuing entity, three or more holders of the notes or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding Note Balance of the notes, voting as a single class, may, by written request to the indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the indenture or under the notes.

Annual Compliance Statement

The issuing entity will be required to deliver annually to the indenture trustee a written officer’s statement as to the fulfillment of its obligations under the indenture which, among other things, will state that to the best of the officer’s knowledge, the issuing entity has complied in all material respects with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act of 1939, as amended, the indenture trustee will be required to mail each year to all noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	any change to the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the notes or the trust property and that has not been previously reported.

Documents by Indenture Trustee to Noteholders

The indenture trustee, at the expense of the issuing entity, will make available to each noteholder, not later than the latest date permitted by law, such information as may be required by the Code to enable such holder to prepare its United States federal and state income tax returns.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all the notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

Resignation or Removal of the Indenture Trustee

The indenture trustee may resign at any time, in which event the issuing entity will be obligated to appoint a successor indenture trustee. The issuing entity will remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent or is otherwise incapable of acting. In such circumstances, the issuing entity will be obligated to appoint a successor indenture trustee. In addition, a majority of the outstanding Note Balance of the Controlling Class may remove the indenture trustee without cause by giving 30 days’ prior written notice to the indenture trustee and the issuing entity and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee does not become effective until acceptance of the appointment by the successor indenture trustee for the issuing entity and payment of all fees, indemnities and expenses owed to the outgoing indenture trustee.

Events of Default

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default continues for a period of five Business Days or more;

•	a default in the payment of the principal of any note on the related final scheduled payment date or the redemption date;

•

any failure by the issuing entity to duly observe or perform in any respect any of its covenants or agreements in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with), which failure materially and adversely affects the rights of the noteholders, and which continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after written notice thereof has been given to the issuing entity from the indenture trustee or noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class;

•

any representation or warranty of the issuing entity made in the indenture proves to have been incorrect in any respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days (or such longer period not in excess of 90 days as may be reasonably necessary to remedy that failure; provided that that failure is capable of remedy within 90 days) after written notice thereof has been given to the issuing entity from the indenture trustee or noteholders evidencing at least 25% of the Note Balance of the outstanding notes, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity.

Notwithstanding the foregoing, if a delay in or failure of performance referred to under the first four bullet points above was caused by force majeure or other similar occurrence, then the grace periods described in those bullet points will be extended by an additional 60 calendar days.

The amount of principal required to be paid to noteholders under the indenture generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes due to a lack of amounts available to make such payments will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for that class of notes. See “Risk Factors—The failure to make principal payments on any notes will generally not result in an event of default under the indenture until the applicable final scheduled payment date” in this prospectus.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity), the indenture trustee may, or if directed by the noteholders representing not less than a majority of the Note Balance of the Controlling Class, shall, declare all the notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the notes will automatically be accelerated and all interest on and principal of the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.

If an event of default has occurred and is continuing, the indenture trustee may institute proceedings to collect amounts due or foreclose on issuing entity property, exercise remedies as a secured party or, if the notes have been accelerated, sell the receivables. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables or may elect to have the issuing entity maintain possession of the receivables and apply Collections as received. However, the indenture trustee is prohibited from selling the receivables following an event of default and acceleration of the notes unless:

•	the holders of all outstanding notes consent to such sale;

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes; or

•

the event of default either (a) relates to the failure to pay interest or principal when due and payable (a “payment default”) and the indenture trustee determines that the Collections on the receivables will not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable or (b) relates to certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity and, in each case, the indenture trustee obtains the consent of the holders of at least 66 2/3% of the Note Balance of the Controlling Class.

Notwithstanding anything under this heading to the contrary, if the event of default does not relate to a payment default or certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity, the indenture trustee may not sell the receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on the outstanding notes.

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of not less than a majority of the Note Balance of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of not less than a majority of the Note Balance of the Controlling Class may, in certain cases, waive any event of default, except a default in payment of principal of or interest on any of the notes, a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the noteholders of all of the outstanding notes or a default arising from certain events of bankruptcy, insolvency, receivership or liquidation with respect to the issuing entity.

Priority of Payments Will Change Upon Events of Default that Result in Acceleration

Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes. In that instance, payments on the notes will be made from all funds available to the issuing entity in the following order of priority:

first, to the indenture trustee and the owner trustee, any accrued and unpaid fees, reasonable expenses and indemnification amounts (including any such fees, expenses and indemnification amounts with respect to prior periods) and, to the asset representations reviewer, any accrued and unpaid fees (including unpaid fees with respect to prior periods), reasonable expenses and indemnification amounts to the extent not previously paid by the sponsor;

second, to the servicer, the servicing fee and all prior unpaid servicing fees;

third, to the noteholders of the Class A notes, the accrued Class A note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class A-1 notes, the Class A-2-A notes, the Class A-2-B notes and the Class A-3 notes at the respective interest rates for such Class on the Note Balance of each such class as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the holders of the notes of such class on or prior to the preceding payment date and (ii) the excess, if any, of the amount of interest due and payable to the Class A noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class A noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on such Class A notes for the related interest period (to the extent permitted by law); provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A note interest, the amounts available will be applied to the payment of that interest on each class of Class A notes on a pro rata basis based on the amount of interest payable to each class of Class A notes;

fourth, (a), if the acceleration of the notes results from an event of default that arises from (i) a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, (ii) a default in the payment of the principal of any note on the related final scheduled payment date or the redemption date or (iii) the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, in the following order of priority:

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

•

to the Class A-2-A noteholders, the Class A-2-B noteholders and the Class A-3 noteholders, in respect of principal thereon, pro rata based on the Note Balance of each such class, until each such class of notes has been paid in full;

•

to the Class B noteholders, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate for the related interest period (to the extent permitted by law);

•	to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;

•

to the Class C noteholders, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate for the related interest period (to the extent permitted by law);

•	to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full;

•

to the Class D noteholders, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate for the related interest period (to the extent permitted by law);

•	to the Class D noteholders, in respect of principal thereon, until the Class D notes have been paid in full;

•

to the Class E noteholders, the accrued Class E note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class E notes at the Class E interest rate on the Class E Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class E noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class E noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class E noteholders on those prior payment dates, plus interest on any such shortfall at the Class E interest rate for the related interest period (to the extent permitted by law); and

•	to the Class E noteholders, in respect of principal thereon, until the Class E notes have been paid in full;

fourth (b), if the acceleration of the notes results from an event of default that arises from any event other than those events described above in clause fourth (a), in the following order of priority:

•

to the Class B noteholders, the accrued Class B note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class B notes at the Class B interest rate on the Class B Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class B noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class B noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B noteholders on those prior payment dates, plus interest on any such shortfall at the Class B interest rate for the related interest period (to the extent permitted by law);

•

to the Class C noteholders, the accrued Class C note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class C notes at the Class C interest rate on the Class C Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class C noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class C noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class C noteholders on those prior payment dates, plus interest on any such shortfall at the Class C interest rate for the related interest period (to the extent permitted by law);

•

to the Class D noteholders, the accrued Class D note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class D notes at the Class D interest rate on the Class D Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class D noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class D noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class D noteholders on those prior payment dates, plus interest on any such shortfall at the Class D interest rate for the related interest period (to the extent permitted by law);

•

to the Class E noteholders, the accrued Class E note interest, which is the sum of (i) the aggregate amount of interest due and accrued for the related interest period on the Class E notes at the Class E interest rate on the Class E Note Balance as of the previous payment date or the closing date, as the case may be, after giving effect to all payments of principal to the Class E noteholders on or prior to the preceding payment date; and (ii) the excess, if any, of the amount of interest due and payable to the Class E noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class E noteholders on those prior payment dates, plus interest on any such shortfall at the Class E interest rate for the related interest period (to the extent permitted by law);

•	to the Class A-1 noteholders, in respect of principal thereon, until the Class A-1 notes have been paid in full;

•

to the Class A-2-A noteholders, the Class A-2-B noteholders and the Class A-3 noteholders, in respect of principal thereon, pro rata, based on the Note Balance of each such class until each such class has been paid in full;

•	to the Class B noteholders, in respect of principal thereon, until the Class B notes have been paid in full;

•	to the Class C noteholders, in respect of principal thereon, until the Class C notes have been paid in full; and

•	to the Class D noteholders, in respect of principal thereon, until the Class D notes have been paid in full;

•	to the Class E noteholders, in respect of principal thereon, until the Class E notes have been paid in full; and

fifth, to the certificateholders, pro rata, based on the Percentage Interest of each certificateholder, or, to the extent definitive certificates have been issued, to the certificate distribution account for distribution to or at the direction of the certificateholders, any funds remaining.

Amendment Provisions

The indenture may be modified as follows:

The issuing entity and, when authorized by an issuing entity order, the indenture trustee may, with prior notice from the issuing entity to each Hired Agency, enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of those noteholders; provided that (1) the Rating Agency Condition is satisfied with respect to such amendment and the issuing entity so notifies the indenture trustee in writing or (2) such action will not, as evidenced by an opinion of counsel delivered to the indenture trustee, materially and adversely affect the interest of any noteholder. The issuing entity and the indenture trustee (when authorized by an issuing entity order) may also enter into supplemental indentures without obtaining the consent of the noteholders for the purpose of conforming the terms of the indenture to the description of such terms in this prospectus or, to the extent not contrary to this prospectus, to the description thereof in an offering memorandum with respect to any class of notes not offered by this prospectus or the certificates.

The issuing entity and the indenture trustee, when authorized by an issuing entity order, may also with prior notice from the issuing entity to the Hired Agencies and with the consent of the noteholders of not less than a majority of the Note Balance of the outstanding notes, voting together as a single class, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the indenture, or modifying in any manner the rights of the noteholders. Any such supplemental indenture that amends, modifies or supplements the rights of any noteholder in any of the following manners will require prior notice by the issuing entity to the Hired Agencies and the consent of the holders of 100% of the aggregate outstanding principal balance of each outstanding note affected thereby:

•

changes the coin or currency in which, any note or any interest thereon is payable, reduces the interest rate thereon or principal balance thereof, delays the final scheduled payment date of any note or reduces the redemption price of any note;

•	impairs the right of the noteholders to institute suit for the enforcement of principal and interest payment on the notes that such noteholders own;

•

reduces the percentage of the Note Balance, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•	modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, the depositor, the servicer or the administrator or an affiliate of any of them;

•

reduces the percentage of the Note Balance, the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the issuing entity property if the proceeds of the sale would be insufficient to pay the principal balance of and accrued but unpaid interest on the outstanding notes;

•	modifies any indenture amendment provision requiring noteholder consent in any respect materially adverse to the interest of the noteholders; or

•

permits the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the issuing entity property or, except as otherwise permitted or contemplated in the transaction documents, terminates the lien of the indenture on any property at any time or deprives the holder of any note of the security afforded by the lien of the indenture.

No amendment or supplemental indenture will be effective which affects the rights, protections or duties of the indenture trustee or the owner trustee, as applicable, without the prior written consent of the indenture trustee or the owner trustee, respectively. In addition, no amendment or supplemental indenture will be effective unless (a) the Majority Certificateholders or, if 100% of the aggregate Percentage Interests is then beneficially owned by SC and/or its affiliates, such person (or persons) consent to such amendment or (b) such amendment will not, as evidenced by an officer’s certificate or opinion of counsel delivered to the indenture trustee and the owner trustee, materially and adversely affect the interests of the certificateholders.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by SC to the depositor, and by the depositor directly or indirectly to the issuing entity, and the pledge thereof to the indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the depositor will take the actions described below to perfect the rights of the issuing entity and the indenture trustee in the receivables.

Under the sale and servicing agreement the servicer has been appointed by the issuing entity and indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will be designated to maintain (a) possession as the issuing entity’s agent of tangible records constituting or forming a part of related retail installment contracts and any other tangible records relating to the receivables (including amendments to electronic chattel paper that are evidenced in tangible form) or (b) control as the issuing entity’s agent over the electronic records constituting or forming a part of retail installment contracts and any other electronic records relating to the receivables. To the extent any of the receivables arise under or are evidenced by contracts in electronic form (such electronic contracts, together with the original contracts in tangible form, “chattel paper”), the servicer or subservicer, as the custodian, will have printed copies of the electronic contracts and the capability of accessing the electronic information. While neither the original contracts (whether in electronic or tangible form) nor the printed copies of electronic contracts giving rise to the receivables will be marked to indicate the ownership interest thereof by the issuing entity, and neither the custodian nor the indenture trustee will have “control” of the authoritative copy of those contracts that are in electronic form, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by SC to the depositor and by the depositor to the issuing entity, and the pledge thereof to an indenture trustee will be filed to perfect that interest and give notice of the issuing entity’s ownership interest in, and the indenture trustee’s security interest in, the receivables and related chattel paper. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased (including a pledgee) the receivables in the ordinary course of its business and took possession of the original contracts in tangible form, or “control” of the authoritative copy of the contracts in electronic form giving rise to the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuing entity and the indenture trustee if the purchaser acquired the receivables for value and without knowledge that the purchase violates the rights of the issuing entity or the indenture trustee, which could cause investors to suffer losses on their notes.

Generally, the rights held by assignees of the receivables, including without limitation, the issuing entity and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable and any defense or claim in recoupment arising from the transaction that gave rise to the contracts; and

•

any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because none of SC, the depositor or the issuing entity is obligated to give the obligors notice of the assignment of any of the receivables, the issuing entity and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

SC typically takes physical possession of the signed original retail installment sale contracts to assure that it has priority in its rights under the receivables against the dealers and their respective creditors. Under the UCC, a purchaser of chattel paper who takes physical possession (or, in the case of electronic chattel paper, takes control) of the chattel paper has priority over the seller and its creditors in the event of the seller’s bankruptcy. If a retail installment sale contract is amended and SC does not or is unable to take physical possession (or, in the case of electronic chattel paper, control) of the signed original amendment, there is a risk that creditors of the selling dealer could have priority over the issuing entity’s rights in the contract.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts and/or installment loans such as the receivables evidence the purchase or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles. The receivables also constitute personal property security agreements and include grants of security interests in the financed vehicles under the applicable Uniform Commercial Code. The receivables are “tangible chattel paper” or “electronic chattel paper,” in each case as defined in the Uniform Commercial Code.

Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle such as a motorcycle is perfected by noting the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable department of motor vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. In some states, certificates of title maintained in physical form are held by the obligor and not the lienholder or a third-party servicer. SC will represent and warrant under the transaction documents that each receivable is secured by a first priority perfected security interest in the financed vehicle or all necessary actions have been commenced that would result in a first priority security interest in the financed vehicle. If the originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuing entity may not have a perfected first priority security interest in that financed vehicle.

If the originator did not take the steps necessary to cause its security interest to be perfected as described above until more than 30 days after the date the related obligor received possession of the financed vehicle, and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the originator, and subsequently, the depositor, the issuing entity and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles. The originator, either directly or indirectly, will sell the receivables and assign its security interest in each financed vehicle to the depositor. The depositor will sell the receivables and assign the security interest in each financed vehicle to the issuing entity. However, because of the administrative burden and expense of retitling, the servicer, the depositor and the issuing entity will not amend any certificate of title to identify the issuing entity as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the originator or its predecessor in interest or affiliate, as applicable, will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements and the sale and servicing agreement relating to the issuing entity are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, a risk exists in not identifying the issuing entity as the new secured party on the certificate of title because the security interest of the issuing entity could be released without the issuing entity’s consent, another person could obtain a security interest in the applicable financed vehicle that is higher in priority than the interest of the issuing entity or the issuing entity’s status as a secured creditor could be challenged in the event of a bankruptcy proceeding involving the obligor.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the originator or its predecessor in interest or affiliate, as applicable, generally will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the originator has failed to perfect the security interest assigned to the issuing entity, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the Uniform Commercial Code, if a security interest in a financed vehicle is perfected by any method under the laws of one state, and the financed vehicle is then moved to another state and titled in that other state, the security interest that was perfected under the laws of the original state remains perfected as against all persons other than a purchaser of the vehicle for value for as long as the security interest would have been perfected under the law of the original state. However, a security interest in a financed vehicle that is covered by a certificate of title from the original state becomes unperfected as against a purchaser of that financed vehicle for value and is deemed never to have been perfected as against that purchaser if the security interest in that financed vehicle is not perfected under the laws of that other state within four months after the financed vehicle became covered by a certificate of title from the other state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle receivables, SC takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement, the servicer will, in accordance with its customary servicing practices, take such steps as are necessary to maintain perfection of the security interest created by each receivable in the related financed vehicle. The issuing entity will authorize the servicer to take such steps as are necessary to re-perfect the security interest on behalf of the issuing entity and the indenture trustee in the event of the relocation of a financed vehicle or for any other reason.

The requirements for the creation, perfection, transfer and release of liens in financed vehicles generally are governed by state law, and these requirements vary on a state-by-state basis. Failure to comply with these detailed requirements could result in liability to the issuing entity or the release of the lien on the vehicle or other adverse consequences. Some states permit the release of a lien on a vehicle upon the presentation by the dealer, obligor or persons other than the servicer to the applicable state registrar of liens of various forms of evidence that the debt secured by the lien has been paid in full. For example, the State of New York passed legislation allowing a dealer of used motor vehicles to have the lien of a prior lienholder in a motor vehicle released, and to have a new certificate of title with respect to that motor vehicle reissued without the notation of the prior lienholder’s lien, upon submission to the Commissioner of the New York Department of Motor Vehicles of evidence that the prior lien has been satisfied. It is possible that, as a result of fraud, forgery, negligence or error, a lien on a financed vehicle could be released without prior payment in full of the receivable.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. Under the Code, federal tax liens that are filed have priority over a subsequently perfected lien of a secured party. In addition, certain states grant priority to state tax liens over a prior perfected lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. The depositor will represent in the sale and servicing agreement that, as of the initial issuance of the notes, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the closing date would not give rise to SC’s repurchase obligations under the relevant transfer agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In some states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one year period.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may reinstate the account by paying the delinquent installments and other amounts due, in which case the financed vehicle is returned to the obligor. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Gramm Leach Bliley Act, the Servicemembers Civil Relief Act, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sale acts, consumer lending laws, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires that all sellers of used vehicles prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the sellers in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the sellers. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though.

To the extent the receivables constitute retail installment sale contracts, those receivables will be subject to the requirements of the HDC Rule. Accordingly, the issuing entity, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. SC will represent in the purchase agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Consumer Financial Protection Bureau

The Consumer Financial Protection Bureau (the “CFPB”) is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and their affiliates and non-depository institutions offering financial products and services to consumers, including indirect automobile loans and retail automobile leases. SC is subject to regulation and supervision by the CFPB. The CFPB has been conducting fair lending examinations of automobile lenders and their dealer markup and compensation policies. In addition, we understand that the CFPB has also been conducting investigations concerning certain other automobile lending practices, including the sale of extended warranties, credit insurance and other add-on products. If any of these practices were found to violate the Equal Credit Opportunity Act or other laws, the sponsor could be obligated to repurchase from the issuing entity any receivable that fails to comply with law. In addition, we, the sponsor or an issuing entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect such issuing entity.

For additional discussion of how a failure to comply with consumer protection laws may impact the issuing entity, the receivables or your investment in the securities, see “Risk Factors— Failure to comply with consumer protection laws may result in losses on your investment” in this prospectus.

SC has initiated periodic reviews of its underwriting and credit policies and procedures to analyze both dealer-specific and portfolio-wide pricing data for potential disparities resulting from dealer discretionary pricing. SC has in the past modified, and may in the future modify, its compliance program or engage in remuneration, which may include reducing the interest rate, making a cash payment and/or reducing the principal balance (e.g., by reallocating previous payments made by obligors so that a greater portion of the payment is allocated to principal as a reflection of a retroactive interest rate adjustment) of an identified receivable. If SC, as servicer, were to voluntarily reduce the interest rate or principal balance of any receivable owned by the issuing entity, it may be required under the transaction documents to purchase the affected receivable. See “Risk Factors—Failure to comply with consumer protection laws may result in losses on your investment” in this prospectus for a discussion of the obligations of the servicer to purchase certain modified receivables.

Certain Matters Relating to Bankruptcy

General. The depositor has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the depositor’s organizational documents, the depositor is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law so long as the depositor is solvent and does not reasonably foresee becoming insolvent.

There can be no assurance, however, that the depositor, or SC, will not become insolvent and file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to the originator should not necessarily result in a similar voluntary application with respect to the depositor so long as the depositor is solvent and does not reasonably foresee becoming insolvent either by reason of SC’s insolvency or otherwise. The depositor has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by SC under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the depositor with those of SC. These steps include the organization of the depositor as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of depositor’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

SC and the depositor believe that:

•

subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of SC will at all times be maintained separately from those relating to the assets and liabilities of the depositor, the depositor will prepare its own balance sheets and financial statements and there will be no commingling of the assets of SC with those of the depositor) the assets and liabilities of the depositor should not be substantively consolidated with the assets and liabilities of SC in the event of a petition for relief under the Bankruptcy Code with respect to SC; and the transfer of receivables by SC or any other entity identified in this prospectus to the depositor should constitute an absolute transfer, and, therefore, such receivables would not be property of SC or that entity, as applicable, in the event of the filing of an application for relief by or against SC or such entity, as applicable, under the Bankruptcy Code.

Counsel to the depositor will also render its opinion that:

•

subject to certain assumptions, the assets and liabilities of the depositor would not be substantively consolidated with the assets and liabilities of SC in the event of a petition for relief under the Bankruptcy Code with respect to SC; and

•

the transfer of receivables by SC to the depositor constitutes an absolute transfer and would not be included in SC’s bankruptcy estate or subject to the automatic stay provisions of the Bankruptcy Code.

If, however, a bankruptcy court or a creditor were to take the view that SC and the depositor should be substantively consolidated or that the transfer of the receivables from SC to the depositor should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the notes.

Repurchase Obligation

SC will represent and warrant in the transaction documents that each receivable complied at the time it was originated or made in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, SC will be required under the transaction documents to repurchase the affected receivables. SC is subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of SC’s representations or warranties.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Relief Act is forgiven. The Relief Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Relief Act. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Relief Act. In addition, military operations may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Additionally, the servicer’s customary servicing practices for the benefit of obligors in military service (and, in some cases, family members and certain other related parties of servicemembers in military service, even where not required by law) has in the past and may in the future exceed the minimum requirements required by the Relief Act or other applicable law, such as by reducing the annual rate even lower than the statutory maximum annual rate of 6%. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the noteholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional one year period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Relief Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your notes. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Relief Act or similar state legislation or regulations may result in delays in payments or losses on your notes. SC has not excluded receivables from the receivables pool based on the applicability or potential applicability of the Relief Act to the related obligors.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an Obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that the issuing entity could fail to have some required licenses or permits. In that event, the issuing entity could be subject to liability or other adverse consequences.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (the “FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including SC, the depositor or the issuing entity, or their respective creditors.

Potential Applicability to SC, the depositor and issuing entities. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The issuing entity or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of SC. For the issuing entity or the depositor to be subject to receivership under OLA as a covered subsidiary of SC, (1) the FDIC would have to be appointed as receiver for SC under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity or depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of SC.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of SC or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to SC, the depositor or the issuing entity or, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of SC or of a covered subsidiary under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which SC or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of SC’s or such covered subsidiary’s affairs. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include SC or its subsidiaries (including the depositor or the issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include SC or its subsidiaries (including the depositor or the issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving SC or its subsidiaries (including the depositor or the issuing entity) are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

We will structure the transfers of receivables under each transfer agreement and the sale and servicing agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, SC believes that the FDIC would not be able to recover the receivables transferred under each transfer agreement and the sale and servicing agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the depositor under the applicable transfer agreement would be treated as having made a loan to SC, and the issuing entity under the sale and servicing agreement would be treated as having made a loan to the depositor, in each case secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If SC or the depositor were placed in receivership under OLA, the FDIC could assert that SC or the depositor, as applicable, effectively still owned the transferred receivables because the transfers by SC to the depositor or by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables and the issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if the issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity. In such event, noteholders would have a secured claim in the receivership of such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount (“OID”) as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the transfer agreements and the sale and servicing agreements are respected as legal true sales, as receiver for SC or a covered subsidiary the FDIC could:

•	require the issuing entity, as assignee of SC and the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables; or

•	if the issuing entity were a covered subsidiary, require the indenture trustee to go through an administrative claims procedure to establish its rights to payments on the notes; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against SC or a covered subsidiary (including the issuing entity); or

•	repudiate SC’s ongoing servicing obligations under the sale and servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables; or

•	prior to any such repudiation of the sale and servicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which SC or a covered subsidiary (including the issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of SC or any covered subsidiary or affect any contractual rights of SC or a covered subsidiary (including the issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the FDIC, as receiver for SC, the depositor or the issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the notes issued by the issuing entity would be delayed and may be reduced.

FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If SC or any of its affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by SC or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, on July 6, 2011, the FDIC issued a final rule that, among other things, codified the Acting General Counsel’s interpretation. The final rule was effective August 15, 2011. Based on the final rule, a transfer of the receivables perfected by the filing of a UCC financing statement against SC, the depositor and the issuing entity as provided in the applicable transfer agreement and sale and servicing agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the fund and its advisor to satisfy those requirements.

Certain Volcker Rule Considerations

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Act).

Requirements for Certain European Regulated Investors and Affiliates

Articles 404-410 of Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, known as the Capital Requirements Regulation (“EU CRR”), place certain conditions on investments in asset-backed securities by credit institutions and investment firms (together referred to as “institutions”) regulated in European Union (EU) member states and in other countries in the European Economic Area (“EEA”) and by certain affiliates of those institutions (such institutions and affiliates, “CRR Investors”). Articles 404-410 of EU CRR are supplemented by regulatory technical standards contained in Commission Delegated Regulation (EU) No. 625/2014 of March 13, 2014 and by implementing technical standards contained in Commission Implementing Regulation (EU) No. 602/2014 of June 4, 2014, which provide greater detail on the interpretation and implementation of those Articles. EU CRR has direct effect in EU member states and has been implemented by national legislation or rulemaking in the other EEA countries.

EU CRR Article 405 requires a CRR Investor not to invest in any securitization position (as defined in EU CRR) unless the sponsor, originator or original lender has disclosed to investors that it will retain, on an on-going basis, a material net economic interest of not less than 5 percent in the securitization transaction. Prior to investing in a securitization position, and on an ongoing basis thereafter, the CRR Investor must also be able to demonstrate that it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of EU CRR Article 406. Under EU CRR Article 407, a CRR Investor that fails to comply with the requirements of EU CRR Article 405 or 406 will be subject to an additional regulatory capital charge.

Risk retention and due diligence requirements similar to those in EU CRR Articles 405 and 406 apply to alternative investment fund managers that are required to become authorized under EU Directive 2011/61/EU on Alternative Investment Fund Managers (the “AIFMD”), pursuant to Article 17 of the AIFMD and Chapter III, Section 5 of Commission Delegated Regulation (EU) No. 231/2013 supplementing the AIFMD (the “AIFM Regulation”), and to insurance and reinsurance companies subject to regulation under EU Directive 2009/138/EC, as amended (“Solvency II”), pursuant to Article 135(2) of Solvency II and Articles 254-257 of Commission Delegated Regulation (EU) 2015/35 supplementing Solvency II (those requirements, together with those described above under the EU CRR, the “Existing EU Retention Rules”). The Existing EU Retention Rules for investors other than CRR Investors are not identical to those in EU CRR Articles 405 and 406, and, in particular, additional due diligence obligations apply to alternative investment fund managers and to insurance and reinsurance companies.

Prospective investors should also be aware that new EU risk retention and due diligence requirements will apply, in place of the Existing EU Retention Rules, to securitizations in respect of which the relevant securities are issued on or after January 1, 2019 (the “New EU Retention Rules”). The relevant changes will be implemented primarily by Regulation (EU) 2017/2402 (the “Securitization Regulation”). The New EU Retention Rules contained in the Securitization Regulation will apply to the types of regulated investors covered by the Existing EU Retention Rules and also to (a) certain investment companies authorised in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive, and (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorised entities appointed by such institutions. With regard to securitizations in respect of which the securities are issued before January 1, 2019, as is the case with the notes, investors that are subject to the Existing EU Retention Rules will continue to be subject to the risk retention and due diligence requirements of the Existing EU Retention Rules, including on and after that date (so long as no new securities were issued on or after that date). There will be material differences between the New EU Retention Rules and the Existing EU Retention Rules, and certain aspects of the New EU Retention Rules are to be specified in new regulatory technical standards, which have recently been published in final draft form but which remain subject to scrutiny by the EU Parliament and Council before being published in the EU’s Official Journal. Prospective investors are themselves responsible for monitoring and assessing changes to the Existing EU Retention Rules and their regulatory capital requirements.

SC, as “originator”, will agree to retain a material net economic interest of not less than 5% as described in “The Sponsor – EU Risk Retention” in this prospectus. However, each prospective investor is required to independently assess and determine whether the agreement by SC to retain the Retained Interest as described in this prospectus and the information in this prospectus and the information to be provided in the monthly reports to noteholders are sufficient for the purposes of complying with the Existing EU Retention Rules or the New EU Retention Rules, as applicable, and any corresponding national measures which may be relevant and none of SC, the depositor, the issuing entity, the underwriters, the indenture trustee, their respective affiliates nor any other party to the transactions described in this prospectus makes any representation that such agreement and such information are sufficient in all circumstances for such purposes.

Failure by an investor or investment manager to comply with any applicable Existing EU Retention Rules or the New EU Retention Rules with respect to an investment in the notes offered by this prospectus may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions. The Existing EU Retention Rules, the New EU Retention Rules and any other changes to the regulation or regulatory treatment of the notes for some or all investors may negatively impact the regulatory position of affected investors and investment managers and have an adverse impact on the value and liquidity of the notes offered by this prospectus. Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable Existing EU Retention Rules or the New EU Retention Rules or other applicable regulations and the suitability of the offered notes for investment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the offered notes. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer Brown LLP, Special Tax Counsel for the issuing entity, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by the issuing entity with terms similar to those of the offered notes. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material United States federal income tax consequences to investors of the purchase, ownership and disposition of the offered notes.

However, the following discussion does not purport to deal with all aspects of United States federal income taxation that may be relevant to the noteholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the United States federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

This information is directed to prospective purchasers that are unrelated to the issuing entity who purchase offered notes or certificates at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the offered notes as “capital assets” within the meaning of Section 1221 of the Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the offered notes.

The following discussion addresses offered notes, which the depositor, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. On the closing date, Mayer Brown LLP will deliver its opinion, subject to the assumptions and qualifications therein, to the effect that, based on the terms of the offered notes, the transactions relating to the receivables as set forth herein and the applicable provisions of the trust agreement and related documents, (i) the offered notes (other than any notes, if any, owned by: (A) the issuing entity or a person considered to be the same person as the issuing entity for United States federal income tax purposes, (B) a member of an expanded group (as defined in Treasury Regulation Section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity (or a person considered to be the same person as the issuing entity for United States federal income tax purposes), (C) a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (D) a disregarded entity owned directly or indirectly by a person described in preceding clause (B) or (C)) will be treated as debt for United States federal income tax purposes; and (ii) for United States federal income tax purposes, the issuing entity will not be classified as an association or a publicly traded partnership taxable as a corporation. Noteholders should be aware that, as of the closing date, no transaction closely comparable to that contemplated herein has been the subject of any judicial decision, Treasury Regulation or IRS revenue ruling. Although tax counsel to the issuing entity will issue tax opinions to the effect described above, the IRS may successfully take a contrary position and the tax opinions are not binding on the IRS or on any court. The discussion below assumes the characterizations provided in these opinions are correct.

The Issuing Entity

At closing the issuing entity will be disregarded as separate from its owner for United States federal income tax purposes but may be treated as a partnership should the depositor transfer any of the certificates to another party (that is not treated as the same person as the depositor for United States federal income tax purposes) or should any of the notes be characterized by the IRS as equity of the issuing entity.

If the issuing entity is treated as a partnership for United States federal income tax purposes, new audit rules would generally apply to the issuing entity. Under the new rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. The parties responsible for the tax administration of the issuing entity described herein will have the authority to utilize, and intend to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that the issuing entity’s members, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income if the issuing entity is treated as a partnership. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the new rules.

The Notes

Treatment of Stated Interest & OID. Assuming the notes are treated as debt for United States federal income tax purposes and are not issued with OID, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting.

Original Issue Discount. It is not expected that any offered notes will be issued with OID; however, there is no assurance of that result. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuing entity, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable Prepayment Assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the Prepayment Assumption, and regulations could be adopted changing the application of these provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Maturity and Prepayment Considerations” in this prospectus. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the notes offered hereunder are issued with OID.

In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain.

It is possible that certain notes will be treated as “Short-Term Notes”, which have a fixed maturity date not more than one year from the issue date. A holder of a Short-Term Note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

Market Discount

The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if the noteholder purchases a note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or if the related notes were issued with OID, its original issue price (as adjusted for accrued original issue discount, that exceeds a de minimis amount specified in the Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) that gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related note multiplied by a fraction, the numerator of which is the number of days the noteholder held that note and the denominator of which is the number of days from the date the noteholder acquired that note until its maturity date. The noteholder may elect, however, to determine accrued market discount under the constant-yield method.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder may elect to include market discount in gross income as it accrues and, if that noteholder makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which that election applies. The adjusted basis of a note subject to that election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Total Accrual Election

A noteholder may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading “—Original Issue Discount,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “—Amortizable Bond Premium”) or acquisition premium.

In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing noteholder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing noteholder, and no payments on the note will be treated as payments of qualified stated interest. This election will generally apply only to the note with respect to which it is made and may not be revoked without the consent of the IRS. Noteholders should consult with their own advisers as to the effect in their circumstances of making this election.

Amortizable Bond Premium

In general, if a noteholder purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), that noteholder will be considered to have purchased such note with “amortizable bond premium” equal to the amount of that excess. That noteholder may elect to amortize the bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the note. That noteholder’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any elections to amortize the bond premium as an offset to interest income will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the noteholder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a noteholder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of such note.

Noteholders should consult their tax advisors with regard to OID, market discount and premium matters concerning their notes.

Related-Party Note Acquisition Considerations. The United States Department of the Treasury and the IRS have issued Treasury Regulations under Section 385 of the Code that address the debt or equity treatment of instruments held by certain parties related to the issuing entity. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for United States federal income tax purposes during periods in which the note is held by an applicable related party (meaning a member of an “expanded group” that includes the issuing entity (or its owner(s)), generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under the Treasury Regulations, any notes treated as stock under these rules could result in adverse tax consequences to such related party noteholder, including that United States federal withholding taxes could apply to distributions on the notes. If the issuing entity were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all notes. In addition, when a recharacterized note is acquired by a beneficial owner that is not an applicable related party, that note is generally treated as reissued for United States federal income tax purposes and thus may have tax characteristics differing from notes of the same class that were not previously held by a related party. As a result of considerations arising from these rules, the trust agreement will provide restrictions on certain potential holders of certificates if they are related to a noteholder. The issuing entity does not expect that these Treasury Regulations will apply to any of the notes. However, the Treasury Regulations are complex and have not yet been applied by the IRS or any court. In addition, the IRS has reserved certain portions of the Treasury Regulations pending its further consideration. Prospective investors are urged to consult their tax advisors regarding the possible effects of the new rules.

Disposition of Notes. If a noteholder sells a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the noteholder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the noteholder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Potential Acceleration of Income. Accrual method noteholders that prepare an “applicable financial statement” (as defined in Section 451 of the Code, which includes any GAAP financial statement, Form 10-K annual statement, audited financial statement or a financial statement filed with any federal agency for non-tax purposes) generally would be required to include certain items of income such as OID and possibly de minimis OID in gross income no later than the time such amounts are reflected on such a financial statement. (The application of this rule to income of a debt instrument with OID is effective for taxable years beginning after December 31, 2018.) This could result in an acceleration of income recognition for income items differing from the above description, although the precise application of this rule is unclear at this time.

Net Investment Income. Certain non-corporate U.S. holders will be subject to a 3.8 percent tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, OID and market discount realized on a note and any net gain recognized upon a disposition of a note. U.S. holders should consult their tax advisors regarding the applicability of this tax in respect of their notes.

Information Reporting and Backup Withholding. The issuing entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for United States federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the issuing entity or other intermediary, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the issuing entity or other intermediary will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s United States federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Tax Consequences to Foreign Noteholders. If interest paid to or accrued by a noteholder who is a Non-U.S. Person is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Non-U.S. Person:

•

is not actually or constructively a “10 percent shareholder” of the depositor (or a holder of 10 percent of the applicable outstanding certificates), or a “controlled foreign corporation” with respect to which the issuing entity or depositor is a “related person” within the meaning of the Code; and

•

provides an appropriate statement on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing that Non-U.S. Person’s name and address. If the information provided in this statement changes, the Non-U.S. Person must so inform the issuing entity (or, if applicable, other intermediary) within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, and if the interest is not effectively connected with the conduct of a trade or business in the United States (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. Person), then the interest would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Non-U.S. Persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that:

•

the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (or under certain tax treaties is not attributable to a United States permanent establishment maintained by such Non-U.S. Person); and

•	in the case of a foreign individual, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (and under certain tax treaties is attributable to a United States permanent establishment maintained by such Non-U.S. Person), the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Foreign Account Compliance Act

Pursuant to the Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (“FATCA”), a United States withholding tax at the rate of 30% is imposed on payments of interest or, on or after January 1, 2019, on gross proceeds from the sale or other taxable disposition of the notes made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. If an amount in respect of United States withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuing entity nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. Non-United States holders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the notes.

Possible Alternative Treatments of the Notes and the Issuing Entity

Although, as discussed above, it is the opinion of tax counsel to the issuing entity that the offered notes will be treated as debt for United States federal income tax purposes, the IRS may take a contrary position. If the IRS were to contend successfully that any class of notes were not debt for United States federal income tax purposes, such notes might be treated as equity interests in the issuing entity. As a result, even if the depositor or other single person was the sole certificateholder of the issuing entity, the issuing entity would be considered to have multiple equity owners and might be classified for United States federal income tax purposes as an association taxable as a corporation or as a partnership. (Additionally, even if all the notes are treated as debt for United States federal income tax purposes, but there is more than one person (and all such persons are not treated as the same person for United States federal income tax purposes) holding a certificate (or interest therein), the issuing entity may be considered to have multiple equity owners and might be classified for United States federal income tax purposes as an association taxable as a corporation or as a partnership.)

A partnership is generally not subject to an entity level tax for United States federal income tax purposes, while an association or corporation is subject to an entity level tax. If the issuing entity were treated as a partnership (which most likely would not be treated as a publicly traded partnership taxable as a corporation) and one or more classes of notes were treated as equity interests in that partnership, each item of income, gain, loss, deduction, and credit generated through the ownership of the receivables by the partnership would be passed through to the partners, including the affected holders, according to their respective interests therein. Under current law, the income reportable by noteholders as partners in such a partnership could differ from the income reportable by the noteholders as holders of debt. Generally, such differences are not expected to be material; however, certain noteholders may have adverse tax consequences. For example, cash basis noteholders might be required to report income when it accrues to the partnership rather than when it is received by the noteholders. Payments on the recharacterized notes would likely be treated as “guaranteed payments” within the meaning of Section 707 of the Code, in which case the amount and timing of income to a U.S. noteholder would generally not be expected to materially differ from that which would be the case were the notes not recharacterized. On the other hand, if payments are not treated as “guaranteed payments”, note that U.S. noteholders would be taxed on the partnership income regardless of when distributions are made to them and are not entitled to deduct miscellaneous itemized deductions that are not allocable to a trade or business (which may include their share of partnership expenses) for the tax years 2018-2025. In addition, to the extent partnership expenses are treated as allocable to a trade or business, the amount or value of interest expense deductions available to the holders of recharacterized notes with respect to the issuing entity’s interest expense may be limited under the rules of Section 163(j) of the Code. Any income allocated to a noteholder that is a tax-exempt entity may constitute unrelated business taxable income because all or a portion of the issuing entity’s taxable income may be considered debt-financed. The receipt of unrelated business taxable income by a tax-exempt noteholder could give rise to additional tax liability to such tax-exempt holder. Depending on the circumstances, a noteholder that is a Non-U.S. Person might be required to file a United States individual or corporate income tax return, as the case may be, and it is possible that (i) such person may be subject to (x) withholding of tax on purchase price paid to it in the event of a disposition of the note (treated as a partnership interest) and (y) tax (and withholding) on its allocable interest at regular U.S. rates and, in the case of a corporation, a 30% branch profits tax rate (unless reduced or eliminated pursuant to an applicable tax treaty) or (ii) gross income allocated to such person may be subject to 30% withholding tax (i.e., unreduced by any interest deductions or other expenses) unless reduced or eliminated pursuant to an applicable tax treaty.

Further, in order to backstop a Non-U.S. person’s tax liability associated with gain upon the sale of a partnership interest where the partnership is engaged in a trade or business within the United States, new rules under Section 1446(f) of the Code have been enacted providing that the transferee of a certificate or other equity interest in the issuing entity (including a note that the IRS successfully recharacterized as an equity interest) could be liable for a withholding tax of 10% of the amount realized by the transferor (including debt deemed to be assumed by the transferee) if the transferee does not obtain an affidavit meeting the requirements of Section 1446(f) of the Code or satisfy the requirements of IRS guidance issued thereunder so as to exempt the amount realized from such withholding. (The affidavits generally relate to either confirming that the transferor is a United States person for U.S. federal income tax purposes, that the underlying assets of the issuing entity do not give rise to a certain level of income effectively connected with a trade or business in the United States, or that certain matters involving gain recognition are applicable to the transaction.) The issuing entity has not created a mechanism for a transferee of a certificate or a note to obtain an affidavit to this effect from a transferor. If any notes were successfully recharacterized by the IRS as other than indebtedness, a transferee of such note may be required to withhold unless it receives an appropriate affidavit. If a transferee is required to withhold and does not, the issuing entity is required to withhold, but only on distributions to such transferee (although this requirement is currently suspended until regulations or further guidance is issued). Any tax liability or penalties payable by the issuing entity could reduce the cash flow that would otherwise be available to make payments on all notes. These transferee withholding rules are new, and while there is some limited guidance on the rules, it is unclear how these new rules will be interpreted or implemented by the IRS or the United States Department of the Treasury. Potential holders are encouraged to consult with their own tax advisors regarding the possible effect of these new rules.

In addition, as described above, to the extent the issuing entity is treated as a partnership, the parties responsible for the tax administration of the issuing entity will have the authority to utilize, and intend to utilize, any exceptions available so that the issuing entity’s equity holders, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income. As such, holders of equity (including holders of notes recharacterized as equity) could be obligated to pay any such taxes and other costs, and may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the new rules on them.

If, alternatively, the issuing entity were treated as either an association taxable as a corporation or a publicly traded partnership taxable as a corporation, the issuing entity would be subject to United States federal income taxes at corporate tax rates on its taxable income generated by ownership of the receivables. Moreover, distributions by the issuing entity to all or some of the noteholders would probably not be deductible in computing the issuing entity’s taxable income and all or part of the distributions to noteholders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to noteholders and adversely affect the issuing entity’s ability to make payments of principal and interest with respect to the notes. To the extent distributions on such notes were treated as dividends, a non-U.S. noteholder would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations directed at “potentially abusive” tax shelter activity can apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the securities. A noteholder may be required to report an investment in the securities even if the securities are treated as debt for United States federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to an investment in the securities, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to it with respect to this transaction.

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of the issuing entity, notes or noteholders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting on the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state may assert its right to impose tax on the issuing entity with respect to its income related to receivables collected from customers located in such state and/or require that a noteholder treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to receivables collected from customers located in such state (and may require withholding on related income). Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the issuing entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS

Subject to the following discussion, the offered notes may be acquired by pension, profit-sharing or other employee benefit plans, subject to the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code and entities deemed to hold “plan assets” of any of the foregoing (each a “benefit plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. The prudence of a particular investment must be determined by the responsible fiduciary of a benefit plan by taking into account the particular circumstances of the benefit plan and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed under “Risk Factors” in this prospectus and the fact that in the future, there may be no market in which such fiduciary will be able to sell or otherwise dispose of the notes should the benefit plan purchase them. Unless the context clearly indicates otherwise, any reference in this section to the acquisition, holding or disposition of the notes shall also mean the acquisition, holding or disposition of a beneficial interest in such notes.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor (the “ERISA regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of

ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the ERISA regulation were applicable. An equity interest is defined under the ERISA regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features as of any date of determination. Although there is little guidance on the subject, assuming the offered notes constitute debt for local law purposes, the depositor believes that, at the time of their issuance, the offered notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the ERISA regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of notes that the offered notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the offered notes for ERISA purposes could change if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

However, without regard to whether the offered notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of the offered notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the originator, the servicer, the administrator, the underwriters, the owner trustee, the indenture trustee or any of their affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the offered notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, (as amended), regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended), regarding investments by insurance company general accounts; PTCE 91-38 (as amended), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended), regarding transactions effected by “qualified professional asset managers”. In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest or disqualified person to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest or disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the offered notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and other plans may not be subject to Title I of ERISA or to the prohibited transaction provisions under Section 4975 of the Code. However, federal, state, local or other laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. In addition, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction roles set forth in Section 503 of the Code. Accordingly, fiduciaries of governmental, church and other plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in the offered notes, as well as general fiduciary considerations.

By acquiring an offered note (or any interest therein), each purchaser or transferee (and, if the purchaser or transferee is, or is using the assets of, an employee benefit plan or other retirement account, its fiduciary) (i) will be deemed to represent and warrant that either (a) it is not acquiring the offered notes (or any interest therein) on behalf of or with the assets of a benefit plan or any governmental plan, church or other plan or any other employee benefit plan or retirement arrangement that is subject to any applicable law that is substantially similar to the fiduciary provisions of ERISA or Section 4975 of the Code (“similar law”) or (b) the acquisition, holding and disposition of such note (or any interest therein) will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any similar law and (ii) acknowledges and agrees if it is a benefit plan or a plan that is subject to similar law, it shall not acquire such note (or any interest therein) at any time that the ratings on such note are below investment grade or if such note has been characterized as other than indebtedness for applicable local law purposes.

Fiduciaries of employee benefit plans and other retirement accounts considering the purchase of notes should consult their legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the offered notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the offered notes set forth opposite its name below subject to the satisfaction of certain conditions precedent.

Underwriter	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2-A Notes	Principal Amount of Class A-2-B Notes	Principal Amount of Class A-3 Notes
RBC Capital Markets, LLC	$60,590,000	$60,868,000	$16,600,000	$30,195,000
J.P. Morgan Securities LLC	$60,590,000	$60,867,000	$16,600,000	$30,195,000
SG Americas Securities, LLC	$60,590,000	$60,867,000	$16,600,000	$30,195,000
BMO Capital Markets Corp.	$12,410,000	$12,466,000	$3,400,000	$6,185,000
Deutsche Bank Securities Inc.	$12,410,000	$12,466,000	$3,400,000	$6,185,000
Santander Investment Securities Inc.	$12,410,000	$12,466,000	$3,400,000	$6,185,000

Total	$219,000,000	$220,000,000	$60,000,000	$109,140,000

Underwriter	Principal Amount of Class B Notes	Principal Amount of Class C Notes	Principal Amount of Class D Notes
RBC Capital Markets, LLC	$45,794,000	$56,508,000	$50,418,000
J.P. Morgan Securities LLC	$45,793,000	$56,506,000	$50,416,000
SG Americas Securities, LLC	$45,793,000	$56,506,000	$50,416,000

Total	$137,380,000	$169,520,000	$151,250,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the offered notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The depositor has been advised by the underwriters that the underwriters propose to offer the offered notes to the public initially at the offering prices set forth on the cover page of this prospectus and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Selling Concession Not to Exceed(1)	Reallowance Discount Not to Exceed
Class A-1 Notes	0.060%	0.030%
Class A-2-A Notes	0.090%	0.045%
Class A-2-B Notes	0.090%	0.045%
Class A-3 Notes	0.120%	0.060%
Class B Notes	0.150%	0.075%
Class C Notes	0.210%	0.105%
Class D Notes	0.240%	0.120%

(1)	In the event of possible sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.

The Class E notes are not being offered hereby, and are anticipated to be either privately placed or retained by the depositor or another affiliate of SC.

If all of the classes of offered notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

There currently is no secondary market for any class of offered notes and there is no assurance that one will develop. The underwriters expect, but will not be obligated, to make a market in each class of offered notes. There is no assurance that a market for the offered notes will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity.

The depositor and SC have agreed, jointly and severally, to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Until the distribution of the offered notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the offered notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such offered notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the offered notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the offered notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in two Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the offered notes on the date hereof will be required, by virtue of the fact that the offered notes initially will settle more than two Business Days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of offered notes who wish to trade offered notes on the date hereof consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, SC, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates. Further, one or more of the underwriters or their affiliates may be holding, buying or selling interests in motor vehicle receivables similar to the receivables in the pool of receivables or in credit default swaps or similar derivatives related to such similar receivables, not originating or limiting origination of such similar receivables or taking long or short positions with respect to securities backed by such similar receivables. One of the underwriters is an affiliate of the sponsor. Such activities may result in conflicts of interest and, consequently, the interest of the underwriters or their affiliates may not be aligned with the interests of investors in the notes.

As discussed under “Use of Proceeds” above, the depositor or its affiliates will apply all or a portion of the net proceeds of this offering to the repayment of debt, including warehouse debt secured by the receivables prior to their transfer to the issuing entity. One or more of the underwriters and the indenture trustee and/or their respective affiliates, or entities for which their respective affiliates act as administrator and/or provide liquidity lines, will receive a portion of the proceeds as a repayment of such debt.

The indenture trustee, at the direction of the servicer, on behalf of the issuing entity, may from time to time invest the funds in accounts and in Eligible Investments acquired from the underwriters or their affiliates.

The offered notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the offered notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the offered notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the notes.

The depositor will receive aggregate proceeds of approximately $1,063,807,502.60 from the sale of the offered notes (representing approximately 99.76718% of the initial note balance of the offered notes) after paying the aggregate underwriting discount of $2,399,050 on the offered notes. Additional offering expenses are estimated to be $800,000.

Certain of the offered notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Conflicts of Interest

Our affiliate, Santander Investment Securities Inc., is a member of FINRA and is participating in the distribution of the notes. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with that rule, no FINRA member firm that has a “conflict of interest,” as defined therein, may make sales in this offering to any discretionary account without the prior approval of the customer. Our affiliates, including Santander Investment Securities Inc., may use this prospectus in connection with offers and sales of the notes in the secondary market. These affiliates may act as principal or agent in those transactions. Secondary market sales will be made at prices related to market prices at the time of sale.

Offering Restrictions

Each underwriter has severally, but not jointly, represented to and agreed with the depositor and SC that:

•

it will not offer or sell any offered notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law; and

•

it will not offer or sell any offered notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

United Kingdom

Each underwriter has severally, but not jointly, represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

European Economic Area

Each underwriter has severally, but not jointly, represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Directive; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe to the notes.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by SC, the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences and costs of integrating new businesses and technologies, many of which are beyond the control of SC, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of SC, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. SC, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

Other than as disclosed in this prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, issuing entity, servicer or the originator, or of which any property of the foregoing is the subject, that are material to noteholders.

LEGAL MATTERS

Certain legal matters with respect to the notes, including United States federal income tax matters, will be passed upon for the servicer and the depositor by Mayer Brown LLP. Certain legal matters for the underwriters will be passed upon by Sidley Austin LLP. Sidley Austin LLP from time to time renders legal services to SC and certain of its affiliates on other matters.

GLOSSARY

“Available Funds” means, for any payment date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such Collection Period, (ii) the sum of the repurchase prices deposited into the collection account with respect to each receivable that will be repurchased or purchased by the sponsor or servicer, as applicable, on that payment date, (iii) any amounts of cash on deposit in the reserve account in excess of the Specified Reserve Account Balance and (iv) any amounts deposited into the collection account in connection with the exercise of an optional redemption of the notes.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Minnesota, Texas or New York, or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

“Class A-1 Note Balance” means, at any time, $219,000,000, reduced by all payments of principal made prior to such time on the Class A-1 notes.

“Class A-2-A Note Balance” means, at any time, $220,000,000, reduced by all payments of principal made prior to such time on the Class A-2-A notes.

“Class A-2-B Note Balance” means, at any time, $60,000,000, reduced by all payments of principal made prior to such time on the Class A-2-B notes.

“Class A-3 Note Balance” means, at any time, $109,140,000, reduced by all payments of principal made prior to such time on the Class A-3 notes.

“Class B Note Balance” means, at any time, $137,380,000, reduced by all payments of principal made prior to such time on the Class B notes.

“Class C Note Balance” means, at any time, $169,520,000, reduced by all payments of principal made prior to such time on the Class C notes.

“Class D Note Balance” means, at any time, $151,250,000, reduced by all payments of principal made prior to such time on the Class D notes.

“Class E Note Balance” means, at any time, $115,330,000, reduced by all payments of principal made prior to such time on the Class E notes.

“Collection Period” means the period commencing on the first day of each calendar month and ending on the last day of such calendar month (or, in the case of the initial Collection Period, the period commencing on the close of business on the cut-off date and ending on October 31, 2018). As used in this prospectus, the “related” Collection Period with respect to a payment date will be deemed to be the Collection Period which immediately precedes that payment date.

“Collections” means, to the extent received by the servicer after the cut-off date, the sum of (A) with respect to any receivable, (i) any monthly payment by or on behalf of the obligor thereunder, (ii) any full or partial prepayment of that receivable and (iii) any other amounts received by the servicer which, in accordance with its customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the principal balance of that receivable, including rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract that was financed by such receivable and (B) Net Liquidation Proceeds; provided, however, that the term “Collections” in no event will include (1) for any payment date, any amounts in respect of any receivable repurchased or purchased by the sponsor or the servicer, as applicable, on a prior payment date and (2) any Supplemental Servicing Fees.

“Contract Rate” means, with respect to a receivable, the rate per annum at which interest accrues under the contract evidencing such receivable. Such rate may be less than the “Annual Percentage Rate” disclosed in the receivable.

“Controlling Class” means, with respect to any notes outstanding, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding, and thereafter the Class C notes as long as any Class C notes are outstanding, and thereafter the Class D notes as long as any Class D notes are outstanding, and thereafter the Class E notes as long as any Class E notes are outstanding.

“Cram Down Loss” means, with respect to any receivable (other than a Defaulted Receivable) as to which any court in any bankruptcy, insolvency or other similar proceeding issues an order reducing the principal amount to be paid on such receivable or otherwise modifies any payment terms with respect thereto, an amount equal to the greater of (i) the amount of the principal reduction ordered by such court and (ii) the difference between the principal balance of such receivable at the time of such court order and the net present value (using a discount rate which is the higher of the Contract Rate of such receivable or the rate of interest specified by such court order) of the remaining scheduled payments to be paid on such Receivable as modified or restructured. A “Cram Down Loss” will be deemed to have occurred on the date of issuance of such court’s order.

“Defaulted Receivable” means, with respect to any Collection Period, a receivable as to which (a) a related monthly payment became four months past due during such Collection Period and the servicer has not repossessed the related financed vehicle, (b) the servicer has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 90 days, whichever occurs first, or (c) the servicer has, in accordance with its customary servicing practices, determined that such receivable has or should be written off as uncollectible.

“Delinquency Trigger” means, for any payment date and the related Collection Period, 24.00%.

“Eligible Investments” means any one or more of the following types of investments:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•

demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Moody’s Investors Service, Inc. (“Moody’s”) of at least “Prime-1,” from S&P of at least “A-1,” from Fitch of at least “F1+” if rated by Fitch and from DBRS, Inc. (“DBRS” ) of at least “R-1(high)” if rated by DBRS;

•

commercial paper (including commercial paper of any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a credit rating from Moody’s of at least “Prime-1,” from S&P of at least “A-1,” from Fitch of at least “F1+” if rated by Fitch and from DBRS of at least “R-1(high)” if rated by DBRS;

•

investments in money market funds (including funds for which the depositor, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating in the highest rating category by S&P and at least one other nationally recognized statistical rating organization then rating such money market funds;

•	bankers’ acceptances issued by any depository institution or trust company referred to in the second bullet point above; and

•

repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above.

Each of the Eligible Investments may be purchased from the indenture trustee or through an affiliate of the indenture trustee. Each Eligible Investment must mature or be liquidated on the business day immediately preceding the related payment date.

“ERISA regulation” means the United States Department of Labor regulation located at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended.

“Fifth Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes, the Class C notes, the Class D notes and the Class E notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal for that payment date; provided, however, that the Fifth Allocation of Principal on and after the final scheduled payment date for the Class E notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class E notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal and the Fourth Allocation of Principal).

“First Allocation of Principal” means, with respect to any payment date, an amount equal to the excess, if any, of (x) the Note Balance of the Class A notes as of that payment date (before giving effect to any principal payments made on the Class A notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period; provided, however, that the First Allocation of Principal for any payment date on and after the final scheduled payment date for any class of Class A notes will not be less than the amount that is necessary to reduce the Note Balance of that class of Class A notes to zero.

“Fourth Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B notes, the Class C notes and the Class D notes as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes, the Class C notes and the Class D notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal for that payment date; provided, however, that the Fourth Allocation of Principal on and after the final scheduled payment date for the Class D notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class D notes to zero (after the application of the First Allocation of Principal, the Second Allocation of Principal and the Third Allocation of Principal).

“Liquidation Expenses” means, with respect to any Defaulted Receivable and any receivable for which the related financed vehicle has been repossessed and reinstated (or attempted to be repossessed), any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection with the collection of such receivable or the repossession or liquidation of the related financed vehicle.

“Liquidation Proceeds” means, with respect to any Defaulted Receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or obligor, (b) amounts received by the servicer in connection with such receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the financed vehicle, a deficiency balance recovered from the obligor after the charge-off of the related receivable or as a result of any recourse against the related dealer, if any) on such receivable other than any monthly payment by or on behalf of the obligor thereunder or any full or partial prepayment of such receivable, in the case of each of the foregoing clauses (a) through (c), net of any outstanding related Liquidation Expenses and any payments required by law to be remitted to the related obligor; provided, however, that the repurchase price for any receivable shall not constitute “Liquidation Proceeds”.

“Majority Certificateholders” means certificateholders holding in the aggregate more than 50% of the Percentage Interests.

“Net Liquidation Proceeds” means, for any Collection Period, the sum of all Liquidation Proceeds received during such Collection Period less all Liquidation Expenses incurred during such Collection Period.

“Non-U.S. Person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state or the District of Columbia, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, (iv) a trust, (1) if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of section 7701(a)(30) of the Internal Revenue Code) has the authority to control all substantial decisions of the trust or (2) if it has made a valid election under U.S. Treasury regulations to be treated as a domestic trust, or (v) an entity or arrangement treated as a partnership for United States federal income tax purposes.

“Note Balance” means, with respect to any date of determination, for any class, the Class A-1 Note Balance, the Class A-2-A Note Balance, the Class A-2-B Note Balance, the Class A-3 Note Balance, the Class B Note Balance, the Class C Note Balance, the Class D Note Balance or the Class E Note Balance, as applicable, or with respect to the notes generally, the sum of all of the foregoing.

“Percentage Interest” means, with respect to a certificate, the individual percentage interest of such certificate (calculated as the percentage that the notional principal amount of such certificate represents of the aggregate notional principal amount of all certificates), which will be specified on the face thereof and will represent the percentage of certain distributions of the issuing entity beneficially owned by such certificateholder. The sum of the Percentage Interests for all of the certificates is 100%.

“Pool Balance” means, at any time, the aggregate outstanding principal balance of the receivables (other than Defaulted Receivables) at such time.

“Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

“Rating Agency Condition” means, with respect to any event or circumstance and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Hired Agency’s published ratings criteria to this effect) by that rating agency that the occurrence of that event or circumstance will not cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes or (b) that such Hired Agency has been given notice of that event or circumstance at least ten days prior to the occurrence of that event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable and is acceptable to such Hired Agency) and such Hired Agency shall not have issued any written notice that the occurrence of that event or circumstance will itself cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes. Notwithstanding the foregoing, no Hired Agency has any duty to review any notice given with respect to any event, and it is understood that such Hired Agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in (b) above. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.

“Record Date” means, with respect to any payment date or redemption date, (i) for any definitive securities, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs, (ii) for any book-entry notes, the close of business on the Business Day immediately preceding such payment date or redemption date, or (iii) any other day specified in this prospectus.

“Regular Allocation of Principal” means, with respect to any payment date, an amount not less than zero equal to (1) the excess, if any, of (a) the Note Balance of the Notes as of such payment date (before giving effect to any principal payments made on the Notes on such payment date) over (b) (i) the Pool Balance as of the end of the related Collection Period less (ii) the Targeted Overcollateralization Amount minus (2) the sum of the First Allocation of Principal, the Second Allocation of Principal, the Third Allocation of Principal, the Fourth Allocation of Principal and the Fifth Allocation of Principal for such payment date.

“SC” means Santander Consumer USA Inc., an Illinois corporation.

“Scheduled Interest Method” means the method of calculating interest due on a motor vehicle receivable without regard to the period of time which has elapsed since the preceding payment was made, using a method which may consist of (i) the method known as the Rule of 78s or sum-of-the-digits method, (ii) the method known as the actuarial method and applying a pre-determined interest payment schedule or (iii) the method known as the actuarial method determining interest when payments are received (in variation of the Simple Interest Method).

“Scheduled Interest Receivables” are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments and for which interest is calculated using the Scheduled Interest Method. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to 1/12 of the contract rate of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

“SEC” means the Securities and Exchange Commission.

“Second Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes and the Class B notes as of that payment date (before giving effect to any principal payments made on the Class A notes and the Class B notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the First Allocation of Principal for that payment date; provided, however, that the Second Allocation of Principal on and after the final scheduled payment date for the Class B notes will not be less than the amount that is necessary to reduce the outstanding principal balance of the Class B notes to zero (after the application of the First Allocation of Principal).

“Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater—or smaller—number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a

Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for a simple interest rebate.

“Special Tax Counsel” means Mayer Brown LLP, as special federal tax counsel to the depositor.

“Specified Reserve Account Balance” means, for any payment date, an amount not less than 1.00% of the Pool Balance as of the cut-off date; provided, that on any payment date after the notes are no longer outstanding following payment in full of the principal of and interest on the notes, the “Specified Reserve Account Balance” shall be $0.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

“Targeted Overcollateralization Amount” means, for any payment date, the greater of (a)(i) if a portion of the principal balance of the Class A-2 notes is allocated to the Class A-2-B notes, (x) for each payment date on or prior to the payment date on which the Class A-2-B notes are paid in full, 12.25% of the Pool Balance as of the last day of the related Collection Period and (y) for each payment date after the payment date on which the Class A-2-B notes are paid in full, 11.25% of the Pool Balance as of the last day of the related Collection Period or (ii) if no portion of the principal balance of the Class A-2 notes is allocated to the Class A-2-B notes, 11.25% of the Pool Balance as of the last day of the related Collection Period and (b) 1.50% of the Pool Balance as of the cut-off date.

“Third Allocation of Principal” means, with respect to any payment date, an amount equal to (1) the excess, if any, of (x) the sum of the Note Balance of the Class A notes, the Class B notes and the Class C notes as of that payment date (before giving effect to any principal payments made on the Class A notes, the Class B notes and the Class C notes on that payment date) over (y) the Pool Balance as of the end of the related Collection Period minus (2) the sum of the First Allocation of Principal and the Second Allocation of Principal for that payment date; provided, however, that the Third Allocation of Principal on and after the final scheduled payment date for the Class C notes will not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C notes to zero (after the application of the First Allocation of Principal and the Second Allocation of Principal).

INDEX

10 percent shareholder	132
60-Day Delinquent Receivables	94
AAA	98
ABS	73
ABS Tables	74
administration agreement	92
administrator	1
AIFM Regulation	127
AIFMD	127
amortizable bond premium	131
Assessment of Compliance	108
asset representations reviewer	1
Asset Review	96
asset-level data	57
Attestation Report	108
Auto Loan Policy	47
Auto Standard	47
Available Funds	142
Bankruptcy Code	121
benefit plan	135
Board	40
Business Day	142
capital assets	128
Cede	v
certificateholders	2
certificates	2
CFPB	25
chattel paper	116
CIDs	29
Class A notes	2
Class A-1 Note Balance	142
Class A-2 notes	2
Class A-2-A Note Balance	142
Class A-2-B Note Balance	142
Class A-3 Note Balance	142
Class B Note Balance	142
Class C Note Balance	142
Class D Note Balance	142
Class E Note Balance	142
Clayton	53
Clearstream	86
closing date	2
Code	109
Collection Period	142
Collections	142
Contract Rate	142
controlled foreign corporation	132
Controlling Class	143
covered borrowers	26
Cram Down Loss	143
CRM Policy	46
CRR Investors	126
cut-off date	6

DBRS	143
Defaulted Receivable	143
Delinquency Percentage	94
Delinquency Trigger	94, 143
depositor	1
District Court	38
DoD	27
Dodd-Frank Act	24, 124
DOJ	29
DTC	v
EEA	126
effectively connected earnings and profits	133
Eligibility Representations	93
Eligible Investments	143
ERISA	135
ERISA regulation	135, 144
EU CRR	126
Euroclear	86
event of default	5, 111
excess interest	10
Exchange Act	138
Existing EU Retention Rules	127
FATCA	133
FCA US	40
FDIC	124
Federal Court Complaint	38
Federal Reserve	29
FETL	vii
Fifth Allocation of Principal	144
final scheduled payment date	91
financed vehicles	6
First Allocation of Principal	144
Fitch	100
fixed rate notes	2
floating rate notes	2
Fourth Allocation of Principal	144
FSCMA	vii
FSMA	vi
FTC	29
FTC Rule	120
Guidance	27
HDC Rule	120
Hired Agencies	12
Holder-in-Due-Course	120
IBA	22
ICE LIBOR	22
indenture	92
indenture trustee	1, 38
Instituting Noteholders	95
institutions	126
Insurance Mediation Directive	vi
Investment Company Act	11, 126
investors	86

I-1

IRS	128
issuing entity	1
issuing entity property	6
lemon laws	120
LIBOR	90
LIBOR Determination Date	91
Liquidation Expenses	144
Liquidation Proceeds	144
London Business Day	91
Majority Certificateholders	145
market discount rules	130
MIFID II	vi
MLA	26
monthly remittance condition	99
Moody’s	143
Net Liquidation Proceeds	145
New EU Retention Rules	127
Non-U.S. Person	145
Note Balance	145
Note Factor	89
Note Owner	86
Noteholder Direction	95
notes	2
obligors	6
offered notes	2
OID	125
OLA	124
Order	vi
originator	1
owner trustee	1, 37
payment date	2
payment default	112
Percentage Interest	145
policy limits	47
pool balance	5
Pool Balance	145
Pool Factor	89
portfolio interest	132
Prepayment Assumption	145
Pricing Policy	47
PRIIPS Regulation	vi
Prospectus Directive	vi
PTCE	136
purchase agreement	92
Qualified Investor	vi
Rating Agency Condition	145
receivables	6
receivables pool	6
record date	3, 86
Record Date	145
Regular Allocation of Principal	146

Regulation RR	11
related person	132
Relevant Member State	vi
Relief Act	122
requesting party	96
retail investor	140
Retained Interest	44
Retained Notes	139
Review Expenses	95
Review Satisfaction Date	94
RMBS	38
Royal Park	38
Rule 193 Information	72
S&P	100
sale and servicing agreement	92
SC	v, 1, 146
SC Holdings	40
Scheduled Interest Method	146
Scheduled Interest Receivables	146
SEC	v, 146
Second Allocation of Principal	146
Securities Act	138
Securitization Regulation	127
securitized pool	70
seller	1
servicer	1, 49
servicer replacement events	106
servicing fee	1, 105
Short-Term Note	146
SHUSA	29
similar law	136
Simple Interest Method	146
Simple Interest Receivables	146
skip	51
Solvency II	127
Special Tax Counsel	147
specified reserve account balance	10
Specified Reserve Account Balance	147
sponsor	1
State Court Complaint	38
Subject Receivables	94
Supplemental Servicing Fees	147
Targeted Overcollateralization Amount	147
Third Allocation of Principal	147
transfer agreements	92
UK FCA	22
verification documents	94
weighted average life	75
Wells Fargo	38
Written Agreement	41

I-2

APPENDIX A

Static Pool Information About Certain Previous Securitizations

Monthly Net Cumulative Losses(1)

As of August 31, 2018

Period	SDART 2013-1	SDART 2013-2	SDART 2013-3	SDART 2013-4	SDART 2013-5	SDART 2014-1	SDART 2014-2	SDART 2014-3	SDART 2014-4	SDART 2014-5	SDART 2015-1	SDART 2015-2	SDART 2015-3	SDART 2015-4	SDART 2015-5	SDART 2016-1	SDART 2016-2	SDART 2016-3	SDART 2017-1	SDART 2017-2	SDART 2017-3	SDART 2018-1	SDART 2018-2	SDART 2018-3	SDART 2018-4
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.01%	0.01%	0.00%	0.01%	0.01%	0.01%	0.00%
2	0.02%	0.02%	0.03%	0.04%	0.02%	0.02%	0.02%	0.03%	0.03%	0.01%	0.02%	0.01%	0.02%	0.01%	0.01%	0.03%	0.03%	0.02%	0.04%	0.02%	0.02%	0.02%	0.02%	0.02%
3	0.06%	0.04%	0.09%	0.11%	0.04%	0.08%	0.10%	0.09%	0.08%	0.08%	0.09%	0.04%	0.05%	0.05%	0.06%	0.08%	0.07%	0.11%	0.12%	0.07%	0.08%	0.06%	0.06%	0.07%
4	0.34%	0.27%	0.52%	0.70%	0.20%	0.26%	0.43%	0.37%	0.24%	0.25%	0.14%	0.14%	0.19%	0.18%	0.17%	0.23%	0.18%	0.35%	0.38%	0.22%	0.28%	0.20%	0.16%
5	0.57%	0.55%	0.94%	0.92%	0.34%	0.46%	0.81%	0.69%	0.49%	0.45%	0.32%	0.29%	0.36%	0.37%	0.39%	0.45%	0.41%	0.66%	0.64%	0.44%	0.57%	0.44%	0.36%
6	0.67%	0.80%	1.10%	1.18%	0.60%	0.75%	1.31%	1.11%	0.80%	0.71%	0.55%	0.55%	0.66%	0.75%	0.71%	0.81%	0.84%	1.05%	1.02%	0.82%	0.96%	0.74%
7	0.95%	1.01%	1.34%	1.60%	0.89%	1.16%	1.80%	1.55%	1.17%	1.04%	0.91%	0.99%	1.16%	1.26%	1.06%	1.33%	1.34%	1.41%	1.59%	1.47%	1.44%	1.17%
8	1.29%	1.36%	1.73%	1.96%	1.28%	1.60%	2.24%	2.02%	1.47%	1.37%	1.28%	1.36%	1.62%	1.72%	1.38%	1.80%	1.85%	1.78%	2.06%	2.07%	1.75%	1.58%
9	1.69%	1.78%	2.12%	2.30%	1.68%	2.11%	2.75%	2.46%	1.81%	1.75%	1.78%	1.78%	2.05%	2.10%	1.70%	2.29%	2.33%	2.15%	2.54%	2.51%	2.06%
10	2.19%	2.26%	2.57%	2.62%	2.22%	2.69%	3.35%	2.79%	2.18%	2.28%	2.27%	2.30%	2.47%	2.46%	2.13%	2.79%	2.81%	2.55%	2.97%	2.97%	2.34%
11	2.83%	2.85%	2.90%	2.93%	2.84%	3.23%	3.83%	3.10%	2.65%	2.79%	2.79%	2.75%	2.87%	2.85%	2.65%	3.33%	3.23%	3.00%	3.43%	3.30%	2.80%
12	3.49%	3.36%	3.28%	3.32%	3.40%	3.75%	4.11%	3.42%	3.13%	3.32%	3.27%	3.13%	3.18%	3.27%	3.13%	3.84%	3.61%	3.43%	3.88%	3.62%	3.26%
13	4.12%	3.66%	3.65%	3.77%	3.87%	4.26%	4.23%	3.73%	3.58%	3.76%	3.63%	3.47%	3.53%	3.76%	3.62%	4.30%	3.97%	3.83%	4.30%	3.93%
14	4.55%	3.86%	4.00%	4.16%	4.29%	4.60%	4.48%	4.08%	4.08%	4.20%	3.91%	3.72%	3.94%	4.24%	4.06%	4.64%	4.34%	4.21%	4.64%	4.23%
15	4.85%	4.14%	4.36%	4.61%	4.73%	4.86%	4.72%	4.45%	4.49%	4.67%	4.12%	3.98%	4.33%	4.67%	4.46%	5.00%	4.74%	4.63%	4.89%	4.59%
16	5.05%	4.46%	4.76%	5.10%	5.13%	5.03%	5.07%	4.79%	4.86%	5.04%	4.40%	4.33%	4.79%	5.12%	4.96%	5.31%	5.09%	5.07%	5.10%	4.96%
17	5.29%	4.80%	5.22%	5.56%	5.44%	5.29%	5.44%	5.27%	5.33%	5.27%	4.63%	4.78%	5.19%	5.60%	5.37%	5.59%	5.46%	5.43%	5.32%
18	5.62%	5.17%	5.70%	6.01%	5.58%	5.51%	5.82%	5.68%	5.69%	5.55%	4.92%	5.19%	5.58%	6.03%	5.60%	5.97%	5.87%	5.68%	5.60%
19	5.98%	5.62%	6.17%	6.36%	5.78%	5.80%	6.23%	6.03%	5.98%	5.78%	5.30%	5.61%	6.00%	6.44%	5.92%	6.28%	6.26%	5.96%	5.98%
20	6.36%	5.95%	6.63%	6.63%	6.00%	6.13%	6.59%	6.44%	6.19%	6.06%	5.64%	5.98%	6.42%	6.75%	6.14%	6.61%	6.67%	6.13%
21	6.72%	6.35%	6.99%	6.84%	6.31%	6.47%	6.96%	6.74%	6.38%	6.36%	5.95%	6.36%	6.82%	7.07%	6.37%	6.98%	7.11%	6.33%
22	7.06%	6.70%	7.25%	6.90%	6.62%	6.81%	7.28%	6.92%	6.61%	6.70%	6.26%	6.71%	7.03%	7.31%	6.67%	7.34%	7.46%	6.54%
23	7.44%	7.01%	7.44%	7.07%	6.99%	7.15%	7.54%	7.10%	6.94%	7.06%	6.61%	6.97%	7.27%	7.57%	6.99%	7.66%	7.66%	6.80%
24	7.83%	7.30%	7.52%	7.28%	7.31%	7.49%	7.73%	7.27%	7.28%	7.40%	6.94%	7.19%	7.48%	7.86%	7.26%	8.04%	7.81%
25	8.10%	7.46%	7.70%	7.55%	7.63%	7.80%	7.90%	7.48%	7.56%	7.72%	7.25%	7.42%	7.71%	8.16%	7.53%	8.38%	7.95%
26	8.34%	7.50%	7.87%	7.91%	7.98%	8.06%	8.05%	7.72%	7.96%	8.02%	7.40%	7.65%	7.97%	8.44%	7.81%	8.63%	8.13%
27	8.51%	7.70%	8.18%	8.23%	8.33%	8.21%	8.17%	7.98%	8.26%	8.35%	7.58%	7.86%	8.26%	8.71%	8.12%	8.81%	8.40%
28	8.53%	7.85%	8.47%	8.51%	8.61%	8.35%	8.37%	8.20%	8.53%	8.65%	7.79%	8.12%	8.48%	9.00%	8.37%	8.98%	8.68%
29	8.71%	8.09%	8.76%	8.86%	8.78%	8.50%	8.62%	8.48%	8.80%	8.79%	7.96%	8.36%	8.78%	9.28%	8.60%	9.18%
30	8.83%	8.35%	9.11%	9.13%	8.92%	8.64%	8.89%	8.76%	9.09%	8.98%	8.21%	8.58%	9.04%	9.57%	8.77%	9.42%
31	9.10%	8.65%	9.43%	9.42%	9.08%	8.85%	9.12%	9.01%	9.26%	9.18%	8.42%	8.79%	9.31%	9.83%	8.94%	9.68%
32	9.38%	8.96%	9.74%	9.69%	9.22%	9.05%	9.37%	9.29%	9.46%	9.36%	8.62%	9.04%	9.60%	10.00%	9.08%
33	9.63%	9.27%	10.05%	9.81%	9.44%	9.28%	9.59%	9.54%	9.61%	9.60%	8.84%	9.31%	9.86%	10.14%	9.20%
34	9.93%	9.56%	10.34%	9.95%	9.64%	9.53%	9.83%	9.63%	9.76%	9.83%	9.04%	9.54%	9.96%	10.27%	9.39%
35	10.20%	9.82%	10.54%	10.07%	9.84%	9.72%	10.02%	9.78%	9.98%	10.05%	9.29%	9.73%	10.07%	10.42%	9.59%
36	10.49%	10.05%	10.73%	10.19%	10.11%	9.95%	10.14%	9.94%	10.21%	10.28%	9.53%	9.83%	10.19%	10.60%
37	10.74%	10.18%	10.89%	10.41%	10.35%	10.17%	10.26%	10.08%	10.40%	10.48%	9.74%	9.91%	10.32%	10.81%
38	10.94%	10.33%	11.05%	10.63%	10.57%	10.34%	10.40%	10.28%	10.57%	10.71%	9.86%	10.03%	10.42%
39	11.11%	10.46%	11.24%	10.82%	10.86%	10.46%	10.53%	10.46%	10.73%	10.94%	9.99%	10.11%	10.61%
40	11.21%	10.60%	11.47%	11.04%	11.06%	10.59%	10.70%	10.62%	10.92%	11.15%	10.06%	10.26%
41	11.32%	10.79%	11.65%	11.27%	11.11%	10.71%	10.84%	10.76%	11.10%	11.26%	10.16%	10.42%
42	11.45%	10.94%	11.88%	11.43%	11.25%	10.84%	10.98%	10.93%	11.29%	11.36%	10.29%
43	11.60%	11.13%	12.06%	11.66%	11.34%	10.98%	11.14%	11.08%	11.39%	11.45%	10.40%
44	11.79%	11.31%	12.23%	11.86%	11.46%	11.10%	11.27%	11.22%	11.47%	11.56%
45	11.93%	11.49%	12.44%	11.92%	11.59%	11.22%	11.39%	11.31%	11.56%	11.70%
46	12.11%	11.67%	12.60%	11.98%	11.73%	11.36%	11.51%	11.35%	11.63%	11.83%
47	12.28%	11.84%	12.67%	12.10%	11.84%	11.48%	11.62%	11.38%	11.75%
48	12.40%	11.98%	12.82%	12.20%	11.97%	11.60%	11.67%	11.45%	11.87%
49	12.58%	12.08%	12.94%	12.34%	12.07%	11.72%	11.72%	11.49%
50	12.71%	12.18%	13.04%	12.46%	12.19%	11.82%	11.76%	11.56%
51	12.78%	12.28%	13.17%	12.54%	12.27%	11.88%	11.81%	11.66%
52	12.87%	12.38%	13.28%	12.65%	12.34%	11.91%	11.88%
53	12.98%	12.48%	13.40%	12.78%	12.39%	11.95%	11.95%
54	13.04%	12.58%	13.51%	12.92%	12.43%	12.02%
55	13.18%	12.69%	13.62%	13.00%	12.45%
56	13.28%	12.81%	13.74%

(1)

For securitization transactions that closed after January 1, 2016, “liquidation proceeds” included in the calculation of “net cumulative loss” are net of external costs associated with repossession, as well as auction, painting, repair, refurbishment and similar expenses. For securitization transactions (and similar pools) that closed prior to January 1, 2016, “liquidation proceeds” included in the calculation of “net cumulative loss” are net of auction, painting, repair, refurbishment and similar expenses only.

31-60 Days Delinquent

As of August 31, 2018

Period	SDART 2013-1	SDART 2013-2	SDART 2013-3	SDART 2013-4	SDART 2013-5	SDART 2014-1	SDART 2014-2	SDART 2014-3	SDART 2014-4	SDART 2014-5	SDART 2015-1	SDART 2015-2	SDART 2015-3	SDART 2015-4	SDART 2015-5	SDART 2016-1	SDART 2016-2	SDART 2016-3	SDART 2017-1	SDART 2017-2	SDART 2017-3	SDART 2018-1	SDART 2018-2	SDART 2018-3	SDART 2018-4
1	2.02%	1.08%	1.54%	2.74%	2.52%	3.76%	3.21%	3.42%	2.72%	2.44%	2.08%	1.75%	2.15%	2.00%	2.48%	2.22%	2.27%	2.96%	2.93%	2.80%	3.03%	2.83%	2.02%	2.49%	1.45%
2	2.82%	2.48%	3.53%	4.28%	4.39%	3.82%	4.46%	5.02%	3.87%	4.40%	2.53%	3.28%	3.60%	3.67%	4.08%	2.77%	3.62%	4.23%	3.25%	4.55%	4.73%	4.09%	3.87%	5.05%
3	3.18%	3.66%	4.73%	5.36%	5.19%	3.66%	5.77%	5.58%	4.91%	4.96%	3.84%	4.37%	4.44%	4.27%	5.15%	3.65%	4.60%	5.04%	4.66%	5.54%	5.83%	3.76%	5.11%	5.93%
4	4.73%	5.05%	5.89%	5.51%	4.06%	4.98%	6.37%	6.29%	5.92%	4.84%	4.30%	4.92%	5.23%	5.16%	5.74%	4.43%	5.46%	5.38%	5.53%	6.49%	6.70%	5.11%	6.21%
5	5.71%	6.31%	6.97%	5.15%	3.68%	5.33%	6.46%	6.12%	5.75%	4.30%	4.68%	5.39%	4.98%	5.58%	4.91%	5.19%	5.56%	5.19%	5.99%	6.54%	6.85%	5.19%	6.58%
6	5.93%	6.16%	6.28%	5.75%	4.67%	5.88%	7.18%	6.70%	5.03%	4.67%	4.63%	5.26%	5.27%	5.45%	4.24%	5.43%	5.39%	4.06%	5.91%	6.35%	6.52%	5.59%
7	6.12%	5.79%	6.00%	5.71%	5.33%	6.86%	7.51%	7.41%	4.64%	5.01%	5.29%	5.64%	6.05%	4.76%	4.85%	5.98%	5.78%	5.61%	5.72%	6.68%	4.91%	6.36%
8	6.55%	6.19%	6.65%	5.24%	6.34%	7.43%	8.29%	7.63%	5.77%	5.72%	5.96%	6.50%	6.23%	4.63%	5.77%	6.20%	6.69%	6.26%	6.14%	7.49%	6.38%	6.69%
9	7.27%	6.98%	7.29%	5.08%	7.48%	8.23%	9.07%	6.80%	6.03%	6.13%	6.40%	7.31%	5.77%	5.52%	6.85%	6.68%	7.06%	6.57%	6.63%	7.90%	6.70%
10	7.80%	8.07%	6.47%	6.51%	7.65%	8.33%	8.77%	6.37%	6.64%	6.97%	7.06%	7.74%	5.68%	6.35%	7.53%	7.32%	6.57%	6.78%	7.34%	7.50%	7.23%
11	8.34%	8.02%	6.35%	6.98%	8.30%	8.91%	7.60%	7.39%	6.64%	7.42%	7.66%	6.62%	6.51%	7.07%	7.74%	7.95%	5.37%	7.02%	8.09%	6.22%	8.28%
12	9.01%	6.90%	7.83%	7.98%	8.46%	9.65%	6.69%	7.30%	7.11%	7.47%	7.95%	5.99%	6.68%	7.52%	7.74%	7.94%	7.25%	7.03%	8.02%	7.87%	8.55%
13	8.50%	6.53%	7.70%	8.26%	8.80%	9.30%	8.33%	7.58%	7.63%	7.98%	6.60%	6.61%	7.47%	7.77%	8.30%	7.69%	7.66%	7.21%	7.61%	7.66%
14	7.29%	7.37%	8.62%	8.39%	9.74%	8.48%	8.33%	7.89%	7.57%	8.66%	6.22%	7.51%	8.22%	7.96%	8.27%	6.07%	7.76%	7.98%	6.16%	8.27%
15	6.92%	7.87%	9.05%	9.27%	9.44%	7.40%	8.36%	8.42%	8.32%	8.70%	6.95%	8.48%	8.58%	8.27%	8.88%	8.07%	7.99%	8.48%	7.57%	9.43%
16	8.34%	9.00%	9.84%	9.28%	8.51%	8.66%	8.43%	8.82%	9.01%	7.39%	7.77%	8.85%	8.86%	8.89%	8.80%	8.47%	8.21%	8.44%	7.65%	9.65%
17	9.07%	9.60%	10.64%	9.90%	7.59%	8.50%	8.97%	8.89%	8.76%	7.00%	8.63%	9.46%	9.04%	9.25%	8.49%	8.83%	7.79%	8.06%	8.01%
18	9.48%	10.00%	10.51%	10.36%	8.93%	8.68%	9.74%	9.49%	7.52%	7.70%	8.89%	9.48%	9.19%	9.24%	6.93%	8.73%	8.27%	6.36%	9.20%
19	10.15%	10.71%	10.70%	10.27%	8.58%	8.73%	9.28%	9.84%	6.90%	8.08%	9.03%	9.28%	9.74%	8.41%	8.70%	8.41%	9.03%	7.58%	9.06%
20	10.43%	10.54%	11.23%	9.17%	9.02%	9.35%	9.75%	9.59%	7.66%	8.95%	9.07%	9.57%	9.35%	6.80%	9.22%	8.73%	9.22%	7.67%
21	11.33%	11.16%	10.76%	7.95%	9.11%	9.86%	10.52%	8.25%	7.91%	9.62%	9.63%	10.31%	8.86%	8.92%	9.10%	8.77%	9.20%	8.10%
22	11.25%	11.82%	9.96%	9.27%	9.55%	9.72%	10.27%	7.81%	9.09%	9.97%	9.73%	10.06%	7.48%	9.10%	9.30%	9.15%	8.39%	9.31%
23	11.82%	11.13%	9.20%	9.33%	10.37%	10.55%	8.79%	8.39%	9.77%	10.13%	10.29%	9.42%	9.44%	9.34%	9.30%	10.12%	6.97%	9.06%
24	12.54%	10.12%	10.36%	9.56%	10.24%	11.15%	8.41%	9.11%	9.89%	10.33%	10.25%	7.75%	9.88%	9.28%	9.29%	10.01%	8.88%
25	11.41%	9.25%	10.45%	10.01%	10.94%	11.01%	8.94%	9.89%	9.93%	10.42%	10.25%	9.83%	10.01%	9.38%	9.72%	9.62%	8.57%
26	10.71%	10.51%	10.46%	10.63%	11.35%	9.26%	9.71%	10.54%	10.19%	10.92%	8.01%	10.11%	9.98%	9.29%	10.52%	7.78%	9.13%
27	9.97%	10.86%	10.70%	11.16%	11.20%	9.06%	10.70%	10.47%	10.54%	11.10%	10.08%	9.95%	10.00%	9.45%	10.91%	9.19%	10.16%
28	11.25%	10.56%	11.28%	10.70%	9.89%	9.85%	11.00%	10.42%	10.88%	10.61%	10.28%	10.20%	9.71%	10.24%	10.66%	9.03%	10.14%
29	11.11%	10.80%	11.75%	12.08%	9.31%	10.35%	11.47%	11.15%	10.92%	8.31%	10.47%	10.14%	10.18%	10.88%	10.20%	9.48%
30	11.29%	11.81%	12.05%	11.96%	9.96%	10.99%	11.35%	11.23%	10.19%	10.22%	10.94%	10.07%	10.89%	10.55%	8.18%	11.03%
31	11.14%	12.40%	12.96%	12.32%	10.73%	11.83%	11.53%	11.43%	8.15%	10.54%	10.37%	10.38%	11.30%	10.09%	9.72%	11.15%
32	11.93%	12.28%	13.53%	10.89%	11.50%	11.77%	12.31%	11.53%	10.56%	10.79%	10.20%	11.26%	11.20%	8.07%	9.79%
33	12.45%	12.71%	13.35%	10.38%	12.44%	12.01%	12.83%	10.58%	10.60%	11.19%	10.95%	11.84%	10.89%	9.72%	10.65%
34	12.36%	13.72%	11.31%	11.20%	12.67%	12.41%	12.23%	8.87%	10.72%	11.14%	11.34%	11.10%	8.71%	9.72%	11.65%
35	13.20%	13.93%	11.45%	11.87%	12.58%	12.63%	11.63%	11.08%	10.89%	10.71%	11.81%	10.50%	10.29%	10.99%	11.46%
36	14.24%	11.87%	11.80%	12.99%	12.98%	13.34%	9.77%	11.53%	10.77%	11.10%	11.36%	8.81%	10.73%	11.55%
37	14.23%	11.93%	13.04%	13.38%	13.17%	13.06%	12.06%	11.73%	10.90%	12.21%	10.74%	10.76%	11.11%	11.77%
38	12.52%	12.53%	13.96%	13.49%	14.10%	12.66%	12.05%	11.48%	10.90%	12.47%	9.27%	11.09%	12.70%
39	12.43%	13.06%	14.24%	13.19%	13.83%	10.18%	12.29%	12.02%	12.03%	12.46%	10.79%	11.92%	12.20%
40	12.74%	13.76%	14.69%	14.23%	12.94%	12.93%	12.71%	11.51%	12.39%	11.79%	10.77%	12.56%
41	13.63%	14.64%	14.49%	14.45%	10.96%	13.03%	12.57%	11.54%	12.08%	9.91%	11.61%	12.66%
42	14.36%	14.83%	14.78%	14.40%	13.46%	13.81%	12.36%	12.59%	11.80%	11.57%	12.82%
43	14.94%	14.70%	15.33%	14.20%	13.71%	13.32%	12.87%	12.95%	9.40%	11.57%	12.83%
44	15.40%	15.53%	15.88%	13.56%	13.97%	13.39%	13.53%	12.99%	11.61%	11.88%
45	15.43%	15.74%	15.61%	11.64%	14.44%	13.31%	13.74%	12.24%	11.28%	13.80%
46	16.10%	16.86%	15.09%	14.36%	14.28%	13.50%	14.02%	10.63%	11.62%	13.20%
47	16.09%	16.25%	13.25%	15.29%	13.99%	14.02%	13.54%	12.49%	13.07%
48	16.07%	15.63%	15.40%	14.96%	14.01%	14.78%	11.31%	12.60%	13.17%
49	16.03%	13.37%	16.30%	15.68%	14.38%	14.33%	13.49%	12.84%
50	16.40%	15.85%	16.21%	15.49%	14.76%	13.92%	13.62%	14.64%
51	14.16%	16.60%	16.25%	14.82%	14.40%	12.10%	14.55%	13.97%
52	16.09%	16.78%	16.43%	14.76%	14.31%	14.22%	15.64%
53	16.49%	16.29%	16.19%	16.18%	12.27%	13.67%	15.73%
54	17.09%	17.12%	16.11%	17.11%	14.99%	14.33%
55	16.71%	17.02%	17.11%	16.57%	14.75%
56	16.94%	16.84%	17.39%

61-90 Days Delinquent

As of August 31, 2018

Period	SDART 2013-1	SDART 2013-2	SDART 2013-3	SDART 2013-4	SDART 2013-5	SDART 2014-1	SDART 2014-2	SDART 2014-3	SDART 2014-4	SDART 2014-5	SDART 2015-1	SDART 2015-2	SDART 2015-3	SDART 2015-4	SDART 2015-5	SDART 2016-1	SDART 2016-2	SDART 2016-3	SDART 2017-1	SDART 2017-2	SDART 2017-3	SDART 2018-1	SDART 2018-2	SDART 2018-3	SDART 2018-4
1	0.02%	0.00%	0.01%	0.01%	0.03%	0.03%	0.03%	0.05%	0.03%	0.02%	0.03%	0.00%	0.01%	0.02%	0.02%	0.02%	0.01%	0.02%	0.04%	0.01%	0.02%	0.01%	0.00%	0.02%	0.01%
2	0.63%	0.38%	0.84%	1.12%	1.18%	1.04%	1.10%	1.22%	0.79%	0.99%	0.69%	0.61%	0.84%	0.86%	1.01%	0.79%	0.92%	1.04%	0.85%	1.07%	1.10%	0.94%	0.76%	0.99%
3	1.15%	1.09%	1.76%	1.76%	1.79%	1.16%	1.57%	1.80%	1.46%	1.58%	0.92%	1.39%	1.50%	1.42%	1.66%	1.05%	1.38%	1.41%	1.31%	1.85%	1.98%	1.31%	1.55%	2.19%
4	1.37%	1.63%	2.13%	1.78%	1.57%	1.21%	1.90%	1.90%	1.61%	1.48%	1.23%	1.63%	1.59%	1.71%	1.84%	1.38%	1.60%	1.51%	1.66%	2.12%	2.27%	1.38%	1.87%
5	1.81%	1.96%	2.48%	1.77%	1.18%	1.57%	1.93%	1.81%	1.60%	1.29%	1.36%	1.70%	1.58%	1.79%	1.50%	1.63%	1.64%	1.54%	1.94%	2.23%	2.36%	1.63%	2.08%
6	1.82%	1.97%	2.11%	1.67%	1.18%	1.72%	1.95%	1.94%	1.38%	1.23%	1.37%	1.59%	1.59%	1.94%	1.26%	1.70%	1.75%	1.33%	2.03%	2.17%	1.99%	1.62%
7	1.63%	1.71%	1.71%	1.96%	1.57%	1.96%	2.15%	2.26%	1.34%	1.35%	1.59%	1.61%	1.88%	1.55%	1.24%	1.94%	1.85%	1.42%	2.08%	2.26%	1.62%	1.94%
8	1.81%	1.79%	2.13%	1.75%	2.01%	2.25%	2.71%	2.42%	1.49%	1.68%	2.00%	2.07%	2.25%	1.54%	1.63%	2.08%	2.17%	1.91%	1.94%	2.52%	1.61%	2.20%
9	2.46%	2.38%	2.43%	1.73%	2.41%	2.65%	3.20%	2.33%	2.05%	2.21%	2.13%	2.53%	2.05%	1.71%	2.14%	2.39%	2.42%	2.21%	2.35%	2.73%	2.34%
10	2.88%	3.03%	2.22%	2.01%	2.78%	2.72%	3.05%	2.16%	2.11%	2.53%	2.54%	2.91%	2.06%	2.18%	2.59%	2.57%	2.38%	2.42%	2.81%	2.77%	2.45%
11	3.33%	3.09%	2.39%	2.37%	2.92%	3.14%	2.51%	2.09%	2.30%	2.63%	2.70%	2.40%	2.09%	2.56%	2.78%	2.76%	2.15%	2.47%	2.95%	2.37%	2.91%
12	3.43%	2.51%	2.50%	2.41%	2.72%	3.16%	2.31%	2.49%	2.39%	2.60%	2.57%	2.12%	2.44%	2.68%	2.73%	2.96%	2.24%	2.56%	2.96%	2.24%	3.06%
13	3.20%	2.08%	2.73%	2.68%	2.97%	3.03%	2.16%	2.39%	2.56%	2.83%	2.24%	2.03%	2.66%	2.73%	2.83%	2.75%	2.77%	2.59%	2.82%	2.72%
14	2.62%	2.29%	2.72%	2.84%	3.20%	2.61%	2.79%	2.61%	2.49%	3.06%	2.09%	2.39%	2.83%	2.84%	3.22%	2.32%	2.66%	2.91%	2.34%	2.80%
15	2.42%	2.58%	2.99%	3.10%	3.19%	2.58%	3.05%	2.96%	2.93%	3.01%	2.11%	2.98%	3.12%	3.10%	3.18%	2.33%	2.91%	3.20%	2.12%	3.31%
16	2.62%	2.98%	3.24%	3.15%	2.85%	2.44%	2.98%	3.21%	3.18%	2.70%	2.53%	3.28%	3.20%	3.10%	3.27%	3.12%	3.02%	3.05%	2.49%	3.35%
17	3.20%	3.17%	3.53%	3.37%	2.47%	2.92%	3.35%	3.02%	3.17%	2.42%	2.80%	3.42%	3.40%	3.78%	3.10%	3.13%	3.16%	2.90%	2.64%
18	3.44%	3.29%	3.56%	3.41%	2.58%	2.93%	3.29%	3.43%	2.58%	2.51%	3.09%	3.29%	3.43%	3.49%	2.63%	3.42%	3.20%	2.42%	2.99%
19	3.40%	3.39%	3.69%	3.13%	2.93%	3.07%	3.46%	3.53%	2.31%	2.97%	3.21%	3.58%	3.67%	3.39%	2.79%	3.40%	3.43%	2.12%	3.31%
20	3.32%	3.20%	3.86%	2.73%	2.96%	3.24%	3.66%	3.49%	2.34%	3.11%	3.24%	3.61%	3.67%	2.62%	3.26%	3.28%	3.67%	2.33%
21	3.43%	3.49%	3.55%	2.61%	3.22%	3.51%	3.89%	2.85%	2.88%	3.32%	3.17%	3.71%	3.24%	2.64%	3.60%	3.45%	3.47%	2.59%
22	3.48%	3.77%	3.07%	2.78%	3.43%	3.36%	3.88%	2.65%	2.93%	3.42%	3.49%	3.76%	2.77%	3.48%	3.59%	3.82%	3.30%	2.95%
23	3.93%	3.49%	2.76%	3.14%	3.62%	3.64%	3.10%	2.62%	3.08%	3.58%	3.66%	3.45%	3.07%	3.51%	3.54%	3.72%	2.60%	3.04%
24	4.28%	2.87%	2.86%	3.35%	3.78%	3.96%	2.79%	3.08%	3.59%	3.77%	3.57%	3.06%	3.64%	3.82%	3.56%	3.77%	2.23%
25	3.94%	2.81%	3.33%	3.34%	3.92%	3.95%	2.96%	3.37%	3.35%	3.96%	3.42%	3.12%	3.63%	3.72%	3.88%	3.85%	2.89%
26	3.32%	3.02%	3.72%	3.57%	4.21%	3.41%	3.29%	3.66%	3.55%	4.10%	3.12%	3.91%	3.73%	3.70%	4.01%	3.23%	3.07%
27	3.01%	3.26%	3.67%	4.15%	4.19%	2.87%	3.88%	3.97%	3.64%	3.73%	3.11%	3.99%	3.85%	3.85%	4.21%	2.63%	3.55%
28	3.21%	3.47%	3.82%	3.91%	3.44%	2.98%	4.02%	3.81%	3.98%	3.72%	3.93%	3.93%	3.86%	4.11%	4.25%	3.28%	3.54%
29	3.59%	3.57%	4.30%	4.25%	3.17%	3.57%	4.31%	4.01%	3.82%	3.37%	4.04%	3.98%	3.93%	4.26%	3.94%	3.33%
30	3.89%	4.01%	4.16%	5.00%	3.26%	3.92%	4.31%	4.19%	3.47%	3.44%	3.99%	4.06%	4.27%	4.02%	3.36%	3.65%
31	3.95%	4.36%	4.69%	4.58%	3.92%	4.10%	4.31%	4.54%	3.09%	4.24%	4.09%	4.31%	4.59%	3.98%	2.99%	4.06%
32	4.40%	4.44%	5.30%	3.78%	4.29%	4.59%	4.63%	4.25%	3.13%	4.11%	4.02%	4.53%	4.36%	3.40%	3.56%
33	4.89%	5.02%	5.40%	3.40%	4.41%	4.44%	4.99%	4.23%	4.19%	4.57%	4.01%	4.69%	4.01%	2.98%	3.62%
34	4.61%	5.07%	4.39%	3.82%	4.93%	4.62%	5.09%	3.48%	4.26%	4.75%	4.53%	4.53%	3.34%	3.71%	4.25%
35	5.26%	5.18%	3.83%	4.22%	4.91%	5.05%	4.54%	3.63%	4.35%	4.43%	4.70%	4.03%	3.17%	3.52%	4.30%
36	5.29%	4.43%	4.14%	4.77%	5.17%	5.20%	3.85%	4.36%	4.44%	4.50%	4.71%	3.46%	3.73%	4.40%
37	5.51%	4.07%	4.61%	5.20%	5.60%	5.43%	4.18%	4.44%	4.27%	4.69%	4.47%	3.15%	3.84%	4.52%
38	4.76%	4.18%	5.38%	5.46%	5.42%	4.83%	5.33%	4.99%	4.42%	5.07%	3.54%	4.02%	4.30%
39	4.07%	5.05%	5.64%	5.71%	5.42%	4.38%	5.28%	4.95%	4.77%	4.91%	3.28%	4.14%	4.60%
40	4.50%	5.51%	5.92%	5.31%	5.12%	4.54%	5.30%	4.95%	5.04%	5.13%	4.05%	4.62%
41	5.15%	5.53%	5.97%	5.94%	4.55%	5.64%	5.47%	4.88%	4.80%	4.10%	3.89%	4.82%
42	5.61%	6.11%	6.19%	6.47%	4.49%	5.12%	5.25%	5.02%	4.65%	3.77%	4.46%
43	6.00%	6.01%	6.43%	6.06%	5.68%	5.61%	5.18%	5.24%	4.15%	4.47%	4.66%
44	6.19%	6.06%	6.86%	5.58%	5.55%	5.55%	5.63%	5.05%	3.69%	4.24%
45	6.19%	6.48%	6.85%	4.89%	5.87%	5.61%	6.14%	4.75%	4.19%	4.68%
46	6.35%	6.43%	6.39%	5.16%	6.00%	5.82%	5.62%	3.96%	4.34%	5.09%
47	7.19%	6.96%	5.61%	6.05%	5.90%	6.07%	4.93%	3.70%	4.69%
48	7.30%	6.35%	5.97%	6.34%	5.99%	6.31%	4.76%	4.35%	5.00%
49	7.14%	5.91%	6.93%	6.31%	6.61%	6.27%	4.32%	4.55%
50	6.23%	6.23%	7.24%	7.01%	6.72%	5.68%	4.99%	5.17%
51	6.09%	7.16%	7.57%	6.92%	6.78%	4.51%	5.17%	5.33%
52	6.53%	7.20%	7.36%	7.01%	6.28%	4.39%	5.72%
53	7.65%	7.98%	7.45%	6.99%	5.25%	5.50%	5.90%
54	7.68%	7.51%	7.66%	7.41%	4.72%	5.47%
55	8.19%	7.59%	8.08%	6.93%	5.47%
56	8.32%	7.42%	8.30%

91-120 Days Delinquent

As of August 31, 2018

Period	SDART 2013-1	SDART 2013-2	SDART 2013-3	SDART 2013-4	SDART 2013-5	SDART 2014-1	SDART 2014-2	SDART 2014-3	SDART 2014-4	SDART 2014-5	SDART 2015-1	SDART 2015-2	SDART 2015-3	SDART 2015-4	SDART 2015-5	SDART 2016-1	SDART 2016-2	SDART 2016-3	SDART 2017-1	SDART 2017-2	SDART 2017-3	SDART 2018-1	SDART 2018-2	SDART 2018-3	SDART 2018-4
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.01%	0.00%	0.00%	0.01%	0.01%	0.01%	0.02%	0.02%	0.01%	0.01%	0.01%	0.00%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%
3	0.35%	0.24%	0.52%	0.71%	0.74%	0.57%	0.58%	0.69%	0.47%	0.55%	0.37%	0.34%	0.50%	0.48%	0.56%	0.41%	0.55%	0.59%	0.44%	0.63%	0.62%	0.51%	0.39%	0.48%
4	0.67%	0.63%	1.05%	0.86%	0.91%	0.62%	0.79%	0.91%	0.79%	0.79%	0.48%	0.82%	0.83%	0.85%	0.96%	0.61%	0.75%	0.74%	0.63%	1.02%	1.05%	0.63%	0.87%
5	0.68%	0.89%	1.25%	0.89%	0.75%	0.58%	0.86%	0.88%	0.75%	0.64%	0.57%	0.80%	0.82%	0.90%	0.87%	0.71%	0.76%	0.70%	0.76%	1.03%	1.01%	0.56%	0.85%
6	0.83%	0.95%	1.08%	0.88%	0.56%	0.71%	0.91%	0.82%	0.66%	0.52%	0.65%	0.74%	0.81%	0.86%	0.62%	0.87%	0.75%	0.62%	0.91%	1.08%	0.95%	0.70%
7	0.84%	0.91%	0.93%	0.81%	0.57%	0.73%	0.84%	0.84%	0.56%	0.56%	0.70%	0.66%	0.71%	0.87%	0.60%	0.80%	0.82%	0.64%	0.84%	1.09%	0.72%	0.78%
8	0.81%	0.88%	0.89%	0.88%	0.71%	0.95%	1.07%	0.97%	0.60%	0.67%	0.85%	0.78%	0.91%	0.73%	0.60%	0.93%	0.88%	0.66%	0.92%	0.98%	0.70%	0.90%
9	1.06%	0.94%	1.04%	0.87%	0.98%	1.12%	1.28%	0.95%	0.72%	0.84%	0.94%	1.03%	0.93%	0.75%	0.79%	0.98%	1.01%	0.85%	0.86%	1.10%	0.60%
10	1.32%	1.35%	0.96%	0.86%	1.22%	1.11%	1.34%	0.88%	0.94%	1.03%	1.12%	1.20%	0.85%	0.83%	1.07%	1.08%	1.12%	1.02%	1.04%	1.13%	0.99%
11	1.53%	1.53%	0.98%	0.89%	1.26%	1.24%	1.07%	0.90%	0.97%	1.17%	1.21%	1.12%	0.87%	1.03%	1.17%	1.21%	0.92%	1.03%	1.19%	0.99%	1.12%
12	1.74%	1.16%	1.10%	1.12%	1.15%	1.39%	0.84%	0.81%	1.07%	1.09%	1.22%	0.96%	0.89%	1.19%	1.27%	1.20%	0.91%	1.07%	1.22%	1.05%	1.18%
13	1.53%	0.99%	1.04%	1.04%	1.26%	1.27%	0.96%	0.95%	1.17%	1.15%	1.04%	0.88%	1.10%	1.17%	1.18%	1.13%	0.98%	1.13%	1.13%	0.88%
14	1.25%	0.99%	1.24%	1.28%	1.33%	1.16%	0.83%	0.96%	1.08%	1.27%	0.85%	0.88%	1.15%	1.16%	1.27%	1.01%	1.17%	1.19%	0.91%	1.07%
15	1.09%	0.98%	1.14%	1.35%	1.30%	0.94%	1.10%	1.11%	1.13%	1.35%	0.89%	1.05%	1.20%	1.29%	1.45%	0.99%	1.09%	1.18%	0.90%	1.25%
16	1.07%	1.17%	1.36%	1.31%	1.17%	1.00%	1.22%	1.38%	1.33%	1.15%	0.89%	1.32%	1.21%	1.39%	1.36%	0.97%	1.30%	1.26%	0.82%	1.43%
17	1.11%	1.31%	1.54%	1.48%	1.04%	0.93%	1.28%	1.26%	1.35%	1.12%	1.07%	1.40%	1.30%	1.27%	1.21%	1.22%	1.28%	1.20%	0.97%
18	1.40%	1.48%	1.51%	1.47%	0.91%	1.17%	1.43%	1.28%	1.28%	0.99%	1.33%	1.44%	1.49%	1.47%	1.12%	1.37%	1.36%	1.07%	1.18%
19	1.53%	1.42%	1.67%	1.39%	1.09%	1.22%	1.36%	1.42%	0.93%	1.05%	1.29%	1.40%	1.48%	1.45%	1.08%	1.45%	1.40%	1.00%	1.21%
20	1.50%	1.36%	1.58%	1.20%	1.17%	1.36%	1.51%	1.44%	0.95%	1.17%	1.24%	1.53%	1.55%	1.24%	1.14%	1.33%	1.43%	0.85%
21	1.40%	1.50%	1.45%	1.01%	1.20%	1.35%	1.43%	1.17%	1.04%	1.35%	1.35%	1.47%	1.38%	1.08%	1.27%	1.42%	1.46%	0.97%
22	1.41%	1.53%	1.19%	1.02%	1.40%	1.40%	1.56%	0.96%	1.29%	1.44%	1.35%	1.43%	1.11%	1.05%	1.39%	1.41%	1.27%	1.12%
23	1.57%	1.59%	1.09%	1.13%	1.43%	1.46%	1.29%	0.98%	1.23%	1.30%	1.46%	1.51%	1.10%	1.26%	1.48%	1.60%	1.11%	1.33%
24	1.71%	1.26%	1.06%	1.21%	1.35%	1.53%	1.11%	1.11%	1.23%	1.46%	1.48%	1.19%	1.25%	1.40%	1.44%	1.51%	1.04%
25	1.53%	1.10%	1.12%	1.41%	1.63%	1.59%	1.02%	1.25%	1.49%	1.46%	1.35%	1.24%	1.29%	1.40%	1.45%	1.46%	0.90%
26	1.42%	1.05%	1.31%	1.43%	1.64%	1.33%	1.20%	1.38%	1.36%	1.45%	1.14%	1.23%	1.59%	1.37%	1.64%	1.25%	1.17%
27	1.11%	1.14%	1.39%	1.40%	1.60%	1.18%	1.29%	1.38%	1.40%	1.49%	1.25%	1.39%	1.43%	1.49%	1.54%	1.30%	1.26%
28	1.16%	1.27%	1.60%	1.59%	1.34%	1.05%	1.55%	1.43%	1.42%	1.34%	1.13%	1.57%	1.64%	1.50%	1.57%	0.99%	1.48%
29	1.15%	1.42%	1.79%	1.58%	1.14%	1.32%	1.64%	1.49%	1.63%	1.20%	1.36%	1.50%	1.46%	1.56%	1.55%	1.26%
30	1.46%	1.55%	1.70%	1.60%	1.13%	1.41%	1.67%	1.52%	1.44%	1.33%	1.44%	1.50%	1.59%	1.56%	1.28%	1.43%
31	1.50%	1.78%	1.91%	2.09%	1.25%	1.53%	1.75%	1.59%	1.23%	1.35%	1.56%	1.56%	1.82%	1.52%	1.16%	1.36%
32	1.71%	1.74%	1.85%	1.57%	1.52%	1.57%	1.68%	1.73%	1.31%	1.48%	1.56%	1.77%	1.79%	1.29%	1.03%
33	1.78%	1.86%	2.09%	1.24%	1.57%	1.67%	1.67%	1.41%	1.16%	1.47%	1.46%	1.74%	1.55%	1.16%	1.29%
34	1.86%	1.95%	1.80%	1.14%	1.57%	1.66%	1.75%	1.32%	1.49%	1.57%	1.62%	1.79%	1.15%	1.04%	1.40%
35	2.06%	1.90%	1.49%	1.58%	1.76%	1.82%	1.73%	1.32%	1.64%	1.84%	1.87%	1.53%	1.30%	1.22%	1.69%
36	2.01%	1.56%	1.29%	1.66%	1.73%	1.81%	1.35%	1.40%	1.64%	1.80%	1.76%	1.08%	1.24%	1.35%
37	2.10%	1.38%	1.54%	1.86%	1.97%	1.88%	1.51%	1.55%	1.77%	1.85%	1.60%	1.25%	1.20%	1.61%
38	1.88%	1.48%	1.74%	2.06%	2.16%	1.88%	1.44%	1.71%	1.63%	1.84%	1.43%	1.01%	1.54%
39	1.48%	1.64%	2.16%	2.09%	2.02%	1.46%	1.66%	1.68%	1.70%	1.94%	1.28%	1.28%	1.49%
40	1.34%	1.89%	2.10%	2.04%	1.73%	1.56%	1.74%	1.78%	1.83%	1.76%	1.14%	1.46%
41	1.63%	1.99%	2.04%	1.90%	1.56%	1.64%	1.90%	1.89%	1.99%	1.58%	1.35%	1.72%
42	1.79%	2.20%	2.03%	2.12%	1.57%	1.82%	2.07%	1.88%	1.68%	1.48%	1.34%
43	1.93%	2.27%	2.28%	2.35%	1.53%	1.83%	1.79%	1.86%	1.32%	1.26%	1.52%
44	2.08%	2.09%	2.38%	1.94%	1.75%	2.11%	1.98%	1.77%	1.33%	1.65%
45	2.04%	2.19%	2.31%	1.46%	1.94%	2.01%	2.08%	1.63%	1.18%	1.72%
46	2.14%	2.29%	1.99%	1.63%	2.00%	1.87%	2.09%	1.33%	1.40%	1.81%
47	2.02%	2.03%	1.73%	1.58%	2.18%	2.06%	1.75%	1.41%	1.60%
48	2.60%	2.19%	1.81%	2.06%	2.11%	2.13%	1.37%	1.09%	1.58%
49	2.33%	1.86%	1.88%	2.24%	2.18%	2.27%	1.51%	1.41%
50	2.16%	1.97%	2.27%	2.01%	2.06%	2.05%	1.34%	1.53%
51	1.91%	1.91%	2.33%	2.38%	2.22%	1.69%	1.49%	1.84%
52	2.00%	2.05%	2.60%	2.61%	2.10%	1.55%	1.64%
53	1.91%	2.17%	2.69%	2.54%	1.72%	1.51%	1.87%
54	2.51%	2.65%	2.61%	2.35%	1.62%	1.76%
55	2.52%	2.79%	2.69%	2.37%	1.55%
56	2.72%	2.63%	2.93%

Note Factor Rate

As of August 31, 2018

Period	SDART 2013-1	SDART 2013-2	SDART 2013-3	SDART 2013-4	SDART 2013-5	SDART 2014-1	SDART 2014-2	SDART 2014-3	SDART 2014-4	SDART 2014-5	SDART 2015-1	SDART 2015-2	SDART 2015-3	SDART 2015-4	SDART 2015-5	SDART 2016-1	SDART 2016-2	SDART 2016-3	SDART 2017-1	SDART 2017-2	SDART 2017-3	SDART 2018-1	SDART 2018-2	SDART 2018-3	SDART 2018-4
0	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1	97.73%	97.57%	97.10%	97.26%	97.38%	96.94%	96.78%	96.84%	97.07%	97.38%	97.20%	97.00%	97.05%	97.23%	96.84%	97.23%	97.16%	96.95%	97.01%	96.57%	97.06%	96.73%	96.75%	96.51%	96.21%
2	94.95%	94.75%	94.37%	94.32%	94.73%	93.51%	93.15%	93.51%	93.94%	94.60%	93.77%	94.02%	94.01%	94.35%	93.81%	94.07%	94.10%	93.83%	93.44%	93.22%	93.96%	93.45%	93.38%	93.19%
3	91.92%	91.80%	91.49%	91.43%	91.72%	89.82%	89.56%	89.97%	91.02%	91.52%	90.37%	90.88%	90.93%	91.13%	90.40%	90.74%	90.80%	90.44%	90.12%	89.66%	90.32%	89.58%	89.79%	89.48%
4	88.81%	88.95%	88.37%	88.15%	87.90%	85.97%	85.59%	86.14%	87.60%	87.96%	86.62%	87.11%	87.14%	87.72%	86.48%	87.06%	86.84%	86.66%	86.23%	85.37%	86.43%	85.50%	85.74%
5	85.12%	85.65%	84.96%	84.63%	83.90%	81.93%	81.61%	82.01%	83.85%	83.83%	82.74%	83.05%	83.02%	83.90%	82.03%	83.35%	82.90%	82.88%	82.85%	82.17%	82.89%	81.30%	81.12%
6	81.96%	82.01%	81.27%	81.46%	81.00%	78.98%	78.50%	78.67%	80.25%	80.00%	79.01%	79.42%	79.60%	80.46%	78.10%	79.82%	79.51%	79.27%	80.19%	79.18%	79.93%	78.14%
7	79.53%	79.67%	78.88%	79.02%	73.97%	76.24%	75.64%	76.03%	77.34%	77.45%	76.48%	76.86%	77.02%	77.53%	75.44%	76.60%	76.61%	76.69%	77.34%	75.53%	76.93%	75.30%
8	77.24%	77.30%	76.77%	76.76%	71.70%	73.62%	73.26%	73.63%	74.74%	75.00%	73.98%	74.60%	74.67%	74.79%	72.95%	73.93%	74.22%	73.98%	74.79%	72.85%	74.33%	72.42%
9	75.12%	75.12%	74.65%	74.10%	69.39%	70.93%	70.68%	71.13%	72.24%	72.44%	71.36%	72.15%	72.11%	72.27%	70.46%	71.50%	71.87%	71.29%	72.14%	70.31%	71.67%
10	72.78%	73.03%	72.32%	71.51%	66.99%	68.19%	67.92%	68.30%	69.57%	69.89%	68.90%	69.74%	69.36%	69.81%	67.88%	69.09%	69.50%	68.62%	69.06%	67.66%	69.12%
11	70.33%	70.53%	69.80%	68.95%	64.52%	65.70%	65.08%	65.58%	66.75%	67.20%	66.19%	66.99%	66.58%	67.25%	65.10%	66.64%	66.65%	65.89%	66.44%	64.60%	66.45%
12	67.93%	68.02%	67.33%	66.52%	62.02%	63.22%	62.19%	63.03%	64.19%	64.57%	63.65%	63.98%	63.97%	64.74%	62.46%	64.18%	64.22%	63.43%	63.88%	61.84%	63.56%
13	65.43%	65.52%	64.89%	63.97%	59.94%	60.75%	59.67%	60.52%	61.73%	62.22%	61.18%	61.31%	61.50%	62.17%	59.92%	61.85%	61.88%	61.00%	61.38%	59.22%
14	63.11%	63.27%	62.63%	61.62%	57.85%	58.39%	57.32%	58.05%	59.30%	59.91%	58.70%	58.96%	59.09%	59.91%	57.68%	59.32%	59.51%	58.41%	58.65%	56.81%
15	60.70%	61.02%	60.35%	59.35%	55.77%	55.91%	55.02%	55.80%	57.21%	57.71%	56.53%	56.70%	56.88%	57.81%	55.45%	57.20%	57.39%	56.22%	56.26%	54.55%
16	58.48%	58.93%	58.27%	57.05%	53.76%	53.66%	52.69%	53.68%	55.12%	55.50%	54.39%	54.57%	54.69%	55.81%	53.30%	55.08%	55.31%	54.03%	54.05%	52.12%
17	56.38%	56.67%	56.20%	55.12%	51.58%	51.54%	50.51%	51.49%	53.04%	53.36%	52.29%	52.36%	52.59%	53.68%	51.85%	53.07%	54.02%	51.98%	51.90%
18	54.29%	54.58%	54.03%	53.04%	49.57%	49.46%	48.33%	49.58%	50.93%	51.28%	50.36%	50.21%	51.24%	52.33%	49.65%	51.13%	52.07%	50.38%	49.81%
19	52.18%	52.46%	52.18%	51.16%	47.75%	47.38%	46.27%	47.68%	48.77%	49.38%	48.27%	48.88%	49.29%	50.50%	47.67%	49.83%	50.07%	48.37%	47.57%
20	50.12%	50.49%	50.23%	49.28%	45.86%	45.48%	44.45%	45.83%	46.90%	47.47%	46.35%	47.00%	47.48%	48.32%	45.81%	48.04%	48.22%	46.44%
21	48.20%	48.80%	48.41%	47.20%	43.91%	43.56%	42.63%	43.95%	45.12%	45.66%	44.58%	45.23%	45.74%	46.51%	44.01%	46.32%	46.39%	44.64%
22	46.30%	47.00%	46.64%	45.33%	42.15%	41.72%	40.90%	42.00%	43.32%	43.82%	42.97%	43.54%	43.86%	44.68%	42.25%	44.57%	44.67%	42.90%
23	44.59%	45.21%	44.68%	43.59%	40.41%	40.06%	39.07%	40.33%	41.55%	42.06%	41.28%	41.93%	42.21%	42.93%	40.42%	42.93%	42.76%	41.12%
24	42.82%	43.48%	42.91%	41.76%	38.76%	38.42%	37.27%	38.67%	39.87%	40.42%	39.68%	40.10%	40.58%	41.30%	38.88%	41.21%	41.15%
25	41.16%	41.65%	41.29%	39.99%	37.26%	36.84%	35.73%	37.08%	38.27%	38.89%	38.15%	38.56%	38.99%	39.61%	37.31%	39.61%	39.58%
26	39.58%	39.99%	39.67%	38.30%	35.71%	35.30%	34.31%	35.56%	36.69%	37.37%	36.59%	37.07%	37.52%	38.12%	35.78%	37.92%	38.08%
27	37.89%	38.46%	38.01%	36.65%	34.25%	33.76%	32.89%	34.04%	35.25%	35.93%	35.26%	35.63%	35.98%	36.62%	34.33%	36.37%	36.57%
28	36.38%	36.82%	36.51%	35.10%	32.78%	32.40%	31.55%	32.62%	33.83%	34.55%	33.86%	34.26%	34.72%	35.11%	33.00%	34.91%	34.97%
29	34.97%	35.29%	35.04%	33.65%	31.36%	31.07%	30.20%	31.28%	32.52%	33.15%	32.51%	32.81%	33.27%	33.76%	31.72%	33.47%
30	33.56%	33.89%	33.52%	32.28%	30.07%	29.73%	28.84%	30.02%	31.22%	31.91%	31.16%	31.56%	31.92%	32.38%	30.30%	32.13%
31	32.09%	32.44%	32.18%	30.94%	28.87%	28.50%	27.65%	28.74%	29.82%	30.64%	29.86%	30.30%	30.65%	31.10%	28.95%	30.70%
32	30.72%	31.02%	30.82%	29.52%	27.67%	27.31%	26.51%	27.51%	28.61%	29.47%	28.68%	29.07%	29.37%	29.74%	27.75%
33	29.40%	29.71%	29.51%	28.19%	26.47%	26.09%	25.34%	26.31%	27.41%	28.27%	27.44%	27.89%	28.13%	28.51%	26.64%
34	28.08%	28.38%	28.15%	26.98%	25.30%	24.94%	24.27%	25.09%	26.28%	27.09%	26.28%	26.73%	26.83%	27.32%	25.52%
35	26.86%	27.17%	26.78%	25.83%	24.17%	23.92%	23.23%	24.00%	25.16%	25.98%	25.15%	25.61%	25.71%	26.13%	24.36%
36	25.61%	25.90%	25.58%	24.69%	23.06%	22.87%	22.13%	22.94%	23.99%	24.79%	24.03%	24.40%	24.58%	25.02%
37	24.49%	24.71%	24.48%	23.57%	22.04%	21.88%	21.19%	21.94%	22.96%	23.73%	22.99%	23.39%	23.48%	23.87%
38	23.35%	23.62%	23.41%	22.50%	21.04%	20.97%	20.26%	20.93%	21.89%	22.71%	21.87%	22.36%	22.51%
39	22.18%	22.62%	22.39%	21.43%	20.04%	19.96%	19.36%	19.95%	20.89%	21.68%	20.87%	21.43%	21.41%
40	21.21%	21.59%	21.35%	20.44%	19.14%	19.10%	18.49%	19.06%	19.97%	20.72%	19.95%	20.47%
41	20.27%	20.59%	20.33%	19.51%	18.25%	18.24%	17.65%	18.14%	19.05%	19.70%	19.07%	19.49%
42	19.34%	19.59%	19.37%	18.63%	17.41%	17.36%	16.86%	17.21%	18.14%	18.83%	18.19%
43	18.45%	18.60%	18.48%	17.74%	16.61%	16.53%	15.96%	16.38%	17.21%	17.94%	17.30%
44	17.56%	17.69%	17.60%	16.86%	15.84%	15.76%	15.11%	15.56%	16.39%	17.06%
45	16.68%	16.86%	16.75%	15.99%	15.10%	15.04%	14.40%	14.79%	15.57%	16.24%
46	15.85%	16.05%	15.92%	15.26%	14.32%	14.22%	13.65%	14.00%	14.83%	15.38%
47	15.06%	15.24%	15.07%	14.49%	13.62%	13.46%	12.93%	13.29%	14.06%
48	14.31%	14.48%	14.31%	13.75%	12.85%	12.79%	12.20%	12.61%	13.27%
49	13.54%	13.66%	13.58%	13.05%	12.14%	12.11%	11.56%	11.98%
50	12.85%	12.96%	12.89%	12.39%	11.48%	11.45%	10.97%	11.33%
51	12.11%	12.28%	12.20%	11.76%	10.88%	10.75%	10.39%	10.65%
52	11.49%	11.62%	11.54%	11.08%	10.27%	10.18%	9.83%
53	10.83%	10.99%	10.93%	10.39%	9.63%	9.62%	0.00%
54	10.24%	10.38%	10.24%	9.76%	9.09%	0.00%
55	9.64%	9.78%	9.60%	0.00%	0.00%
56	0.00%	0.00%	0.00%

Pool Factor Rate

As of August 31, 2018

Period	SDART 2013-1	SDART 2013-2	SDART 2013-3	SDART 2013-4	SDART 2013-5	SDART 2014-1	SDART 2014-2	SDART 2014-3	SDART 2014-4	SDART 2014-5	SDART 2015-1	SDART 2015-2	SDART 2015-3	SDART 2015-4	SDART 2015-5	SDART 2016-1	SDART 2016-2	SDART 2016-3	SDART 2017-1	SDART 2017-2	SDART 2017-3	SDART 2018-1	SDART 2018-2	SDART 2018-3	SDART 2018-4
0	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1	98.59%	98.23%	98.38%	98.50%	98.54%	98.20%	97.99%	98.04%	98.27%	98.54%	98.40%	98.24%	98.27%	98.45%	98.14%	98.37%	98.33%	98.16%	98.25%	97.91%	98.32%	97.95%	97.88%	97.64%	97.57%
2	97.32%	96.96%	96.85%	96.78%	97.04%	96.09%	95.67%	96.01%	96.44%	96.97%	96.25%	96.52%	96.51%	96.78%	96.31%	96.40%	96.45%	96.21%	95.99%	95.83%	96.42%	95.78%	95.55%	95.36%
3	95.51%	95.17%	95.12%	94.97%	95.25%	93.56%	93.24%	93.71%	94.62%	95.13%	94.01%	94.57%	94.58%	94.78%	94.08%	94.20%	94.30%	93.95%	93.77%	93.47%	93.98%	93.02%	93.01%	92.72%
4	93.32%	93.21%	92.82%	92.29%	92.62%	90.72%	90.21%	90.87%	92.25%	92.66%	91.45%	91.99%	91.90%	92.39%	91.34%	91.51%	91.46%	91.15%	90.88%	90.39%	91.21%	89.90%	89.95%
5	90.66%	90.79%	90.17%	89.70%	89.68%	87.69%	87.13%	87.71%	89.53%	89.58%	88.60%	89.04%	88.89%	89.56%	88.02%	88.71%	88.50%	88.24%	87.99%	87.27%	88.03%	86.57%	86.33%
6	88.23%	88.04%	87.25%	87.30%	86.95%	84.79%	84.11%	85.05%	86.81%	86.65%	85.68%	86.12%	86.24%	86.89%	84.68%	85.91%	85.74%	85.05%	85.20%	84.15%	84.93%	83.59%
7	85.61%	85.52%	84.69%	84.82%	84.35%	81.85%	81.04%	82.45%	83.87%	83.98%	82.93%	83.34%	83.51%	84.07%	81.80%	83.06%	83.07%	82.28%	82.21%	80.32%	81.78%	80.56%
8	83.15%	82.99%	82.41%	82.40%	81.76%	79.03%	78.49%	79.84%	81.04%	81.33%	80.22%	80.90%	80.96%	81.10%	79.10%	80.17%	80.48%	79.38%	79.54%	77.51%	79.06%	77.47%
9	80.87%	80.65%	80.14%	79.55%	79.13%	76.15%	75.73%	77.13%	78.33%	78.55%	77.38%	78.24%	78.19%	78.36%	76.41%	77.53%	77.93%	76.49%	76.77%	74.85%	76.27%
10	78.35%	78.40%	77.64%	76.77%	76.39%	73.21%	72.77%	74.06%	75.43%	75.78%	74.71%	75.62%	75.20%	75.69%	73.61%	74.92%	75.36%	73.62%	73.54%	72.07%	73.60%
11	75.71%	75.71%	74.94%	74.02%	73.57%	70.53%	69.73%	71.11%	72.38%	72.87%	71.77%	72.64%	72.20%	72.92%	70.59%	72.25%	72.27%	70.70%	70.79%	68.87%	70.81%
12	73.12%	73.03%	72.29%	71.41%	70.72%	67.87%	66.64%	68.34%	69.61%	70.01%	69.02%	69.38%	69.36%	70.20%	67.73%	69.60%	69.63%	68.05%	68.11%	65.98%	67.78%
13	70.43%	70.34%	69.67%	68.67%	68.35%	65.22%	63.93%	65.62%	66.94%	67.47%	66.34%	66.48%	66.68%	67.41%	64.97%	67.07%	67.09%	65.45%	65.49%	63.23%
14	67.94%	67.92%	67.24%	66.15%	65.97%	62.68%	61.42%	62.94%	64.30%	64.96%	63.65%	63.93%	64.08%	64.96%	62.54%	64.32%	64.53%	62.67%	62.64%	60.71%
15	65.35%	65.50%	64.78%	63.72%	63.59%	60.02%	58.95%	60.50%	62.03%	62.58%	61.30%	61.49%	61.68%	62.69%	60.12%	62.02%	62.23%	60.32%	60.13%	58.34%
16	62.95%	63.27%	62.55%	61.25%	61.30%	57.61%	56.46%	58.21%	59.77%	60.18%	58.97%	59.17%	59.30%	60.52%	57.79%	59.73%	59.97%	57.97%	57.81%	55.79%
17	60.69%	60.84%	60.33%	59.17%	58.82%	55.33%	54.12%	55.84%	57.51%	57.86%	56.70%	56.77%	57.03%	58.21%	55.55%	57.55%	57.88%	55.77%	55.56%
18	58.44%	58.60%	58.01%	56.94%	56.53%	53.10%	51.78%	53.76%	55.23%	55.61%	54.61%	54.44%	54.90%	56.07%	53.20%	55.45%	55.79%	53.42%	53.37%
19	56.17%	56.32%	56.01%	54.92%	54.45%	50.87%	49.57%	51.70%	52.88%	53.54%	52.35%	52.37%	52.81%	54.10%	51.08%	53.39%	53.64%	51.29%	51.02%
20	53.95%	54.20%	53.92%	52.90%	52.30%	48.83%	47.63%	49.69%	50.85%	51.47%	50.26%	50.36%	50.87%	51.77%	49.08%	51.47%	51.67%	49.24%
21	51.88%	52.39%	51.97%	50.67%	50.07%	46.77%	45.68%	47.66%	48.92%	49.51%	48.34%	48.46%	49.01%	49.83%	47.15%	49.63%	49.70%	47.33%
22	49.84%	50.46%	50.07%	48.66%	48.06%	44.79%	43.83%	45.55%	46.98%	47.51%	46.59%	46.65%	46.99%	47.87%	45.27%	47.75%	47.87%	45.49%
23	48.00%	48.54%	47.96%	46.80%	46.08%	43.01%	41.86%	43.73%	45.06%	45.61%	44.76%	44.93%	45.22%	46.00%	43.31%	45.99%	45.82%	43.60%
24	46.10%	46.68%	46.06%	44.83%	44.20%	41.24%	39.93%	41.93%	43.23%	43.83%	43.03%	42.96%	43.48%	44.25%	41.66%	44.15%	44.08%
25	44.30%	44.72%	44.33%	42.92%	42.49%	39.55%	38.28%	40.20%	41.49%	42.17%	41.37%	41.32%	41.78%	42.44%	39.97%	42.44%	42.40%
26	42.61%	42.93%	42.58%	41.12%	40.72%	37.90%	36.76%	38.56%	39.79%	40.52%	39.68%	39.72%	40.20%	40.85%	38.34%	40.63%	40.80%
27	40.79%	41.29%	40.81%	39.34%	39.06%	36.24%	35.24%	36.91%	38.22%	38.96%	38.24%	38.17%	38.55%	39.24%	36.78%	38.97%	39.18%
28	39.16%	39.53%	39.20%	37.68%	37.38%	34.79%	33.80%	35.37%	36.68%	37.47%	36.72%	36.71%	37.20%	37.62%	35.36%	37.40%	37.46%
29	37.65%	37.89%	37.62%	36.13%	35.76%	33.35%	32.36%	33.92%	35.26%	35.95%	35.25%	35.15%	35.65%	36.17%	33.98%	35.87%
30	36.13%	36.38%	35.99%	34.65%	34.28%	31.91%	30.90%	32.56%	33.86%	34.60%	33.79%	33.81%	34.20%	34.70%	32.46%	34.43%
31	34.54%	34.83%	34.55%	33.22%	32.92%	30.60%	29.63%	31.16%	32.34%	33.22%	32.38%	32.46%	32.84%	33.32%	31.02%	32.90%
32	33.07%	33.30%	33.09%	31.69%	31.55%	29.31%	28.40%	29.83%	31.02%	31.95%	31.10%	31.15%	31.47%	31.86%	29.73%
33	31.65%	31.89%	31.68%	30.26%	30.18%	28.01%	27.15%	28.53%	29.72%	30.66%	29.76%	29.88%	30.14%	30.55%	28.54%
34	30.22%	30.47%	30.22%	28.96%	28.85%	26.77%	26.00%	27.21%	28.49%	29.37%	28.50%	28.64%	28.75%	29.27%	27.34%
35	28.91%	29.17%	28.75%	27.73%	27.56%	25.68%	24.89%	26.02%	27.28%	28.17%	27.27%	27.44%	27.54%	27.99%	26.10%
36	27.56%	27.81%	27.46%	26.51%	26.30%	24.55%	23.72%	24.87%	26.02%	26.88%	26.06%	26.15%	26.33%	26.81%
37	26.37%	26.53%	26.28%	25.30%	25.13%	23.49%	22.70%	23.79%	24.89%	25.73%	24.92%	25.06%	25.16%	25.58%
38	25.13%	25.36%	25.13%	24.15%	23.99%	22.51%	21.71%	22.69%	23.74%	24.63%	23.72%	23.95%	24.12%
39	23.87%	24.29%	24.04%	23.01%	22.85%	21.43%	20.74%	21.63%	22.66%	23.51%	22.63%	22.96%	22.94%
40	22.83%	23.18%	22.92%	21.95%	21.83%	20.50%	19.82%	20.67%	21.65%	22.47%	21.63%	21.94%
41	21.82%	22.10%	21.83%	20.94%	20.81%	19.58%	18.91%	19.67%	20.66%	21.36%	20.68%	20.88%
42	20.81%	21.03%	20.80%	20.00%	19.85%	18.64%	18.07%	18.66%	19.67%	20.42%	19.73%
43	19.86%	19.96%	19.83%	19.04%	18.94%	17.75%	17.10%	17.76%	18.66%	19.46%	18.75%
44	18.90%	19.00%	18.89%	18.10%	18.06%	16.92%	16.19%	16.87%	17.78%	18.50%
45	17.96%	18.10%	17.98%	17.17%	17.22%	16.14%	15.43%	16.04%	16.88%	17.61%
46	17.06%	17.23%	17.10%	16.39%	16.33%	15.27%	14.63%	15.18%	16.08%	16.68%
47	16.21%	16.36%	16.18%	15.56%	15.54%	14.45%	13.85%	14.42%	15.25%
48	15.41%	15.55%	15.36%	14.76%	14.65%	13.73%	13.07%	13.67%	14.39%
49	14.57%	14.66%	14.58%	14.00%	13.85%	13.01%	12.38%	12.99%
50	13.83%	13.92%	13.84%	13.30%	13.09%	12.29%	11.75%	12.28%
51	13.03%	13.19%	13.09%	12.62%	12.41%	11.54%	11.13%	11.55%
52	12.36%	12.48%	12.39%	11.90%	11.71%	10.93%	10.54%
53	11.66%	11.80%	11.74%	11.16%	10.98%	10.33%	9.89%
54	11.03%	11.14%	11.00%	10.48%	10.37%	9.71%
55	10.38%	10.49%	10.31%	9.84%	9.76%
56	9.76%	9.78%	9.67%

Prepayment Speed (1-month ABS)

As of August 31, 2018

Period	SDART 2013-1	SDART 2013-2	SDART 2013-3	SDART 2013-4	SDART 2013-5	SDART 2014-1	SDART 2014-2	SDART 2014-3	SDART 2014-4	SDART 2014-5	SDART 2015-1	SDART 2015-2	SDART 2015-3	SDART 2015-4	SDART 2015-5	SDART 2016-1	SDART 2016-2	SDART 2016-3	SDART 2017-1	SDART 2017-2	SDART 2017-3	SDART 2018-1	SDART 2018-2	SDART 2018-3	SDART 2018-4
1	0.74%	1.00%	0.93%	0.70%	0.75%	0.75%	0.80%	1.01%	0.91%	0.79%	0.78%	0.97%	0.95%	0.86%	0.88%	0.79%	0.85%	0.80%	0.83%	0.95%	0.78%	0.86%	0.87%	1.21%	1.28%
2	0.84%	1.00%	0.81%	0.90%	0.73%	0.88%	1.03%	0.94%	0.89%	0.75%	1.09%	0.81%	0.85%	0.90%	0.84%	0.98%	0.98%	0.89%	1.04%	0.90%	0.91%	0.89%	0.95%	1.15%
3	0.90%	0.97%	0.99%	1.03%	1.01%	1.18%	1.19%	1.19%	0.93%	0.99%	1.29%	1.03%	1.06%	1.15%	1.15%	1.29%	1.24%	1.16%	1.17%	1.17%	1.43%	1.23%	1.15%	1.48%
4	1.37%	1.19%	1.53%	1.77%	1.74%	1.62%	1.66%	1.72%	1.41%	1.51%	1.59%	1.57%	1.76%	1.59%	1.62%	1.73%	1.88%	1.63%	1.68%	1.78%	1.68%	1.72%	1.60%
5	1.76%	1.59%	1.90%	1.77%	1.97%	1.80%	1.77%	1.92%	1.73%	1.97%	1.90%	1.98%	1.99%	1.99%	2.03%	1.90%	2.01%	1.74%	1.74%	1.86%	2.03%	1.91%	2.02%
6	1.66%	1.92%	2.07%	1.62%	1.91%	1.76%	1.80%	1.67%	1.70%	2.00%	1.97%	1.99%	1.80%	1.88%	2.07%	1.91%	1.88%	1.85%	1.69%	1.90%	1.95%	1.71%
7	1.79%	1.77%	1.84%	1.71%	1.82%	1.82%	1.85%	1.63%	1.86%	1.83%	1.90%	1.84%	1.87%	1.94%	1.84%	1.99%	1.88%	1.74%	1.88%	2.47%	1.88%	1.77%
8	1.70%	1.79%	1.62%	1.67%	1.87%	1.81%	1.58%	1.65%	1.91%	1.87%	1.90%	1.67%	1.75%	2.09%	1.78%	2.09%	1.81%	1.85%	1.72%	1.79%	1.75%	1.88%
9	1.62%	1.69%	1.66%	1.98%	1.93%	1.93%	1.78%	1.70%	1.83%	1.99%	2.03%	1.85%	1.91%	2.02%	1.82%	1.92%	1.82%	1.91%	1.81%	1.70%	1.83%
10	1.81%	1.62%	1.82%	2.04%	2.05%	2.01%	1.96%	1.98%	2.08%	2.06%	1.98%	1.88%	2.11%	2.00%	1.91%	1.94%	1.85%	1.93%	2.18%	1.76%	1.75%
11	1.97%	2.06%	1.99%	2.03%	2.18%	1.89%	2.01%	2.04%	2.21%	2.18%	2.19%	2.11%	2.22%	2.11%	2.14%	2.00%	2.18%	2.01%	1.87%	2.02%	1.94%
12	1.94%	2.02%	2.06%	2.02%	2.18%	1.91%	2.07%	1.97%	2.05%	2.18%	2.08%	2.33%	2.14%	2.10%	2.08%	2.05%	1.98%	1.90%	1.84%	1.97%	2.11%
13	2.09%	2.00%	2.07%	2.10%	1.89%	1.93%	1.94%	1.99%	2.02%	2.01%	2.03%	2.18%	2.06%	2.19%	2.06%	1.94%	1.92%	1.88%	1.81%	1.92%
14	1.91%	1.90%	1.94%	1.99%	1.89%	1.86%	1.88%	1.99%	2.03%	1.99%	2.03%	1.98%	2.06%	2.00%	1.87%	2.03%	1.99%	2.10%	1.90%	1.82%
15	1.98%	1.92%	2.00%	1.97%	1.91%	1.97%	1.91%	1.89%	1.82%	1.92%	1.88%	1.95%	1.95%	1.88%	1.89%	1.86%	1.83%	1.81%	1.77%	1.77%
16	1.94%	1.84%	1.85%	1.99%	1.85%	1.91%	1.94%	1.82%	1.84%	1.91%	1.91%	1.87%	1.97%	1.83%	1.88%	1.86%	1.83%	1.82%	1.67%	1.93%
17	1.82%	1.97%	1.87%	1.77%	1.97%	1.84%	1.93%	1.89%	1.86%	1.89%	1.90%	1.99%	1.91%	1.95%	1.83%	1.81%	1.76%	1.71%	1.68%
18	1.90%	1.89%	1.96%	1.88%	1.92%	1.86%	1.96%	1.74%	1.83%	1.91%	1.78%	1.98%	1.85%	1.84%	1.88%	1.76%	1.78%	1.80%	1.65%
19	1.92%	1.95%	1.76%	1.72%	1.79%	1.89%	1.89%	1.74%	1.91%	1.79%	1.95%	1.80%	1.86%	1.71%	1.85%	1.78%	1.86%	1.74%	1.79%
20	1.92%	1.83%	1.85%	1.72%	1.88%	1.82%	1.77%	1.73%	1.73%	1.84%	1.85%	1.82%	1.74%	1.95%	1.75%	1.71%	1.73%	1.70%
21	1.84%	1.65%	1.74%	1.87%	1.93%	1.86%	1.77%	1.72%	1.70%	1.76%	1.74%	1.75%	1.69%	1.75%	1.75%	1.68%	1.72%	1.62%
22	1.83%	1.73%	1.68%	1.79%	1.84%	1.81%	1.74%	1.80%	1.76%	1.83%	1.63%	1.70%	1.76%	1.76%	1.74%	1.75%	1.61%	1.61%
23	1.72%	1.74%	1.84%	1.70%	1.84%	1.73%	1.79%	1.65%	1.76%	1.78%	1.72%	1.62%	1.69%	1.74%	1.86%	1.65%	1.72%	1.67%
24	1.77%	1.68%	1.78%	1.83%	1.78%	1.73%	1.81%	1.69%	1.74%	1.70%	1.66%	1.77%	1.67%	1.68%	1.65%	1.72%	1.57%
25	1.69%	1.76%	1.67%	1.80%	1.69%	1.69%	1.67%	1.67%	1.68%	1.64%	1.61%	1.64%	1.67%	1.74%	1.69%	1.64%	1.56%
26	1.60%	1.71%	1.71%	1.77%	1.75%	1.63%	1.60%	1.62%	1.68%	1.65%	1.60%	1.61%	1.59%	1.61%	1.69%	1.67%	1.52%
27	1.70%	1.60%	1.74%	1.75%	1.68%	1.66%	1.64%	1.67%	1.59%	1.60%	1.49%	1.58%	1.67%	1.63%	1.65%	1.63%	1.55%
28	1.62%	1.73%	1.64%	1.67%	1.68%	1.56%	1.59%	1.59%	1.59%	1.54%	1.56%	1.55%	1.45%	1.69%	1.53%	1.58%	1.64%
29	1.55%	1.66%	1.66%	1.64%	1.64%	1.59%	1.62%	1.54%	1.51%	1.51%	1.54%	1.64%	1.65%	1.56%	1.48%	1.55%
30	1.60%	1.61%	1.70%	1.59%	1.56%	1.63%	1.66%	1.50%	1.49%	1.47%	1.56%	1.49%	1.60%	1.57%	1.57%	1.52%
31	1.66%	1.65%	1.60%	1.57%	1.51%	1.51%	1.52%	1.55%	1.55%	1.49%	1.54%	1.52%	1.53%	1.49%	1.60%	1.60%
32	1.62%	1.64%	1.61%	1.62%	1.55%	1.54%	1.50%	1.52%	1.48%	1.43%	1.45%	1.54%	1.54%	1.50%	1.48%
33	1.60%	1.58%	1.59%	1.54%	1.54%	1.57%	1.55%	1.48%	1.46%	1.47%	1.54%	1.50%	1.49%	1.46%	1.41%
34	1.60%	1.61%	1.60%	1.49%	1.55%	1.54%	1.47%	1.47%	1.43%	1.49%	1.50%	1.47%	1.51%	1.44%	1.45%
35	1.54%	1.52%	1.62%	1.49%	1.53%	1.41%	1.43%	1.45%	1.44%	1.45%	1.48%	1.41%	1.42%	1.47%	1.49%
36	1.60%	1.55%	1.54%	1.48%	1.55%	1.49%	1.46%	1.43%	1.52%	1.55%	1.46%	1.46%	1.44%	1.41%
37	1.49%	1.47%	1.47%	1.49%	1.47%	1.42%	1.39%	1.39%	1.42%	1.44%	1.39%	1.35%	1.44%	1.47%
38	1.47%	1.44%	1.46%	1.47%	1.46%	1.33%	1.38%	1.42%	1.47%	1.42%	1.42%	1.40%	1.31%
39	1.48%	1.39%	1.42%	1.48%	1.49%	1.40%	1.37%	1.43%	1.42%	1.44%	1.38%	1.30%	1.46%
40	1.36%	1.46%	1.46%	1.42%	1.36%	1.34%	1.36%	1.35%	1.35%	1.35%	1.29%	1.34%
41	1.36%	1.44%	1.47%	1.38%	1.31%	1.34%	1.35%	1.40%	1.35%	1.37%	1.28%	1.39%
42	1.38%	1.44%	1.42%	1.34%	1.35%	1.38%	1.31%	1.46%	1.34%	1.28%	1.30%
43	1.35%	1.46%	1.39%	1.39%	1.30%	1.35%	1.46%	1.34%	1.30%	1.32%	1.32%
44	1.39%	1.39%	1.37%	1.36%	1.29%	1.29%	1.44%	1.34%	1.27%	1.35%
45	1.37%	1.33%	1.35%	1.31%	1.26%	1.27%	1.27%	1.26%	1.29%	1.28%
46	1.35%	1.34%	1.32%	1.23%	1.35%	1.41%	1.32%	1.25%	1.21%	1.33%
47	1.34%	1.35%	1.32%	1.30%	1.27%	1.38%	1.29%	1.23%	1.27%
48	1.29%	1.26%	1.31%	1.29%	1.39%	1.26%	1.26%	1.23%	1.33%
49	1.36%	1.33%	1.29%	1.27%	1.34%	1.27%	1.23%	1.15%
50	1.23%	1.26%	1.25%	1.23%	1.29%	1.25%	1.17%	1.23%
51	1.27%	1.25%	1.30%	1.22%	1.20%	1.27%	1.18%	1.27%
52	1.20%	1.25%	1.26%	1.31%	1.19%	1.15%	1.17%
53	1.27%	1.23%	1.23%	1.35%	1.21%	1.16%	1.23%
54	1.19%	1.24%	1.35%	1.29%	1.14%	1.20%
55	1.24%	1.25%	1.32%	1.24%	1.14%
56	1.24%	1.36%	1.28%

Summary Information for Prior Securitized Pools

Origination Statistics	SDART 2018-4	SDART 2018-3	SDART 2018-2	SDART 2018-1	SDART 2017-3	SDART 2017-2	SDART 2017-1	SDART 2016-3	SDART 2016-2	SDART 2016-1	SDART 2015-5	SDART 2015-4	SDART 2015-3
Original Pool Balance	$1,137,912,495	$1,303,839,445	$1,189,966,410	$1,329,807,616	$1,091,197,679	$1,503,674,884	$1,224,015,127	$1,496,270,942	$1,348,321,616	$1,177,234,998	$1,246,431,922	$1,408,760,770	$1,176,471,449
Original Pool Count	58,314	67,191	71,530	79,166	60,460	90,494	66,797	86,578	73,365	60,106	71,582	71,234	61,146
Average Original Contract Balance	$22,206	$22,071	$20,972	$20,247	$19,793	$19,790	$20,151	$19,473	$19,241	$20,561	$19,723	$20,199	$20,515
Weighted Average Contract Rate	15.70%	15.71%	15.80%	15.83%	15.87%	15.76%	15.60%	15.90%	15.99%	16.00%	16.30%	16.30%	16.20%
Weighted Average Original Term	71.33	71.34	71.29	70.85	71.03	71.07	71.11	70.96	70.66	71.65	71.12	71.11	71.25
Weighted Average Remaining Term	66.69	66.72	62.77	63.76	66.14	64.00	64.28	65.42	68.12	69.00	66.31	69.65	68.45
Weighted Average LTV	106.72%	103.67%	106.50%	106.05%	105.30%	107.14%	109.15%	108.03%	107.26%	109.09%	107.58%	110.03%	110.01%
Weighted Average FICO® Score	623	609	610	613	608	614	609	600	600	600	600	600	597
Min FICO® Score	356	366	385	372	351	371	385	411	394	362	385	381	334
Max FICO® Score	900	900	896	900	898	900	900	900	893	891	889	896	891
Vehicle Type (% of Aggregate Principal Balance)
Used%	50.25%	44.18%	59.09%	61.18%	60.79%	61.28%	60.63%	61.78%	65.61%	59.06%	59.85%	61.44%	60.10%
New%	49.75%	55.82%	40.91%	38.82%	39.21%	38.72%	39.37%	38.22%	34.39%	40.94%	40.15%	38.56%	39.90%
Contract Rate (% of Aggregate Principal Balance)
14.00% and below	35.38%	36.66%	34.21%	32.18%	33.51%	32.96%	34.69%	31.91%	30.14%	28.94%	28.35%	28.62%	28.84%
14.01% - 15.00%	4.70%	4.94%	4.63%	4.23%	4.15%	5.03%	7.62%	6.83%	5.77%	6.37%	6.32%	5.97%	6.18%
15.01% - 16.00%	4.96%	5.44%	5.72%	5.82%	5.35%	5.23%	8.02%	6.70%	6.66%	6.67%	7.01%	6.69%	6.98%
16.01% - 17.00%	7.28%	7.20%	7.67%	7.62%	7.48%	7.09%	8.90%	9.19%	8.81%	7.87%	8.89%	8.90%	9.24%
17.01% - 18.00%	13.74%	12.43%	14.04%	14.61%	14.45%	13.04%	12.78%	13.67%	13.80%	17.64%	15.26%	15.07%	15.20%
18.01% - 19.00%	6.72%	6.14%	7.77%	9.55%	9.94%	7.67%	7.31%	8.95%	9.99%	12.65%	9.56%	9.27%	9.46%
19.01% - 20.00%	6.13%	5.00%	5.46%	5.38%	6.30%	5.50%	4.47%	6.83%	7.89%	5.11%	5.58%	5.24%	5.49%
20.01% - 21.00%	6.06%	5.75%	6.10%	6.27%	6.71%	6.48%	4.92%	5.23%	5.61%	5.77%	5.82%	5.79%	5.70%
21.01% - 22.00%	3.82%	3.62%	3.53%	3.75%	3.48%	3.78%	3.20%	2.94%	3.35%	3.32%	3.85%	3.65%	3.26%
22.01% - 23.00%	2.65%	2.41%	2.07%	2.20%	2.06%	2.26%	2.13%	1.96%	2.27%	1.72%	2.73%	3.07%	2.84%
23.01% - 24.00%	2.49%	2.89%	2.53%	2.52%	2.65%	3.21%	2.45%	2.22%	2.20%	1.63%	2.38%	2.94%	2.70%
24.01% - 25.00%	2.52%	2.74%	2.61%	2.33%	1.64%	3.23%	1.76%	1.65%	1.32%	0.88%	1.69%	2.07%	1.84%
25.01% and above	3.56%	4.78%	3.66%	3.54%	2.28%	4.52%	1.74%	1.90%	2.18%	1.43%	2.56%	2.72%	2.28%
Geographic Distribution (% of Aggregate Principal Balance)
Top 1 State	TX	TX	TX	TX	FL	TX	TX	TX	FL	FL	FL	FL	FL
Top 1 State %	17.43%	16.41%	16.30%	17.96%	10.19%	13.99%	17.01%	16.62%	18.35%	17.57%	15.63%	15.92%	16.26%
Top 2 State	FL	FL	FL	FL	TX	FL	FL	FL	TX	TX	TX	TX	TX
Top 2 State %	10.91%	10.26%	11.70%	12.20%	9.96%	10.42%	13.39%	16.21%	15.36%	16.62%	15.25%	15.01%	16.04%
Top 3 State	CA	CA	CA	CA	CA	CA	CA	CA	CA	CA	CA	CA	CA
Top 3 State %	9.01%	8.98%	8.95%	8.58%	7.69%	8.01%	8.70%	9.09%	10.23%	10.29%	10.46%	10.01%	9.66%
Top 4 State	GA	GA	GA	GA	PA	GA	GA	GA	GA	GA	GA	GA	GA
Top 4 State %	5.25%	5.46%	4.98%	5.74%	6.37%	6.49%	5.99%	5.25%	4.98%	4.68%	5.07%	4.93%	4.66%
Top 5 State	IL	IL	NY	NY	GA	PA	NY	NY	NY	NY	NY	NY	NY
Top 5 State %	4.04%	4.05%	4.02%	4.04%	5.89%	5.23%	4.32%	4.16%	4.08%	4.00%	3.95%	4.63%	4.18%

	SDART 2018-4	SDART 2018-3	SDART 2018-2	SDART 2018-1	SDART 2017-3	SDART 2017-2	SDART 2017-1	SDART 2016-3	SDART 2016-2	SDART 2016-1	SDART 2015-5	SDART 2015-4	SDART 2015-3
Vehicle Make Distribution (% of Aggregate Principal Balance)
Top 1 Make	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge
Top 1 Make %	23.72%	24.23%	19.57%	18.62%	16.62%	17.23%	18.62%	15.01%	15.57%	18.94%	16.31%	16.00%	18.46%
Top 2 Make	Jeep	Jeep	Jeep	Chevrolet	Nissan	Nissan	Chevrolet	Nissan	Nissan	Nissan	Chevrolet	Nissan	Chevrolet
Top 2 Make %	13.57%	13.42%	11.71%	11.61%	11.80%	12.31%	11.48%	12.33%	12.68%	12.04%	11.48%	12.29%	11.21%
Top 3 Make	Chevrolet	Chevrolet	Chevrolet	Jeep	Chevrolet	Chevrolet	Nissan	Chevrolet	Chevrolet	Chevrolet	Nissan	Chevrolet	Nissan
Top 3 Make %	10.46%	11.25%	11.44%	11.06%	10.86%	11.50%	11.03%	11.57%	11.06%	10.61%	11.06%	11.29%	11.21%
Top 4 Make	Nissan	Nissan	Nissan	Nissan	Jeep	Jeep	Jeep	Ford	Ford	Ford	Ford	Ford	Ford
Top 4 Make %	10.12%	10.18%	11.36%	10.78%	10.80%	10.25%	9.34%	9.56%	8.70%	8.27%	8.45%	8.28%	8.20%
Top 5 Make	Ford	Ford	Ford	Ford	Ford	Ford	Ford	Toyota	Jeep	Jeep	Jeep	Jeep	Jeep
Top 5 Make %	8.28%	8.08%	8.38%	8.75%	9.03%	8.98%	9.15%	8.44%	7.38%	7.95%	7.51%	7.47%	7.57%
Model Year (% of Aggregate Principal Balance)
2012 or earlier	9.41%	9.06%	14.90%	16.66%	17.61%	22.59%	23.24%	25.75%	26.98%	27.18%	35.98%	35.52%	37.82%
2013	6.61%	6.12%	10.56%	9.82%	7.44%	8.25%	11.44%	13.51%	14.49%	13.63%	12.18%	13.65%	12.71%
2014	6.79%	7.98%	9.90%	12.83%	15.76%	14.04%	15.91%	11.11%	13.97%	12.81%	10.95%	12.37%	15.79%
2015	12.47%	10.36%	13.86%	12.71%	11.15%	12.59%	11.39%	13.18%	21.38%	30.72%	37.78%	37.45%	33.39%
2016	8.52%	8.11%	10.41%	12.35%	12.81%	21.06%	24.03%	34.71%	23.11%	15.65%	3.11%	1.02%	0.29%
2017	11.96%	14.59%	18.04%	28.96%	34.88%	21.45%	13.99%	1.74%	0.07%	0.00%	0.00%	0.00%	0.00%
2018	40.54%	42.76%	22.33%	6.67%	0.35%	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2019	3.69%	0.99%	0.79%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Original Term (% of Aggregate Principal Balance)
0-24	0.06%	0.07%	0.03%	0.07%	0.05%	0.03%	0.05%	0.06%	0.08%	0.01%	0.06%	0.04%	0.04%
25-36	0.54%	0.36%	0.27%	0.47%	0.35%	0.27%	0.31%	0.36%	0.53%	0.14%	0.37%	0.34%	0.32%
37-48	1.22%	1.20%	1.38%	1.69%	1.69%	1.36%	1.65%	1.59%	1.89%	0.89%	1.64%	1.69%	1.63%
49-60	4.75%	5.16%	5.05%	6.69%	5.70%	5.66%	5.72%	5.78%	6.27%	4.16%	6.09%	6.36%	5.64%
61-72	78.30%	78.18%	80.81%	80.74%	81.90%	85.02%	80.00%	84.28%	86.57%	79.60%	76.63%	75.57%	75.52%
73+	15.13%	15.04%	12.46%	10.34%	10.31%	7.66%	12.27%	7.94%	4.66%	15.19%	15.20%	15.99%	16.83%
Remaining Term (% of Aggregate Principal Balance)
1-6	0.07%	0.10%	0.16%	0.11%	0.13%	0.13%	0.04%	0.21%	0.05%	0.04%	0.17%	0.04%	0.10%
7-12	0.57%	0.63%	0.98%	0.93%	0.50%	0.52%	0.20%	0.71%	0.41%	0.19%	0.55%	0.15%	0.41%
13-18	3.59%	1.70%	5.61%	3.55%	2.67%	4.98%	1.21%	2.67%	0.74%	1.04%	2.63%	0.29%	1.23%
19-24	2.73%	3.89%	5.85%	4.21%	2.22%	3.66%	1.45%	2.22%	0.58%	0.81%	3.12%	0.35%	1.06%
25-30	0.48%	0.99%	1.83%	0.91%	0.42%	1.11%	0.93%	0.93%	0.09%	0.28%	1.39%	0.06%	0.37%
31-36	0.53%	0.50%	0.55%	0.55%	0.76%	0.36%	2.47%	0.35%	0.51%	0.14%	0.39%	0.34%	0.31%
37-42	0.05%	0.06%	0.12%	0.37%	0.59%	0.24%	4.57%	0.12%	0.19%	0.02%	0.05%	0.05%	0.07%
43-48	1.25%	1.28%	1.44%	1.99%	1.92%	1.49%	5.52%	1.60%	1.86%	0.89%	1.60%	1.66%	1.60%
49-54	0.36%	0.43%	0.32%	1.74%	0.60%	1.00%	1.37%	0.40%	0.49%	0.17%	0.28%	0.30%	0.34%
55-60	4.55%	4.97%	4.61%	7.04%	6.14%	6.15%	6.65%	5.67%	5.83%	4.00%	5.48%	6.18%	5.58%
61-66	1.57%	1.23%	1.20%	4.09%	2.63%	6.20%	3.02%	3.49%	3.03%	1.89%	0.86%	1.35%	3.47%
67-72	73.31%	70.20%	67.05%	67.74%	73.28%	67.94%	64.11%	75.99%	82.78%	80.78%	70.18%	75.72%	72.37%
73-75	10.95%	14.04%	10.28%	6.76%	8.15%	6.22%	8.45%	5.64%	3.44%	9.75%	13.30%	13.51%	13.10%
Amount Financed (% of Aggregate Principal Balance)
$0.01 - $5,000.00	0.02%	0.02%	0.02%	0.01%	0.02%	0.01%	0.02%	0.02%	0.03%	0.01%	0.03%	0.02%	0.01%
$5,000.01 - $10,000.00	2.43%	2.77%	3.43%	4.11%	3.75%	3.98%	3.47%	3.89%	4.24%	2.61%	3.14%	3.05%	2.37%
$10,000.01 - $15,000.00	10.49%	10.82%	14.17%	16.16%	15.84%	17.16%	15.30%	16.78%	18.12%	14.73%	15.60%	14.36%	14.14%
$15,000.01 - $20,000.00	17.96%	18.00%	19.86%	21.52%	22.08%	22.92%	20.51%	23.34%	22.42%	22.23%	22.88%	22.97%	22.54%
$20,000.01 - $25,000.00	19.45%	20.62%	19.96%	19.07%	20.87%	19.35%	19.49%	18.76%	18.55%	19.60%	21.63%	21.27%	20.74%
$25,000.01 - $30,000.00	16.82%	17.12%	16.28%	14.13%	14.56%	13.91%	15.85%	14.28%	14.02%	14.45%	15.07%	15.53%	16.49%
$30,000.01 - $35,000.00	11.65%	11.96%	10.40%	9.61%	9.20%	9.14%	9.87%	9.82%	9.35%	10.19%	8.59%	9.46%	9.88%

	SDART 2018-4	SDART 2018-3	SDART 2018-2	SDART 2018-1	SDART 2017-3	SDART 2017-2	SDART 2017-1	SDART 2016-3	SDART 2016-2	SDART 2016-1	SDART 2015-5	SDART 2015-4	SDART 2015-3
$35,000.01 - $40,000.00	9.51%	8.97%	7.94%	7.30%	6.49%	6.11%	7.35%	6.62%	5.63%	6.35%	5.54%	5.75%	6.08%
$40,000.01 - $45,000.00	4.93%	5.01%	3.98%	3.83%	3.59%	3.59%	4.46%	3.31%	2.95%	3.69%	2.99%	2.93%	3.23%
$45,000.01 - $50,000.00	3.04%	2.69%	2.33%	2.36%	2.33%	2.00%	2.04%	1.75%	1.80%	2.07%	1.58%	1.62%	1.75%
$50,000.01 and greater	3.69%	2.02%	1.63%	1.90%	1.27%	1.82%	1.63%	1.45%	2.91%	4.05%	2.94%	3.03%	2.76%
Current Principal Balance (% of Aggregate Principal Balance)
$0.01 - $5,000.00	1.01%	0.63%	1.55%	1.25%	0.64%	1.17%	0.46%	1.04%	0.46%	0.42%	1.30%	0.20%	0.66%
$5,000.01 - $10,000.00	5.58%	5.45%	9.17%	8.45%	6.23%	8.70%	6.01%	7.28%	5.23%	3.81%	6.84%	3.60%	3.87%
$10,000.01 - $15,000.00	11.94%	12.95%	17.48%	18.69%	17.61%	19.52%	18.22%	18.13%	18.74%	15.34%	16.20%	14.60%	14.48%
$15,000.01 - $20,000.00	17.13%	18.08%	18.86%	20.70%	21.37%	21.56%	21.06%	22.08%	22.22%	21.96%	21.24%	22.95%	21.96%
$20,000.01 - $25,000.00	18.05%	19.53%	17.52%	17.52%	19.50%	17.42%	17.94%	17.30%	18.18%	19.18%	20.01%	21.16%	20.46%
$25,000.01 - $30,000.00	15.44%	15.78%	13.57%	12.46%	13.42%	12.19%	13.61%	13.17%	13.66%	13.87%	13.74%	15.24%	15.86%
$30,000.01 - $35,000.00	11.06%	10.96%	8.65%	8.36%	8.55%	8.13%	8.60%	9.05%	9.04%	9.88%	8.03%	9.26%	9.60%
$35,000.01 - $40,000.00	9.01%	8.33%	6.74%	6.35%	6.19%	5.60%	6.65%	6.11%	5.27%	6.11%	5.34%	5.62%	5.96%
$40,000.01 - $45,000.00	4.58%	4.39%	3.42%	3.15%	3.41%	2.99%	4.13%	3.03%	2.81%	3.53%	2.88%	2.85%	2.92%
$45,000.01 - $50,000.00	2.91%	2.31%	1.91%	1.91%	2.14%	1.69%	1.89%	1.53%	1.68%	2.02%	1.54%	1.57%	1.61%
$50,000.01 and greater	3.30%	1.58%	1.11%	1.15%	0.94%	1.03%	1.43%	1.29%	2.71%	3.88%	2.88%	2.96%	2.61%
Original Mileage (% of Aggregate Principal Balance)
0 - 5,000	50.67%	56.64%	41.89%	39.73%	40.19%	39.47%	40.15%	39.32%	35.38%	41.98%	41.21%	39.85%	40.92%
5,001 - 10,000	1.93%	1.75%	2.13%	2.17%	2.04%	1.90%	2.07%	2.12%	2.39%	2.21%	2.30%	2.27%	2.11%
10,001 - 15,000	2.37%	2.13%	2.76%	2.91%	2.97%	2.73%	3.00%	2.88%	3.24%	3.11%	3.01%	3.13%	3.07%
15,001 - 20,000	3.26%	2.80%	3.88%	3.91%	3.86%	3.92%	3.96%	4.00%	4.28%	3.84%	3.76%	3.85%	3.80%
20,001 - 25,000	3.60%	3.13%	4.55%	4.48%	4.57%	4.77%	4.66%	4.55%	5.16%	4.58%	4.20%	4.37%	4.50%
25,001 - 30,000	3.85%	3.51%	4.91%	5.02%	5.00%	5.15%	5.07%	5.02%	5.55%	5.06%	4.87%	4.80%	4.75%
30,001 - 35,000	4.68%	3.73%	5.57%	5.60%	5.86%	5.94%	5.59%	5.71%	6.00%	5.62%	5.51%	5.10%	5.23%
35,001 - 40,000	4.93%	3.99%	5.66%	5.87%	6.09%	6.82%	6.13%	6.18%	6.52%	5.80%	5.77%	5.41%	5.58%
40,001 - 45,000	4.85%	4.14%	5.77%	5.65%	5.54%	6.11%	5.50%	5.58%	5.68%	5.05%	4.68%	4.36%	4.48%
45,001 - 50,000	3.81%	3.31%	4.51%	4.60%	4.37%	4.09%	4.04%	4.15%	4.33%	4.00%	4.15%	3.75%	3.82%
50,001 and above	16.05%	14.87%	18.38%	20.05%	19.50%	19.10%	19.83%	20.50%	21.48%	18.75%	20.53%	23.11%	21.74%

Origination Statistics	SDART 2015-2	SDART 2015-1	SDART 2014-5	SDART 2014-4	SDART 2014-3	SDART 2014-2	SDART 2014-1	SDART 2013-5	SDART 2013-4	SDART 2013-3	SDART 2013-2(2)	SDART 2013-1(1)
Original Pool Balance	$1,375,682,633	$1,471,012,640	$1,176,470,589	$1,588,270,067	$1,470,587,003	$1,591,043,025	$1,742,163,645	$1,696,784,265	$976,611,687	$1,317,633,630	$1,391,304,348	$1,412,429,377
Original Pool Count	75,238	79,548	59,572	84,650	87,666	103,508	105,966	86,713	50,535	69,598	70,221	77,573
Average Original Contract Balance	$19,819	$19,557	$20,528	$20,044	$19,098	$19,343	$20,205	$19,857	$19,697	$19,125	$20,035	$18,597
Weighted Average Contract Rate	16.19%	16.20%	16.20%	16.20%	16.20%	16.20%	16.32%	16.56%	16.83%	16.85%	16.16%	16.83%
Weighted Average Original Term	70.88	70.50	71.47	70.42	69.39	70.41	70.23	69.97	70.02	69.79	70.15	69.36
Weighted Average Remaining Term	67.65	67.90	69.10	67.00	64.10	63.01	63.63	68.55	68.21	69.02	69.22	68.25
Weighted Average LTV	110.00%	110.00%	113.00%	114.00%	112.00%	113.00%	114.10%	110.09%	113.23%	111.82%	114.44%	115.57%
Weighted Average FICO® Score	598	595	598	598	593	594	589	590	593	591	593	591
Min FICO® Score	381	336	379	367	360	341	358	353	354	361	358	356
Max FICO® Score	900	878	882	900	888	899	889	895	850	850	850	850
Vehicle Type (% of Aggregate Principal Balance)
Used%	66.08%	67.47%	63.90%	66.79%	66.15%	68.36%	65.57%	63.08%	62.47%	64.08%	65.97%	72.93%
New%	33.92%	32.53%	36.10%	33.21%	33.85%	31.64%	34.43%	36.92%	37.53%	35.92%	34.03%	27.07%
Contract Rate (% of Aggregate Principal Balance)
14.00% and below	30.20%	31.36%	33.43%	34.67%	35.04%	33.80%	31.45%	31.54%	30.44%	31.55%	35.55%	31.67%
14.01% - 15.00%	5.61%	6.23%	6.99%	6.81%	6.36%	6.18%	6.43%	5.20%	5.66%	3.69%	4.21%	4.15%
15.01% - 16.00%	5.91%	6.96%	7.15%	6.49%	6.12%	6.06%	6.36%	5.11%	5.92%	4.66%	4.69%	4.29%
16.01% - 17.00%	8.05%	7.67%	7.37%	7.30%	6.99%	6.77%	7.54%	6.69%	6.57%	5.57%	5.04%	4.57%
17.01% - 18.00%	14.83%	14.25%	13.16%	13.83%	13.71%	13.60%	16.28%	16.30%	15.80%	14.09%	14.24%	13.44%
18.01% - 19.00%	8.36%	6.53%	5.14%	4.71%	4.50%	4.85%	5.86%	5.14%	4.73%	4.98%	5.29%	5.15%
19.01% - 20.00%	5.31%	4.39%	3.59%	3.45%	3.40%	3.12%	3.51%	2.94%	2.76%	2.81%	2.99%	3.15%
20.01%—21.00%	7.04%	6.33%	5.44%	5.67%	6.19%	6.23%	6.10%	6.61%	7.12%	8.09%	8.03%	8.87%
21.01% - 22.00%	4.19%	3.43%	4.35%	3.85%	4.14%	4.18%	3.60%	4.14%	4.61%	5.23%	4.02%	3.76%
22.01% - 23.00%	3.16%	2.24%	2.80%	2.28%	2.45%	2.42%	1.77%	2.46%	2.54%	2.79%	2.81%	3.04%
23.01% - 24.00%	2.79%	3.16%	3.32%	2.89%	3.07%	3.71%	2.33%	3.13%	2.71%	3.06%	3.07%	3.67%
24.01% - 25.00%	1.74%	2.24%	2.48%	3.16%	3.73%	4.58%	5.17%	6.70%	5.92%	7.71%	6.06%	7.61%
25.01% and above	2.80%	5.20%	4.79%	4.87%	4.32%	4.52%	3.61%	4.03%	5.23%	5.77%	4.01%	6.63%
Geographic Distribution (% of Aggregate Principal Balance)
Top 1 State	TX	TX	TX	TX	TX	TX	TX	TX	TX	TX	TX	TX
Top 1 State %	17.15%	16.99%	17.24%	18.29%	18.40%	17.90%	17.86%	17.62%	19.19%	16.00%	18.32%	16.12%
Top 2 State	FL	FL	FL	FL	FL	FL	FL	FL	FL	FL	FL	FL
Top 2 State %	16.00%	14.83%	13.17%	14.01%	13.57%	12.67%	11.58%	11.62%	11.02%	11.67%	11.34%	11.53%
Top 3 State	CA	CA	CA	CA	CA	CA	CA	CA	CA	CA	CA	CA
Top 3 State %	9.67%	10.22%	10.48%	9.93%	9.57%	9.00%	8.55%	7.51%	7.98%	7.85%	8.27%	8.76%
Top 4 State	GA	GA	GA	GA	GA	GA	GA	GA	NC	GA	NC	NC
Top 4 State %	4.95%	5.20%	5.60%	4.91%	4.63%	4.99%	4.93%	4.93%	4.88%	5.27%	5.01%	4.94%
Top 5 State	NC	IL	IL	NC	NC	NC	NC	NC	GA	NC	GA	GA
Top 5 State %	3.82%	4.07%	3.90%	3.94%	4.14%	4.18%	4.81%	4.77%	4.75%	5.06%	4.35%	4.51%

	SDART 2015-2	SDART 2015-1	SDART 2014-5	SDART 2014-4	SDART 2014-3	SDART 2014-2	SDART 2014-1	SDART 2013-5	SDART 2013-4	SDART 2013-3	SDART 2013-2(2)	SDART 2013-1(1)
Vehicle Make Distribution (% of Aggregate Principal Balance)
Top 1 Make	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge	Dodge
Top 1 Make %	14.59%	15.66%	19.91%	18.07%	19.47%	19.62%	22.43%	23.18%	26.86%	23.95%	23.73%	17.26%
Top 2 Make	Chevrolet	Chevrolet	Nissan	Nissan	Chevrolet	Chevrolet	Chevrolet	Chevrolet	Chevrolet	Chevrolet	Chevrolet	Chevrolet
Top 2 Make %	13.09%	13.04%	11.82%	12.68%	11.09%	12.22%	11.72%	11.33%	10.90%	11.63%	11.47%	11.11%
Top 3 Make	Nissan	Nissan	Chevrolet	Chevrolet	Nissan	Nissan	Nissan	Nissan	Nissan	Nissan	Nissan	Nissan
Top 3 Make %	12.71%	12.33%	11.37%	11.30%	10.60%	10.01%	9.25%	8.84%	8.61%	9.62%	9.87%	10.63%
Top 4 Make	Ford	Ford	Ford	Ford	Ford	Ford	Ford	Ford	Ford	Ford	Ford	Ford
Top 4 Make %	9.17%	9.57%	8.30%	9.10%	9.12%	9.14%	8.91%	8.37%	8.10%	8.58%	8.39%	9.50%
Top 5 Make	Toyota	Toyota	Toyota	Toyota	Toyota	Toyota	Toyota	Chrysler	Chrysler	Toyota	Chrysler	Toyota
Top 5 Make %	6.94%	6.49%	6.69%	6.77%	6.17%	6.25%	6.13%	6.78%	6.70%	6.74%	6.35%	7.00%
Model Year (% of Aggregate Principal Balance)
2012 or earlier	43.80%	47.41%	46.44%	53.35%	57.66%	62.41%	62.21%	59.13%	63.57%	66.40%	74.12%	84.02%
2013	13.83%	13.76%	13.98%	12.57%	13.18%	17.16%	24.57%	33.58%	35.06%	33.16%	25.84%	15.98%
2014	17.99%	23.16%	32.40%	32.21%	28.82%	20.40%	13.22%	7.29%	1.37%	0.44%	0.04%	0.00%
2015	24.29%	15.67%	7.18%	1.87%	0.34%	0.03%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2016	0.09%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Original Term (% of Aggregate Principal Balance)
0-24	0.05%	0.08%	0.02%	0.14%	0.27%	0.12%	0.15%	0.19%	0.09%	0.05%	0.01%	0.02%
25-36	0.35%	0.52%	0.17%	0.66%	1.21%	0.57%	0.67%	0.78%	0.93%	0.75%	0.53%	0.84%
37-48	1.74%	2.30%	1.27%	3.03%	4.74%	2.44%	2.89%	3.22%	3.76%	3.83%	3.18%	4.89%
49-60	6.41%	7.29%	4.66%	6.46%	9.38%	6.92%	6.46%	7.22%	7.80%	7.79%	7.02%	9.09%
61-72	82.45%	82.88%	78.87%	80.70%	74.38%	84.82%	87.52%	87.02%	77.61%	87.59%	89.27%	85.16%
73+	9.00%	6.93%	15.00%	9.01%	10.01%	5.13%	2.31%	1.56%	9.82%	0.00%	0.00%	0.00%
Remaining Term (% of Aggregate Principal Balance)
1-6	0.17%	0.15%	0.05%	0.29%	0.64%	1.19%	2.88%	0.00%	0.05%	0.00%	0.02%	0.07%
7-12	0.45%	0.41%	0.20%	0.66%	1.61%	3.06%	2.71%	0.04%	0.05%	0.07%	0.04%	0.17%
13-18	1.21%	0.88%	0.50%	0.84%	1.94%	3.30%	1.16%	0.04%	0.04%	0.09%	0.08%	0.25%
19-24	1.82%	0.85%	1.05%	1.69%	2.44%	2.28%	1.33%	0.22%	0.23%	0.12%	0.09%	0.23%
25-30	0.80%	0.25%	0.66%	0.74%	0.99%	0.38%	0.42%	0.02%	0.10%	0.02%	0.04%	0.08%
31-36	0.37%	0.51%	0.22%	0.70%	1.31%	0.56%	0.71%	0.79%	0.89%	0.75%	0.54%	0.84%
37-42	0.11%	0.08%	0.03%	0.04%	0.26%	0.19%	0.14%	0.07%	0.23%	0.07%	0.08%	0.09%
43-48	1.66%	2.24%	1.27%	2.99%	4.47%	2.27%	2.77%	3.17%	3.53%	3.77%	3.12%	4.83%
49-54	0.45%	0.28%	0.17%	0.16%	0.56%	0.64%	0.34%	0.24%	0.50%	0.24%	0.18%	0.28%
55-60	6.12%	7.06%	4.44%	5.95%	8.04%	6.03%	5.86%	7.02%	7.51%	7.54%	6.85%	8.73%
61-66	3.06%	2.65%	2.17%	0.84%	2.47%	4.37%	2.34%	1.10%	1.76%	0.79%	0.84%	0.76%
67-72	75.50%	78.43%	79.18%	79.63%	68.57%	71.46%	78.37%	86.58%	75.35%	86.53%	88.13%	83.65%
73-75	8.28%	6.20%	10.06%	5.48%	6.69%	4.28%	0.97%	0.68%	9.77%	0.00%	0.00%	0.00%

	SDART 2015-2	SDART 2015-1	SDART 2014-5	SDART 2014-4	SDART 2014-3	SDART 2014-2	SDART 2014-1	SDART 2013-5	SDART 2013-4	SDART 2013-3	SDART 2013-2(2)	SDART 2013-1(1)
Amount Financed (% of Aggregate Principal Balance)
$0.01—$5,000.00	0.02%	0.03%	0.01%	0.02%	0.03%	0.03%	0.02%	0.00%	0.02%	0.08%	0.01%	0.01%
$5,000.01—$10,000.00	2.72%	3.14%	1.74%	2.32%	3.60%	2.76%	2.62%	2.73%	3.24%	3.57%	1.96%	3.13%
$10,000.01—$15,000.00	15.03%	15.16%	11.98%	12.08%	14.04%	15.43%	11.78%	13.22%	14.62%	17.25%	12.17%	18.18%
$15,000.01—$20,000.00	25.97%	25.16%	25.41%	26.01%	25.26%	26.69%	27.14%	25.38%	25.32%	25.76%	30.24%	30.45%
$20,000.01—$25,000.00	21.08%	23.09%	25.00%	23.92%	25.58%	23.66%	24.36%	25.86%	21.32%	21.95%	22.43%	21.52%
$25,000.01—$30,000.00	14.12%	15.27%	16.16%	17.25%	16.04%	15.99%	16.31%	16.41%	15.31%	14.70%	15.25%	12.99%
$30,000.01—$35,000.00	9.42%	7.65%	9.37%	10.61%	8.46%	7.98%	9.41%	8.39%	9.71%	8.77%	8.84%	7.21%
$35,000.01—$40,000.00	5.75%	4.47%	5.11%	4.61%	4.16%	3.96%	5.14%	4.64%	6.23%	4.71%	5.17%	3.99%
$40,000.01—$45,000.00	2.83%	2.60%	2.56%	1.78%	1.83%	1.98%	2.35%	2.47%	2.87%	2.06%	2.56%	1.75%
$45,000.01—$50,000.00	1.14%	1.44%	1.32%	0.73%	0.53%	0.75%	0.54%	0.54%	0.75%	0.70%	0.91%	0.50%
$50,000.01 and greater	1.95%	1.98%	1.35%	0.67%	0.47%	0.78%	0.33%	0.33%	0.62%	0.44%	0.46%	0.26%
Current Principal Balance (% of Aggregate Principal Balance)
$0.01—$5,000.00	0.75%	0.57%	0.33%	0.64%	1.60%	2.94%	2.17%	0.00%	0.13%	0.02%	0.07%	0.17%
$5,000.01—$10,000.00	4.87%	4.45%	2.90%	4.33%	7.16%	7.78%	6.98%	2.96%	3.85%	3.30%	2.18%	3.59%
$10,000.01—$15,000.00	15.64%	15.61%	12.36%	12.64%	14.33%	16.07%	12.85%	13.54%	15.11%	17.08%	12.47%	18.54%
$15,000.01—$20,000.00	25.27%	24.83%	25.21%	25.07%	23.33%	23.96%	25.49%	25.82%	25.20%	25.79%	30.29%	30.31%
$20,000.01—$25,000.00	19.85%	22.43%	24.43%	23.15%	24.07%	21.29%	22.15%	25.74%	21.11%	22.05%	22.33%	21.33%
$25,000.01—$30,000.00	13.53%	14.79%	15.68%	16.78%	15.05%	14.17%	14.74%	16.25%	15.10%	14.74%	15.13%	12.73%
$30,000.01—$35,000.00	9.13%	7.40%	9.27%	10.07%	8.03%	7.18%	8.27%	8.18%	9.53%	8.90%	8.72%	7.05%
$35,000.01—$40,000.00	5.36%	4.30%	4.94%	4.31%	3.93%	3.51%	4.69%	4.44%	5.99%	4.76%	5.07%	3.90%
$40,000.01—$45,000.00	2.74%	2.41%	2.33%	1.66%	1.62%	1.79%	1.96%	2.23%	2.75%	2.18%	2.41%	1.66%
$45,000.01—$50,000.00	1.00%	1.37%	1.27%	0.70%	0.49%	0.65%	0.43%	0.45%	0.64%	0.73%	0.90%	0.45%
$50,000.01 and greater	1.87%	1.83%	1.28%	0.63%	0.39%	0.65%	0.27%	0.29%	0.60%	0.45%	0.41%	0.26%
Original Mileage (% of Aggregate Principal Balance)
0—5,000	35.02%	33.59%	37.18%	34.27%	34.80%	32.28%	35.32%	37.80%	38.16%	36.57%	34.70%	27.72%
5,001—10,000	2.30%	2.27%	2.17%	2.17%	2.13%	2.53%	2.28%	1.99%	1.87%	1.64%	1.75%	1.62%
10,001—15,000	3.60%	3.30%	2.96%	3.07%	2.92%	3.24%	3.01%	2.75%	2.32%	2.26%	2.52%	2.29%
15,001—20,000	4.30%	4.01%	4.00%	3.97%	3.98%	4.55%	4.16%	3.54%	3.32%	2.98%	3.24%	3.18%
20,001—25,000	4.85%	4.76%	4.68%	4.64%	4.44%	5.06%	4.74%	4.10%	3.81%	3.74%	4.04%	3.92%
25,001—30,000	5.17%	5.05%	5.16%	5.33%	5.16%	5.83%	5.71%	5.02%	4.72%	4.62%	5.26%	5.38%
30,001—35,000	5.90%	5.93%	6.40%	6.59%	6.09%	6.65%	6.84%	6.42%	6.32%	6.59%	7.22%	7.20%
35,001—40,000	6.26%	6.58%	7.02%	6.63%	6.14%	6.82%	6.37%	5.77%	5.49%	5.94%	6.95%	7.60%
40,001—45,000	5.26%	5.34%	5.52%	5.43%	4.97%	5.53%	5.04%	4.85%	4.99%	5.15%	6.11%	7.16%
45,001—50,000	4.18%	4.53%	4.40%	4.59%	4.31%	4.59%	4.53%	4.31%	4.37%	4.83%	5.16%	5.85%
50,001 and above	23.18%	24.63%	20.51%	23.32%	25.07%	22.92%	22.00%	23.44%	24.63%	25.68%	23.06%	28.06%

[1]	Includes $1,190,738,462.70 in initial receivables and $221,690,914.16 in subsequent receivables funded on February 11, 2013
[2]	Includes $1,161,261,714.96 in initial receivables and $230,042,632.84 in subsequent receivables funded on April 8, 2013

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2013-1

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2013-1

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2013-1

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2013-2

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2013-2

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2013-2

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2013-3

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2013-3

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2013-3

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2013-4

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2013-4

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2013-4

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2013-5

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2013-5

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2013-5

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2014-1

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2014-1

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2014-1

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2014-2

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2014-2

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2014-2

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2014-3

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2014-3

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2014-3

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2014-4

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2014-4

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2014-4

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2014-5

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2014-5

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2014-5

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2015-1

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2015-1

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2015-1

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2015-2

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2015-2

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2015-2

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2015-3

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2015-3

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2015-3

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2015-4

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2015-4

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2015-4

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2015-5

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2015-5

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2015-5

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2016-1

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2016-1

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2016-1

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2016-2

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2016-2

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2016-2

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2016-3

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2016-3

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2016-3

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2017-1

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2017-1

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2017-1

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2017-2

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2017-2

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2017-2

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2017-3

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2017-3

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2017-3

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2018-1

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2018-1

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2018-1

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2018-2

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2018-2

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2018-2

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2018-3

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2018-3

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2018-3

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

Delinquencies and Cumulative Net Loss(1)(2)(3)

SDART 2018-4

(1)	As of August 31, 2018.
(2)

SC considers a receivable delinquent when an obligor fails to pay the required minimum portion of the scheduled payment by the due date, as determined in accordance with SC’s customary servicing practices. With respect to receivables originated by SC prior to January 1, 2017 and through its “Chrysler Capital” channel, the required minimum payment is 90% of the scheduled payment. With respect to all other receivables originated by SC or acquired by SC from an unaffiliated third-party originator prior to January 1, 2017, the required minimum payment is 50% of the scheduled payment. With respect to receivables originated by SC or acquired by SC from an unaffiliated third-party originator on or after January 1, 2017, the required minimum payment is 90% of the scheduled payment, regardless of which channel the receivable was originated through. In each case, the period of delinquency is based on the number of days payments are contractually past due. See “The Receivables Pool—Delinquencies, Repossessions and Credit Losses” in this prospectus.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

Monthly Prepayment Speed(1)(2)(3)

SDART 2018-4

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart.

Note and Pool Factor(1)(2)(3)

SDART 2018-4

(1)	As of August 31, 2018.
(2)

Pool characteristics will vary from transaction to transaction and investors are encouraged to carefully review the characteristics of the receivables for the transaction represented in the above graph beginning on page A-9 of this prospectus under “Summary Information for Prior Securitized Pools.” Performance may also vary from transaction to transaction, and there can be no assurance that the performance of the prior transactions will correspond to or be an accurate predictor of the performance of the receivables.

(3)

Investors are encouraged to carefully review the information set forth under “Static Pool Information About Certain Previous Securitizations” beginning on page A-1 of this prospectus which contains the underlying historical data used in preparing the above chart. For more information regarding calculation of the Pool Factor and the Note Factor, you should refer to “The Notes—Statements to Noteholders” in this prospectus.

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the sponsor or the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time since the date of this prospectus.

Santander Drive Auto Receivables Trust 2018-5

Issuing Entity

Class A-1 Notes	$219,000,000
Class A-2-A Notes	$220,000,000
Class A-2-B Notes	$60,000,000
Class A-3 Notes	$109,140,000
Class B Notes	$137,380,000
Class C Notes	$169,520,000
Class D Notes	$151,250,000

Santander Drive Auto Receivables LLC

Depositor

Santander Consumer USA Inc.

Sponsor and Servicer

PROSPECTUS

UNDERWRITERS

RBC Capital Markets	J.P. Morgan	SOCIETE GENERALE

Solely with respect to the Class A notes:

BMO Capital Markets	Deutsche Bank Securities	Santander

Until January 14, 2019, which is ninety days following the date of this prospectus, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver this prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.